       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2005
                                                     REGISTRATION NO. 333-
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                          WAMU ASSET ACCEPTANCE CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                           20-2258610
          (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                          1201 THIRD AVENUE, WMT 1706A
                           SEATTLE, WASHINGTON 98101
                                 (206) 554-8838
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              -------------------

                             RICHARD CAREAGA, ESQ.
                       WASHINGTON MUTUAL LEGAL DEPARTMENT
                          1201 THIRD AVENUE, WMT 1706
                           SEATTLE, WASHINGTON 98101
                                 (206) 377-7837
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              -------------------

                                   COPIES TO:
                              MARK R. LEVIE, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                               405 HOWARD STREET
                            SAN FRANCISCO, CA 94105

                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                              -------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

                              -------------------

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                      PROPOSED           PROPOSED
                                                                       MAXIMUM            MAXIMUM          AMOUNT OF
         TITLE OF EACH CLASS OF SECURITIES            AMOUNT TO BE    OFFERING PRICE     AGGREGATE         REGISTRATION
                  TO BE REGISTERED                    REGISTERED      PER UNIT(1)      OFFERING PRICE(1)      FEE
-----------------------------------------------------------------------------------------------------------------------
Mortgage Pass-Through Certificates,                   $1,000,000         100%            $1,000,000          $117.70
Mortgage Trust Certificates
and Mortgage-Backed
Notes
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.

                              -------------------

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

________________________________________________________________________________

                                EXPLANATORY NOTE

    This Registration Statement consists of (i) a basic prospectus, (ii) an illustrative form of prospectus supplement for use in any offering of Mortgage Pass-Through Certificates ('Version 1'), (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates with a specified structure of multiple classes of senior and subordinate certificates ('Version 2'), and (iv) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes ('Version 3').

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS, DATED FEBRUARY 28, 2005

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                          MORTGAGE TRUST CERTIFICATES
                             MORTGAGE-BACKED NOTES
                              (ISSUABLE IN SERIES)

                          WAMU ASSET ACCEPTANCE CORP.
                                   DEPOSITOR

--------------------------------------------------------------------------------

       YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT.

       The prospectus together with the accompanying prospectus supplement will constitute the full prospectus.

--------------------------------------------------------------------------------

THE SECURITIES:

       WaMu Asset Acceptance Corp., as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates, mortgage-backed notes or mortgage trust certificates. Each issue of securities will have its own series designation and will evidence either:

               the ownership of trust fund assets, or

               debt obligations secured by trust fund assets.

THE TRUST FUND AND ITS ASSETS:

       The assets of a trust fund will primarily include any combination of various types of:

               one-to-four-family residential first and junior lien mortgage loans,

               multifamily first and junior mortgage loans,

               commercial first and junior mortgage loans,

               mixed-use residential and commercial first and junior mortgage loans,

               home equity lines of credit,

               cooperative apartment loans, or

               home equity revolving lines of credit, including partial balances of those lines of credit or beneficial interests in those lines of credit.

       The assets of the trust fund may also include mortgage securities, rights to excess servicing fees and whole or partial participations in mortgage loans.

       The assets of the trust fund for a series of securities may also include a financial guaranty insurance policy, pool insurance policies, letters of credit, reserve funds or currency or interest rate exchange agreements or any combination of credit support. Credit enhancement may also be provided by means of subordination of one or more classes of securities, cross-collateralization or by overcollateralization.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 20  .

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    We provide information to you about the offered securities in two separate documents that progressively provide more detail:

      this prospectus, which provides general information, some of which may not apply to your series of securities; and

      the accompanying prospectus supplement, which describes the specific terms of your series of securities.

    You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

    We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

    Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. All of the capitalized terms used in this prospectus are defined in the glossary beginning on page 126 in this prospectus.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
RISK FACTORS...........................    1
DESCRIPTION OF THE TRUST FUNDS.........   10
    Description of the Mortgage Assets
      to be Included in a Trust Fund...   11
    Mortgage Loan Information in
      Prospectus Supplement............   18
DESCRIPTION OF THE PRE-FUNDING ACCOUNT
  FOR THE PURCHASE OF ADDITIONAL
  MORTGAGE LOANS.......................   19
THE DEPOSITOR, THE SERVICER AND CERTAIN
  OTHER TRANSACTION PARTIES............   19
USE OF PROCEEDS........................   20
YIELD AND MATURITY CONSIDERATIONS......   21
    Maturity and Weighted Average
      Life.............................   24
THE DEPOSITOR'S MORTGAGE LOAN PURCHASE
  PROGRAM..............................   26
    Underwriting Standards.............   27
    Qualifications of Originators and
      Mortgage Loan Sellers............   28
    Representations by or on Behalf of
      Mortgage Loan Sellers; Remedies
      for Breach of Representation.....   28
DESCRIPTION OF THE SECURITIES..........   30
    Form of Securities.................   31
    Exchangeable Securities............   35
    Assignment of Trust Fund Assets;
      Review of Files by Trustee.......   37
    Representations and Warranties;
      Repurchases......................   38
    Establishment of Collection
      Account; Deposits to Collection
      Account In Respect of Trust Fund
      Assets...........................   40
    Deposits to Distribution Account...   43
    Distributions on the Securities....   43
    Advances by Servicer in Respect of
      Delinquencies on the Trust Fund
      Assets...........................   46
    Form of Reports to
      Securityholders..................   46
    Collection and Other Servicing
      Procedures Employed by the
      Servicer, Manager, Bond
      Administrator or Certificate
      Administrator....................   47
    Description of Sub-Servicing.......   49
    Procedures for Realization Upon
      Defaulted Mortgage Assets........   50
    Retained Interest; Servicing or
      Administration Compensation and
      Payment of Expenses..............   51
    Annual Evidence as to the
      Compliance of the Servicer.......   52
    Matters Regarding the Servicer and
      the Depositor....................   53
    Events of Default Under the
      Governing Agreement and Rights
      Upon Events of Default...........   53

                                         PAGE
                                         ----
    Amendment of the Governing
      Agreements.......................   56
    Termination of the Trust Fund and
      Disposition of Trust Fund
      Assets...........................   57
    Optional Purchase of Defaulted
      Mortgage Loans...................   58
    Duties of the Trustee..............   58
    Description of the Trustee.........   59
DESCRIPTION OF CREDIT SUPPORT..........   59
    Subordination......................   60
    Letter of Credit...................   61
    Mortgage Pool Insurance Policy.....   62
    Special Hazard Insurance Policy....   63
    Bankruptcy Bond....................   65
    Fraud Bond.........................   65
    Financial Guarantee Insurance......   65
    Reserve Fund.......................   66
    Overcollateralization..............   66
    Cross-Support Features.............   66
OTHER FINANCIAL OBLIGATIONS RELATED TO
  THE SECURITIES.......................   66
    Swaps and Yield Supplement
      Agreements.......................   66
    Purchase Obligations...............   67
DESCRIPTION OF PRIMARY INSURANCE
  POLICIES.............................   68
    Primary Mortgage Insurance
      Policies.........................   68
    Primary Hazard Insurance
      Policies.........................   68
    FHA Insurance......................   69
    VA Guarantees......................   72
LEGAL ASPECTS OF MORTGAGE ASSETS.......   72
    Mortgage Loans.....................   73
    Cooperative Loans..................   73
    Foreclosure on Mortgages...........   74
    Foreclosure on Mortgaged Properties
      Located in the Commonwealth of
      Puerto Rico......................   76
    Foreclosure on Cooperative
      Shares...........................   76
    Rights of Redemption with Respect
      to Mortgage Loans................   77
    Anti-Deficiency Legislation and
      Other Limitations on Lenders.....   77
    Cooperative Loans..................   79
    Junior Mortgages...................   79
    Home Equity Line of Credit Loans...   79
    Enforceability of Due-on-Sale
      Clauses..........................   79
    Prepayment Charges and
      Prepayments......................   80
    Leases and Rents...................   80
    Subordinate Financing..............   80
    Applicability of Usury Laws........   81
    Alternative Mortgage Instruments...   81
    Servicemembers Civil Relief Act....   82
    Environmental Legislation..........   82

                                         PAGE
                                         ----
    Forfeitures in Drug and RICO
      Proceedings......................   83
    Negative Amortization Loans........   83
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES.........................   84
    General............................   84
    REMICs.............................   84
    Taxation of Owners of REMIC Regular
      Certificates.....................   86
    Taxation of Owners of REMIC
      Residual Certificates............   92
    Matters Relevant to Holders of All
      REMIC Certificates...............   98
    Withholding Regulations............  102
    Notes..............................  103
    Grantor Trust Funds................  103
    Partnership Trust Funds............  111
    Tax Return Disclosure and Investor
      List Requirements................  116
STATE AND OTHER TAX CONSEQUENCES.......  116

                                         PAGE
                                         ----
ERISA CONSIDERATIONS...................  116
    Plan Asset Regulation..............  117
    Underwriter's and WCC Exemption....  117
    Other Exemptions...................  120
    Insurance Company General
      Accounts.........................  121
    Representations from Investing
      Plans............................  121
    Tax-Exempt Plan Investors..........  122
    Consultation with Counsel..........  122
LEGAL INVESTMENT.......................  122
METHODS OF DISTRIBUTION................  124
LEGAL MATTERS..........................  125
FINANCIAL INFORMATION..................  125
RATINGS................................  125
AVAILABLE INFORMATION..................  125
INCORPORATION OF CERTAIN INFORMATION BY
  REFERENCE............................  126
GLOSSARY...............................  127

                                  RISK FACTORS

    THE OFFERED SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE THE OFFERED SECURITIES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THE SECURITIES.

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF THE OFFERED SECURITIES AS WELL AS THE ADDITIONAL RISK FACTORS IN THE PROSPECTUS SUPPLEMENT RELATED TO YOUR SECURITY:

THE SECURITIES WILL HAVE LIMITED                  There can be no assurance that a resale market for the
LIQUIDITY SO INVESTORS MAY BE UNABLE TO           securities of any series will develop following the issuance
SELL THEIR SECURITIES OR MAY BE FORCED TO         and sale of any series of securities. Even if a resale
SELL THEM AT A DISCOUNT FROM THEIR                market does develop, it may not provide securityholders
INITIAL OFFERING PRICE                            with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter
                                                  specified in the prospectus supplement intends to establish a secondary market in the securities, however no
                                                  underwriter will be obligated to do so. As a result, any
                                                  resale prices that may be available for any offered security in any market that may develop may be at a discount
                                                  from the initial offering price. The offered securities will not be listed on any securities exchange.

CREDIT SUPPORT MAY BE LIMITED; THE FAILURE OF     Credit support is intended to reduce the effect of
CREDIT SUPPORT TO COVER LOSSES ON THE TRUST FUND  delinquent payments or losses on the underlying trust fund
ASSETS WILL RESULT IN LOSSES ALLOCATED TO THE     assets on those classes of securities that have the benefit
RELATED SECURITIES                                of the credit support. With respect to each series of
                                                  securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit
                                                  support provided, the amount of coverage will usually be
                                                  limited in amount and in most cases will be subject to
                                                  periodic reduction in accordance with a schedule or formula.
                                                  Furthermore, credit support may provide only very limited
                                                  coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the trust fund assets exceed the amount of
                                                  coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or
                                                  specific classes of the related securities. See 'Description of Credit Support.'

THE TYPES OF MORTGAGE LOANS INCLUDED IN THE       The securities will be directly or indirectly backed by
TRUST FUND RELATED TO YOUR SECURITIES MAY BE      mortgage loans. Some types of mortgage loans included in the
ESPECIALLY PRONE TO DEFAULTS WHICH MAY EXPOSE     trust fund may have a greater likelihood of delinquency and
YOUR SECURITIES TO GREATER LOSSES                 foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any
                                                  resulting losses, to the extent not covered by credit
                                                  support, will be allocated to the related securities in the manner described in the related prospectus supplement and
                                                  consequently would adversely affect the yield to maturity on those securities. The depositor cannot

                                                  assure you that the values of the mortgaged
                                                  properties have remained or will remain at the
                                                  appraised values on the dates of origination of the
                                                  related mortgage loans. The prospectus supplement
                                                  for each series of securities will describe the
                                                  mortgage loans which are to be included in the
                                                  trust fund related to your security and risks
                                                  associated with those mortgage loans which you
                                                  should carefully consider in connection with the
                                                  purchase of your security.

FORECLOSURE OF MORTGAGE LOANS MAY RESULT IN       Even assuming that the mortgaged properties provide
LIMITATIONS OR DELAYS IN RECOVERY AND LOSSES      adequate security for the mortgage loans,
ALLOCATED TO THE RELATED SECURITIES               substantial delays can be encountered in connection
                                                  with the liquidation of defaulted mortgage loans
                                                  and corresponding delays in the receipt of related
                                                  proceeds by the securityholders could occur. An
                                                  action to foreclose on a mortgaged property
                                                  securing a mortgage loan is regulated by state
                                                  statutes, rules and judicial decisions and is
                                                  subject to many of the delays and expenses of other
                                                  lawsuits if defenses or counterclaims are
                                                  interposed, sometimes requiring several years to
                                                  complete. In several states an action to obtain a
                                                  deficiency judgment is not permitted following a
                                                  nonjudicial sale of a mortgaged property. In the
                                                  event of a default by a mortgagor, these
                                                  restrictions may impede the ability of the servicer
                                                  to foreclose on or sell the mortgaged property or
                                                  to obtain liquidation proceeds sufficient to repay
                                                  all amounts due on the related mortgage loan. The
                                                  servicer will be entitled to deduct from
                                                  liquidation proceeds all expenses incurred in
                                                  attempting to recover amounts due on the related
                                                  liquidated mortgage loan and not yet repaid,
                                                  including payments to prior lienholders, accrued
                                                  servicing fees, ancillary fees, legal fees and
                                                  costs of legal action, real estate taxes,
                                                  maintenance and preservation expenses, monthly
                                                  advances and servicing advances. If any mortgaged
                                                  properties fail to provide adequate security for
                                                  the mortgage loans in the trust fund related to
                                                  your security and insufficient funds are available
                                                  from any applicable credit support, you could
                                                  experience a loss on your investment.

                                                  Liquidation expenses with respect to defaulted
                                                  mortgage loans do not vary directly with the
                                                  outstanding principal balance of the loan at the
                                                  time of default. Therefore, assuming that a
                                                  servicer takes the same steps in realizing upon a
                                                  defaulted mortgage loan having a small remaining
                                                  principal balance as it would in the case of a
                                                  defaulted mortgage loan having a larger principal
                                                  balance, the amount realized after expenses of
                                                  liquidation would be less as a percentage of the
                                                  outstanding principal balance of the smaller
                                                  principal balance mortgage loan than would be the
                                                  case with a larger principal balance loan.

MORTGAGED PROPERTIES ARE SUBJECT TO               Under various federal, state and local
ENVIRONMENTAL RISKS AND THE COST OF               environmental laws, ordinances and regulations, a
ENVIRONMENTAL CLEAN-UP MAY INCREASE LOSSES ON     current or previous owner of real property may be
THE RELATED MORTGAGE LOANS                        liable for the costs of removal or remediation of
                                                  hazardous or toxic substances on, under or in the
                                                  property. These laws often impose liability whether

                                                  or not the owner or operator knew of, or was
                                                  responsible for, the presence of the hazardous or
                                                  toxic substances. A lender also risks liability on
                                                  foreclosure of the mortgage on the property. In
                                                  addition, the presence of hazardous or toxic
                                                  substances, or the failure to properly remediate
                                                  the property, may adversely affect the owner's or
                                                  operator's ability to sell the property. Although
                                                  the incidence of environmental contamination of
                                                  residential properties is less common than that for
                                                  commercial properties, some mortgage loans
                                                  contained in a trust fund could be secured by
                                                  mortgaged properties in violation of environmental
                                                  laws, ordinances or regulations. The servicer is
                                                  generally prohibited from foreclosing on a
                                                  mortgaged property unless it has taken adequate
                                                  steps to ensure environmental compliance with
                                                  respect to the mortgaged property. However, if the
                                                  servicer errs and forecloses on mortgaged property
                                                  that is subject to environmental law violations, or
                                                  to the extent a mortgage loan seller does not
                                                  provide adequate representations and warranties
                                                  against environmental law violations, or is unable
                                                  to honor its obligations, including the obligation
                                                  to repurchase a mortgage loan upon the breach of a
                                                  representation or warranty, a trust fund could
                                                  experience losses which, to the extent not covered
                                                  by credit support, could adversely affect the yield
                                                  to maturity on the related securities.

THE RATINGS OF YOUR SECURITIES MAY BE LOWERED OR  It is a condition to the issuance of the securities
WITHDRAWN WHICH MAY ADVERSELY AFFECT THE          that each series of securities be rated in one of
LIQUIDITY OR MARKET VALUE OF YOUR SECURITY        the four highest rating categories by a nationally
                                                  recognized statistical rating agency. A security
                                                  rating is not a recommendation to buy, sell or hold
                                                  securities and may be subject to revision or
                                                  withdrawal at any time. No person is obligated to
                                                  maintain the rating on any security, and
                                                  accordingly, there can be no assurance to you that
                                                  the ratings assigned to any security on the date on
                                                  which the security is originally issued will not be
                                                  lowered or withdrawn by a rating agency at any time
                                                  thereafter. The rating(s) of any series of
                                                  securities by any applicable rating agency may be
                                                  lowered following the initial issuance of the
                                                  securities as a result of factors that the rating
                                                  agency considers significant, such as the
                                                  downgrading of the obligations of any applicable
                                                  credit support provider, or as a result of losses
                                                  on the related mortgage assets in excess of the
                                                  levels contemplated by the rating agency at the
                                                  time of its initial rating analysis. Neither the
                                                  depositor, the servicer nor any of their respective
                                                  affiliates will have any obligation to replace or
                                                  supplement any credit support, or to take any other
                                                  action to maintain any rating(s) of any series of
                                                  securities. If any rating is revised or withdrawn,
                                                  the liquidity or the market value of your security
                                                  may be adversely affected.

FAILURE OF THE MORTGAGE LOAN SELLER TO            Each mortgage loan seller will have made
REPURCHASE OR REPLACE A MORTGAGE LOAN MAY RESULT  representations and warranties in respect of the
IN LOSSES ALLOCATED TO THE RELATED SECURITIES     mortgage loans sold by the mortgage loan seller and
                                                  related to a series of securities. In the event of
                                                  a breach of a mortgage loan

                                                  seller's representation or warranty that materially
                                                  adversely affects the interests of the
                                                  securityholders or the trust fund in a mortgage
                                                  loan, the related mortgage loan seller will be
                                                  obligated to cure the breach or repurchase or, if
                                                  permitted, replace the mortgage loan as described
                                                  under 'The Depositor's Mortgage Loan Purchase
                                                  Program -- Representations by or on Behalf of
                                                  Mortgage Loan Sellers; Remedies for Breach of
                                                  Representation.' However, there can be no assurance
                                                  that a mortgage loan seller will honor its
                                                  obligation to cure, repurchase or, if permitted,
                                                  replace any mortgage loan as to which a breach of a
                                                  representation or warranty arises. A mortgage loan
                                                  seller's failure or refusal to honor its repurchase
                                                  obligation could lead to losses that, to the extent
                                                  not covered by credit support, may adversely affect
                                                  the yield to maturity of the related securities.

                                                  When a mortgage loan seller is unable, or disputes
                                                  its obligation, to repurchase affected mortgage
                                                  loans from the trust fund, the servicer or, if
                                                  multiple servicers, a designated servicer, or the
                                                  depositor may negotiate and enter into one or more
                                                  settlement agreements with the mortgage loan seller
                                                  that could provide for the purchase of only a
                                                  portion of the affected mortgage loans. Any
                                                  settlement could lead to losses on the mortgage
                                                  loans which would be borne by the related
                                                  securities. Unless otherwise stated in the
                                                  prospectus supplement, the depositor will not be
                                                  obligated to purchase a mortgage loan if a mortgage
                                                  loan seller defaults on its obligation to do so,
                                                  and no assurance can be given that the mortgage
                                                  loan sellers will carry out their repurchase
                                                  obligations. In no event will any other transaction
                                                  party be obligated to purchase any mortgage loan
                                                  except in its capacity as a mortgage loan seller. A
                                                  default by a mortgage loan seller is not a default
                                                  by the depositor or by the servicer. Any mortgage
                                                  loan not so repurchased or substituted for shall
                                                  remain in the related trust fund and any related
                                                  losses shall be allocated to the related credit
                                                  support, to the extent available, and otherwise to
                                                  one or more classes of the related series of
                                                  securities.

                                                  All of the representations and warranties of a
                                                  mortgage loan seller in respect of a mortgage loan
                                                  generally will have been made as of the date on
                                                  which the mortgage loan was purchased from the
                                                  mortgage loan seller by or on behalf of the
                                                  depositor which will be a date prior to the date of
                                                  initial issuance of the related series of
                                                  securities. A substantial period of time may have
                                                  elapsed between the date as of which the
                                                  representations and warranties were made and the
                                                  later date of initial issuance of the related
                                                  series of securities. Accordingly, the mortgage
                                                  loan seller's repurchase obligation, or, if
                                                  specified in the related prospectus supplement,
                                                  limited replacement option, will not arise if,
                                                  during the period after the date of sale by the
                                                  mortgage loan seller, an event occurs that would
                                                  have given rise to a repurchase

                                                  obligation had the event occurred prior to sale of
                                                  the affected mortgage loan. The occurrence of
                                                  events during this period that are not covered by a
                                                  mortgage loan seller's repurchase obligation could
                                                  lead to losses that, to the extent not covered by
                                                  credit support, may adversely affect the yield to
                                                  maturity of the related securities.

THE YIELD TO MATURITY ON YOUR SECURITIES WILL     The timing of principal payments on the securities
DEPEND ON A VARIETY OF FACTORS INCLUDING          of a series will be affected by a number of
PREPAYMENTS                                       factors, including the following:

                                                     the extent of prepayments on the underlying
                                                     assets in the trust fund;

                                                     how payments of principal are allocated among
                                                     the classes of securities of that series as
                                                     specified in the related prospectus supplement;

                                                     if any party has an option to terminate the
                                                     related trust fund early, the effect of the
                                                     exercise of the option;

                                                     the rate and timing of defaults and losses on
                                                     the assets in the related trust fund;

                                                     repurchases of assets in the related trust fund
                                                     as a result of material breaches of representations
                                                     and warranties made by the depositor or mortgage
                                                     loan seller; and

                                                     with respect to a trust fund containing home
                                                     equity revolving credit loans, additional draws on
                                                     under the related credit line agreements.

                                                  Prepayments on mortgage loans are influenced by a
                                                  number of factors, including prevailing mortgage
                                                  market interest rates, local and regional economic
                                                  conditions and homeowner mobility. The rate of
                                                  prepayment of the mortgage loans included in or
                                                  underlying the assets in each trust fund may affect
                                                  the yield to maturity of the securities. In
                                                  general, if you purchase a class of offered
                                                  securities at a price higher than its outstanding
                                                  principal balance and principal distributions on
                                                  your class occur faster than you anticipate at the
                                                  time of purchase, the yield will be lower than you
                                                  anticipate. Conversely, if you purchase a class of
                                                  offered securities at a price lower than its
                                                  outstanding principal balance and principal
                                                  distributions on that class occur more slowly than
                                                  you anticipate at the time of purchase, the yield
                                                  will be lower than you anticipate.

                                                  To the extent amounts in any pre-funding account
                                                  have not been used to purchase additional mortgage
                                                  loans, holders of the related securities may
                                                  receive an additional prepayment.

                                                  The yield to maturity on the types of classes of
                                                  securities, including securities that are entitled
                                                  to principal distributions only or interest
                                                  distributions only, securities as to which all or a
                                                  portion of accrued interest will not be distributed
                                                  but rather added to the principal balance of the

                                                  security, and securities with an interest rate
                                                  which fluctuates inversely with an index, may be
                                                  relatively more sensitive to the rate of prepayment
                                                  on the related mortgage loans than other classes of
                                                  securities and, if applicable, to the occurrence of
                                                  an early retirement of the securities. The
                                                  prospectus supplement for a series will set forth
                                                  the related classes of securities that may be more
                                                  sensitive to prepayment rates.

                                                  See 'Yield and Maturity Considerations' in this
                                                  prospectus.

THE EXERCISE OF AN OPTIONAL TERMINATION RIGHT     The prospectus supplement for each series of
WILL AFFECT THE YIELD TO MATURITY ON THE RELATED  securities will identify the party or parties that
SECURITIES                                        may, at its option, purchase the assets of the
                                                  related trust fund if the aggregate principal
                                                  balance of the mortgage loans and other trust fund
                                                  assets in the trust fund for that series is less
                                                  than the percentage specified in the related
                                                  prospectus supplement of the aggregate principal
                                                  balance of the outstanding mortgage loans and other
                                                  trust fund assets at the cut-off date for that
                                                  series. The exercise of this option to terminate
                                                  will result in the early retirement of the
                                                  securities of that series. The prospectus
                                                  supplement for each series of securities will state
                                                  the price to be paid by the terminating party and
                                                  the amounts that the holders of the securities will
                                                  be entitled to receive upon early retirement.

                                                  In addition to the repurchase of the assets in the
                                                  related trust fund as described in the paragraph
                                                  above, the related prospectus supplement may
                                                  describe the right that a holder of a non-offered
                                                  class of securities will have, solely at its
                                                  discretion, to terminate the related trust fund on
                                                  any distribution date after the 12th distribution
                                                  date following the date of initial issuance of the
                                                  related series of securities and until the date as
                                                  the option to terminate as described in the
                                                  paragraph above becomes exercisable. The exercise
                                                  of this option will result in the early retirement
                                                  of the securities of the series. The holder of this
                                                  right will not be an affiliate of the servicer or
                                                  depositor. Any call of this type will be of the
                                                  entire trust fund at one time; multiple calls with
                                                  respect to any series of securities will not be
                                                  permitted. In this case, the holder of the call
                                                  must remit to the trustee for distribution to the
                                                  holders of the related securities a price equal to
                                                  100% of the principal balance of the securities as
                                                  of the day of the purchase plus accrued interest at
                                                  the applicable interest rate during the related
                                                  period on which interest accrues on those
                                                  securities. If funds equal to the call price are
                                                  not deposited with the related trustee, the
                                                  securities will remain outstanding. No consent or
                                                  other action by securityholders will be required.
                                                  In addition, in the case of a trust fund for which
                                                  a REMIC election or elections have been made, the
                                                  termination will constitute a 'qualified
                                                  liquidation' under Section 860F of the Internal
                                                  Revenue Code. In connection with this call, the
                                                  final payment to

                                                  the securityholders will be made upon surrender of
                                                  the related securities to the trustee. No other
                                                  action by securityholders will be required in
                                                  connection with the final payment, and once the
                                                  securities have been surrendered and paid in full,
                                                  there will not be any continuing obligation of the
                                                  trust to the securityholders.

                                                  A trust fund may also be terminated and the
                                                  certificates retired upon the determination of the
                                                  depositor, bond administrator or trustee, as
                                                  applicable, based upon an opinion of counsel, that
                                                  the REMIC status of the trust fund has been lost or
                                                  that a substantial risk exists that the REMIC
                                                  status will be lost for the then current tax year.

                                                  The termination of a trust fund and the early
                                                  retirement of securities by any party would
                                                  decrease the average life of the securities and may
                                                  adversely affect the yield to maturity of some or
                                                  all classes of the related securities.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY        Federal and state laws, public policy and general
RESULT IN LOSSES ON THE MORTGAGE LOANS AND THE    principles of equity relating to the protection of
SECURITIES BACKED BY THOSE MORTGAGE LOANS         consumers, unfair and deceptive practices and debt
                                                  collection practices:

                                                     regulate interest rates and other charges on
                                                     mortgage loans;

                                                     require specific disclosures to borrowers;

                                                     require licensing of originators; and

                                                     regulate generally the origination, servicing
                                                     and collection process for the mortgage loans.

                                                  Depending on the specific facts and circumstances
                                                  involved, violations may limit the ability of a
                                                  trust fund to collect all or a part of the
                                                  principal of or interest on the mortgage loans, may
                                                  entitle the borrower to a refund of amounts
                                                  previously paid and could result in liability for
                                                  damages and administrative enforcement against the
                                                  originator or an assignee of the originator, like a
                                                  trust fund, or the initial servicer or a subsequent
                                                  servicer, as the case may be. In particular, it is
                                                  possible that mortgage loans included in a trust
                                                  fund will be subject to the Home Ownership and
                                                  Equity Protection Act of 1994 ('HOEPA'). HOEPA adds
                                                  additional provisions to Regulation Z, the
                                                  implementing regulation of the Federal
                                                  Truth-In-Lending Act. These provisions impose
                                                  additional disclosure and other requirements on
                                                  creditors with respect to nonpurchase money
                                                  mortgage loans with interest rates or origination
                                                  costs in excess of prescribed levels. The
                                                  provisions of HOEPA apply to mortgage loans
                                                  included in a trust fund that were originated on or
                                                  after October 1, 1995. These provisions can impose
                                                  specific statutory liabilities upon creditors who
                                                  fail to comply with their provisions and may affect
                                                  the enforceability of the related loans. In
                                                  addition, any assignee of the creditor, like a
                                                  trust fund, would generally be subject to all
                                                  claims and defenses that the consumer could assert
                                                  against the

                                                  creditor, including the right to rescind the
                                                  mortgage loan. Class action lawsuits under HOEPA
                                                  have been brought naming as defendants
                                                  securitization trusts like the trust funds
                                                  described in this prospectus.

                                                  The mortgage loan seller will represent that all
                                                  applicable federal and state laws were complied
                                                  with in connection with the origination of the
                                                  mortgage loans. If there is a breach of a
                                                  representation that materially and adversely
                                                  affects the interest of the trust fund, the
                                                  mortgage loan seller will be obligated to purchase
                                                  the affected mortgage loan or to substitute a
                                                  qualifying replacement mortgage loan into the
                                                  related trust fund. If the mortgage loan seller
                                                  fails to repurchase or substitute, a trust fund
                                                  could experience losses which, to the extent not
                                                  covered by credit support, could adversely affect
                                                  the yield to maturity on the related securities.
                                                  See 'Legal Aspects of Mortgage Assets.'

MODIFICATION OF A MORTGAGE LOAN BY THE SERVICER   If a mortgage asset is in default or default is
MAY REDUCE THE YIELD ON THE RELATED SECURITIES    reasonably foreseeable, the servicer for the trust
                                                  fund or the underlying Mortgage Security, if it
                                                  determines that modification of the mortgage asset
                                                  could reasonably be expected to result in
                                                  collections and other recoveries for that mortgage
                                                  asset in excess of the liquidation proceeds that
                                                  would be recovered upon foreclosure of, or other
                                                  realization upon, that mortgage asset, may permit
                                                  modifications of the mortgage asset rather than
                                                  proceeding with foreclosure. Modification may have
                                                  the effect of reducing the interest rate on the
                                                  mortgage asset, forgiving the payment of principal
                                                  or interest or extending the final maturity date of
                                                  the mortgage asset. Any modified mortgage asset
                                                  retained in the related trust fund may result in
                                                  reduced collections from that mortgage asset and,
                                                  to the extent not covered by the related credit
                                                  support, reduced distributions on one or more
                                                  classes of the related securities. Any mortgage
                                                  asset modified to extend the final maturity of the
                                                  mortgage asset may result in extending the final
                                                  maturity of one or more classes of the related
                                                  securities. See 'Collection and Other Servicing
                                                  Procedures Employed by the Servicer.'

                                                  The pooling and servicing agreement permits the
                                                  servicer to deliver to a lender an assignment of
                                                  mortgage and the related endorsed mortgage note in
                                                  connection with a refinance of the related
                                                  mortgaged property. As a result, it is possible to
                                                  refinance a mortgage loan through modification of
                                                  an existing mortgage note, reducing the costs and
                                                  documentation burden of the refinancing. The
                                                  depositor and its affiliates do not have
                                                  substantial experience with this method of
                                                  financing except in states, such as New York, in
                                                  which it is the usual standard of practice of
                                                  mortgage lending. It is unknown to what extent, if
                                                  any, the availability of refinancing through this
                                                  mechanism may affect the rate at which prepayments
                                                  on the mortgage loans would otherwise occur.

INSOLVENCY OF A MORTGAGE LOAN SELLER OR AN        The depositor is a wholly-owned subsidiary of
AFFILIATE OF THE DEPOSITOR MAY RESULT IN LOSSES   Washington Mutual Bank, FA. The depositor and
ON THE SECURITIES                                 Washington Mutual Bank, FA have taken steps to
                                                  minimize the risk that in the event Washington
                                                  Mutual Bank, FA or an affiliate of Washington
                                                  Mutual Bank, FA were to become the subject of a
                                                  receivership, conservatorship, bankruptcy, or other
                                                  insolvency proceeding, a court would order that the
                                                  assets and liabilities of the depositor be
                                                  substantively consolidated with those of Washington
                                                  Mutual Bank, FA or its affiliate. The depositor is
                                                  a separate corporation. The organizational
                                                  documents of the depositor provide that it shall
                                                  not commence a voluntary bankruptcy case without
                                                  the unanimous affirmative vote of all of its
                                                  directors, although this provision may not be
                                                  enforceable. Nevertheless, if a party in interest
                                                  asserted that the depositor's assets and
                                                  liabilities should be consolidated with those of
                                                  Washington Mutual Bank, FA or an affiliate, delays
                                                  in payments on the securities could result. If the
                                                  court ordered that the assets and liabilities of
                                                  the depositor be consolidated with those of
                                                  Washington Mutual Bank, FA or such affiliate, there
                                                  could be delays or reductions in payments on the
                                                  securities.

                                                  The transfers of mortgage assets by the mortgage
                                                  loan sellers to the depositor will be structured as
                                                  valid sales and assignments of such mortgage assets
                                                  to the depositor. Nonetheless, if a mortgage loan
                                                  seller were to become the subject of a
                                                  receivership, conservatorship, bankruptcy, or other
                                                  insolvency proceeding, and a party in interest
                                                  (including the mortgage loan seller itself) were to
                                                  take the position that the sale of the mortgage
                                                  assets by such mortgage loan seller to the
                                                  depositor should be recharacterized as the grant of
                                                  a security interest in such mortgage assets to
                                                  secure a borrowing of the mortgage loan seller,
                                                  delays in payments on the securities could result.
                                                  If a court were to adopt that position, then delays
                                                  or reductions in payments on the securities could
                                                  result.

                         DESCRIPTION OF THE TRUST FUNDS

    The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of:

          a segregated pool of various types of first and junior lien mortgage loans, construction loans, cooperative apartment loans, home equity revolving lines of credit (including partial balances of those lines of credit or beneficial interests in those lines of credit as are subject to the related agreement governing the trust fund), or Mortgage Securities;

          amounts on deposit in the distribution account, pre-funding account, if applicable, or any other account maintained for the benefit of the securityholders;

          property acquired on behalf of securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received on the property;

          the rights of the depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies to be included in the trust fund, each as described under 'Description of Primary Insurance Policies';

          the rights of the depositor under the agreement or agreements under which it acquired the mortgage loans to be included in the trust fund;

          the rights of the trustee in any cash advance reserve fund or surety bond to be included in the trust fund, each as described under ' -- Advances by Servicer in Respect of Delinquencies on the Trust Fund Assets'; and

          any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, fraud bond, financial guarantee insurance policy, reserve fund, currency or interest rate exchange agreement or guarantee, each as described under 'Description of Credit Support.'

    The mortgage loans may be mortgage loans that have been consolidated and/or have had various terms changed, mortgage loans that have been converted from adjustable rate loans to fixed rate loans, or construction loans which have been converted to permanent loans. If so stated in the prospectus supplement, if a mortgage loan is a modified loan, references to origination typically shall refer to the date of modification.

    If specified in the accompanying prospectus supplement, the trust underlying a series of securities may include Mortgage Securities. The Mortgage Securities may have been issued previously by the depositor or an affiliate of the depositor, a financial institution, another entity engaged in the business of mortgage lending or a limited purpose entity organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts. As specified in the accompanying prospectus supplement, the Mortgage Securities will primarily be similar to the offered securities. If any of the Mortgage Securities in a trust fund are Agency Securities, such Agency Securities may have been guaranteed and/or issued by Ginnie Mae, Freddie Mac, or Fannie Mae. As to any series of securities, the accompanying prospectus supplement will include a description of the Mortgage Securities and any related credit enhancement, and the mortgage loans underlying those Mortgage Securities will be described together with any other mortgage loans included in the mortgage pool relating to that series. As to any series of securities, as used in this prospectus a trust fund includes the related mortgage loans underlying any Mortgage Securities. Any Mortgage Securities underlying any security (i) either (a) will have been previously registered under the Securities Act of 1933, as amended, or (b) will be eligible for sale under Rule 144(k) under the Securities Act of 1933, as amended; and (ii) will be acquired in secondary market transactions from persons other than the depositor or its affiliates. Alternatively, if the Mortgage Securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the Mortgage Securities will be registered under the Securities Act of 1933, as amended, at the same time as the securities. For any series of securities backed by Mortgage Securities, the entity that administers the Mortgage Securities may be referred to as the manager, bond administrator or certificate administrator, if stated in the accompanying prospectus supplement. References in this prospectus to Advances to be made and other actions to be taken by the servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the Mortgage Securities. Each security will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

    To the extent specified in the related prospectus supplement, a portion of the interest received on a mortgage loan may not be included in the trust for that series. Instead, the retained interest will be retained by or payable to the originator, servicer or seller (or a designee of one of the foregoing) of the loan, free and clear of the interest of securityholders under the related agreement.

DESCRIPTION OF THE MORTGAGE ASSETS TO BE INCLUDED IN A TRUST FUND

    Each mortgage asset will be originated by a person other than the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased by the depositor, either directly or through its affiliates, from Washington Mutual Bank, FA, the parent of the depositor, and its affiliates or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Federal Deposit Insurance Corporation and other mortgage loan originators or sellers not affiliated with the depositor. Each seller of mortgage assets will be referred to in this prospectus and the related prospectus supplement as a mortgage loan seller. The mortgage assets acquired by the depositor will have been originated in accordance with the underlying criteria described in this prospectus under 'The Depositor's Mortgage Loan Purchase Program -- Underwriting Standards' or in the prospectus supplement. All mortgage assets to be included in a trust fund as of the closing date will have been purchased by the depositor on or before the date of initial issuance of the related securities. However, in the case of pre-funding, the agreement governing the trust fund may provide for the transfer by the mortgage loan seller of additional mortgage assets to the related trust fund after the date of initial issuance of the securities. See 'Description of the Pre-Funding Account for the Purchase of Additional Mortgage Loans.'

    The mortgage assets included in a trust fund will be evidenced by a promissory note or contract, referred to in this prospectus as a mortgage note, and may be secured by any of the following:

          first or junior liens on one-to-four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Loans secured by this type of property are referred to in this prospectus as single-family loans and may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement;

          first or junior liens secured by shares in a private cooperative housing corporation that give the owner of the shares the right to occupy a particular dwelling unit in the cooperative;

          rental apartments or projects, including apartment buildings owned by cooperative housing corporations, containing five or more dwelling units. The multifamily properties may include high-rise, mid-rise or garden apartments. Loans secured by this type of property may be conventional loans or FHA-insured loans as specified in the related prospectus supplement;

           properties consisting of mixed residential and commercial structures;

          commercial properties including office buildings, retail buildings and a variety of other commercial properties as may be described in the related prospectus supplement; provided, however, that no more than 10% of the assets of a trust fund, by original principal balance of the pool, will be secured by these types of commercial properties;

          leasehold interests in residential properties, the title of which is held by third party lessors;

           manufactured homes that are permanently affixed to their site; or

          real property acquired upon foreclosure or comparable conversion of the mortgage loans included in a trust fund.

    Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event of a delinquency and foreclosure, that are greater than similar risks associated with single-family property. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor. Thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the related property to produce income. Thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of a single-family property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

    The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants, as well as the liquidation value of such property, may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both. The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants. Commercial mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any commercial or multifamily mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

           changes in general or local economic conditions and/or specific industry segments;

           declines in real estate values;

           declines in rental or occupancy rates;

           increases in interest rates, real estate tax rates and other operating expenses;

           changes in governmental rules, regulations and fiscal policies, including environmental legislation;

           acts of God; and

           other factors beyond the control of the servicer.

    Commercial and multifamily mortgage loans that are included in any trust fund may be nonrecourse loans or loans for which borrower recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the mortgage loan. With respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the related mortgaged property.

    The term of any leasehold interest that secures a mortgage loan will generally exceed the term of the related mortgage note by at least five years.

    The manufactured homes securing the mortgage loans will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a manufactured home as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.'

    The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The mortgaged properties may include vacation, second and nonowner occupied homes.

    The mortgage assets to be included in a trust fund will be any one of the following types of mortgage assets:

          Fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

          Fully amortizing mortgage loans with an interest rate that adjusts periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

          ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

          ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

          Fully amortizing mortgage loans with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing or decreasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

          Fixed interest rate mortgage loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;

          Mortgage loans that provide for a line of credit under which amounts may be advanced to the borrower from time to time including home equity revolving credit loans;

          Fixed interest rate mortgage loans that provide that the interest may increase upon default, which increased rate may be subject to adjustment and may or may not convert back to the original fixed interest rate upon cure of the default;

          Fixed interest rate mortgage loans that provide for increases or reductions in the interest rate, and corresponding monthly payment, during the first 36, 60, 84 or 120 months (or other specified period) of the term of the mortgage loan;

          Limited documentation or no documentation mortgage loans;

          Pledged Asset Mortgage Loans;

          Previously issued Mortgage Securities;

          'Re-performing loans,' which term includes previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan, and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired by the depositor from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears; and

          Another type of mortgage loan described in the related prospectus supplement.

    Each single-family loan having a loan-to-value ratio at origination in excess of 80% may be required to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan as to at least the amount of the mortgage loan exceeding 75% of the value of the mortgaged property at origination. This type of insurance will remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See 'Description of Primary Insurance Policies -- Primary Mortgage Insurance Policies.'

    A mortgaged property may have been subject to secondary financing at origination of the mortgage loan, but, unless otherwise specified in the related prospectus supplement, the total amount of primary and secondary financing at the time of origination of the mortgage loan did not, to the mortgage loan seller's knowledge, produce a combined loan-to-value ratio in excess of 150%. The trust fund may contain mortgage loans secured by junior liens, and the related senior lien may not be included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior mortgage loan. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans. See 'Legal Aspects of Mortgage Assets -- Foreclosure on Mortgages.'

    The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, or, in the case of a home equity line of credit loan, the maximum principal amount which may be advanced over the term of the loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single-family property or cooperative unit is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) if the mortgaged property is being purchased in conjunction with the origination of the mortgage loan the sales price for the property.

    The underwriting standards of the mortgage loan originator or mortgage loan seller may require an internal review of the appraisal (a 'review appraisal') used to determine the loan-to-value of a mortgage loan which may be performed by underwriters rather than a licensed appraiser. Where the review appraisal results in a valuation of the mortgaged property that is less than a specified percentage of the original appraisal, the loan-to-value ratio of the related mortgage loan will be based on the review appraisal. The prospectus supplement of each series will describe the percentage variance used by the related mortgage loan originator or mortgage loan seller in determining whether the review appraisal will apply.

    A mortgage loan secured by a condominium unit will not be included in a mortgage pool unless, at the time of sale of the mortgage loan by the mortgage loan seller, representations and warranties as to the condominium project are made by the mortgage loan seller or an affiliate of the mortgage loan seller or by another person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties. The mortgage loan seller, or another party on its behalf, will have made the following representations and warranties:

          If a condominium project is subject to developer control or to incomplete phasing or add-ons, at least 50% of the units have been sold to bona fide purchasers to be occupied as primary residences or vacation or second homes.

          If a condominium project has been controlled by the unit owners, other than the developer, and is not subject to incomplete phasing or add-ons, at least 50% of the units been are occupied as primary residences or vacation or second homes.

    See 'The Depositor's Mortgage Loan Purchase Program -- Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation' in this prospectus for a description of other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

    The trust fund may include mortgage loans subject to temporary buydown plans which provide that the monthly payments made by the borrower in the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from (a) an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and (b) unless otherwise specified in the prospectus supplement, investment earnings on the buydown funds. The borrower under a buydown mortgage loan is usually qualified at the lower monthly payment taking into account the funds on deposit in the custodial account. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the funds in the custodial account have been depleted. See 'The Depositor's Mortgage Loan Purchase Program -- Underwriting Standards' for a discussion of loss and delinquency considerations relating to buydown mortgage loans.

    The trust fund may include mortgage loans with respect to which a portion of the loan proceeds are held back from the mortgagor until required repairs or improvements on the mortgaged property are completed, in accordance with the mortgage loan seller's underwriting standards.

    The trust fund may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. Unless otherwise specified in the prospectus supplement, no mortgage loan in a trust fund will be 90 or more days delinquent and no trust fund will include more than 20% (by principal balance) of mortgage loans which are more than 30 and less than 90 days delinquent.

    If so specified in the related prospectus supplement, a mortgage loan may contain a prohibition on prepayment or a Lockout Period or require payment of a prepayment charge. A multifamily, commercial or mixed-use loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect of the equity participations will be made.

    Limited Documentation and No Documentation Mortgage Loans

    Limited documentation and no documentation mortgage loans are mortgage loans which require less documentation and verification than other mortgage loans, and which may be originated with minimal or no investigation into the related borrower's credit history and income profile by the originator. The underwriting for limited documentation or no documentation loans may be based primarily or entirely on an appraisal or other valuation of the mortgaged property and the LTV or combined LTV ratio at origination.

    Pledged Asset Mortgage Loans

    If stated in the accompanying prospectus supplement, a trust fund may include Pledged Asset Mortgage Loans. Each pledged asset relating to a Pledged Asset Mortgage Loan will be held by the trustee, or a custodian for the benefit of the trustee, for the trust in which the related Pledged Asset Mortgage Loan is held, and will be invested in investment obligations permitted by the rating agencies rating the related series of securities. The amount of such pledged assets will be determined by the mortgage loan seller in accordance with its underwriting standards, but in most cases will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property. If the borrower becomes a debtor in a bankruptcy proceeding, there is a significant risk that the pledged assets will not be available to be paid to the securityholders. At the borrower's request, and in accordance with some conditions, the pledged assets may be applied as a partial prepayment of the mortgage loan.

    Home Equity Revolving Credit Loans

    General. The home equity revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each home equity revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each home equity revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of the index on the day specified in the accompanying prospectus supplement, and the gross margin specified in the related mortgage note, which may vary under circumstances if stated in the accompanying prospectus supplement, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. If specified in the prospectus supplement, some home equity revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin.

    The borrower for each home equity revolving credit loan may draw money, in most cases with either checks or credit cards on such home equity revolving credit loan at any time during the period in which a draw may be made under the related credit line agreement, which period we refer to in this prospectus as the draw period. Unless specified in the accompanying prospectus supplement, the draw period will not be more than 15 years. Unless specified in the accompanying prospectus supplement, for each home equity revolving credit loan, if the draw period is less than the full term of the home equity revolving credit loan, the related borrower will not be permitted to make any draw during the repayment period. Prior to the repayment period, or prior to the date of maturity for loans without repayment periods, the borrower for each home equity revolving credit loan will be obligated to make monthly payments on the home equity revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a home equity revolving credit loan has a repayment period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

    The borrower for each home equity revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any draw for any home equity revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw. Draws will be funded by the servicer or other entity specified in the accompanying prospectus supplement.

    Unless specified in the accompanying prospectus supplement, for each home equity revolving credit loan:

          the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day's principal balance, the account balance on any day in most cases will be the aggregate of the unpaid principal of the home equity revolving credit loan outstanding at the beginning of the day, plus all related draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the home equity revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any draws on that day, and the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the home equity revolving credit loan.

    Payments made by or on behalf of the borrower for each home equity revolving credit loan, in most cases, will be applied, first, to any unpaid finance charges that are due on the home equity revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related draws outstanding.

    The mortgaged property securing each home equity revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related draw or portion of draw, if any, that is not included in the related pool, whether made on or before the related cut-off date or after that cut-off date. The lien will be the same rank as the lien created by the mortgage relating to the home equity revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the home equity revolving credit loan will be allocated as described in the related prospectus supplement among the home equity revolving credit loan and the outstanding principal balance of each draw or portion of draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any draw or portion of draw excluded from the pool. If any entity with an interest in a draw or portion of draw excluded from the pool or any other excluded balance were to become a debtor under the Bankruptcy Code or the subject of a receivership or conservatorship and regardless of whether the transfer of the related home equity revolving credit loan constitutes an absolute assignment, a party in interest could assert that such entity retains rights in the related home equity revolving credit loan and therefore compel the sale of such home equity revolving credit loan over the objection of the trust fund and the securityholders. If that occurs, delays and reductions in payments to the trust fund and the securityholders could result.

    In most cases, each home equity revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment made for the home equity revolving credit loan.

    The mortgage note or mortgage related to each home equity revolving credit loan will usually contain a customary 'due-on-sale' clause.

    As to each home equity revolving credit loan, the borrower's rights to receive draws during the draw period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

          a materially adverse change in the borrower's financial circumstances;

          a decline in the value of the mortgaged property below its appraised value at origination; or

          a payment default by the borrower.

    However, as to each home equity revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The servicer will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a home equity revolving credit loan, at the discretion of the servicer, the home equity revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

          the borrower's failure to make any payment as required;

          any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

          any fraud or material misrepresentation by a borrower in connection with the loan.

    The servicer will have the option to allow an increase in the credit limit applicable to any home equity revolving credit loan in certain limited circumstances. In most cases, the servicer will have an unlimited ability to allow increases provided that the specified conditions are met including:

          a new appraisal or other indication of value is obtained; and

          the new combined LTV ratio is less than or equal to the original combined LTV ratio.

    If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the servicer will have the option to allow a credit limit increase for any home equity revolving credit loan subject to the limitations described in the related agreement.

    The proceeds of the home equity revolving credit loans may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

    Allocation of Home Equity Revolving Credit Loan Balances. For any series of securities backed by home equity revolving credit loans, the related trust fund may include either (i) the entire principal balance of each home equity revolving credit loan outstanding at any time, including balances attributable to draws made after the related cut-off date, or (ii) a specified portion of the total principal balance of each home equity revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance as of the cut-off date minus the portion of all payments and losses after the cut-off date that are allocated to such balance, and may not include some portion of the principal balance attributable to draws made after the cut-off date. In this prospectus, we refer to the principal balance or portion of the principal balance of each home equity revolving credit loan outstanding at any time and included in the trust fund as the trust balance.

    The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any home equity revolving credit loan will be allocated as between the trust balance and any portion of the principal balance of a home equity revolving credit loan, if any, not included in the trust balance at any time, which may include balances attributable to draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date. In this prospectus, we refer to the portion of the principal balance of each home equity revolving credit loan outstanding at any time and not included in the trust fund as the excluded balance. Typically, the provisions (i) may provide that principal payments made by the borrower will be allocated as between the trust balance and any excluded balance either on a pro rata basis, or first to the trust balance until reduced to zero, then to the excluded balance, or according to other priorities specified in the accompanying prospectus supplement, and (ii) may provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any realized losses, will be allocated between the trust balance and any excluded balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

    Even if a trust fund initially includes the entire principal balance of the home equity revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust fund may not include balances attributable to additional draws made thereafter. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENT

    Each prospectus supplement will contain specific information with respect to the mortgage assets contained in the related trust fund, as of the cut-off date specified in the prospectus supplement, which will usually be close of business on the first day of the month of formation of the related trust fund, to the extent specifically known to the depositor as of the date of the prospectus supplement, including, in summary form, the following:

          the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the mortgage assets,

          the type of property securing the mortgage assets and the percentage of mortgage assets in the related mortgage pool which are secured by that type of property,

          the range of original terms to maturity of the mortgage assets,

          the earliest origination date and latest maturity date,

          the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%, the interest rates or range of interest rates borne by the mortgage loans,

          the geographical distribution of the mortgaged properties on a state-by-state basis,

          the number and aggregate principal balance of buydown mortgage loans, if any,

          a description of the retained interest, if any,

          with respect to ARM Loans, the index, the adjustment dates, the highest, lowest and weighted average gross margin, and the maximum interest rate variation at the time of any adjustment and over the life of the ARM Loan, the range of debt service coverage ratios for mortgage loans secured by multifamily properties or commercial properties, and whether the mortgage loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

    If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described in the bullet points above will be provided in the prospectus supplement, and specific information as to the trust fund assets to be included in the trust fund on the date of issuance of the securities will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance of the securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance. The composition and characteristics of a mortgage pool containing revolving credit loans may change from time to time as a result of any draws made after the related cut-off date under the related credit line agreements. If mortgage assets are added to or deleted from the trust fund after the date of the related prospectus supplement other than as a result of any draws under credit line agreements relating to revolving credit loans, the addition or deletion will be noted on the report on Form 8-K. In no event, however, will more than 5%, by principal balance at the cut-off date, of the mortgage assets deviate from the characteristics of the mortgage assets set forth in the related prospectus supplement other than as a result of any draws under credit line agreements relating to revolving credit loans. In addition, a report on Form 8-K will be filed within 15 days after the end of any pre-funding period containing information respecting the trust fund assets transferred to a trust fund after the date of issuance of the related securities as described in the following paragraph.

    In addition to the information about the mortgage assets contained in the related trust fund, the prospectus supplement may, to the extent relevant, also provide data regarding the servicer's entire portfolio of related mortgage assets and previous securitizations of related mortgage assets.

                     DESCRIPTION OF THE PRE-FUNDING ACCOUNT
                 FOR THE PURCHASE OF ADDITIONAL MORTGAGE LOANS

    The agreement governing the trust fund may provide for the transfer by the mortgage loan seller of additional mortgage assets to the related trust fund after the date of initial issuance of the securities. In that case, the trust fund will include a pre-funding account, into which all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited to be released as additional mortgage assets are transferred. Additional mortgage assets will be required to conform to the requirements set forth in the related agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage assets initially included in the trust fund. A pre-funding account will be required to be maintained as an eligible account under the related agreement and the amount held in the pre-funding account shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. The related agreement providing for the transfer of additional mortgage assets will provide that all transfers must be made within 3 months, if a REMIC election has been made with respect to the trust, or within 6 months after the date on which the related securities were issued, and that amounts set aside to fund the transfers, whether in a pre-funding account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the related prospectus supplement.

    The depositor or the mortgage loan seller will be required to provide data regarding the additional mortgage assets to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by the rating agencies and the security insurer. Transfer of the additional mortgage assets will be further conditioned upon confirmation by the rating agencies that the addition of mortgage assets to the trust fund will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of the security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage assets have been satisfied may be required.

       THE DEPOSITOR, THE SERVICER AND CERTAIN OTHER TRANSACTION PARTIES

    The depositor, a Delaware corporation, is a wholly-owned indirect subsidiary of Washington Mutual, Inc., a savings and loan holding company. The depositor was organized for the purpose of providing mortgage lending institutions, including affiliated institutions, with greater financing and lending flexibility by purchasing mortgage loans from such institutions and issuing mortgage-backed securities. The depositor's principal executive offices are located at 1201 Third Avenue, WMT 1706A, Seattle, Washington 98101. The depositor's telephone number is (206) 554-8838.

    The depositor does not have, and it may not in the future have, any significant assets. The prospectus supplement for each series of securities will disclose if the depositor is a party to any legal proceedings that could have a material negative impact on the related trust fund and the interests of the potential investors.

    If so specified in the related prospectus supplement, the servicer will be Washington Mutual Bank, FA, the parent of the depositor. Washington Mutual Bank, FA is a federal savings association and a wholly-owned subsidiary of Washington Mutual, Inc. The principal executive offices of Washington Mutual Bank, FA are located at 1201 Third Avenue, WMT 1706, Seattle, Washington 98101.

    If so specified in the related prospectus supplement, there may be multiple servicers, each of which will act as a servicer for a certain group of the mortgage assets. In that case, each servicer will have all of the rights and responsibilities described in this prospectus for only the mortgage loans it is servicing. The related pooling and servicing agreement will be signed by each servicer and will make clear which mortgage loans are being serviced by which servicer. In addition, if so specified in the related prospectus supplement, any servicer may perform some or all of its obligations through the use of one or more sub-servicers. A servicer may appoint a special servicer to perform certain functions, such as loan work-outs.

    If so specified in the related prospectus supplement, a master servicer may be appointed to supervise the servicer or servicers and to perform other roles typically performed by the servicer or servicers. In that case the master servicer may be expected to sign the pooling and servicing agreement in lieu of the servicer or servicers. In addition, a bond or certificate administrator may be appointed whose role is primarily to calculate and determine the monthly payments to be made to the securityholders.

                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                       YIELD AND MATURITY CONSIDERATIONS

    The yield on any offered security will depend on many factors, including:

          the price paid by the securityholder,

          the rate at which interest accrues on the security,

          the receipt and timing of receipt of distributions on the security,

          the weighted average life of the mortgage assets in the related trust fund,

          liquidations of mortgage assets following mortgagor defaults,

          purchases of mortgage assets in the event of optional termination of the trust fund or breaches of representations made in respect of those mortgage assets by the depositor, the servicer, the mortgage loan seller or others, and in the case of securities evidencing interests in ARM Loans, by changes in the interest rates or the conversions of ARM Loans to a fixed interest rate.

    Security Interest Rate. Securities of any class within a series may have fixed, variable or adjustable security interest rates, which may or may not be based upon the interest rates borne by the mortgage assets in the related trust fund. The prospectus supplement with respect to any series of securities will specify the security interest rate for each class of securities or, in the case of a variable or adjustable security interest rate, the method of determining the security interest rate. Holders of Stripped Interest Securities or a class of securities having a security interest rate that varies based on the weighted average interest rate of the underlying mortgage assets will be affected by disproportionate prepayments and repurchases of mortgage assets having higher interest rates than the average interest rate.

    Timing of Payment of Interest and Principal. The effective yield to securityholders entitled to payments of interest will be slightly lower than the yield otherwise produced by the applicable security interest rate because, while interest on the mortgage assets may accrue from the first day of each month, the distributions of such interest will not be made until the distribution date which may be as late as the 28th day of the month following the month in which interest accrues on the mortgage assets. On each distribution date, a payment of interest on the securities, or addition to the principal balance of a class of Accrual Securities, will include interest accrued during the interest accrual period described in the related prospectus supplement for that remittance date. If the interest accrual period ends on a date other than a remittance date for the related series, the yield realized by the holders of the securities may be lower than the yield that would result if the interest accrual period ended on the remittance date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of securities may be calculated on the assumption that distributions of principal, and additions to the principal balance of Accrual Securities, and allocations of losses on the mortgage assets may be made on the first day of the interest accrual period for a remittance date and not on the remittance date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period.

    When a principal prepayment in full is made on a mortgage loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial prepayment is made on a mortgage loan other than a home equity revolving credit loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. The mortgage loans in a trust fund may contain provisions limiting prepayments or requiring the payment of a prepayment charge upon prepayment in full or in part. If so specified in the related prospectus supplement, a prepayment charge collected may be applied to offset the above-described shortfalls in interest collections on the related distribution date. Otherwise, prepayment charges collected may be available for distribution only to a specific class of securities or may not be a part of the related trust at all, and, therefore not available for distribution to any class of securities. Full and partial principal prepayments collected during the applicable Prepayment Period will be available for distribution to securityholders on the related distribution date. Neither the trustee nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. The prospectus supplement for a series of securities may specify that the servicer will be obligated to pay from its own funds, without reimbursement, those interest shortfalls attributable to full and/or partial prepayments by mortgagors but only up to the specific amounts described in the prospectus supplement. See 'Description of the Securities.'

    In addition, if so specified in the related prospectus supplement, a holder of a nonoffered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and by doing so cause the early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. Early termination would result in the concurrent retirement of all outstanding securities of the related series and would decrease the average lives of the terminated securities, perhaps significantly. The earlier after the date of the initial issuance of the securities that the termination occurs, the greater would be the effect.

    The outstanding principal balances of home equity revolving credit loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

    For some loans, including home equity revolving credit loans and ARM loans, the loan rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans, other than a home equity revolving credit loan, usually will be qualified on the basis of the loan rate in effect at origination, and borrowers under home equity revolving credit loans are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for. Some of the home equity revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a home equity revolving credit loan.

    The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

    Principal Prepayments. The yield to maturity on the securities will be affected by the rate of principal payments on the mortgage assets, including principal prepayments, curtailments, defaults and liquidations. The rate at which principal prepayments occur on the mortgage assets will be affected by a variety of factors, including, without limitation, the following:

          the terms of the mortgage assets,

          the level of prevailing interest rates,

          the availability of mortgage credit,

          in the case of multifamily loans and commercial loans, the quality of management of the mortgaged properties, and economic, demographic, geographic, tax, legal and other factors.

    In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage assets included in a particular trust fund, those mortgage assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage assets included in a particular trust fund, those mortgage assets are likely to be the subject of lower principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. The rate of principal payments on some or all of the classes of securities of a series will correspond to the rate of principal payments on the mortgage assets included in the related trust fund and is likely to be affected by the existence of prepayment premium provisions of the mortgage assets in a mortgage pool, and by the extent to which the servicer of any such mortgage asset is able and willing to enforce such provisions. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of the related securities.

    If the purchaser of a security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect on yield of prepayments on one or more classes of securities of a series may be mitigated or exacerbated by the priority of distributions of principal to those classes as provided in the related prospectus supplement.

    The timing of changes in the rate of principal payments on the mortgage assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage assets and distributed in respect of a security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

    Defaults. The rate of defaults on the mortgage assets will also affect the rate and timing of principal payments on the mortgage assets and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. However, mortgage assets that require balloon payments, including multifamily loans, risk default at maturity, or that the maturity of the balloon loan may be extended in connection with a workout. The rate of default on mortgage loans which are refinance, limited documentation or no documentation mortgage loans, mortgage assets with high loan-to-value ratios, and ARM Loans may be higher than for other types of mortgage assets. Furthermore, the rate and timing of defaults and liquidations on the mortgage assets will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

    In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust fund may include mortgage loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans with a recent history of delinquency, including re-performing loans, is more likely to be higher than the rate of default on loans that have a current payment status.

    The rate of defaults and the severity of losses on mortgage loans with document deficiencies may be higher than for mortgage loans with no documentation deficiencies. To the extent that any document relating to a loan is not in the possession of the trustee or its custodian, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

MATURITY AND WEIGHTED AVERAGE LIFE

    Prepayments. The rates at which principal payments are received on the mortgage assets included in a trust fund and the rate at which payments are made from any credit support for the related series of securities may affect the ultimate maturity and the weighted average life of each class of the series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by, among other factors, the rate at which principal on the related mortgage assets is paid to that class, which may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayment includes prepayments, in whole or in part, and liquidations due to default. Prepayments on the mortgage assets in a trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the securities of the related series.

    If so provided in the prospectus supplement for a series of securities, one or more classes of securities may have a final scheduled remittance date, which is the date on or before which the principal balance of that class is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series as described in the prospectus supplement.

    In addition, the weighted average life of the securities may be affected by the varying maturities of the related mortgage assets. If any mortgage assets in a trust fund have actual terms to maturity less than those assumed in calculating the final scheduled remittance dates for the classes of securities of the related series, one or more classes of the securities may be fully paid prior to their respective final scheduled remittance dates, even in the absence of prepayments. Accordingly, the prepayment experience of the mortgage pool will, to some extent, be a function of the mix of interest rates and maturities of the mortgage assets in that mortgage pool. See 'Description of the Trust Funds.'

    Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model or the Standard Prepayment Assumption prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

    Neither CPR nor SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans. Moreover, CPR and SPA were developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage assets will not conform to any particular level of CPR or SPA.

    The prospectus supplement with respect to each series of securities may contain tables, if applicable, setting forth the projected weighted average life of one or more classes of offered securities of the series and the percentage of the initial principal balance of each class that would be outstanding on specified remittance dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. Tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the securities to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the securities. It is unlikely that prepayment of any mortgage assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

    There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the trust fund assets in any trust fund. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on loans secured by properties in Puerto Rico or Guam may not occur at the same rate or be affected by the same factors as other mortgage loans.

    Type of Mortgage Asset. The type of mortgage assets included in a trust fund may affect the weighted average life of the related securities. A number of mortgage assets may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage assets having balloon payments may default at maturity, or that the servicer may extend the maturity of the mortgage asset in connection with a workout. In addition, a number of mortgage assets may be junior mortgage loans. The rate of default on junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage assets, the servicer may, to the extent and under the circumstances set forth in this prospectus and in the related servicing agreement, be permitted to modify mortgage assets that are in default or as to which a payment default appears imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage asset will tend to extend the weighted average life of the securities, thereby lengthening the period of time elapsed from the date of issuance of a security until it is retired.

    Although the interest rates on ARM Loans will be subject to periodic adjustments, adjustments generally will, unless otherwise specified in the related prospectus supplement, (1) not increase or decrease the interest rate by more than a fixed percentage amount on each adjustment date, (2) not increase the interest rate over a fixed percentage amount during the life of any ARM Loan and (3) be based on an index, which may not rise and fall identically with the mortgage interest rate due to limitations on the amount or timing of adjustments, plus the related fixed percentage set forth in the related mortgage note, which may be different from margins being used at the time for newly originated adjustable rate mortgage loans. As a result, the interest rates on the ARM Loans in a mortgage pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM Loans with the result that the rate of prepayments may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of any series of securities.

    The interest rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates, as well as immediately after origination when initial interest rates are generally lower than the sum of the indices applicable at origination and the related margins, the amount of interest accruing on the principal balance of these types of mortgage assets may exceed the amount of the minimum scheduled monthly payment due on those mortgage assets. As a result, a portion of the accrued interest on negatively amortizing mortgage assets may become deferred interest which will be added to the principal balance of the mortgage asset and will bear interest at the applicable interest rate. The addition of any deferred interest to the principal balance of any class or classes of related securities will lengthen the weighted average life of that class and may adversely affect the securityholder's yield to maturity depending on the price at which the securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment would exceed the amount of scheduled principal and accrued interest on the principal balance of that loan, and since such excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced which may adversely affect securityholder's yield to maturity depending upon the price at which such securities were purchased.

    There can be no assurance as to the rate of principal payments or draws on the home equity revolving credit loans. In most cases, the home equity revolving credit loans may be prepaid in full or in part without penalty. The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty. The rate of principal payments and the rate of draws, if applicable, may fluctuate substantially from time to time. Such loans may experience a higher rate of prepayment than typical first lien mortgage loans. Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws for those loans may be much more volatile than for typical first lien mortgage loans.

    For any series of securities backed by home equity revolving credit loans, provisions governing whether future draws on the home equity revolving credit loans will be included in the trust fund will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

    As a result of the payment terms of the home equity revolving credit loans or of the mortgage provisions relating to future draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate draws on home equity revolving credit loans included in a trust fund may exceed the aggregate payments of principal on those home equity revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the home equity revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

    Mortgage Securities. Some Mortgage Securities included in a trust fund may be backed by underlying mortgage loans having differing interest rates. Accordingly, the rate at which principal payments are received on the securities will, to some extent, depend on the interest rates on the underlying mortgage loans.

    Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage assets that are foreclosed in relation to the number of mortgage assets that are repaid in accordance with their terms will affect the weighted average life of those mortgage assets and that of the related series of securities. Servicing decisions made with respect to the mortgage assets, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage assets in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage assets and thus the weighted average life of the securities.

    Due-On-Sale Clauses. Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. In most cases the mortgage assets will include 'due-on-sale' clauses that permit the lender in certain instances to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The servicer, on behalf of the trust fund, will employ its usual practices in determining whether to exercise any right that the trustee may have as mortgagee to accelerate payment of the mortgage asset. An ARM Loan may be assumable under some conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage asset and, in the reasonable judgment of the servicer or the related sub-servicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See 'Legal Aspects of Mortgage Assets -- Enforceability of Provisions.'

                 THE DEPOSITOR'S MORTGAGE LOAN PURCHASE PROGRAM

    The mortgage loans to be included in a trust fund will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers, which may include Washington Mutual Bank, FA or other affiliates of the depositor.

UNDERWRITING STANDARDS

    The mortgage loans to be included in each trust fund will be subject to the various credit, appraisal and underwriting standards described herein and in the prospectus supplement. The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects the credit, appraisal and underwriting standards described herein to be continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's mortgage pass-through certificates, mortgage-backed notes and mortgage trust certificates.

    The underwriting criteria applied by the originators of the mortgage loans included in a trust fund may vary significantly among originators. The mortgage loan sellers will generally review only a limited portion of the mortgage loans in any delivery of such mortgage loans for conformity with the applicable credit, appraisal and underwriting standards. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans in the case of originators of 20% or more of the mortgage loans in the related trust fund. In most cases, the depositor will have less detailed information concerning the origination of seasoned mortgage loans than it will have concerning newly originated mortgage loans.

    The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated generally in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

    The depositor anticipates that some of the mortgage loans included in a trust fund for certain series of securities will have been originated based on underwriting standards and documentation requirements that are less restrictive than for other mortgage loan lending programs. In such cases, borrowers may have credit histories that contain delinquencies on mortgage and/or consumer debts. Some borrowers may have initiated bankruptcy proceedings within a few years of the time of origination of the related loan. In addition, some loans with LTV ratios over 80% will not be required to have and may not have the benefit of primary mortgage insurance. Loans that are secured by junior liens generally will not be required by the depositor to be covered by primary mortgage insurance. Likewise, loans included in a trust may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property regardless of higher risks of default and losses.

    The mortgage loan seller's underwriting standards are intended to evaluate a prospective mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed mortgage property as collateral. In the loan application process, prospective mortgagors generally will be required to provide information regarding such factors as their assets, liabilities, income, credit history, employment history and other related items. Each prospective mortgagor generally will also provide an authorization to apply for a credit report which summarizes the mortgagor's credit history. With respect to establishing the prospective mortgagor's ability to make timely payments, the mortgage loan seller will require evidence regarding the mortgagor's employment and income, and of the amount of deposits made to financial institution where the mortgagor maintains demand or savings accounts. If a mortgage loan has a low enough loan-to-value ratio, the mortgage loan seller may waive some of its documentation requirements and eliminate verification of income and employment for the prospective mortgagor.

    In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is generally required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of the comparable homes and the cost of replacing the property. Some of the mortgage loans may be re-underwritten by a mortgage loan seller.

    Certain states where mortgage properties may be located are 'anti-deficiency' states, where, in general, lenders providing credit on on-to-four-family properties must look solely to the property for repayment in the event of foreclosure. See 'Legal Aspects of the Mortgage
Loans -- Anti-Deficiency Legislation and Other Limitation on Lenders'. Underwriting standards in all states (including anti-deficiency states) will require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

    In the case of a mortgage loan secured by a leasehold interest in a residential property, commercial property or mixed-use property the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, will be required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

    For any loan insured by the FHA, the mortgage loan seller is required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. See 'Description of Primary Insurance Policies -- FHA Insurance.'

    For any loan guaranteed by the VA, the mortgage loan seller will be required to represent that the VA loan complies with the applicable underwriting policies of the VA. See 'Description of Primary Insurance Policies -- VA Guarantees.'

    The recent foreclosure or repossession and delinquency experience with respect to mortgage loans serviced by the servicer or, if applicable, the master servicer or a significant sub-servicer will be provided in the related prospectus supplement.

QUALIFICATIONS OF ORIGINATORS AND MORTGAGE LOAN SELLERS

    Each originator will be required to satisfy the qualifications set forth in this paragraph. Each originator must be an institution experienced in originating conventional mortgage loans in accordance with customary and reasonable practices and the mortgage loan seller's or the depositor's guidelines, and must maintain satisfactory facilities to originate those loans. Each originator must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the FDIC. In addition, with respect to FHA loans or VA loans, each originator must be approved to originate the mortgage loans by the FHA or VA, as applicable. Each originator and mortgage loan seller must also satisfy criteria as to financial stability evaluated on a case by case basis by the depositor.

REPRESENTATIONS BY OR ON BEHALF OF MORTGAGE LOAN SELLERS; REMEDIES FOR BREACH OF REPRESENTATION

    Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by that mortgage loan seller. Among the representations and warranties as to the mortgage loans that will generally be made by each mortgage loan seller are the following:

          that any required hazard insurance was effective at the origination of each mortgage loan, and that each required policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

          that either (A) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the Mortgage was effective at the origination of each mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (B) if the mortgaged property securing any mortgage loan is located in an area where title insurance policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to permissible exceptions set forth therein, the lien status of the mortgage;

          that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive some indebtedness of a borrower;

          that each Mortgage constituted a valid lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from material damage and was in good repair;

          that there were no delinquent tax or assessment liens against the mortgaged property;

          that each mortgage loan was not currently more than 90 days delinquent as to required monthly payments of principal and interest; and

          that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

    If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of the mortgage loan seller, the identity of the person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate of the mortgage loan seller or a person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties.

    All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan generally will have been made as of the date on which the mortgage loan seller sold the mortgage loan to the depositor. A substantial period of time may have elapsed between the date the representation or warranty was made to the depositor and the date of initial issuance of the series of securities evidencing an interest in the related mortgage loan. In the event of a breach of any representation or warranty made by a mortgage loan seller, the mortgage loan seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan as described in the second following paragraph. Unless later restated, since the representations and warranties made by or on behalf of a mortgage loan seller do not address events that may occur following the sale of a mortgage loan by that mortgage loan seller, it will have a cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes the breach occurs prior to the date of the sale to the depositor. Unless later restated, a mortgage loan seller would have no repurchase or substitution obligations if the relevant event that causes the breach occurs after the date of the sale to the depositor. However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

    The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of a mortgage loan by the mortgage loan seller to the depositor will be the limited representations of the depositor and of the servicer described below under 'Description of the Securities -- Assignment of Trust Fund Assets; Review of Files by Trustee.' If the servicer is also a mortgage loan seller with respect to a particular series, the representations will be in addition to the representations and warranties made by the servicer in its capacity as a mortgage loan seller.

    The servicer and the trustee, or the trustee, will promptly notify the relevant mortgage loan seller of any breach of any representation or warranty made by or on behalf of it in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan or the interests in the mortgage loan of the securityholders. If the mortgage loan seller cannot cure a breach within a specified time period from the date on which the mortgage loan seller was notified of the breach, then the mortgage loan seller will be obligated to repurchase the affected mortgage loan from the trustee within a specified time period from the date on which the mortgage loan seller was notified of the breach, at the Purchase Price for that mortgage loan. A mortgage loan seller, rather than repurchase a mortgage loan as to which a breach has occurred, may have the option, within a specified period after initial issuance of the related series of securities, to cause the removal of the mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described below under 'Description of the Securities -- Assignment of Trust Fund Assets; Review of Files by Trustee.' The servicer will be required under the applicable servicing agreement to use its best efforts to enforce the repurchase or substitution obligations of the mortgage loan seller for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a mortgage loan seller. See 'Description of the Securities.'

    Neither the depositor nor the mortgage loan seller will be obligated to purchase or substitute for a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers will carry out their repurchase or substitution obligations with respect to mortgage loans. To the extent that a breach of the representations and warranties of a mortgage loan seller may also constitute a breach of a representation made by the depositor, the depositor may have a repurchase or substitution obligation as described below under 'Description of the Securities -- Assignment of Trust Fund Assets; Review of Files by Trustee.'

                         DESCRIPTION OF THE SECURITIES

    The securities will be issued in series. Each series of certificates evidencing interests in a trust fund consisting of mortgage loans will be issued in accordance with a pooling and servicing agreement among the depositor, the servicer and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund consisting of mortgage loans will be issued in accordance with an indenture between the related issuer and the trustee named in the prospectus supplement. The issuer of notes will be the depositor or a trust established under a trust agreement between the depositor and the trustee for the purpose of issuing a series of notes. Where the issuer is a trust, the ownership of the trust fund will be evidenced by equity certificates issued under the trust agreement. Each series of securities evidencing interests in a trust fund consisting of Mortgage Securities will be issued in accordance with a trust agreement among the depositor, the trustee, and a manager, bond administrator or certificate administrator. The provisions of each agreement will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. Forms of pooling and servicing agreement, servicing agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe specific provisions which will appear in each agreement. The prospectus supplement for a series of securities will describe additional provisions of the agreement relating to a series. This prospectus together with the prospectus supplement will describe the material terms of the agreement governing the trust fund related to a series of securities. As used in this prospectus supplement with respect to any series, the term certificate or the term note refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

    Each series of securities may consist of either:

          a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund;

          two or more classes of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund, one or more classes of which will be senior in right of payment to one or more of the other classes;

          two or more classes of securities, one or more classes of which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

          two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of securities, as to which all or a portion of accrued interest will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement; an other types of classes of securities, as described in the related prospectus supplement.

    With respect to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

    Each class of securities, other than interest only Strip Securities, will have a stated principal amount and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest on the stated principal amount based on a fixed, variable or adjustable interest rate. The security interest rate of each offered security will be stated in the related prospectus supplement as the pass-through rate with respect to a certificate and the note interest rate with respect to a note. See ' -- Distribution of Interest on the Securities' and ' -- Distribution of Principal of the Securities' below.

    The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be specified in the related prospectus supplement.

    As to each series of certificates with respect to which a REMIC election is to be made, the servicer, REMIC administrator, or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations, and will be obligated to pay any Prohibited Transaction Taxes or Contribution Taxes arising out of a breach of its obligations with respect to its compliance without any right of reimbursement from the trust fund or from any securityholder. A Prohibited Transaction Tax or Contribution Tax resulting from any other cause will be charged against the related trust fund, resulting in a reduction in amounts otherwise distributable to securityholders. See 'Material Federal Income Tax Consequences.'

FORM OF SECURITIES

    The certificates of each series, including any class of nonoffered certificates, will be issued either as physical certificates or in book-entry form and will represent the entire beneficial ownership interest in the trust fund created by the related pooling and servicing agreement. The notes of each series, including any class of nonoffered notes, will be issued either as physical notes or in book-entry form and will represent indebtedness of the trust fund created by the related indenture. If so provided in the accompanying prospectus supplement, any class of securities of any series may be a book-entry security represented by a certificate or note registered in the name of a nominee of The Depository Trust Company ('DTC'). The interests of beneficial owners of securities registered in the name of DTC will be represented by entries on the records of participating members of DTC. Physical certificates or notes will be available to beneficial owners of securities registered in the name of DTC, or their nominees, only under the limited circumstances provided in this prospectus or in the accompanying prospectus supplement. The securities will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee as specified in the accompanying prospectus supplement. The prospectus supplement for each series of securities will describe any limitations on transferability. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent of the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of DTC, Clearstream Banking, societe anonyme, formerly known as Cedelbank, SA ('Clearstream'), or the Euroclear System (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in this prospectus or in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC has advised WaMu Asset Acceptance Corp. that it is a limited-purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC together with the Clearstream and

Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

    Unless otherwise specified in this prospectus or in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry security will be entitled to receive a security representing that interest in registered, certificated form, unless any event described in the first paragraph under 'Description of the Securities -- Form of Securities -- Definitive Securities' in this prospectus has occurred. Prior to any such event, beneficial owners will not be recognized by the trustee or the servicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical securities evidencing the securities and because DTC may act only on behalf of participants.

    Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

    Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

    Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

    Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System operator is Euroclear

Bank S.A./N.V., under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

    The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

    Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of securityholders of any class to the extent that participants authorize those actions. None of the servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

    None of the issuer, any originator, the depositor, the servicer, any seller, the trustee, the indenture trustee, if any, or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee or Clearstream or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

    Book-Entry Registration

    Each class of book-entry securities will initially be represented by a single security registered in the name of Cede & Co. ('Cede'), as the nominee of DTC. Cede will be the record holder of the book-entry securities, but references to 'book-entry securityholders' should be understood to be references to the persons on whose account DTC will be causing Cede to hold the book-entry securities. No book-entry securityholder will be entitled to receive a registered security. Unless registered securities are issued under the limited circumstances described in this prospectus or the accompanying prospectus supplement, all references to actions by book-entry securityholders refer to actions taken by DTC participants as described below, and all references in this prospectus or the accompanying prospectus supplement to distributions, notices, reports, and statements to book-entry securityholders refer to distributions, notices, reports, and statements to Cede, as the registered holder of those securities, for distribution to book-entry securityholders in accordance with DTC procedures.

    Securityholders may hold their book-entry securities through DTC, if they are DTC participants, or indirectly through organizations that are DTC participants. Transfers between DTC participants will occur in accordance with DTC rules. Cede, as nominee of DTC, will be the named securityholder of the registered securities for the book-entry securities.

    Securityholders that are not DTC participants or indirect DTC participants but desire to purchase, sell, or otherwise transfer ownership of or other interests in book-entry securities may do so only through DTC participants and indirect DTC participants. In addition, unless registered securities are issued, securityholders will receive all distributions of principal and interest on the book-entry securities through DTC participants. Under a book-entry format, securityholders will receive payments after the related

Distribution Date because, although payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward payments to DTC participants, which will then be required to forward them to indirect DTC participants or securityholders.

    It is anticipated that the sole 'Certificateholder' or 'Noteholders', as applicable, (as such term is used in the related pooling and servicing agreement or indenture, as applicable) for each class of book-entry securities will be Cede, as nominee of DTC, and that book-entry securityholders will not be recognized by the trustee as securityholders under the related pooling and servicing agreement or indenture as, as applicable. Book-entry securityholders will be permitted to exercise the rights of securityholders under the related pooling and servicing agreement or indenture, as applicable, only indirectly through DTC participants, who in turn will exercise their rights through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit payments of principal and interest, if any, on the book-entry securities. DTC participants and indirect DTC participants with whom book-entry securityholders have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective book-entry securityholders. Accordingly, although owners of book-entry securities will not possess registered securities, the DTC rules provide a mechanism by which owners of the book-entry securities through their DTC participants will receive payments and will be able to transfer their interest.

    DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and certain banks. Therefore, the ability of a book-entry securityholder to pledge book-entry securities to persons or entities that do not participate in the DTC system, or to take other actions in respect of book-entry securities, may be limited due to the lack of a physical certificate for book-entry securities.

    Neither DTC, Cede nor any other DTC nominee will consent or vote with respect to the book-entry securities. Rather, DTC will assign Cede's consenting or voting rights to those DTC participants to whose accounts the book-entry securities are credited at the relevant time.

    Although DTC has agreed to the procedures described above in order to facilitate transfers of book-entry securities among DTC participants, it is under no obligation to perform or continue to perform those procedures, which may be discontinued at any time.

    Definitive Securities

    The book-entry securities will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee, only if:

          the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry securities and the trustee or the servicer is unable to locate a qualified successor;

          the servicer, with the consent of DTC, advises the trustee in writing that it elects to terminate the book-entry system with respect to the book-entry securities; or

          after the occurrence of an event of default under the related pooling and servicing agreement, in the case of certificates, or the related indenture, in the case of notes, as applicable, securityholders, of book-entry securities evidencing not less than 66 2/3% of the aggregate outstanding principal balance of the securities advise the trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of the securityholders.

    If either of the above events occurs, DTC is required to notify all DTC participants of the availability of registered securities. When DTC surrenders its physical securities and provides instructions for re-registration, the trustee will issue registered securities to replace the book-entry securities. After that happens, the trustee will recognize the holders of those registered securities as securityholders under the related pooling and servicing agreement or indenture, as applicable.

    The trustee or its paying agent, if any, will make distributions of principal and interest on the registered securities directly to holders of those registered securities in accordance with the related pooling and servicing agreement or indenture, as applicable, procedures described in this prospectus or in the accompanying prospectus supplement. Distributions of principal and interest on each Distribution Date will be made to holders in whose names securities were registered at the close of business on the related record date. Distributions will be made by wire transfer in immediately available funds for the account of each holder or, if a holder has not provided wire instructions, by check mailed to the address of the holder as it appears on the register maintained by the securities registrar. The final payment on any security will be made only on presentation and surrender of the security at the offices of the trustee or its agent or such office or agency as is specified in the notice of final distribution to holders of securities being retired. The trustee will provide notice to registered certificateholders not later than the fifteenth day of the month in which all remaining outstanding securities will be retired.

    Registered securities will be transferable and exchangeable at the office or agency of the trustee. A reasonable service charge may be imposed for any registration of transfer or exchange, and the trustee or its agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with registration of transfer or exchange.

EXCHANGEABLE SECURITIES

    General. If so stated in the related prospectus supplement, a series of securities may include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as 'related' to each other, and each related grouping of exchangeable securities will be referred to as a 'combination.' Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

    Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

    Exchanges. In order for a holder of exchangeable securities to exchange them for the related exchangeable securities, the following three conditions must be satisfied:

          the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities;

          the aggregate annual amount of interest of the exchangeable securities received in the exchange must equal the aggregate annual amount of interest of the exchanged securities; and

          the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

    There are many different types of combinations of exchangeable securities. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities include:

          Two classes of exchangeable securities -- one with an interest rate that varies directly with changes in an index and the other with an interest rate that varies indirectly with changes in that same index -- may be exchanged, together, for a single class of securities with a fixed interest rate. In this case, the two classes with interest rates that varied with an index would be exchanged for a single class with a fixed interest rate. In addition, the aggregate principal balance of the two classes would equal the principal balance of the class with the fixed interest rate.

          Two classes of exchangeable securities -- one that is an interest only class and one that is a principal only class -- may be exchanged, together, for a single class of securities that is entitled to both principal and interest payments. The principal balance of the new principal and interest class would be equal to the principal balance of the exchanged principal only class, and the interest rate on the new principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchanged interest only class.

          Two classes of exchangeable securities -- each a principal and interest class with different fixed interest rates -- may be exchanged, together, for a single class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the new class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

    These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

          Two classes of exchangeable securities -- one that is an accrual class that accretes interest for a specified period, with the accreted amount added to the principal balance of that accrual class, and one that is an accretion-directed class that receives principal payments from these accretions -- may be exchanged, together, for a single class that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

          Two classes of exchangeable securities -- one that receives principal payments in accordance with a predetermined schedule, such as a planned amortization class, and one that only receives principal payments on a distribution date if scheduled payments have been made according to schedule -- may be exchanged, together, for a single class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

    These examples of combinations of exchangeable securities describe exchanging multiple classes of securities for a single class of securities. If so stated in the related prospectus supplement, it is also possible that a single class of exchangeable securities may be exchanged for two or more classes of securities in the same type of combinations as described in these examples.

    A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

    Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

    If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

    The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

ASSIGNMENT OF TRUST FUND ASSETS; REVIEW OF FILES BY TRUSTEE

    At the time of issuance of any series of securities, the depositor will cause the pool of mortgage assets or Mortgage Securities to be included in the related trust fund to be assigned to the trust or the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage assets or Mortgage Securities after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment of mortgage assets or Mortgage Securities, deliver the securities to the depositor in exchange for the trust fund assets. Each mortgage asset will be identified in a schedule appearing as an exhibit to the related agreement. The schedule of mortgage assets will include detailed information as to the mortgage assets included in the related trust fund, including the outstanding principal balance of each mortgage asset after application of payments due on the cut-off date, information regarding the interest rate on the mortgage asset, the interest rate net of the sum of the rates at which the servicing fees and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property and other information with respect to the mortgage assets. Each Mortgage Security will be identified in the trust agreement, which will specify as to each Mortgage Security information regarding the original principal amount and outstanding principal balance of each Mortgage Security as of the cut-off date, as well as the annual pass-through rate or interest rate for each Mortgage Security conveyed to the trustee.

    If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc., or MERS'r', assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS'r' System. With respect to mortgage loans registered through the MERS'r' System, MERS'r' shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

    The depositor will, with respect to each mortgage asset, deliver or cause to be delivered to the trustee, or to the custodian, the mortgage note, an assignment (except as to any mortgage loan registered on the MERS'r' System and unless otherwise indicated in the applicable prospectus supplement) to the trustee or in blank of the mortgage in a form for recording or filing as may be appropriate in the state where the mortgaged property is located, the original recorded mortgage with evidence of recording or filing indicated on it and will provide evidence of any FHA insurance policy or VA guaranty for such mortgage loan, if applicable; or, in the case of each cooperative loan, the related cooperative note, the original security agreement, the proprietary lease or occupancy agreement, the assignment of proprietary lease, the recognition agreement, the related stock certificate and related blank stock powers, and a copy of the original filed financing statement together with (unless otherwise indicated in the applicable prospectus supplement) assignments thereof from the applicable mortgage loan seller to the trustee or in blank in a form sufficient for filing.

    With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the mortgages with respect to these mortgage loans either
(a) secure a specific obligation for the benefit of a specified person or
(b) secure an instrument transferable by endorsement. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the paragraph above would be inapplicable. Direct Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee.

    With respect to any security backed by a Mortgage Security, the depositor will transfer, convey and assign to the trust, the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the Mortgage Securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or with respect to the Mortgage Securities after the cut-off date specified in the accompanying prospectus supplement. The depositor will cause the Mortgage Securities to be registered in the name of the trust, the trustee or its nominee, and the trustee will concurrently authenticate and deliver the securities. Unless otherwise specified in the accompanying prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage Security.

    If stated in related prospectus supplement, mortgage loans may be transferred to the trust fund with documentation defects or omissions, such as missing notes or mortgages or missing title insurance policies. If stated in the related prospectus supplement, none of the mortgage loan seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

    If stated in the related prospectus supplement, for up to 50% of the total number of mortgage loans as of the cut-off date, the depositor may deliver all or a portion of each related mortgage file (including the related mortgage note) to the trustee within 30 days after the closing date. Should the depositor fail to deliver all or a portion of any mortgage files to the trustee, within that period, the depositor will be required to use its best efforts to deliver a replacement mortgage loan for the related delay delivery mortgage loan or repurchase the related delay delivery mortgage loan.

    The trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

    With respect to the mortgage assets included in a trust fund, the depositor, the originator or the mortgage loan seller, will make representations and warranties as of a specified date, covering by way of example, the following matters:

          the type of mortgaged property;

          the geographical concentration of the mortgage assets;

          the original loan-to-value ratio;

          the principal balance as of the cut-off date;

          the interest rate and maturity; and

          the payment status of the mortgage asset; and the accuracy of the information set forth for each mortgage asset on the related mortgage loan schedule.

    Upon a breach of any representation of the depositor, the originator or the mortgage loan seller that materially and adversely affects the value of a mortgage asset or the interests of the securityholders or the trust fund in the mortgage asset, the depositor, the originator or the mortgage loan seller, as applicable, will be obligated either to cure the breach in all material respects, repurchase the mortgage asset at the Purchase Price or substitute for that mortgage asset as described in the paragraph below.

    If the depositor, the originator or the mortgage loan seller discovers or receives notice of any breach of its representations or warranties with respect to a mortgage asset, the depositor, the originator or the mortgage loan seller, as applicable, may be permitted under the agreement governing the trust fund to remove the mortgage asset from the trust fund, rather than repurchase the mortgage asset, and substitute in its place one or more mortgage assets, but only if (a) with respect to a trust fund for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or
(b) with respect to a trust fund for which no REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities. Each substitute mortgage asset will, on the date of substitution, comply with the following requirements:

        (1) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than $10,000 less than, the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage asset,

        (2) have an interest rate not less than, and not more than 1% greater than, the interest rate of the deleted mortgage asset,

        (3) have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage asset,

        (4) have a Lockout Date, if applicable, not earlier than the Lockout Date on the deleted mortgage loan, and

        (5) comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

    In connection with any substitution, an amount equal to the difference between the Purchase Price of the deleted mortgage asset and the outstanding principal balance of the substitute mortgage asset, after deduction of all scheduled payments due in the month of substitution, together with one month's interest at the applicable rate at which interest accrued on the deleted mortgage loan, less the servicing fee rate and the retained interest, if any, on the difference, will be deposited in the distribution account and distributed to securityholders on the first distribution date following the Prepayment Period in which the substitution occurred. In the event that one mortgage asset is substituted for more than one deleted mortgage asset, or more than one mortgage asset is substituted for one or more deleted mortgage assets, then the amount described in (1) above will be determined on the basis of aggregate principal balances, the rate described in (2) above with respect to deleted mortgage assets will be determined on the basis of weighted average interest rates, and the terms described in (3) above will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in
(4) above will be determined on the basis of weighted average Lockout Dates.

    With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor or the related mortgage loan seller, or another party on behalf of the related mortgage loan seller, as specified in the related prospectus supplement, will represent and warrant to the trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor or the mortgage loan seller or such other party, as the case may be, will be obligated either to cure the breach in all material respects or to purchase the affected mortgage asset at the Purchase Price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage assets following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See 'Description of Primary Insurance Policies' and 'Description of Credit Support' in this prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

    The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations.

    The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement. Upon a breach of any representation of the servicer which materially and adversely affects the interests of the securityholders, the servicer will be obligated to cure the breach in all material respects.

ESTABLISHMENT OF COLLECTION ACCOUNT; DEPOSITS TO COLLECTION ACCOUNT IN RESPECT OF TRUST FUND ASSETS

    The servicer or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust fund assets. These accounts are collectively referred to in this prospectus and the related prospectus supplement as the collection account. The collection account must be either maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of securities of the series,

          an account or accounts the deposits in which are insured by the FDIC, to the limits established by the FDIC or a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity.

    The collateral eligible to secure amounts in the collection account is limited to United States government securities and other high-quality investments specified in the related servicing agreement as permitted investments. A collection account may be maintained as an interest bearing or a noninterest bearing account, or the funds held in the collection account may be invested pending each succeeding distribution date in permitted investments. Any interest or other income earned on funds in the collection account will either
(i) be paid to the servicer or the trustee or their designee as additional compensation, or (ii) be paid as is set forth in the applicable prospectus supplement. The collection account may be maintained with an institution that is an affiliate of the servicer or the trustee, provided that the institution meets the standards set forth in the bullet points above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a collection account may contain funds relating to more than one series of securities and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the servicer or serviced by it on behalf of others.

    Each sub-servicer servicing a trust fund asset under a sub-servicing agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to collection accounts or other standards as may be acceptable to the servicer. The sub-servicer is required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage assets received by the sub-servicer, less its servicing compensation. The sub-servicer will remit to the servicer by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage asset on the monthly remittance date or dates specified in the related servicing agreement.

    The servicer will deposit or cause to be deposited in the collection account for each trust fund including mortgage loans, the following payments and collections received, or advances made, by the servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any retained interest and net of any portion retained by the servicer or a sub-servicer as its servicing compensation, unless otherwise specified in the related prospectus supplement:

        (1) all payments on account of principal, including principal prepayments, on the mortgage assets or Mortgage Securities;

        (2) all payments on account of interest on the mortgage assets or Mortgage Securities;

        (3) all proceeds of the hazard insurance policies and any special hazard insurance policy, other than amounts not applied to the restoration or repair of the property or released to the mortgagor in accordance with the normal servicing procedures of the servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and mortgage note, any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

        (4) any amounts required to be paid under any letter of credit, as described below under 'Description of Credit Support -- Letter of Credit';

        (5) any advances made as described below under 'Advances by the Servicer in respect of Delinquencies on the Trust Funds Assets';

        (6) if applicable, all amounts required to be transferred to the collection account from a reserve fund, as described below under 'Description of Credit Support -- Reserve Fund';

        (7) any buydown funds, and, if applicable, investment earnings on those funds, required to be deposited in the collection account as described in the first paragraph below;

        (8) all proceeds of any mortgage loan or property in respect of any mortgage asset purchased by the servicer, the depositor, any sub-servicer or any mortgage loan seller as described under 'The Depositor's Mortgage Loan Purchase Program -- Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representations' or ' -- Assignment of Trust Fund Assets; Review of Files by Trustee' above, exclusive of the retained interest, if any, in respect of the mortgage asset;

        (9) all proceeds of any mortgage loan repurchased as described under ' -- Termination of the Trust Fund and Disposition of Trust Fund Assets' below;

        (10) all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under 'Description of Primary Insurance Policies -- Primary Hazard Insurance Policies'; and

        (11) any amount required to be deposited by the servicer in connection with net losses realized on investments for the benefit of the servicer of funds held in the collection account.

    For each buydown mortgage loan, the servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for collection accounts. This account is referred to in this prospectus and the related prospectus supplement as a buydown account. The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds under the related buydown plan or
(b) if the buydown funds are present valued, that amount that, together with investment earnings on those funds at a specified rate, compounded monthly, will support the scheduled level of payments due under the buydown mortgage loan. Neither the servicer, the sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected. For each buydown mortgage loan, the servicer will deposit in the collection account the amount, if any, of the buydown funds, and, if applicable, investment earnings on those funds, so that when added to the amount due from the borrower on the buydown mortgage loan, it equals the full monthly payment which would be due if it were not subject to the buydown plan.

    If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied as follows. If the mortgagor on a buydown mortgage loan prepays the loan in its entirety during the buydown period, the servicer will withdraw from the buydown account and remit to the mortgagor in accordance with the related buydown plan any buydown funds remaining in the buydown account. If a prepayment by a mortgagor during the buydown period together with buydown funds will result in a prepayment in full, the servicer will withdraw from the buydown account for deposit in the collection account the buydown funds and investment earnings on those funds, if any, which together with the prepayment will result in a prepayment in full. If the mortgagor defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the servicer or the insurer under any related insurance policy, the servicer will withdraw from the buydown account the buydown funds and all investment earnings on those funds, if any, for deposit in the collection account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the servicer will withdraw from the buydown account and either deposit in the collection account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

    Any buydown funds and any investment earnings on those funds deposited in the collection account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

    With respect to Mortgage Securities, the trustee, manager, bond administrator or certificate administrator, as specified in the accompanying prospectus supplement, will deposit in the collection account all payments on the Mortgage Securities as they are received after the cut-off date. If the trustee has not received a distribution for any Mortgage Security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such Mortgage Security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the collection account pending distribution of those proceeds to the securityholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the securityholders.

    Withdrawals. With respect to each series of securities, the servicer, trustee or special servicer may make withdrawals from the collection account for the related trust fund for any of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

        (1) to make distributions to the related securityholders on each distribution date;

        (2) to reimburse the servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under ' -- Advances by Servicer in Respect of Delinquencies on the Trust Fund Assets' below, these reimbursement to be made out of amounts received which were identified and applied by the servicer as late collections of interest on and principal of the particular mortgage assets (net of related servicing fees) with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage assets;

        (3) to reimburse the servicer or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage assets in the trust fund and properties acquired in respect of those assets, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage assets and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage assets and properties;

        (4) to reimburse the servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage assets in the trust fund or, if and to the extent so provided by the related servicing agreement or indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage assets that is otherwise distributable on one or more classes of subordinate securities of the related series;

        (5) if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

        (6) to reimburse the servicer, the company, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under ' -- Matters Regarding the Servicer and the Depositor';

        (7) to pay the fees of the trustee or, if applicable, the custodian;

        (8) to pay any ongoing fees of a credit support provider, if applicable;

        (9) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under ' -- Description of the Trustee;'

        (10) to pay the servicer, the trustee, or such other person designated in the applicable prospectus supplement as additional compensation, interest and investment income earned in respect of amounts held in the collection account;

        (11) to pay, the servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

        (12) if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under 'Material Federal Income Tax
    Consequences -- REMICS -- Prohibited Transactions and Other Possible REMIC Taxes';

        (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of that loan in connection with the liquidation of the mortgage loan or property;

        (14) to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement or indenture for the benefit of the related securityholders;

        (15) to pay to itself, the depositor, a mortgage loan seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related servicing agreement and not required to be distributed as of the date on which the related Purchase Price is determined;

        (16) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

        (17) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under 'Procedures for Realization Upon Defaulted Mortgage Assets';

        (18) to clear and terminate the collection account upon the termination of the trust fund; and

        (19) to correct for any amounts deposited in error.

DEPOSITS TO DISTRIBUTION ACCOUNT

    The trustee will, as to each trust fund, establish and maintain a distribution account which must be an eligible account. The trustee will deposit or cause to be deposited in the distribution account for each trust fund amounts received from the servicer or otherwise in respect of the related securities.

DISTRIBUTIONS ON THE SECURITIES

    Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities in that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of a securityholder, if the securityholder holds securities in the requisite amount specified in the related prospectus supplement and if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the person entitled to payment as it appears on the security register maintained by the depositor or its agent. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the depositor or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

    All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms of the applicable pooling and service agreement or indenture, or as described in the related prospectus supplement. The available distribution amount for each series of securities will be described in the related prospectus supplement and will generally include the following amounts for each distribution date:

        (1) the total amount of all cash on deposit in the related distribution account as of the corresponding determination date, exclusive of:

           (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period,

           (b) all prepayments, together with related payments of the interest, Compensating Interest, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, and

           (c) all amounts in the distribution account that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the servicer or that are payable in respect of specified expenses of the related trust fund;

        (2) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the distribution account;

        (3) all advances with respect to the distribution date;

        (4) if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;

        (5) to the extent not on deposit in the related distribution account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

        (6) any other amounts described in the related prospectus supplement.

    The entire available distribution amount will be distributed among the related securities, including any nonoffered securities, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

    Distributions of Interest on the Securities. Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    With respect to each series of securities and each distribution date, the distribution in respect of interest on each security, other than principal only Strip Securities, will be equal to one month's interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month's Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance of that class on each distribution date. Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, with that shortfall allocated among the securities of that series as specified in the related prospectus supplement unless the servicer is obligated to cover the shortfalls from its own funds up to an amount specified in the related prospectus supplement. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the accrued certificate interest or accrued note interest, respectively. See 'Yield and Maturity Considerations' in this prospectus.

    Distributions of Principal of the Securities. The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The principal balance of each offered security will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note. For each security, distributions generally will be applied to undistributed accrued interest and then to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided on the related prospectus supplement, by the amount of any realized losses, allocated to that security. The outstanding principal balance of a security may be increased by any deferred interest if so specified in the related prospectus supplement. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Strip Securities with no principal balance will not receive distributions of principal.

    Prepayment Interest Shortfalls. When a borrower prepays a mortgage loan in full between scheduled due dates for the mortgage loan, the borrower pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made. Prepayments in full in most cases will be applied as of the date of prepayment so that interest on the related securities will be paid only until that date. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place. Partial prepayments will in most cases be applied as of the most recent due date, so that no interest is due on the following due date on the amount prepaid.

    If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee, the servicer may make an additional payment to securityholders out of the servicing fee otherwise payable to it for any loan that prepaid during the related prepayment period equal to the Compensating Interest for that loan from the date of the prepayment to the related due date. Compensating Interest will be limited to the aggregate amount specified in the accompanying prospectus supplement and may not be sufficient to cover the Prepayment Interest Shortfall. If stated in the accompanying prospectus supplement, there may be no Compensating Interest at all. Compensating Interest is not generally paid with respect to closed-end home equity loans and revolving credit loans. If so disclosed in the accompanying prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable for one or more classes of securities of a series.

    Allocation to Securityholders of Losses on the Trust Fund Assets. With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the servicer or any sub-servicer for related unreimbursed advances and expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under 'Description of Credit Support' will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate Series, realized losses will be allocated first to the most subordinate class of securities as described below under 'Description of Credit
Support -- Subordination.'

ADVANCES BY SERVICER IN RESPECT OF DELINQUENCIES ON THE TRUST FUND ASSETS

    With respect to any series of securities, the servicer will advance, on or before each distribution date, its own funds, or funds held in the collection account that are not included in the available distribution amount for that distribution date, unless the servicer, in good faith, determines that any advances made will not be reimbursable from proceeds subsequently recovered on the mortgage asset related to the advance. The amount of each advance will be equal to the aggregate of minimum payments of interest, net of related servicing fees and retained interest, that were due during the related Due Period and were delinquent on the related determination date. The prospectus supplement for a series may also provide that the servicer will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, the servicer will not have to advance a delinquent balloon payment.

    Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses. Advances of the servicer's funds will be reimbursable only out of related recoveries on the mortgage assets respecting which advances were made, including amounts received under any form of credit support; provided, however, that any advance will be reimbursable from any amounts in the collection account or the distribution account to the extent that the servicer shall determine that the advance is not ultimately recoverable from Related Proceeds. If advances have been made by the servicer from excess funds in the distribution account, the servicer will replace those funds in the distribution account on any future distribution date to the extent that funds in the distribution account on that distribution date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

    Advances in respect of delinquencies will not be made in connection with home equity revolving credit loans, except as otherwise provided in the related prospectus supplement. In the case of home equity revolving credit loans, the servicer may be required to advance funds to cover any draws made on a home equity revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, draws may be covered first from principal collections on the other loans in the mortgage pool.

    As specified in the accompanying prospectus supplement for any series of securities as to which the trust includes Mortgage Securities, any advancing obligations will be under the terms of the Mortgage Securities and may differ from the provisions relating to Advances described in this prospectus.

FORM OF REPORTS TO SECURITYHOLDERS

    With each distribution to holders of any class of securities of a series, the servicer or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to those other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

        (1) the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;

        (2) the amount of the distribution to holders of securities of that class allocable to interest;

        (3) the amount of related administration or servicing compensation received by the trustee or the servicer and any sub-servicer and any other customary information as the servicer deems necessary or desirable, or that a securityholder reasonably requests, to enable securityholders to prepare their tax returns;

        (4) if applicable, the aggregate amount of advances included in the distribution;

        (5) the aggregate principal balance of the mortgage loans at the close of business on that distribution date;

        (6) the number and aggregate principal balance of mortgage loans
    (a) delinquent one month, (b) delinquent two or more months, and (c) as to which foreclosure proceedings have been commenced;

        (7) with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the principal balance of the related mortgage loan as of the close of business on the distribution date in that month;

        (8) the aggregate principal balance of each class of securities (including any class of nonoffered securities) at the close of business on that distribution date, separately identifying any reduction in the principal balance due to the allocation of any realized loss;

        (9) the aggregate amount of principal prepayments made and realized losses incurred during the related Prepayment Period;

        (10) the amount deposited in a reserve fund, if any, on that distribution date;

        (11) the amount remaining in the reserve fund, if any, as of the close of business on that distribution date;

        (12) in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement; and

        (13) as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date.

    In the case of information furnished under subclauses (1)-(3) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for other specified portion of the securities. With respect to each series of certificates or notes, securityholders will be referred to as the certificateholders or the noteholders, respectively.

    Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses
(1)-(3) above, aggregated for that calendar year or the applicable portion of that year during which that person was a securityholder. The obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee in accordance with any requirements of the Code as are from time to time in force.

COLLECTION AND OTHER SERVICING PROCEDURES EMPLOYED BY THE SERVICER, MANAGER, BOND ADMINISTRATOR OR CERTIFICATE ADMINISTRATOR

    The servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage assets that are comparable to the mortgage assets and held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under 'Description of Primary Insurance Policies' or 'Description of Credit Support.' The servicer, however, will not be required to make non-recoverable advances or expense payments. Consistent with this servicing standard, the servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

    In instances in which a mortgage asset is in default, or if default is reasonably foreseeable, and if determined by the servicer or special servicer, if applicable, to be in the best interests of the related securityholders, the servicer may permit modifications of the mortgage asset rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage asset were liquidated would be taken into account. Modifications may have the effect of reducing the interest rate on the mortgage asset, forgiving the payment of principal or interest or extending the final maturity date of the mortgage asset. Any modified mortgage asset may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

    In connection with any significant partial prepayment of a mortgage asset, the servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage asset to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage asset by the original maturity date based on the original interest rate. This will not be permitted if it would constitute a modification of the mortgage asset for federal income tax purposes.

    In any case in which property securing a mortgage asset, other than an ARM Loan, multifamily loan or commercial loan, has been, or is about to be, conveyed by the borrower, or in any case in which property securing a multifamily loan or commercial loan has been, or is about to be, encumbered by the borrower, the servicer will exercise or cause to be exercised on behalf of the related trust fund the lender's rights to accelerate the maturity of the mortgage asset under any due-on-sale or due-on-encumbrance clause applicable to that mortgage asset. The servicer will exercise these rights only if the exercise of any these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note or cooperative note and, to the extent permitted by applicable law, the borrower remains liable on it. The original mortgagor may be released from liability on a mortgage asset if the servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage asset. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage asset may not be changed except in the instance where an assumption is related to a defaulted cure. See 'Legal Aspects of Mortgage Assets -- Enforceability of Provisions.'

    In the case of multifamily loans, commercial loans or mixed-use loans, a mortgagor's failure to make scheduled payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily loan, commercial loan or mixed-use loan that is unable to make scheduled payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related mortgaged property. In general, the servicer will be required to monitor any multifamily loan, commercial loan or mixed-use loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the related servicing agreement. A significant period of time may elapse before the servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily loan, commercial loan or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the multifamily loan, commercial loan or mixed-use loan and the laws of the jurisdiction in which the mortgaged property is located.

    If a mortgagor files a bankruptcy petition, the servicer may not be permitted to accelerate the maturity of the related mortgage asset or to foreclose on the mortgaged property for a considerable period of time. See 'Legal Aspects of Mortgage Assets.'

    For any series of securities for which the trust fund includes Mortgage Securities, the servicing and administration obligations of the manager, bond administrator or certificate administrator, as applicable, will be described in the accompanying prospectus supplement.

DESCRIPTION OF SUB-SERVICING

    Any servicer may delegate its servicing obligations in respect of the mortgage assets to sub-servicers, but the servicer will remain obligated under the related servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of comparable assets, including:

          collecting payments from borrowers and remitting the collections to the servicer,

          maintaining primary hazard insurance as described in this prospectus and in any related prospectus supplement,

          filing and settling claims under primary hazard insurance policies, which may be subject to the right of the servicer to approve in advance any settlement,

          maintaining escrow or impound accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage asset,

          processing assumptions or substitutions where a due-on-sale clause is not exercised,

          attempting to cure delinquencies,

          supervising foreclosures or repossessions,

          inspecting and managing mortgaged properties, if applicable, and maintaining accounting records relating to the mortgage assets.

    The servicer will be responsible for filing and settling claims in respect of mortgage assets in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See 'Description of Credit Support.'

    The sub-servicing agreement between any servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued in accordance with the related agreement. With respect to those mortgage assets serviced by the servicer through a sub-servicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the servicer alone were servicing those mortgage assets. Although each sub-servicing agreement will be a contract solely between the servicer and the sub-servicer, the agreement under which a series of securities is issued will provide that, if for any reason the servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

    The servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained interest in mortgage assets. Each sub-servicer will be reimbursed by the servicer for expenditures which it makes, generally to the same extent the servicer would be reimbursed under the related servicing agreement. See 'Description of the Securities -- Retained Interest; Servicing or Administration Compensation and Payment of Expenses.'

    The servicer may require any sub-servicer to agree to indemnify the servicer for any liability or obligation sustained by the servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the servicer.

PROCEDURES FOR REALIZATION UPON DEFAULTED MORTGAGE ASSETS

    The servicer will be required to foreclose upon or otherwise take title in the name of the trustee or the trust of mortgaged properties relating to defaulted mortgage assets to which no satisfactory arrangements can be made for collection of delinquent payments, but the servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the securityholders or the provider of credit support, if any. If the mortgage loan is a Pledged Asset Mortgage Loan, the servicer may proceed against the related mortgaged property or the related pledged assets first, or may proceed against both concurrently, as permitted by applicable law and the terms under which the pledged assets are held, including any third-party guarantee.

    In addition, unless otherwise specified in the related prospectus supplement, the servicer may not acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, the trust or any other specified person to be considered to hold title to, to be a 'mortgagee-in-possession' of, or to be an 'owner' or an 'operator' of such mortgaged property within the meaning of federal environmental laws, unless the servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

        (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

        (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See 'Legal Aspects of Mortgage
    Assets -- Environmental Legislation.'

    As servicer of the mortgage loans, the servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted mortgage assets. The servicer, however, will not be required to make non-recoverable advances or expense payments. As set forth above under ' -- Collection and Other Servicing Procedures Employed by the Servicer,' all collections by or on behalf of the servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the distribution account for the related trust fund, subject to withdrawal as previously described. The servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage asset unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses.

    If any property securing a defaulted mortgage asset is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the servicer is not required to expend its own funds to restore the damaged property unless it determines

(a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (b) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

    If recovery on a defaulted mortgage asset under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage asset. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued at the interest rate plus the aggregate amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the servicing agreement, the trust fund will realize a loss in the amount of the difference. The servicer will be entitled to withdraw or cause to be withdrawn from the collection or distribution account out of the Liquidation Proceeds recovered on any defaulted mortgage asset, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage asset and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan.

    If the servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage loan, the servicer will be entitled to withdraw or cause to be withdrawn from the collection account or distribution account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on that mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan. In the event that the servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the collection account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted mortgage asset together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage asset can be resold for an amount exceeding the outstanding principal balance of the related mortgage asset together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds. See 'Description of Primary Insurance Policies' and 'Description of Credit Support.'

    With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the servicer's ability to sell, and realize the value of, those shares. See 'Legal Aspects of Mortgage Assets -- Foreclosure on Cooperative Shares.'

    The manager, bond administrator or certificate administrator, as applicable, will deal with any defaulted Mortgage Securities in the manner described in the accompanying prospectus supplement.

RETAINED INTEREST; SERVICING OR ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

    The prospectus supplement for a series of securities will specify whether there will be any retained interest from the trust fund assets. A retained interest in a trust fund asset represents a specified portion of the interest payable on that asset. The retained interest will be deducted from borrower payments as received and will not be part of the related trust fund. Any partial recovery of interest on a mortgage asset, after deduction of all applicable servicing fees, will be allocated pro rata between the retained interest, if any, and interest at the net interest rate on the mortgage asset. If the holder of the retained interest were to become the subject of a receivership, conservatorship, bankruptcy, or other insolvency proceeding, a party in interest could assert that such holder retains rights in the related trust fund assets and therefore compel the sale of such trust fund assets over the objection of the trust fund and the securityholders. If that occurs, delays and reductions in payments to the trust fund and the securityholders could result.

    The servicer's primary compensation with respect to a series of securities will come from the monthly payment to it of an amount equal to one-twelfth of the servicing fee rate specified in the related prospectus supplement times the scheduled principal balance of the trust fund asset. Since any retained interest and the servicer's primary compensation are percentages of the scheduled principal balance of each trust fund asset, these amounts will decrease in accordance with the amortization schedule of the trust fund assets. As additional compensation in connection with a series of securities relating to mortgage loans, the servicer or the sub-servicers will retain all assumption fees, late payment charges and, unless otherwise stated in the prospectus supplement, prepayment charges, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the collection account, distribution account, sub-servicing account or any other account created under the related servicing agreement (to the extent not applied as Compensating Interest) may be paid as additional compensation to the servicer or the sub-servicers, as the case may be. Any sub-servicer will receive a portion of the servicer's primary compensation as its sub-servicing compensation.

    In addition to amounts payable to any sub-servicer, the servicer may pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and other expenses, as described in the related prospectus supplement.

    The servicer is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage assets, including expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The servicer is also entitled to reimbursement from the collection account for advances and expenses.

    Notwithstanding the foregoing, with respect to a series of securities as to which the trust fund includes Mortgage Securities, the compensation payable to the manager, bond administrator or certificate administrator, as applicable, for servicing and administering such Mortgage Securities on behalf of the holders of those certificates may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of the Mortgage Securities and may be retained from distributions of interest on the Mortgage Securities if stated in the accompanying prospectus supplement.

ANNUAL EVIDENCE AS TO THE COMPLIANCE OF THE SERVICER

    Each servicing agreement with respect to a series of securities will provide that, on or before a specified date in each year, the first date being at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or such other servicing criteria as stated in the accompanying prospectus supplement, the servicing by or on behalf of the servicer of mortgage assets under servicing agreements substantially similar to each other, including the related servicing agreement, was conducted in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage assets by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, rendered within one year of the statement, of firms of independent public accountants with respect to the related sub-servicer.

    Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the related agreement throughout the preceding year.

    Copies of the annual accountants' statement and the officer's statement of the servicer may be obtained by securityholders without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

    The servicer under each servicing agreement will be named in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

    Each servicing agreement will provide that the servicer may resign from its obligations and duties under the related agreement only if its resignation, and the appointment of a successor, will not result in a downgrading of any class of securities or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement.

    Each servicing agreement will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith under the related agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. Each servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense that is related to any specific mortgage loan or mortgage loans, unless that loss, liability or expense is otherwise reimbursable under the related agreement, and other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the related agreement. In addition, each servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed and to charge the trust fund for the reimbursement. Distributions to securityholders will be reduced to pay for the reimbursement as set forth in the related prospectus supplement and servicing agreement.

    Any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each agreement, so long as that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT UNDER THE GOVERNING AGREEMENT AND RIGHTS UPON EVENTS OF
DEFAULT

    Pooling and Servicing Agreement

    Events of default under each pooling and servicing agreement will include each of the following unless otherwise stated in the related prospectus supplement:

          any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues unremedied for a specified number of business days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

          any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

          events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

    So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, unless otherwise provided in the related prospectus supplement, and at the direction of holders of certificates evidencing not less than 25% of the voting rights, the trustee shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement, other than any retained interest of the servicer, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage assets, then the trustee will not be so obligated.

    If the trustee is unwilling to so act, it may, or if the trustee is unable to so act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a minimum net worth at the time of the appointment as is set forth in the pooling and servicing agreement, to act as successor to the servicer under the pooling and servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of servicer. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the related agreement.

    No securityholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

          the securityholder previously has given to the trustee written notice of default,

          the holders of securities evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee,

          have offered to the trustee reasonable indemnity, and

          the trustee for fifteen days has neglected or refused to institute a proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under that pooling and servicing agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of securities covered by the agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

    Servicing Agreement

    A servicing default under the related servicing agreement will include each of the following unless otherwise provided in the related prospectus supplement:

          any failure by the servicer to make a required deposit to the collection account, funding account or payment account, or, if the servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for a specified number of business days after the giving of written notice of the failure to the servicer by the trustee, the issuer, the indenture trustee or the depositor or to the servicer, the depositor, the issuer and the indenture trustee by the credit enhancer, if any;

          any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the securities or in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the servicer by the depositor, the issuer or the indenture trustee or to the servicer, the depositor, the issuer and the indenture trustee by the credit enhancer, if any;

          events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer and actions by the servicer indicating its insolvency or inability to pay its obligations and any other servicing default as set forth in the servicing agreement.

    So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the servicer under the servicing agreement, other than any right of the servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination. Upon termination of the servicer the trustee will succeed to all responsibilities, duties and liabilities of the servicer under the servicing agreement, other than any obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a minimum net worth at the time of the appointment as is set forth in the servicing agreement, to act as successor to the servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial servicer under the servicing agreement.

    Indenture

    An event of default under the indenture will include each of the following unless otherwise provided in the related prospectus supplement:

          a default by the issuer for a specified number of days or more in the payment of any principal of or interest on any note of the series;

          failure by the issuer to perform any other covenant in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

          any representation or warranty made by the issuer in the indenture or in any related certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

          events of bankruptcy, insolvency, receivership or liquidation of the issuer; or

          any other event of default provided with respect to notes of that series.

    If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

    If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

          the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the then aggregate outstanding amount of the notes of the series.

    If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

    If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

    No noteholder or holder of an equity certificate generally will have any right under a trust agreement or indenture to institute any proceeding with respect to the agreement unless:

          the holder previously has given to the trustee written notice of default and the default is continuing,

          the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute a proceeding in its own name as trustee and (2) have offered to the trustee reasonable indemnity, the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT OF THE GOVERNING AGREEMENTS

    With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the servicer, and the trustee, upon consent of any credit support provider, without the consent of any of the holders of certificates covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of certificates covered by the agreement. Each agreement may also be amended by the depositor, the servicer and the trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights, for any purpose, but no amendment may reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate, adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the preceding bullet point, without the consent of the holders of certificates of that class evidencing not less than 66% of the aggregate voting rights of that class, or reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the agreement then outstanding.

    However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding. The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

    With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement. Each agreement may also be amended by the parties to the agreement with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose, but that no amendment may reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any note without the consent of the holder of that note, adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding bullet point, without the consent of the holders of notes of that class evidencing not less than 66% of the aggregate voting rights of that class, or reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all notes covered by the agreement then outstanding. The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

TERMINATION OF THE TRUST FUND AND DISPOSITION OF TRUST FUND ASSETS

    The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the distribution account or by the servicer and required to be paid to them under the agreements following the earlier of the final payment or other liquidation of the last asset included in the related trust fund or the disposition of all underlying property subject to the trust fund assets acquired upon foreclosure of the trust fund assets, and the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

    In no event, however, will the trust created by the related agreements continue beyond the date specified in the related agreement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

    Any purchase of assets of the trust fund in connection with a termination, will be made at the price set forth in the related prospectus supplement which in most cases will equal, after deduction of related advances, the lesser of:

          the sum of (a) 100% of the stated principal balance of each mortgage asset as of the day of the purchase plus accrued interest thereon at the applicable interest rate net of the rates at which the servicing fee and the retained interest, if any, are calculated to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the mortgage assets acquired for the benefit of securityholders, and the aggregate fair market value of all of the assets in the trust fund, as determined by the trustee, the servicer, and, if different than both such persons, the person entitled to effect the termination, in each case taking into account accrued interest at the applicable interest rate net of the rates at which the servicing fee and the retained interest, if any, are calculated to the first day of the month following the purchase.

    The exercise of an optional termination right will effect early retirement of the securities of that series, but that right is subject to the aggregate principal balance of the outstanding trust fund assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the trust fund assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be between 25% and 0%.

    In addition to the repurchase of the assets in the related trust fund as described in the paragraph above, the related prospectus supplement may describe the right that a holder of a non-offered class of securities will have, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the option to terminate as described in the paragraph above becomes exercisable. The exercise of this option will result in the early retirement of the securities of the series. The holder of this right will not be an affiliate of the servicer or depositor. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. In this case, the holder of the call must remit to the trustee for distribution to the holders of the related securities a price equal to 100% of the principal balance of the securities as of the day of the purchase plus accrued interest at the applicable interest rate during the related period on which interest accrues on those securities. If funds equal to the call price are not deposited with the related trustee, the securities will remain outstanding. No consent or other action by securityholders will be required. In addition, in the case of a trust fund for which a REMIC election or elections have been made, the termination will constitute a 'qualified liquidation' under Section 860F of the Internal Revenue Code. In connection with this call, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. No other action by securityholders will be required in connection with the final payment, and once the securities have been surrendered and paid in full, there will not be any continuing obligation of the trust to the securityholders.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

    If set forth in the prospectus supplement, under the related servicing agreement there may be an option to purchase from the trust fund any mortgage asset 90 days or more delinquent at a purchase price generally equal to the outstanding principal balance of the delinquent mortgage asset as of the date of purchase, plus all accrued and unpaid interest on that principal balance.

DUTIES OF THE TRUSTEE

    The trustee makes no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and is not accountable for the use or application by or on behalf of the servicer of any funds paid to the servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the collection account or any other account by or on behalf of the servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the related agreement.

DESCRIPTION OF THE TRUSTEE

    The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The trustee for each series of notes will be named in the related prospectus supplement. The bank or trust company serving as trustee or owner trustee may have other banking relationships with the depositor and its affiliates and with the servicer and its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

    For any series of securities, credit support may be provided for one or more classes of that series, or for the underlying mortgage assets. Credit support may be in the form of one or more of the following:

          subordination of one or more classes to other classes in a series of securities,

          letters of credit,

          insurance policies on the underlying mortgage assets,

          surety bonds,

          guarantees on payments on the securities,

          reserve funds,

          overcollateralization

          cross-collateralization,

          or any other method of credit support described in the related prospectus supplement.

    If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series of securities.

    The credit support provided for a series of securities will in most cases not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest due on the securities. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Also, if a form of credit support covers more than one pool of mortgage assets in a trust fund or more than one series of securities, holders of securities evidencing interests in any of the covered pools or covered trusts will be subject to the risk that the credit support will be exhausted by the claims of other covered pools or covered trusts prior to that covered pool or covered trust receiving any of its intended share of the coverage.

    If credit support is provided with respect to one or more classes of securities of a series, or the related mortgage assets, the related prospectus supplement will include a description of the nature and amount of coverage under that credit support,

          any conditions to payment of that credit support not otherwise described in this prospectus,

          the conditions under which the amount of coverage under the credit support may be reduced, terminated or replaced, and,

          the material provisions relating to the credit support.

    Additionally, the related prospectus supplement will set forth certain information with respect to the credit support provider, including:

          a brief description of its principal business activities,

          its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

          if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business, and its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

    A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the related series.

SUBORDINATION

    One or more classes of securities may be subordinate securities. In the event of any realized losses on mortgage assets not in excess of the limitations described in the following paragraph, the rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

    All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount of realized losses that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance of that security as of the distribution date following the Prepayment Period in which the realized loss was incurred.

    The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance of those securities, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities in the related trust fund.

    If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under ' -- Reserve Fund' and in the related prospectus supplement.

    With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

    If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus supplement. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid to the senior securities out of amounts otherwise payable on the subordinate securities.

LETTER OF CREDIT

    As to any series of securities to be covered by a letter of credit, the issuer of the letter of credit will deliver to the trustee an irrevocable letter of credit. To the extent described in the prospectus supplement, the servicer or trustee will exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage under the letter of credit has been exhausted through payment of claims. The fees for the letter of credit will be paid as described in the related prospectus supplement.

    The servicer or the trustee will make or cause to be made draws on the letter of credit issuer under each letter of credit. Subject to any differences as will be described in the related prospectus supplement, letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

        (1) For any mortgage asset that became a liquidated asset during the related Prepayment Period, other than mortgage assets as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage asset plus accrued interest, an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the servicer for related unpaid servicing fees and unreimbursed advances and servicing expenses, will equal the sum of (A) the unpaid principal balance of the liquidated asset, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related servicing expenses, if any, not reimbursed to the servicer from Liquidation Proceeds, Insurance Proceeds and other collections on the liquidation asset, which shall be paid to the servicer;

        (2) For each mortgage asset that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the servicer for related unpaid servicing fees and unreimbursed advances and servicing expenses, will be equal to the lesser of (A) the amount required to restore the mortgaged property and (B) the sum of (1) the unpaid principal balance of the mortgage asset plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained interest, if any, are calculated, plus (2) the amount of related servicing expenses, if any, not reimbursed to the servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and

        (3) For any mortgage asset that has been subject to bankruptcy proceedings, the amount of any debt service reduction or the amount by which the principal balance of the mortgage asset has been reduced by the related bankruptcy court.

    If the related prospectus supplement so provides, upon payment by the letter of credit issuer with respect to a liquidated asset, or a payment of the full amount owing on a mortgage asset as to which the mortgaged property has been damaged, as described in (2)(B) above, the liquidated asset will be removed from the related trust fund in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Unless otherwise provided in the related prospectus supplement, mortgage assets that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property, as described in (2)(A) above, will remain part of the related trust fund. The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws.

    In the event that the issuer that has issued a letter of credit ceases to be duly organized, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, to the extent described in the prospectus supplement, the servicer or trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by an issuer that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor issuer shall be more than the fees charged or collateral required by the predecessor issuer, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor issuer.

MORTGAGE POOL INSURANCE POLICY

    As to any series of securities to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, to the extent described in the prospectus supplement, the servicer will exercise its best reasonable efforts to maintain or cause to be maintained the mortgage pool insurance policy in full force and effect, unless coverage under that policy has been exhausted through payment of claims. The premiums for each mortgage pool insurance policy will be paid as described in the related prospectus supplement.

    The servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy. Mortgage pool insurance policies, however, are not blanket policies against loss, since claims may be made only upon satisfaction of certain conditions, as described in the next paragraph and, if applicable, in the related prospectus supplement.

    Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

    Mortgage pool insurance policies in general provide that no claim may validly be presented under the policy for a mortgage loan unless:

          an acceptable primary mortgage insurance policy, if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

          premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer;

          if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

          the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

    Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed under the terms of the applicable primary mortgage insurance policy, or
(b) pay the amount by which the sum of the principal balance of the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved. In both (a) and (b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

    Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

    The amount of coverage under each mortgage pool insurance policy will generally be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit, coverage under the policy will be exhausted and any further losses will be borne by securityholders of the related series. See 'Legal Aspects of Mortgage Assets -- Foreclosure on Mortgages.'

    If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws or no longer has a claims-paying ability acceptable to the rating agency or agencies, to the extent described in the prospectus supplement the servicer will use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the servicer determines that recoveries are so jeopardized, to the extent described in the prospectus supplement it will exercise its best reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

    Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

SPECIAL HAZARD INSURANCE POLICY

    As to any series of securities to be covered by an insurance instrument that does not cover losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, in other words, special hazard realized losses, the related prospectus supplement may provide that the servicer will exercise its best reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering the special hazard amount, unless coverage under the policy has been exhausted through payment of claims; provided, however, that the servicer will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect. The premiums on each special hazard insurance policy will be paid as described in the related prospectus supplement.

    Each special hazard insurance policy will, subject to the limitations described in the next paragraph, protect holders of securities of the related series from loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

    Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, flood, if the property is located in a designated flood area, and other risks.

    Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage asset acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of:

        (1) the cost of repair to the property; and

        (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage asset at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the servicer with respect to the property.

    The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

    Restoration of the property with the proceeds described under clause (1) of the second preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other nonhazard risks, that the property be restored before a claim may be validly presented with respect to the defaulted mortgage asset secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other nonhazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other nonhazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

    The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage asset plus interest thereon to the date of sale plus expenses incurred by or on behalf of the servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted, and any further losses will be borne by securityholders.

    A claim under a special hazard insurance policy generally must be filed within a specified number of days, typically 60 days, after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days, typically 30 days, after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

    If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, to the extent described in the prospectus supplement the servicer will use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

    Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust fund will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

BANKRUPTCY BOND

    As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage asset, to the extent described in the prospectus supplement the servicer will exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage under the bond has been exhausted through payment of claims. The premiums for each bankruptcy bond on will be paid as described in the related prospectus supplement. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage asset, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage asset, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See 'Legal Aspects Of Mortgage
Assets -- Foreclosure On Mortgages.'

FRAUD BOND

    If so provided in the related prospectus supplement, there will be a fraud bond to cover to some extent fraud losses, which are realized losses attributable to fraudulent conduct or negligence by either the mortgage loan seller, servicer or mortgagor in connect with the origination of a mortgage asset. To the extent described in the prospectus supplement, the servicer will exercise its best reasonable efforts to maintain or cause to be maintained the fraud bond in full force and effect, unless coverage under the fraud bond has been exhausted through payment of claims. The type, coverage amount, term and premiums for each fraud bond will be described in the related prospectus supplement.

FINANCIAL GUARANTEE INSURANCE

    Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guarantee insurance will guarantee, with respect to one or more classes of securities of a series, timely distributions of interest only, timely distributions of interest and ultimate distribution of principal or timely distributions of interest and distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the financial guarantee insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. A copy of the financial guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

RESERVE FUND

    If so provided in the related prospectus supplement, there will be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement.

    Amounts deposited in any reserve fund for a series will be invested in permitted investments by, or at the direction of, the servicer or any other person named in the related prospectus supplement.

OVERCOLLATERALIZATION

    If so specified in the related prospectus supplement, interest collections on the mortgage assets may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on one or more classes of the securities of the related series. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage assets in the related trust fund.

CROSS-SUPPORT FEATURES

    If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust fund that includes a cross-support feature, only assets of the trust fund will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-support feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross-support from any other trust fund.

             OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

    The trustee on behalf of a trust fund may enter into interest rate swaps and related caps, floors and collars to minimize the risk of securityholders from adverse changes in interest rates, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

    An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or 'notional' principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

    Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

    There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

PURCHASE OBLIGATIONS

    Some types of trust assets and some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider of that purchase obligation, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

                   DESCRIPTION OF PRIMARY INSURANCE POLICIES

    Each mortgage loan will be covered by a primary hazard insurance policy and, if so specified in the prospectus supplement, a primary mortgage insurance policy.

PRIMARY MORTGAGE INSURANCE POLICIES

    Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

    As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

          advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs, in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

    Multifamily loans, commercial loans and mixed-use loans will not be covered by primary mortgage insurance policies, regardless of the related loan-to-value ratio.

PRIMARY HAZARD INSURANCE POLICIES

    Each servicing agreement will require the servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the servicer in respect of a claim. All amounts collected by the servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, and subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the collection account. The agreement will provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will deposit in the collection account all sums that would have been deposited in the collection account but for that clause. The servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of these policies are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, toxic mold, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

    The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and
(2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

    The servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

    Since the amount of hazard insurance the servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential, commercial and mixed-use properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

FHA INSURANCE

    The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

    Under Section 203(b) of the Housing Act, the FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%. Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing multifamily projects. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f).

    HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

    Some of the mortgage loans contained in a trust fund may be Title I loans as described below and in the related prospectus supplement. The regulations, rules and procedures promulgated by the FHA under Title I contain the requirements under which lenders approved for participation in the Title I Program may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA regulations, subject to the amount of insurance coverage available in such Title I lender's FHA reserve, as described below and in the related prospectus supplement. In general, an insurance claim against the FHA may be denied or surcharged if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA regulations but FHA regulations permit the Secretary of the Department of Housing and Urban Development, subject to statutory limitations, to waive a Title I lender's noncompliance with FHA regulations if enforcement would impose an injustice on the lender.

    Unless otherwise specified in the related prospectus supplement, the servicer will either serve as or contract with the person specified in the prospectus supplement to serve as the administrator for FHA claims pursuant to an FHA claims administration agreement. The FHA claims administrator will be responsible for administering, processing and submitting FHA claims with respect to the Title I loans. The securityholders will be dependent on the FHA claims administrator to (1) make claims on the Title I loans in accordance with FHA regulations and (2) remit all FHA insurance proceeds received from the FHA in accordance with the related agreement. The securityholders' rights relating to the receipt of payment from and the administration, processing and submission of FHA claims by any FHA claims administrator is limited and governed by the related agreement and the FHA claims administration agreement and these functions are obligations of the FHA claims administrator, but not the FHA.

    Under Title I, the FHA maintains an FHA insurance coverage reserve account for each Title I lender. The amount in each Title I lender's FHA reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by FHA regulations. The balance of such FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender. Mortgage loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit such loans for FHA insurance coverage within its FHA reserve by delivering a transfer of note report or by an electronic submission to the FHA in the form prescribed under the FHA regulations. The increase in the FHA insurance coverage for such loans in the Title I lender's FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer of note report for such loans. The insurance available to any trust fund will be subject to the availability, from time to time, of amounts in each Title I lender's FHA reserve, which will initially be limited to the amount specified in the related prospectus supplement.

    If so provided in the related prospectus supplement the trustee or FHA claims administrator may accept an assignment of the FHA reserve for the related Title I loans, notify FHA of that assignment and request that the portion of the mortgage loan seller's FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator on the closing date. Alternatively, in the absence of such provision, the FHA reserves may be retained by the mortgage loan seller and, upon an insolvency or receivership of the mortgage loan seller, the trustee will notify FHA and request that the portion of the mortgage loan seller's FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator. Although each trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit a transfer of reserves. If the mortgage loan seller is the subject of an insolvency or receivership proceeding, the FHA may be prohibited by law from complying with such request and the trustee may be prohibited from making such a request. In addition, the FHA has not specified how insurance reserves would be allocated in a transfer, and there can be no assurance that any reserve amount, if transferred to the trustee or the FHA claims administrator, as the case may be, would not be substantially less than 10% of the outstanding principal amount of the related Title I loans. It is likely that the mortgage loan seller, the trustee or the FHA claims administrator would be the lender of record on other Title I loans, so that any FHA reserves that are retained, or permitted to be transferred, would become commingled with FHA reserves available for other Title I loans. FHA also reserves the right to transfer reserves with 'earmarking' (segregating reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

    Under Title I, the FHA will reduce the insurance coverage available in a Title I lender's FHA reserve with respect to loans insured under that Title I lender's contract of insurance by (1) the amount of FHA insurance claims approved for payment related to those loans and (2) the amount of reduction of the Title I lender's FHA reserve by reason of the sale, assignment or transfer of loans registered under the Title I lender's contract of insurance. The FHA insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

    Unlike certain other government loan insurance programs, loans under Title I (other than loans in excess of $25,000) are not subject to prior review by the FHA. The FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to the lender. Under the FHA regulations, if the Title I lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

    The proceeds of loans under the Title I Program may be used only for permitted purposes, including the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place the home or the purchase of both a manufactured home and the lot (or cooperative interest therein) on which the home is placed.

    Subject to certain limitations described below, eligible Title I loans are generally insured by the FHA for 90% of an amount equal to the sum of the net unpaid principal amount and the uncollected interest earned to the date of default,

          interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum, uncollected court costs,

          title examination costs,

          fees for required inspections by the lenders or its agents, up to $75, and origination fees up to a maximum of 5% of the loan amount.

    Accordingly if sufficient insurance coverage is available in such FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

    In general, the FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multifamily homes. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

    With respect to Title I loans, the FHA regulations do not require that a borrower obtain title or fire and casualty insurance. However, if the related mortgaged property is located in a flood hazard area, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows). Accordingly, if a mortgaged property that secures a Title I loan suffers any uninsured hazard or casualty losses, holders of the related series of securities that are secured in whole or in part by such Title I loan may bear the risk of loss to the extent that such losses are not recovered by foreclosure on the defaulted loans or from any FHA insurance proceeds. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the related series of securities, if specified in the related prospectus supplement.

    Following a default on a Title I loan insured by the FHA, the servicer may, subject to certain conditions and mandatory loss mitigation procedures, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on a Title I loan is subject to a number of conditions, including strict compliance with FHA regulations in originating and servicing the Title I loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a Title I loan in default and submitting a claim to FHA, the servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the servicer or other entity as specified in the related prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment.

VA GUARANTEES

    The United States Department of Veterans Affairs is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

    Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will
(a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

                        LEGAL ASPECTS OF MORTGAGE ASSETS

    The following discussion contains general summaries of legal aspects of loans secured by residential, commercial and mixed-use properties. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage assets is situated. If there is a concentration of the mortgage assets included in a trust fund in a particular state, the prospectus supplement for the related series of securities will discuss any laws of that state that could materially impact the interest of the securityholders.

MORTGAGE LOANS

    The single-family loans, multifamily loans, commercial loans and mixed-use loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to that mortgage loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a mortgagor, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, sometimes, the directions of the beneficiary.

COOPERATIVE LOANS

    The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. There may be a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust fund, the collateral securing the cooperative loans.

    The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under ' -- Foreclosure on Cooperative Shares' below.

FORECLOSURE ON MORTGAGES

    Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust and in accordance with applicable state law. In several states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in several states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, several state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action established a waiver of fraud, bad faith, or oppressive or unconscionable conduct that warranted a court of equity to refuse affirmative relief to the mortgagee. A court may relieve the mortgagor from an entirely technical default where the default was not willful.

    A foreclosure action or sale in accordance with a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, it is possible that a noncollusive, regularly conducted foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent. Similarly, a suit against the debtor on the mortgage note may take several years. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to a mortgage loan are missing.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

    Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

    A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it may either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

    If the servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in a jurisdiction. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

    In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In a few cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

    Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

    There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

    Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (1) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (2) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid a stated amount from the proceeds obtained on the public sale of the property before any recovery by the mortgagee. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

FORECLOSURE ON COOPERATIVE SHARES

    The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

    Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See ' -- Anti-Deficiency Legislation and Other Limitations on Lenders' below.

RIGHTS OF REDEMPTION WITH RESPECT TO MORTGAGE LOANS

    In several states, after sale in accordance with a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In several states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In several states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Several states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In several states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under federal bankruptcy law, the filing of a petition acts as a stay against any effort to collect any debt or to enforce any remedy. Moreover, a bankruptcy court may permit a debtor to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and foreclosure proceedings had occurred prior to the filing of the debtor's bankruptcy petition. Bankruptcy courts have approved plans, based on the particular facts of the bankruptcy case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

    The terms of a mortgage loan secured by property of the debtor may be modified in bankruptcy. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the mortgaged property, thus leaving the lender a general unsecured creditor for the difference between the value of the mortgaged property and the outstanding balance of the loan. Furthermore, payments made on the mortgage loan by the debtor prior to the commencement of the bankruptcy case may be avoidable as preferential payments, so that the trust fund would be required to return such payments to the debtor.

    Tax liens arising under the Internal Revenue Code, may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Regulation Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity Act, Regulation B, Fair Credit Billing Act, Fair Housing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. This liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding loans against either originators or assignees.

    In addition, the mortgage loans included in a trust fund may also be subject to the Home Ownership and Equity Protection Act of 1994 ('HOEPA'), if the mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. HOEPA adds additional provisions to Regulation Z and requires additional disclosures, specifies the timing of the disclosures and limits or prohibits inclusion of specific provisions in mortgages subject to HOEPA. Remedies available to the mortgagor include monetary penalties, as well as rescission rights if certain disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. HOEPA also provides that any purchaser or assignee of a mortgage covered by HOEPA is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by HOEPA or other law, which the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of HOEPA. The maximum damages that may be recovered under the HOEPA from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

    In addition to HOEPA, a number of legislative proposals have been introduced at the federal, state and local government levels that are designed to discourage predatory lending practices. Some state, counties and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in HOEPA. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state, county or local law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

COOPERATIVE LOANS

    Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. A deficiency judgment after a foreclosure sale may be prohibited, unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

JUNIOR MORTGAGES

    The mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale in accordance with the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan. See ' -- Foreclosure on Mortgages.'

    Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

HOME EQUITY LINE OF CREDIT LOANS

    The form of credit line trust deed or mortgage generally used by most institutional lenders which make home equity line of credit loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage liens securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after a tax lien or judgment lien imposed on the property.

ENFORCEABILITY OF DUE-ON-SALE CLAUSES

    The mortgage loans in a trust fund will in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in several states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St. Germain Depository Institutions Act of 1982. This legislation, subject to exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St. Germain Act does encourage lenders to permit assumptions of loans at the original rate of interest provided for in the mortgage note or at another rate less than the average of the original rate and the market rate.

    The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act, including federal savings associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment charge upon the acceleration of a loan in accordance with a due-on-sale clause.

    The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of mortgage loans that may be outstanding until maturity.

PREPAYMENT CHARGES AND PREPAYMENTS

    Applicable regulations prohibit the imposition of a prepayment charge or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

    Some state laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. It is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges unless otherwise specified in the accompanying prospectus supplement. The servicer or another entity identified in the accompanying prospectus supplement generally will be entitled to all prepayment charges and late payment charges received on the loans and these amounts generally will not be available for payment on the certificates.

LEASES AND RENTS

    Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, and, unless rents are to be paid directly to the lender, retains a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or against the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SUBORDINATE FINANCING

    When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan or any junior loan, or both, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Several states have taken action to reimpose interest rate limits or to limit discount points or other charges.

    In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of that state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

    Title V also provides that state usury limitations do not apply to any loan that is secured by a first lien on specific kinds of manufactured housing if certain conditions are met, including the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

ALTERNATIVE MORTGAGE INSTRUMENTS

    ARM Loans and home equity revolving credit loans originated by nonfederally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act. Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments, including ARM Loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other nonfederally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift

          Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

    Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting prior to October 15, 1985 a law or constitutional provision expressly rejecting the applicability of these provisions. Several states have taken this type of action.

    All of the ARM Loans and home equity revolving credit loans in a trust fund that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have complied with applicable state law. All of the ARM Loans and home equity revolving credit loans in a trust fund that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have been originated in compliance with all applicable federal regulations.

SERVICEMEMBERS CIVIL RELIEF ACT

    Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of a rate of interest, currently 6% per annum, during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of that rate, unless a court or administrative agency of the United States or of any State orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and would not be covered by advances or, unless specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on or an enforce rights with respect to an affected mortgage asset, during the borrower's period of active duty status, and, sometimes, during an additional three month period thereafter. Thus, if the Relief Act applies to any mortgage asset that goes into default, there may be delays in payment and losses incurred by the related securityholders.

ENVIRONMENTAL LEGISLATION

    Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under several state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party even absent foreclosure where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

    Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the originator has not made and will not make these kinds of evaluations prior to the origination of the mortgage loans. Neither the servicer nor any replacement servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. The servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property,' including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was at the time of execution of the mortgage 'reasonably without cause to believe' that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

    A case decided by the United States Court of Appeals for the First Circuit held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural person, cash method taxpayers, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

    The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See 'State and Other Tax Consequences.'

    The following discussion addresses securities of four general types:

          REMIC Certificates representing interests in a trust fund, or a portion of a trust fund, as to which a REMIC election under the REMIC Provisions of the Code is in effect,

          Notes representing indebtedness of an owner trust for federal income tax purposes,

          Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made, and

          Partnership Certificates representing interests in a Partnership Trust Fund which is treated as a partnership for federal income tax purposes.

    The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

    The following discussion is based in part upon the OID Regulations and in part upon the REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. As described at ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount,' in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

REMICS

    Classification of REMICs. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the

Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year or for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under ' -- Taxation of Owners of REMIC Regular Certificates' and ' -- Taxation of Owners of REMIC Residual Certificates.' The Treasury Department is authorized to issue regulations providing relief in the event of an inadvertent termination of REMIC status, although these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

    Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will not be treated for federal income tax purposes as ownership interests in the assets of the related trust fund. However, except as provided in the following sentence, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the REMIC Certificates would be so treated. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of
Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

    Amendments made to the REMIC Provisions by the American Jobs Creation Act of 2004, or the Jobs Act, allow, effective January 1, 2005, REMICs to hold reverse mortgage loans, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a 'reverse mortgage loan' is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgage loans or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be described separately in the related prospectus supplement offering interests in that REMIC.

    The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificateholders and property acquired by foreclosure held prior to the sale of such property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(5)(B) of the Code. In addition, in some instances mortgage loans may not be treated entirely as assets described in such Code sections. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph.

    Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates that involves a tiered REMIC structure, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that (i) assuming compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) REMIC elections are made timely in the required forms, each of the REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

    Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

    General. Except as described in ' -- Taxation of Owners of REMIC Residual Certificates -- Possible Pass-Through of Miscellaneous Itemized Deductions,' REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

    Original Issue Discount. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount in excess of a de minimis amount will be required to include original issue discount in income as it accrues in advance of the receipt of the cash attributable to that income, in accordance with a constant yield method described below. Section 1272(a)(6) of the Code provides special original issue discount rules applicable to REMIC Regular Certificates. Regulations have not yet been proposed or adopted under Section 1272(a)(6) of the Code. Further, application of the OID Regulations to the REMIC Regular Certificates remains unclear in some respects because the OID Regulations generally purport not to apply to instruments to which Section 1272(a)(6) applies such as REMIC Regular Certificates, and separately because they either do not address, or are subject to varying interpretations with regard to, several relevant issues.

    The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC and for certain other federal income tax purposes, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations. To date, those regulations have not been issued. The Congressional committee reports accompanying the enactment of Section 1272(a)(6) of the Code indicate that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. Unless otherwise stated in the related prospectus supplement, the Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate. Each prospective investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any REMIC Regular Certificate.

    The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class that will be used in making reports to investors and the IRS will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Under the OID Regulations, 'qualified stated interest' is interest that is unconditionally payable at least annually during the entire term of the certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or (ii) the current values of a single 'qualified floating rate' or 'objective rate' (each, a 'Single Variable Rate'). A 'current value' is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A 'qualified floating rate' is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the closing date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can be expected to have approximately the same values throughout the term of the certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the closing date are within 0.25% of each other. A variable rate that is subject to an interest rate cap, floor, 'governor' or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the closing date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An 'objective rate' is a rate (other than a qualified floating rate) determined using a single formula fixed for the life of the certificate, which is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate), (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency, (iii) the yield or changes in price of one or more items of 'actively traded' personal property, (iv) a combination of rates described in (i), (ii) and (iii), or (v) a rate designated by the IRS. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the certificate's term will differ significantly from the average value of such rate during the final half of its term. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the closing date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the closing date does not differ from the fixed rate by more than 0.25%. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, or at (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single 'qualified inverse floating rate' (each, a 'Multiple Variable Rate'). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above). Under these rules, some of the payments of interest on a certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See ' -- Variable Rate Certificates'. REMIC Regular Certificates offered hereby other than certificates providing for variable rates of interest or for the accretion of interest are not anticipated to have stated interest other than 'qualified stated interest,' but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the related prospectus supplement. Some or all of the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such certificates.

    In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. In general terms, original issue discount is accrued by treating the interest rate of the securities as fixed and making adjustments to reflect actual interest rate adjustments.

    Certain classes of REMIC Regular Certificates may provide for the first interest payment on a REMIC Regular Certificate to be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

    If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

    Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years, rounding down for partial years, from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See
' -- Market Discount' for a description of this election under the OID regulations.

    If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

    Unless otherwise stated in the related prospectus supplement, an accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate in future periods and
(b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

    If a REMIC Regular Certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

    Variable Rate Certificates. Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to such certificates. In the absence of other authority, the servicer and the trustee intend to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Section 1272(a)(6) of the Code to such certificates for the purpose of preparing reports furnished to REMIC Regular Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding REMIC Regular Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest, accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the certificate in the case of a certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an equivalent fixed rate debt instrument, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the closing date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the closing date, (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate, and (d) for an actual fixed rate, such hypothetical fixed rate as would result under (a) or (b) if the actual fixed rate were replaced by a hypothetical qualified floating rate or qualified inverse floating rate such that the fair market value of the Certificate as of the issue date would be approximately the same as that of an otherwise identical debt instrument providing for the hypothetical variable rate rather than the actual fixed rate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the REMIC Regular Certificateholder's taxable income for the taxable period or periods to which such difference relates. Additionally, purchasers of such Certificates should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to provisions of proposed Treasury regulations applicable to instruments having contingent payments. The application of those provisions to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

    The IRS issued proposed regulations on August 24, 2004, concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular interests providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the holder's right to interest payments accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

    The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code
Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

    Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount in excess of a de minimis amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS. See ' -- Premium' below.

    However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above. See ' -- Original Issue Discount' above.

    Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Congressional committee reports accompanying the enactment of
Section 1276(b)(3) of the Code apply. Those committee reports indicate that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option:

        (1) on the basis of a constant yield method,

        (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or

        (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

    To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

    Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

    Premium. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under a constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The Congressional committee reports accompanying the enactment of
Section 1276(b)(3) of the Code state that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. The IRS indicated that it may require that a prepayment assumption of zero be used in accruing premium on REMIC regular interests. Prospective purchasers should consult their own tax advisors on this issue. See ' -- Market Discount' above.

    Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

    Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or other assets underlying the REMIC Certificates, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

    General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC. See ' -- Matters Relevant to Holders of All REMIC Certificates -- Prohibited Transactions and Other Possible REMIC Taxes' below.

    A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ' -- Taxable Income of the REMIC' and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of passive losses.

    A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Congressional committee reports accompanying enactment of the REMIC Provisions indicate that some modifications of the general rules may be necessary to reduce, or increase, the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

    Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. On May 11, 2004, the IRS issued regulations, effective for taxable years ending on or after May 11, 2004, that require 'inducement fees' received by a transferee of a noneconomic REMIC residual interest to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual interest over its expected life. The regulations also provide two more specific methods that are accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC residual interest is transferred to the taxpayer. Holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes and the effect of these regulations.

    The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at ' -- Noneconomic REMIC Residual Certificates.' The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

    Taxable Income of the REMIC. The taxable income or net loss of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purposes, the servicer intends to treat the fair market value of the mortgage loans and other assets as being equal to the aggregate issue prices of all REMIC Certificates. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under ' -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount.' Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

    Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See ' -- Taxation of Owners of REMIC Regular Certificates' above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

    A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. This election would not apply to any mortgage loan originated on or before September 27, 1985, premium on which should be allocated among the principal payments on that mortgage loan and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

    A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount,' except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

    Issue premium is the excess of the issue price of a REMIC Regular Certificate over its stated redemption price. If a class of REMIC Regular Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.'

    Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ' -- Matters Relevant to Holders of All REMIC Certificates -- Prohibited Transactions and Other Possible REMIC Taxes' below.

    Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code and the rules relating to the alternative minimum tax. See ' -- Possible Pass-Through of Miscellaneous Itemized Deductions' below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

    Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

    A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

    Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by the REMIC Residual Certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

    The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ' -- Matters Relevant to Holders of All REMIC Certificates -- Sales of REMIC Certificates' below.

    For a discussion of possible modifications of these rules that may require adjustments to the income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see ' -- General' above.

    Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

    In general, the excess inclusions with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of

        (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over

        (2) the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual
    Certificateholder.

    The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have significant value.

    For REMIC Residual Certificateholders, an excess inclusion:

        (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

        (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

        (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, ' -- Matters Relevant to Holders of All REMIC Certificates -- Foreign Investors in REMIC Certificates,' below.

    Furthermore, for purposes of the alternative minimum tax: (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of clause (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

    In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. 'Real estate investment trust taxable income' is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

    Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of noneconomic REMIC Residual Certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.' If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is 'noneconomic' unless, at the time of transfer, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the REMIC Residual Certificate, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, equals at least the product of the present value of the anticipated excess inclusions and the highest marginal corporate tax rate, and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of a transfer of REMIC Residual Certificates being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, for which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Final Treasury regulations impose additional conditions for achieving assurance that a transfer of a noneconomic interest will be respected. The additional condition requires that either (i) the present value of the net tax detriment attributable to holding the residual interest not exceed the sum of the present value of any amount received by the transferee, plus the present value of any expected tax savings from losses on the residual interest, or (ii) the transferee be a domestic taxable corporation with large amounts of gross and net assets that agrees that all future transfers will be to taxable domestic corporations and, among other things, the facts and circumstances known to the transferor at the time of transfer would not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid. If the amount paid to the transferee is unreasonably low, the transferor is deemed to know that the transferee cannot or will not pay the tax. These changes are effective for transfers of residual interests occurring after February 4, 2000, although certain of their provisions apply only to transfers of residual interests occurring on or after August 19, 2002. Prior to purchasing a REMIC Residual Certificate, a prospective purchaser should consider the possibility that a purported transfer of the REMIC Residual Certificate by that prospective purchaser to another purchaser at a future date may be disregarded, which would result in the retention of tax liability by the prospective purchaser.

    The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered noneconomic for purposes of the rules described in the preceding paragraph. See ' -- Matters Relevant to Holders of All REMIC Certificates -- Foreign Investors in REMIC Certificates' below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

    Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, IRS regulations provide that for purposes of this mark-to-market requirement a REMIC Residual Certificate acquired after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

    Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

    With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding paragraph, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

    Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in these certificates.

MATTERS RELEVANT TO HOLDERS OF ALL REMIC CERTIFICATES

    Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will be equal to:

          the cost of the REMIC Regular Certificate to the certificateholder,

          increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium.

    The adjusted basis of a REMIC Residual Certificate will be determined as described under ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions.' Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC Certificate will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

    Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Regular Certificate was held by the holder, reduced by any market discount included in income under the rules described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount' and ' -- Premium.'

    REMIC Certificates will be evidences of indebtedness within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

    A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

    Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such forms.

    Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the net income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

    In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

    REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means the excess over related deductions of the sum of gain from the sale of foreclosure property that is inventory and the gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

    Unless otherwise disclosed in the related prospectus supplement, to the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related servicer or trustee in either case out of its own funds, provided that the servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the servicer's or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

    Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

          the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and the highest marginal federal income tax rate applicable to corporations.

    The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this prospectus will be made available.

    Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

    In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization.

    Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

    For these purposes, a disqualified organization means:

          the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

          any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or any organization described in Section 1381(a)(2)(C) of the Code.

    For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

    Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the Certificate, the REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference. The loss may be subject to the 'wash sale' rules of Section 1091 of the Code. See ' -- Sales of REMIC Certificates' above. The character of this loss as ordinary or capital is uncertain.

    The inadvertent termination of a REMIC may have other consequences. See 'REMICs -- Classification of REMICs' above.

    Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

    The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may be bound by a settlement agreement between the trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information. The IRS has issued proposed regulations that, if adopted as final regulations, would cause the question of whether a transfer of residual interests will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's tax return.

    Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days (41 days under proposed regulations) after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

    The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount.'

    The responsibility for complying with the foregoing reporting rules will be borne by the trustee or other party designated in the related prospectus supplement. Certificateholders may request any information with respect to the returns described in section 1.6049-7(e)(2) of the Treasury regulations.

    Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but does not do so in the proper manner.

    Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement signed by the certificateholder under penalties of perjury certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or with respect to payments that are subject to certain contingencies. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

    Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

    In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

    Further, it appears that a REMIC Regular Certificate would not generally be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

    Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

WITHHOLDING REGULATIONS

    The IRS has issued regulations which provide procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. The regulations attempt to unify certification requirements and reliance standards. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the regulations.

NOTES

    General. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes
(1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership within the meaning of Section 7704 of the Code taxable as a corporation or as a taxable mortgage pool within the meaning of
Section 7701(i) of the Code. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

    Status as Real Property Loans. Notes held by a domestic building and loan association will not constitute 'loans . . . secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v). Notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code Section 856(c)(5)(B). Interest on notes will not be considered 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B).

    Taxation of Noteholders. Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, except that
(1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See
' -- Taxation of Owners of REMIC Regular Certificates' and ' -- Matters Relevant to Holders of All REMIC Certificates -- Sales of REMIC Certificates.' Also, interest paid on a note to a noteholder that is not a United States Person will normally qualify for the exception from United States withholding tax described in ' -- Matters Relevant to Holders of All REMIC Certificates -- Foreign Investors in REMIC Certificates,' except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

GRANTOR TRUST FUNDS

    Classification of Grantor Trust Funds

    On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

    Characterization of Investments in Grantor Trust Certificates

    Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that Grantor Trust Fractional Interest Certificates will represent interests in 'loans . . . secured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v) of the Code; 'obligation[s](including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property' within the meaning of Section 860G(a)(3) of the Code; and real estate assets within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver its opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Section 856(c)(3)(B) of the Code.

    The assets constituting certain Grantor Trust Funds may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes buydown mortgage loans.

    Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are 'loans . . . secured by an interest in real property' within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(5)(B) of the Code, and the interest on the mortgage loans is 'interest on obligations secured by mortgages on real property' within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust Strip Certificates will be characterized the same way. However, the policies underlying these Sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

    The Grantor Trust Strip Certificates will be 'obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property' within the meaning of
Section 860G(a)(3)(A) of the Code.

    Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the distributions made to each class during that period.

    The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the servicer, any sub-servicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

    If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the eighth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See ' -- Market Discount' below.

    Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

    The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See ' -- If Stripped Bond Rules Do Not Apply' below for a definition of qualified stated interest.

    In general, the amount of the income that accrues in any month equals the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month, see ' -- Sales of Grantor Trust Certificates,' and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the mortgage loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the servicer, any sub-servicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

    To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and
(2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

    In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

    If a Prepayment Assumption is not used, then when a mortgage loan prepaid in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. See ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.'

    It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

    Under Treasury Regulation Section 1.1286-1, stripped bonds may be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in ' -- If Stripped Bond Rules Do Not Apply' and ' -- Market Discount' below.

    If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

    The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, or a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the test described in the REMIC discussion. See ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' above.

    In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the servicer or the trustee in preparing information returns to the certificateholders and the IRS.

    If original issue discount is in excess of a de minimis amount, a portion of the original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

    A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, the daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

    In addition to its regular reports, the servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See ' -- Grantor Trust Reporting' below.

    Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month.

    A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount' above.

    Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules described in the committee report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option:
(1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

    Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

    Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

    Further, under the rules described in ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount,' above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

    Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

    It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepaid in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a Prepayment Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments. See ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.'

    Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in ' -- If Stripped Bond Rules Apply,' no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the Grantor Trust Strip Certificates. Accordingly, it is suggested that holders of Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

    The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under ' -- Possible Application of Contingent Payment Rules' and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

    Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See ' -- If Stripped Bond Rules Apply' above.

    As noted, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

    The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

    It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

    Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated in 1996, regarding contingent payment debt instruments, the 'Contingent Payment Regulations,' but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

    If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust Strip Certificate.

    The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate, that as of the issue date reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

    Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under ' -- Taxation of Owners of Grantor Trust Strip Certificates.' Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

    Sales of Grantor Trust Certificates. Any gain or loss (equal to the difference between the amount realized and adjusted basis) recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions with respect to the Grantor Trust Certificate.

    Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    Grantor Trust Reporting. The servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the servicer and sub-servicer and any other customary factual information the servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

    Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the servicer or the trustee.

    Backup Withholding. In general, the rules described in ' -- REMICS -- Backup Withholding with Respect to REMIC Certificates' will also apply to Grantor Trust Certificates.

    Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in ' -- Taxation of Owners of REMIC Residual
Certificates -- Foreign Investors in REMIC Certificates' applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984 and only to the extent such mortgage loans have not been converted to real property.

    To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

PARTNERSHIP TRUST FUNDS

    Classification of Partnership Trust Funds. With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

    If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

    Characterization of Investments in Partnership Certificates. For federal income tax purposes,

        (1) Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute 'loans ... secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v);

        (2) Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(5)(B) and interest on Partnership Certificates will be treated as 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts; and

        (3) Partnership Certificates held by a regulated investment company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

    Taxation of Owners of Partnership Certificates

    Treatment of the Partnership Trust Fund as a Partnership. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund and the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

    A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership Trust Fund. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

    Partnership Taxation. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under ' -- Grantor Trust Funds -- Characterization of Investments in Grantor Trust Certificates -- If Stripped Bond Rules Do Not Apply,' ' -- Market Discount' and ' -- Premium,' and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the Due Period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the Due Period. The allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the

Partnership Trust Fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the Partnership Trust Fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

    Some or all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may constitute unrelated business taxable income generally taxable to that holder under the Code.

    A share of expenses of the Partnership Trust Fund, including fees of the servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under ' -- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates.' Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.

    Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under ' -- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Rules Do Not Apply.' Notwithstanding this description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

    Discount and Premium. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. As stated in the previous paragraph, the Partnership Trust Fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis. See ' -- Grantor Trust Funds -- Characterization of Investments in Grantor Trust Certificates -- Market Discount' and ' -- Premium.'

    If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

    Section 708 Termination. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership Trust Fund, the old partnership, to a new Partnership Trust Fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

    Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in amount equal to the difference between the amount realized and the seller's tax basis in the

Partnership Certificates sold. A certificateholder's tax basis in a Partnership Certificate will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income includible in income and decreased by any distributions received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder's share of any liabilities of the Partnership Trust Fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

    Any gain on the sale of a Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

    If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

    Allocations Between Transferors and Transferees. In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

    The use of a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed or may be used only for transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the certificateholders. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

    Section 731 Distributions. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the Partnership Certificate does not exceed the adjusted basis of the certificateholder's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

    Section 754 Election. In the event that a certificateholder sells its Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership Certificate is sold at a loss. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

    Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the

Partnership Trust Fund and will report each certificateholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

    The tax matters person designated in the pooling and servicing agreement will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

    Tax Consequences to Foreign Certificateholders. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code as if this income were effectively connected to a U.S. trade or business. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8BEN, IRS Form W-8ECI, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8 BEN or Form W-8ECI in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    Backup Withholding. Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

    It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, Notes, Grantor Trust Certificates and Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

    Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a 'reportable transaction.' Material advisors with respect to the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a 'reportable transaction' based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to an investment in securities offered under this prospectus and the related prospectus supplement. The Jobs Act imposes significant penalties for failure to comply with these disclosure requirements. Investors in securities should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

                        STATE AND OTHER TAX CONSEQUENCES

    In addition to the federal income tax consequences described in 'Material Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered securities. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under 'Material Federal Income Tax Consequences' does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered securities.

                              ERISA CONSIDERATIONS

    Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax-Favored Plans.

    Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. However, any such plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction restrictions imposed under Section 503 of the Code.

    In addition to imposing general fiduciary standards, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving 'plan assets' of Plans and Parties in Interest, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to penalties and/or excise taxes imposed under ERISA and/or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction.

PLAN ASSET REGULATION

    An investment of Plan Assets in securities may cause the underlying mortgage loans, cooperative loans, agency securities, private securities, and/or other assets held in a trust to be deemed 'plan assets' of such Plan. The U.S. Department of Labor ('DOL') has issued the DOL Regulation for purposes of applying the general fiduciary standards of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code when a Plan acquires an equity interest (such as a security) in such entity. Because of the factual nature of certain rules in the DOL Regulation, it cannot be predicted whether the assets of a Plan will be deemed to include either (i) an interest in the assets of a entity in which the Plan holds an equity interest (such as a trust), or (ii) merely the Plan's interest in the instrument evidencing such interest. Therefore, neither Plans nor certain entities in which assets of Plans are invested should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulation.

    Under the DOL Regulation, the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust and cause the depositor, any servicer, any trustee, the obligor under any credit enhancement mechanism and certain of their affiliates to be considered or become Parties in Interest with respect to a Plan investing in the securities, whether directly or through an entity holding Plan Assets. In such circumstances, the acquisition or holding of securities by or with Plan Assets of the investing Plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. Under the DOL Regulation, the assets of a Plan which holds a security would include such security and may also be deemed to include the mortgage loans and/or other assets held in the related trust. Special caution should be exercised before Plan Assets are used to acquire a security in such circumstances, especially if, with respect to such Plan Assets, the depositor, any servicer, any trustee, the obligor under any credit enhancement mechanism or any of their affiliates has either (i) investment discretion with respect to such Plan Assets, or (ii) authority or responsibility to give (or regularly gives) investment advice with respect to such Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

    Any person who has discretionary authority or control as to the management or disposition of Plan Assets, or who provides investment advice with respect to Plan Assets for a fee (in the manner described above), is a fiduciary with respect to such Plan Assets. If the mortgage loans and/or other assets held in a trust were to constitute Plan Assets, any party exercising management or discretionary control with respect to such assets may be deemed to be a 'fiduciary' with respect to any investing Plan and subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. In addition, if the mortgage loans and/or other assets held in a trust constitute Plan Assets, the acquisition or holding of securities by, on behalf of or with Plan Assets of a Plan, and the operation of such trust, may be deemed to constitute or result in a prohibited transaction under ERISA and Section 4975 of the Code.

UNDERWRITER'S AND WCC EXEMPTION

    The Underwriter's Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Code certain transactions, among others, relating to (i) the servicing and operation of pools of certain secured obligations (such as mortgage loans) that are held in an entity, including a trust, and (ii) the purchase, sale and holding of securities, including pass-through securities, issued by such entity as to which an underwriter (or its affiliate) which has received an Underwriter's Exemption is the sole underwriter or manager or co-manager of the underwriting syndicate or a placement agent, provided that certain conditions set forth in the Underwriter's Exemption are satisfied. For this purpose, the term 'Underwriter' as used in reference to the Underwriter's Exemption includes both such an underwriter, placement agent or affiliate and any member of the underwriting syndicate or selling group with respect to the Class of Certificates as to which such underwriter, placement agent or affiliate is the manager, a co-manager or a placement agent.

    If so specified in the accompanying Prospectus Supplement, broad exemptive relief may be available under the Underwriter's Exemption or under the DOL authorization described immediately below. Effective August 24, 2003, the DOL authorized (DOL Auth. No. 2003-14E) WaMu Capital Corp. ('WCC') and its affiliates to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code available under DOL Prohibited Transaction Class Exemption 96-62 (the 'WCC Exemption') relating to
(i) the servicing and operation of pools of certain secured obligations (such as Mortgage Loans) that are held in an entity, including a trust, and (ii) the purchase, sale and holding of securities, including pass-through certificates or notes, issued by such entity as to which WCC (or its affiliate) is the sole underwriter or manager or co-manager of the underwriting syndicate or a placement agent, provided that certain conditions set forth in the WCC Exemption are satisfied. For this purpose, the term 'Underwriter' as used in reference to the WCC Exemption includes both WCC or an affiliate and any member of the underwriting syndicate or selling group with respect to the Class of Certificates as to which WCC or the affiliate is the manager, a co-manager or a placement agent.

    Each Underwriter's Exemption and the WCC Exemption set forth the following eight general conditions, which must be satisfied in order for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under either the Underwriter's Exemption or the WCC Exemption:

    First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

    Second, the Underwriter's Exemption and the WCC Exemption only apply to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities issued by the same trust or other entity, unless none of the mortgage loans or other assets has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the date of issuance of the securities.

    Third, the securities, at the time of acquisition by a Plan or with Plan Assets, must be rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies. The securities must be rated in one of the two highest generic categories by at least one of the Exemption Rating Agencies if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential or home equity mortgage loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities. However, in that case neither the Underwriter's Exemption nor the WCC Exemption will apply (i) to any of the securities if (x) any mortgage loan or other asset held in the trust (other than a one- to four-family residential or home equity mortgage loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the date of issuance of the securities or (y) any one-to four-family residential or home equity mortgage loan has a loan-to-value ratio or combined loan-to-value ratio that exceeds 125% at the date of issuance of the securities or (ii) to any subordinated securities.

    Fourth, the trustee must not be an affiliate of any other member (other than an underwriter) of the 'Restricted Group,' which consists of the depositor, each underwriter, each insurer, the servicer, any other servicer, the trustee, the swap counterparty under any swap arrangement, any mortgagor with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets held in the trust as of the date of initial issuance of the securities and their respective affiliates.

    Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement, indenture or servicing agreement, as applicable, and reimbursement of such person's reasonable expenses in connection therewith.

    Sixth, the Plan or other person investing Plan Assets in the securities must be an accredited investor (as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended).

    Seventh, (i) the trust must consist solely of assets of the type that have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or with Plan Assets of a Plan in reliance on the Underwriter's Exemption or the WCC Exemption; and (iii) securities in such other investment pools must have been purchased by investors (other than Plans) for at least one year prior to any acquisition of securities by or with Plan Assets of a Plan in reliance on the Underwriter's Exemption or the WCC Exemption.

    Eighth, unless the trust qualifying as a REMIC for federal income tax purposes constitutes a grantor trust, the legal documents establishing the trust must contain restrictions on the trust's ability to borrow money or issue debt other than in connection with the securitization, on the trust's merging, reorganizing, liquidating or selling assets other than in connection with the securitization, and limiting the trust's activities to activities relating to the securitization. In addition, the related pooling and servicing agreement, indenture or servicing agreement, as applicable, must prohibit all parties thereto from filing an involuntary bankruptcy or insolvency proceeding against the trust, and a true sale opinion must be issued in connection with the transfer of assets to the trust.

    The exemptive relief afforded by the Underwriter's Exemption and the WCC Exemption does not apply to any securities where the related trust or other entity contains revolving credit loans or unsecured loans. In addition, except as otherwise specified in the accompanying prospectus supplement, the exemptive relief afforded by the Underwriter's Exemption and the WCC Exemption may not apply to any securities where the related trust or other entity contains certain purchase obligations, swaps, interest rate cap contracts or a pre-funding arrangement.

    The Underwriter's Exemption provides that a trust may hold as an asset an 'eligible yield supplement agreement,' which includes yield supplement agreements or similar arrangements, or if purchased by or on behalf of the trust, interest rate cap contracts to supplement the interest rates otherwise payable on obligations held by the trust. Any agreement or arrangement that is in the form of a notional principal contract must meet the following conditions:

    (a) it is denominated in U.S. dollars;

    (b) the trust receives on, or immediately prior to, the respective payment date for the class of securities which to the agreement or arrangement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the trust receiving such payments on at least a quarterly basis;

    (c) it is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

    (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the trustee;

    (e) it is entered into between the trust and an 'eligible counterparty' (i.e., a bank or other financial institution which has a rating, at the date of issuance of securities, which is one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the Exemption Rating Agencies rating the securities; provided, that if a counterparty is relying on its short-term rating to establish the eligibility under the Underwriter's Exemption, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Exemption Rating Agency; and

    (f) it has a notional amount that does not exceed either the principal balance of the class of securities to which it relates or the portion of the principal balance of such class represented by certain eligible obligations held by the trust.

    Any fiduciary or other person who proposes to use Plan Assets to acquire securities in reliance upon the Underwriter's Exemption or the WCC Exemption must make its own determination as to whether the general conditions set forth above will be satisfied with respect to its acquisition and holding of such securities.

    If the general conditions of the Underwriter's Exemption or the WCC Exemption are satisfied, the Underwriter's Exemption or the WCC Exemption, as applicable, may provide exemptive relief from:

    (a) The restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code in connection with the direct or indirect sale, exchange, transfer or holding, or the direct or indirect acquisition or disposition in the secondary market, of securities by or with Plan Assets of a Plan, provided that no exemptive relief is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security by or with Plan Assets of a Plan sponsored by any member of the Restricted Group (an 'Excluded Plan'), or by any person who has discretionary authority or renders investment advice for a fee (as described above) with respect to Plan Assets of such Excluded Plan;

    (b) When certain additional conditions are met, the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for a fee (as described above) with respect to the investment of the relevant Plan Assets in the securities is a mortgagor with respect to 5% or less of the fair market value of the assets of a trust (or its affiliate),
        (ii) the direct or indirect acquisition or disposition in the secondary market of securities by or with Plan Assets of a Plan, and (iii) the holding of securities by or with Plan Assets of a Plan; and

    (c) The restrictions imposed by Sections 406 and 407(a) of ERISA and Section 4975(c) of the Code for certain transactions in connection with the servicing, management and operation of the Mortgage Pools, subject to certain specific conditions which the depositor expects will be satisfied if the general conditions of the Underwriter's Exemption or the WCC Exemption are satisfied.

    The Underwriter's Exemption and the WCC Exemption also may provide exemptive relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code if such restrictions would otherwise be deemed to apply merely because a person is deemed to be a Party in Interest with respect to a Plan investing in the securities (whether directly or through an entity holding Plan Assets) by virtue of providing services to the Plan (or such Plan Assets), or by virtue of having certain specified relationships to such a person, solely as a result of the Plan's ownership of securities.

    Before purchasing a security in reliance upon the Underwriter's Exemption or the WCC Exemption, a fiduciary or other investor of Plan Assets should itself confirm that (i) the securities constitute 'securities' for purposes of the Underwriter's Exemption or the WCC Exemption, as applicable, and (ii) the specific and general conditions and other requirements set forth in the Underwriter's Exemption or the WCC Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemption or the WCC Exemption, as applicable, the fiduciary or other Plan Asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with Plan Assets.

OTHER EXEMPTIONS

    Any fiduciary or other person who proposes to use Plan Assets to acquire securities should consult with its legal counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of exemptive relief under the Underwriter's Exemption, the WCC

Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with an acquisition of securities representing a beneficial ownership interest in a pool of single-family residential first or second mortgage loans or agency securities, such fiduciary or other Plan Asset investor should also consider the availability of exemptive relief under PTCE 83-1 for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing an interest in a trust with assets that include cooperative loans, private securities, mortgage loans secured by third or more junior liens, contracts, multifamily or mixed-use mortgage loans, or certain other assets, or which contain a swap or a pre-funding arrangement. In addition, such fiduciary or other Plan Asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The applicable prospectus supplement may contain additional information regarding the application of the Underwriter's Exemption, the WCC Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions with respect to the offered securities. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan Asset investor's investment in the securities or, even if an exemption were applicable, that such exemption would apply to all prohibited transactions that may occur in connection with such an investment.

INSURANCE COMPANY GENERAL ACCOUNTS

    Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which were published in the Federal Register on January 5, 2000 and became generally applicable on July 5, 2001.

REPRESENTATIONS FROM INVESTING PLANS

    If the criteria specified in the Underwriter's Exemption or the WCC Exemption, as applicable, as described above are not satisfied by one or more classes of securities, or by a trust or the mortgage loans and other assets held by the trust, except as otherwise specified in the accompanying prospectus supplement, transfers of those securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan Assets to effect the acquisition, will not be registered by the trustee unless the transferee provides the depositor and the trustee with an opinion of counsel satisfactory to the depositor and the trustee, which opinion will not be at the expense of the depositor, the trustee or the servicer, that the acquisition of such securities by or on behalf of such Plan or with Plan Assets is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the depositor, the trustee or the servicer to any obligation in addition to those undertaken in the related pooling and servicing agreement, indenture or servicing agreement, as applicable. Except as otherwise specified in the accompanying prospectus supplement, each beneficial owner of a subordinated security offered by this prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such security (or interest therein), that either (i) it is not a Plan, a trustee or other person acting on behalf of any Plan, or any other person using Plan Assets to effect such acquisition or holding, (ii) it has acquired and is holding such subordinated security in reliance on the Underwriter's Exemption or the WCC Exemption, as applicable, and the subordinated security was rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies or (iii)(1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire or hold such security (or interest therein) is an 'insurance company general account' (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

    If any subordinated security (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinated security, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinated security (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the servicer, any sub-servicer, the underwriter and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

TAX-EXEMPT PLAN INVESTORS

    A Plan which is exempt from federal income taxation pursuant to Section 501 of the Code generally will be subject to federal income taxation to the extent that its income constitutes unrelated business taxable income (or 'UBTI') within the meaning of Section 512 of the Code. Excess inclusions of a REMIC allocated to a REMIC Residual Certificate held by such a Plan will be considered UBTI and thus will be subject to federal income tax. See 'Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions.' In addition, the exemptive relief afforded by the Underwriter's Exemption does not apply to the purchase, sale or holding of any class of REMIC Residual securities.

CONSULTATION WITH COUNSEL

    There can be no assurance that the Underwriter's Exemption, the WCC Exemption or any other exemption granted by the DOL will apply with respect to any particular Plan that acquires securities (whether directly or through an entity holding Plan Assets) or, even if all of the conditions specified in the Underwriter's Exemption or the WCC Exemption, as applicable, were satisfied, that exemptive relief would be available for all transactions involving a trust. Prospective Plan Asset investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences in their specific circumstances prior to making an investment in securities.

    Any fiduciary or other person who proposes to acquire or hold securities on behalf of a Plan or with Plan Assets should consult with its legal counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to the proposed investment and the availability of exemptive relief under the Underwriter's Exemption, the WCC Exemption, PTCE 83-1, Sections I and III of PTCE 95-60, and/or any other class exemption granted by the DOL. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemption, the WCC Exemption or any other DOL exemption, any fiduciary of an ERISA-subject Plan should consider its general fiduciary obligations under ERISA in determining whether to purchase securities on behalf of such Plan.

    Any fiduciary or other person who proposes to use Plan Assets to acquire securities should consult with its own legal counsel with respect to the potential consequences under ERISA and the Code of the acquisition and ownership of securities.

                                LEGAL INVESTMENT

    The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute mortgage related securities for purposes of SMMEA. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with 'mortgage related securities' without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C. 'SS'24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

    On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain 'high-risk' mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

    The OTS has issued Thrift Bulletin 73a, entitled 'Investing in Complex Securities,' or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled 'Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,' or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

    One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any 'complex securities,' that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, 'complex security' includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any 'plain vanilla' mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as 'complex securities.' With respect to quality and suitability factors, TB 73a warns:

          that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

          that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and that it should not use ratings as a substitute for its own thorough underwriting analyses.

    With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

    One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

          conduct a pre purchase portfolio sensitivity analysis for any 'significant transaction' involving securities or financial derivatives, and conduct a pre purchase price sensitivity analysis of any 'complex security' or financial derivative.

    The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of 'complex securities with high price sensitivity' be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice. Prospective investors in the certificates, including in particular the classes of certificates that do not constitute 'mortgage related securities' for purposes of SMMEA, should consider the matters discussed in the following paragraph.

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHODS OF DISTRIBUTION

    The securities offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described in the paragraph below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

    The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods. These methods are as follows:

    1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

    2. By placements by the depositor with institutional investors through dealers; and

    3. By direct placements by the depositor with institutional investors.

    If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

    In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made in respect of those liabilities.

    The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

    The depositor anticipates that the offered securities will be sold primarily to institutional investors or sophisticated noninstitutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of the offered securities. Holders of offered securities should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

    Certain legal matters in connection with the securities will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, San Francisco, as specified in the related prospectus supplement.

                             FINANCIAL INFORMATION

    The depositor has determined that its financial statements are not material to the offering made by this prospectus. The securities do not represent an interest in, or an obligation of, the depositor or any of its affiliates.

                                    RATINGS

    It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization.

    Any ratings on the securities address the likelihood of receipt by the holders of those securities of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. The ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

                             AVAILABLE INFORMATION

    The depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the depositor can be read and copied at the Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site (http:\\www.sec.gov) that contains copies of reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. Copies of certain information filed by the depositor with the Commission can be obtained electronically through the Commission's Internet site. The depositor does not intend to send any financial reports to securityholders.

    This prospectus does not contain all of the information set forth in the registration statement, of which this prospectus forms a part, and exhibits thereto which the depositor has filed with the Commission under the securities Act of 1933 and to which reference is hereby made.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated into this prospectus by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of securities offered hereby evidencing interests in a trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities offered hereby, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent those documents or reports relate to one or more of the classes of those offered securities, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in the documents). Requests to the depositor should be directed in writing to its principal executive office at 1201 Third Avenue, WMT 1706A, Seattle, WA 98101, Attention: Secretary, or by telephone at (206) 554-8838. The depositor has determined that its financial statements are not material to the offering of any securities offered hereby.

                                    GLOSSARY

    Agency Securities: Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) mortgage loans or (2) Agency Securities. Unless otherwise set forth in the accompanying prospectus supplement, all Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable-rate mortgage loans or other types of mortgage loans specified in the accompanying prospectus supplement.

    Accrual Securities: A class of securities as to which accrued interest or a portion of accrued interest will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

    Applicable Federal Rate: A rate based on the average of current yields on Treasury securities, which rate is computed and published monthly by the IRS.

    ARM Loan: A mortgage loan with an interest rate that adjusts periodically, with a corresponding adjustment in the amount of the monthly payment, to equal the sum of a fixed percentage amount and an index.

    Call Class: The holder of a non-offered class of securities that has the right, at its discretion, to terminate the related trust fund on and effect early retirement of the securities of such series in the manner described under 'Description of the Securities--Termination of the Trust Fund and Disposition of Trust Fund Assets' in this prospectus.

    CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act, as amended.

    Clean-Up Call: The right of the party entitled to effect a termination of a trust fund upon the aggregate principal balance of the outstanding trust fund assets for the series at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust fund assets at the cut-off date for that series and which percentage will be between 25% and 0%.

    Clearstream: Clearstream Banking, societe anonyme, a professional depository, which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants.

    Closing Date: With respect to any series of securities, the date on which the securities are issued.

    Code: The Internal Revenue Code of 1986, as amended.

    Commission: The Securities and Exchange Commission.

    Compensating Interest: For any mortgage loan that prepaid in full and, if stated in the accompanying prospectus supplement, in part, during the related Prepayment Period an additional payment made by the servicer or any sub-servicer, to the extent funds are available from the servicing fee, generally equal to the amount of interest at the loan rate, less the servicing fee, if any, for that mortgage loan from the date of the prepayment to the related due date. The accompanying prospectus supplement will describe in detail whether Compensating Interest is paid and if so, how Compensating Interest is calculated, including any limitations on the amount of Compensating Interest to be paid to the related securityholders.

    CPR: The Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate.

    Crime Control Act: The Comprehensive Crime Control Act of 1984, as amended.

    DIDMC: The Depository Institutions Deregulation and Monetary Control Act of 1980.

    DOL: The U.S. Department of Labor.

    DOL Regulation: The regulation promulgated by the DOL at 29 C.F.R. 'SS'2510.3-101.

    DTC: The Depository Trust Company, a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations.

    Due Period: The second day of the month immediately preceding the month in which the distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and ending on the first day of the month of the related distribution date, unless the prospectus supplement specifies otherwise.

    ERISA: The Employee Retirement Income Security Act of 1974, as amended.

    ERISA Permitted Investments: The types of investments permitted by the rating agencies named in the Underwriter's Exemption issued by the DOL in which funds in a pre-funding account may be invested.

    ERISA Plans: Employee pension and welfare benefit plans subject to ERISA.

    Exemption Rating Agencies: Collectively, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch Ratings.

    Fannie Mae: The Federal National Mortgage Association.

    FHA: The Federal Housing Administration.

    Freddie Mac: The Federal Home Loan Mortgage Corporation.

    FTC Rule: The 'Holder in Due Course' Rule of the Federal Trade Commission.

    Garn-St. Germain Act: The Garn-St. Germain Depository Institutions Act of 1982, as amended.

    Ginnie Mae: The Governmental National Mortgage Association.

    Grantor Trust Certificate: A certificate representing an interest in a Grantor Trust Fund.

    Grantor Trust Fractional Interest Certificate: A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

    Grantor Trust Strip Certificate: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

    Grantor Trust Fund: A trust fund as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

    High Cost Loan: A mortgage loan subject to the Home Ownership and Equity Protection Act of 1994, as amended.

    High LTV Loan: mortgage loans with loan-to-value ratios in excess of 80% and as high as 125% and which are not insured by a primary insurance policy.

    HOEPA: The Home Ownership and Equity Protection Act of 1994, as amended.

    Insurance Proceeds: Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

    IRS: United States Internal Revenue Service.

    Liquidated Loan: A defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise.

    Liquidation Proceeds: All amounts, other than Insurance Proceeds, received in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

    Lockout Date: The date of expiration of the Lockout Period with respect to a mortgage loan.

    Lockout Period: The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

    Mortgage: The mortgage, deed of trust or similar instrument securing a mortgage loan.

    Mortgage Security: Whole or partial participations in mortgage loans, which may include mortgage pass-through certificates (including Agency Securities) evidencing interests in mortgage loans.

    NCUA: The National Credit Union Administration.

    Nonrecoverable Advance: An advance made or to be made with respect to a mortgage loan which the servicer determines is not ultimately recoverable from Related Proceeds.

    OID Regulations: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

    Parties in Interest: Collectively, persons who are 'parties in interest' under Section 3(14) of ERISA or 'disqualified persons' under Section 4975(e)(2) of the Code, who have certain specified relationships to a Plan.

    Partnership Certificate: A certificate representing an interest in a Partnership Trust Fund.

    Partnership Trust Fund: A trust fund as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of Chapter 1 of the Code.

    Plan Assets: Collectively, 'plan assets' and 'assets of a Plan' as those terms are described in the DOL Regulation and include an undivided interest in the underlying assets of certain entities in which a Plan holds an equity interest.

    Plan: Collectively, ERISA Plans and Tax-Favored Plans.

    Pledged Asset Mortgage Loans: Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by (1) financial assets owned by the borrower, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the borrower, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

    Prepayment Assumption: With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust fund used in pricing the initial offering of that security.

    Prepayment Interest Shortfall: For a mortgage loan that is subject to a borrower prepayment, the amount that equals the difference between a full month's interest due for that mortgage loan and the amount of interest paid or recovered with respect thereto.

    Prepayment Period: The calendar month immediately preceding the month in which the distribution date occurs, or if stated in the prospectus supplement, the period beginning on the 15th day of the month preceding the month in which the distribution date occurs and ending on the 14th day of the month in which the distribution date occurs, or any other period as described in the prospectus supplement.

    Principal Prepayment: Any principal payments received for a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

    PTCE: Prohibited Transaction Class Exemption issued by the DOL under ERISA.

    PTE: Prohibited Transaction Exemption issued by the DOL under ERISA.

    Purchase Price: As to any mortgage loan, an amount equal to the sum of (1) the unpaid principal balance of the mortgage loan, (2) unpaid accrued interest on the Stated Principal Balance at the rate at which interest accrues on the mortgage loan, net of any retained interest, from the date as to which interest was last paid to the calendar month in which the relevant purchase is to occur,
(3) any unpaid servicing fees and unreimbursed servicing expenses and advances payable or reimbursable to the servicer with respect to that mortgage loan, (4) any unpaid retained interest with respect to that mortgage loan, (5) any realized losses incurred with respect to that mortgage loan and (6) if applicable, any expenses reasonably incurred or to be incurred by the servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

    Record Date: The last business day of the month preceding the month in which a distribution date occurs, unless the prospectus supplement specifies otherwise.

    Related Proceeds: Recoveries on a mortgage loan related to amounts which the servicer has previously advanced to the related trust fund.

    Relief Act: The Servicemembers Civil Relief Act.

    REMIC: A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

    REMIC Certificates: Certificates evidencing interests in a trust fund as to which a REMIC election is in effect.

    REMIC Certificateholders: Holders of REMIC Certificates.

    REMIC Provisions: Sections 860A through 860G of the Code.

    REMIC Regular Certificate: A REMIC Certificate designated as a regular interest in the related REMIC.

    REMIC Residual Certificate: A REMIC Certificate designated as a residual interest in the related REMIC.

    REMIC Regulations: The REMIC Provisions and the related Treasury regulations.

    Retained Interest: A portion of the interest payments on a trust fund asset that may be retained by the depositor or any previous owner of the asset.

    RICO: The Racketeer Influenced and Corrupt Organizations statute.

    Scheduled Principal Balance: As to any mortgage loan, the unpaid principal balance of the mortgage loan as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

    Senior/Subordinate Series: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

    Single Family Properties: One-to-four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments, individual units in de minimus planned-unit developments and individual units in cooperative apartments.

    SMMEA: The Secondary Mortgage Market Enhancement Act of 1984, as amended.

    Special Hazard Subordination Amount: The amount of any Special Hazard Realized Loss that is allocated to the subordinate securities of a series.

    Stated Principal Balance: As to any mortgage loan, the principal balance of the mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss thereon has been, or had it not been covered by a form of credit support, would have been, allocated to one or more classes of securities on or before the determination date.

    Strip Securities: A class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
(b) interest distributions, with disproportionate, nominal or no principal distributions.

    Stripped Interest: The distributions of interest on a Strip Security with no or a nominal principal balance.

    Tax-Favored Plans: Tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts described in Section 408 of the Code.

    Underwriter's Exemption: The essentially identical individual exemptions that the DOL has issued to various underwriters (collectively, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765
(November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002)).

    United States Person: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of Chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

    VA: The Department of Veteran Affairs.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION
           PRELIMINARY PROSPECTUS SUPPLEMENT, DATED FEBRUARY 28, 2005

         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED            , 200[ ]

                          WAMU ASSET ACCEPTANCE CORP.
                                   DEPOSITOR
                               [NAME OF SERVICER]
                                    SERVICER

             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 200[ ]-[  ]

                               $
                                 (APPROXIMATE)

  CONSIDER CAREFULLY THE RISK
  FACTORS BEGINNING ON PAGE S-7 IN
  THIS PROSPECTUS SUPPLEMENT AND
  PAGE 1 IN THE ACCOMPANYING
  PROSPECTUS.

  The certificates will represent
  interests only in the trust
  created for Series 200[ ]-[ ] and
  will not represent interests in or
  obligations of WaMu Asset
  Acceptance Corp., Washington
  Mutual, Inc. or any of their
  affiliates.

  NEITHER THESE CERTIFICATES NOR THE
  UNDERLYING MORTGAGE LOANS ARE
  GUARANTEED BY ANY AGENCY OR
  INSTRUMENTALITY OF THE UNITED
  STATES.

  This prospectus supplement may be
  used to offer and sell the offered
  certificates only if accompanied
  by the prospectus.

                             THE WAMU MORTGAGE PASS-THROUGH CERTIFICATES SERIES
                             200[ ]-[ ] TRUST WILL ISSUE [      ] CLASSES OF
                             OFFERED CERTIFICATES [AND [      ] CLASSES OF
                             PRIVATELY PLACED CERTIFICATES]. EACH CLASS OF OFFERED CERTIFICATES WILL RECEIVE MONTHLY DISTRIBUTIONS OF INTEREST, PRINCIPAL OR BOTH. THE TABLE BEGINNING ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT CONTAINS A LIST OF THE CLASSES OF OFFERED CERTIFICATES, INCLUDING THE PRINCIPAL BALANCE, INTEREST RATE, AND CERTAIN SPECIAL CHARACTERISTICS OF EACH CLASS.

                             OFFERED CERTIFICATES

                             Total principal amount (approximate)     $

                             First payment date                       [           ], 200[ ]

                             Interest and/or principal paid           Monthly

                             Last possible payment date               [           ], 20[ ]

                             [Credit enhancement for the offered certificates is
                             being provided by [        ] classes of privately
                             offered certificates, which have an aggregate
                             principal balance of approximately $        .]

The underwriter listed below will offer the offered certificates at varying prices to be determined at the time of sale. The proceeds to WaMu Asset Acceptance Corp. from the sale of the offered certificates will be approximately
   % of the principal balance of the offered certificates plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays to WaMu Asset Acceptance Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter
                             [NAME OF UNDERWRITER]

                              [          ], 200[ ]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

    IF THE TERMS OF YOUR CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

    We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

    You can find a listing of the pages where certain capitalized terms used in this prospectus supplement are defined under the caption 'Index of Terms' on page S- in this prospectus supplement. Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    We 'incorporate by reference' into this prospectus supplement the information we file with the Securities and Exchange Commission with respect to the offered certificates, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus supplement from the date it was filed, unless we update or supersede that information by information we file subsequently that is incorporated by reference into this prospectus supplement. We incorporate by reference into this prospectus supplement any documents filed by us with the Securities and Exchange Commission with respect to the offered certificates under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and prior to the termination of the offering of the offered certificates.

    Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

    We will provide without charge to each person to whom this prospectus supplement is delivered, upon written or oral request, copies of any or all of the documents that have been incorporated by reference into this prospectus supplement. Requests should be directed to WaMu Asset Acceptance Corp., 1201 Third Avenue, WMT 1706A, Seattle, WA 98101, Attention: Secretary, or by telephone at (206) 554-8838.

                              [TABLE OF CONTENTS]

                              SUMMARY INFORMATION

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING. THIS SUMMARY IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

WHAT YOU OWN

YOUR CERTIFICATES REPRESENT INTERESTS ONLY IN THE ASSETS OF THE TRUST. ALL PAYMENTS TO YOU WILL COME ONLY FROM THE AMOUNTS RECEIVED IN CONNECTION WITH THOSE ASSETS.

The Trust contains a pool of mortgage loans and certain other assets, as described under 'The Trust' in this prospectus supplement.

INFORMATION ABOUT THE MORTGAGE POOL

The mortgage pool consists of approximately mortgage loans with an aggregate
principal balance as of             1, 200[ ] of approximately $        . All of
the mortgage loans are secured by residential properties or shares of cooperative apartments and each is set to mature within [ ] years of the date it was originated.

For a further description of the mortgage loans, see 'Description of the Mortgage Pool' and Appendix B in this prospectus supplement.

THE OFFERED CERTIFICATES

WaMu Asset Acceptance Corp. will deposit the mortgage loans into the Trust. The Trust is being created for the purpose of issuing the Mortgage Pass-Through Certificates, Series 200[ ]-[ ]. The approximate initial class principal balance, annual certificate interest rate and type of each class of the offered certificates will be as follows:

                          APPROXIMATE         ANNUAL
                         INITIAL CLASS      CERTIFICATE
CLASS                  PRINCIPAL BALANCE   INTEREST RATE          TYPE
-----------------------------------------------------------------------------


[The Trust will also issue the [    ] Certificates, which are not being offered
by this prospectus supplement. These private certificates are subordinated to the offered certificates and provide credit enhancement for the offered certificates.]

INITIAL PRINCIPAL BALANCE OF THE CERTIFICATES

The initial aggregate principal balance of the certificates issued by the Trust
is approximately $        , subject to a variance of no more than 5%.

DISTRIBUTIONS ON THE CERTIFICATES

MONTHLY DISTRIBUTIONS

Each month, the trustee, [trustee's name], will make distributions of interest and/or principal to the holders of the certificates. Distributions will be made on the 25th day of each month, or if the 25th day is not a business day, on the
next business day. The first distribution date will be [            ], 200[ ].

Source of Payments. [The mortgagors pay their interest and principal during the month to the servicers. Each month, the servicer subtracts its servicing fee and sends the remainder to the trustee. On the distribution date for that month, the trustee distributes that remaining amount to the holders of the certificates in the order described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement.]

[Advances. Description of obligation, if any, of servicer or servicers to make advances to cover shortfall in payments due on mortgage loans].

DISTRIBUTIONS OF INTEREST

Each class of offered certificates entitled to interest will accrue interest each month. On each distribution date interest will be distributed to these classes in the order described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement.

[The amount of interest each class of certificates accrues each month will equal 1/12th of the annual interest rate for that class multiplied by the related class principal balance or class notional amount, as applicable.][Additional description of allocation of interest among classes, as applicable].

COMPENSATING INTEREST AND INTEREST SHORTFALLS.

Prepayments in Full. When mortgagors make prepayments in full, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of their prepayment. [Description of compensating interest, if applicable].

Partial Prepayments. When mortgagors make partial prepayments, they do not pay interest on the amount of that prepayment. Certificateholders will receive no compensating interest to compensate them for the shortfall in interest this causes.

DISTRIBUTIONS OF PRINCIPAL

General. As the mortgagors pay principal on the mortgage loans, that principal is passed on to the holders of certificates. [HOWEVER, NOT EVERY CLASS OF CERTIFICATES RECEIVES PRINCIPAL ON EACH DISTRIBUTION DATE.] [Additional description of allocation of principal among the classes of certificates, as applicable].

CREDIT ENHANCEMENTS

[description of credit enhancements, if any]

ALLOCATION OF LOSSES

Realized Losses. A loss is realized on a mortgage loan when the servicer determines that it has received all amounts it expects to recover with respect to that mortgage loan and the amounts are less than the outstanding principal balance of the mortgage loan and its accrued and unpaid interest. LOSSES WILL BE ALLOCATED TO THE CERTIFICATES BY DEDUCTING THE LOSSES FROM THE PRINCIPAL BALANCE OF THE CERTIFICATES WITHOUT MAKING ANY PAYMENTS TO THE CERTIFICATEHOLDERS. [description of subordination features, as applicable, and method of allocation of losses among the certificates]

YIELD CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon, among other things:

  the price at which the certificates are purchased;

  the applicable certificate interest rate, if any; and

  the rate of prepayments on the related mortgage loans.

[description of special yield considerations for certain classes of certificates]

BOOK-ENTRY REGISTRATION

[In general, the [        ] certificates will be available only in book-entry
form through the facilities of The Depository Trust Company. See 'Description of the Securities -- Form of Securities -- Book-Entry Registration' in the prospectus.]

DENOMINATIONS

The certificates are offered in minimum denominations of $[        ] each and
multiples of $1 in excess of that amount.

LEGAL INVESTMENT

As of the date of their issuance, all of the offered certificates, [other than
the [     ] Certificates], will be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See 'Certain Legal Investment Aspects' in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS

Subject to important considerations described under 'ERISA Considerations' in this prospectus supplement and in the accompanying prospectus, the
[        ]certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. See 'ERISA Considerations' in this prospectus supplement and in the accompanying prospectus.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the servicer will cause a REMIC election to be made with respect to the Trust. The certificates, other than the Class R Certificates, will represent ownership of regular interests and will generally be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates will represent ownership of residual interests.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see 'Material Federal Income Tax Consequences' in this prospectus supplement and in the accompanying prospectus.

RATINGS

The offered certificates are required to receive the ratings from [    ]
indicated under 'Certificate Ratings' in this prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of certificates entitled to interest only to fail to recover their initial investments.

                                  RISK FACTORS

    THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

    THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

    [Discussion, as applicable, of risk factors, including prepayment risk, adjustable-rate mortgage loans, subordination and allocation of losses among the certificates, interest-only or principal-only certificates and book-entry system of registration]

                                   THE TRUST

    The issuer of the certificates, the WaMu Mortgage Pass-Through Certificates Series 200[ ]-[ ] Trust (the 'TRUST'), will be a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement between WaMu
Asset Acceptance Corp., as depositor, and [        ], as Delaware trustee.
Pursuant to the pooling agreement among WaMu Asset Acceptance Corp., as depositor, [servicer's name], as servicer, [trustee's name], as trustee, and
[      ], as Delaware trustee, a pool of mortgage loans will be assigned to the
Trust on [        ], 200[ ] (the 'CLOSING DATE'). The mortgage pool will be the primary asset of the Trust. The Trust will own the right to receive all payments
of principal and interest on the mortgage loans due after         1, 200[ ] (the
'CUT-OFF DATE'). In exchange for the mortgage loans and other property, the trustee will authenticate and deliver the certificates to WaMu Asset Acceptance Corp. A schedule to the pooling agreement will include information about each mortgage loan, including:

          the original principal balance and the outstanding principal balance as of the close of business on the Cut-Off Date;

          the term of the mortgage loan; and

          the mortgage interest rate.

    The Trust will also contain other property, including:

          insurance policies related to individual mortgage loans, if applicable;

          any property acquired after the Cut-Off Date as a result of foreclosure or threatened foreclosure of a mortgage loan; and

          amounts held in the collection account (as described in the accompanying prospectus).

          [other property in the Trust]

    The pooling agreement permits the servicer to place funds that would otherwise be held in the collection account into an investment account and invest them in eligible investments for its own benefit, before those funds are to be distributed to certificateholders.

                        DESCRIPTION OF THE MORTGAGE POOL

    The mortgage pool will consist of      mortgage loans that will have an
aggregate principal balance as of the Cut-Off Date, after deducting payments due
on or before that date, of approximately $          . Certain of the risks of
loss on certain mortgage loans will be covered up to specified limits by primary insurance policies [and list of other insurance policies, endorsements, reserve funds, letters of credit or other credit enhancements].

    The mortgage loans are secured by first mortgages or first or second deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties or shares of stock relating to cooperative apartments. These mortgaged properties, which may include detached homes, duplexes, townhouses, individual condominium units, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units (so long as the mortgaged property consists of no more than four units other than cooperative apartments), have the additional characteristics described below and in the prospectus.

    Each mortgage loan will have a first payment date during the period from
    through      , inclusive, and will have an original term to maturity of not more than 30 years. [All mortgage loans will have principal and interest payable on the first day of each month (the 'DUE DATE').]

    [    ] of the mortgage loans will be buydown loans. As of the Cut-Off Date,
approximately    % of the mortgage loans were covered by a primary insurance
policy. Approximately    % of the mortgage loans with loan-to-value ratios as of
the Cut-Off Date in excess of 80% were covered by a primary insurance policy.

    [description of features of adjustable-rate mortgage loans, if applicable]

    [As of the Cut-Off Date, approximately    % of the mortgage loans impose
penalties for early prepayments. The prepayment penalty is in effect for [ ] years after origination of those mortgage loans.]

    [additional description of mortgage loans, as applicable]

    SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE MORTGAGE LOANS.

ADDITIONAL INFORMATION

    Appendix B contains important information about the mortgage loans including:

          the mortgage interest rates, the Pass-Through Rates and the original principal balances of the mortgage loans;

          the years in which initial monthly payments on the mortgage loans are due;

          the loan-to-value ratios of the mortgage loans as of the Cut-Off Date;

          the types of mortgaged properties;

          the geographic distribution by state of the mortgaged properties;

          the scheduled maturity years of the mortgage loans and the weighted average remaining term to maturity of the mortgage loans (adjusted for Curtailments);

          the original terms to maturity of the mortgage loans;

          the number of mortgage loans originated under reduced documentation or no documentation programs, if any;

          the stated owner occupancy status of the mortgaged properties at the time the mortgage loans were originated;

          the mortgagor's stated purpose of financing; and

          the credit score ranges.

    The credit score tables appearing in Appendix B show the credit scores, if any, that the originators or underwriters of the mortgage loans collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers. Although different credit reporting organizations use different methodologies, higher credit scores indicate greater creditworthiness. Credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

    The pooling agreement will be available to purchasers of the offered certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event that mortgage loans are removed from or added to the mortgage pool as described in the footnote on page S- , that removal or addition will be noted in the Current Report on Form 8-K.

[CONVEYANCE OF SUBSEQUENT LOANS AND PRE-FUNDING ACCOUNT

    On the Closing Date, an amount (the 'PRE-FUNDING AMOUNT') will be deposited into an account (the 'PRE-FUNDING ACCOUNT') established to provide for the transfer of additional mortgage loans (the 'SUBSEQUENT LOANS') to the Trust during a period of [ ] days after the Closing Date (the 'PRE-FUNDING PERIOD').
The Pre-Funding Amount will initially equal $[      ]. Funds on deposit in the
Pre-Funding Account will be invested by the trustee in Eligible Investments. In addition, on the Closing Date, an amount will be deposited into an account (the 'CAPITALIZED INTEREST ACCOUNT') established to cover shortfalls in interest on the certificates that may arise from utilization of the Pre-Funding Account. Funds on deposit in the Capitalized Interest Account will be invested by the trustee in Eligible Investments.

    During the Pre-Funding Period, funds on deposit in the Pre-Funding Account will be reduced by the amount used to purchase Subsequent Loans in accordance with the pooling agreement. Each Subsequent Loan will be underwritten in accordance with underwriting criteria acceptable to WaMu Asset Acceptance

Corp. Any Pre-Funding amount remaining on deposit upon the termination of the Pre-Funding Period will be applied on the first distribution date on or after the last day of the Pre-Funding Period as principal prepayments.

    Any conveyance of Subsequent Loans is subject to certain conditions including, but not limited to:

          Each Subsequent Loan must satisfy the representations and warranties specified in the pooling agreement.

          Subsequent Loans will be selected in a manner believed not to be adverse to the interests of the certificateholders.

          As of [      ], 200[ ] (the 'SUBSEQUENT CUT-OFF DATE'), the Subsequent
          Loans must satisfy the following criteria:

             no Subsequent Loan may be more than [  ] days delinquent;

             the remaining stated term to maturity of each Subsequent Loan may not exceed [ ] months; and

             no Subsequent Loan may have a loan-to-value ratio greater than
             [   ]%.

          The mortgage pool following the addition of the Subsequent Loans must satisfy the following criteria:

             the weighted average mortgage interest rate must not be less than
             [   ]%; and

             the weighted average loan-to-value ratio must not be greater than
             [   ]%.

          As a result of the purchase of the Subsequent Loans, the Certificates will not receive from the applicable rating agencies a lower credit rating than the initial rating.]

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The certificates will be issued pursuant to the pooling agreement to be dated as of the Cut-Off Date among WaMu Asset Acceptance Corp., as depositor,
[servicer's name], as servicer, [trustee's name], as trustee, and [       ], as
Delaware trustee. A form of the pooling agreement is filed as an exhibit to the registration statement of which this prospectus supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the pooling agreement and the certificates. The offered
certificates will not be issued unless they receive the ratings from [     ]
indicated under 'Certificate Ratings' in this prospectus supplement. As of the Closing Date the offered certificates, [other than the Certificates], will qualify as 'mortgage related securities' within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

    The pooling agreement obligates the servicer to make advances when payments on the mortgage loans are delinquent and other conditions are met, as described in this prospectus supplement under ' -- Advances.'

    The Mortgage Pass-Through Certificates, Series 200[ ]-[ ] will consist of the following classes:

    [list of classes of certificates]

    Collectively, the certificates will represent the ownership of the property in the Trust, legal title to which will be held by the trustee. The certificates will have the following designations:

    [list designations of groups of certificates, if applicable]

    [The 'CLASS PRINCIPAL BALANCE' for any Distribution Date and for any class of certificates will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that class and all allocations of losses required to be borne by that class before that Distribution Date.]

    The 'CERTIFICATE PRINCIPAL BALANCE' for any Certificate will be the portion of the corresponding Class Principal Balance that it represents.

    [list of denominations of the offered certificates]

PRIORITY OF DISTRIBUTIONS

    [If more than one class of certificates, description of the order and priority to those certificates]

DISTRIBUTIONS OF INTEREST

    [description of amounts passed through to the certificates as interest and allocation of those amounts among the classes of certificates]

    Compensating Interest. [description of amount of compensating interest, if any, paid to the holders of the certificates].

DISTRIBUTIONS OF PRINCIPAL

    [description of amounts passed through to the certificates as principal and allocation of those amounts among the classes of certificates]

SUBORDINATION AND ALLOCATION OF LOSSES

    [description of subordination features, as applicable]

    [description of how losses are allocated among multiple classes of certificates, if applicable],

THE RESIDUAL CERTIFICATES

    [The Class R Certificates will receive $50 principal on the first Distribution Date, as well as one month's interest on that amount. These certificates will not receive any distributions of interest or principal on any other Distribution Date. However, on each Distribution Date, the Class R Certificates will receive any amounts remaining (which are expected to be zero) in the collection account from the Available Distribution Amount after distributions of interest and principal on the regular interests issued by the Trust and payment of expenses, if any, of the Trust, together with excess liquidation proceeds (as described in paragraph (1)(g) of ' -- Available Distribution Amount' below), if any. Distributions of any remaining amounts to the Class R Certificates will be subordinate to all payments required to be made with respect to the other certificates on any Distribution Date.]

ADVANCES

    [description of the obligation, if any, of the servicer to make advances to cover any shortfall between payments scheduled to be received in respect of a mortgage loan and the amounts actually deposited in the collection account on account of those payments]

AVAILABLE DISTRIBUTION AMOUNT

    On each Distribution Date, the Available Distribution Amount for that Distribution Date, which will generally include scheduled principal and interest payments due on the Due Date immediately before that Distribution Date, Curtailments received in the previous calendar month (as described below), Payoffs received in the Prepayment Period to the extent described below and amounts received with respect to liquidations of mortgage loans in the previous calendar month, will be distributed by or on behalf of the trustee to the certificateholders, as specified in this prospectus supplement.

    The 'AVAILABLE DISTRIBUTION AMOUNT' for any Distribution Date, as more fully described in the pooling agreement, will equal the sum, with respect to the mortgage loans, of the following amounts:

        (1) [the total amount of all cash received by or on behalf of the servicer with respect to the mortgage loans by the determination date (which will be at least ten days before that Distribution Date) and not previously distributed (including advances made by servicer, proceeds of mortgage loans that are liquidated and scheduled amounts of distributions from buydown funds respecting buydown loans, if any), except:

           (a) all scheduled payments of principal and interest collected but due on a date after that Distribution Date;

           (b) all Curtailments received after the previous calendar month;

           (c) all Payoffs received after the Prepayment Period immediately preceding that Distribution Date (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the mortgage loans for the period subsequent to the previous calendar month), and interest that was accrued and received on Payoffs received during the period from the first to the 14th day of the month of that Distribution Date, which interest will not be included in the calculation of the Available Distribution Amount for any Distribution Date;

           (d) Liquidation Proceeds and Insurance Proceeds received after the previous calendar month;

           (e) all amounts in the collection account that are due and reimbursable to a servicer or the servicer under the pooling agreement;

           (f) the servicing fee for each mortgage loan; and

           (g) excess liquidation proceeds, which equals the excess, if any, of aggregate Liquidation Proceeds received during the previous calendar month over the amount that would have been received if Payoffs had been made with respect to the mortgage loans on the date those Liquidation Proceeds were received;

        (2) the total, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the servicer:

           (a) all advances made by the servicer with respect to that Distribution Date; and

           (b) any amounts payable as Compensating Interest by the servicer on that Distribution Date; and

        (3) the total amount of any cash received by the trustee or the servicer in respect of the obligation of the depositor or the servicer to repurchase any mortgage loans.]

LAST SCHEDULED DISTRIBUTION DATE

    [The Last Scheduled Distribution Date for the certificates is the
Distribution Date in         , 20[ ], which is the Distribution Date in the
month after the scheduled maturity date for the latest maturing mortgage loan.]

    The actual rate of principal payments on the certificates will depend on the rate of principal payments (including principal prepayments) on the mortgage loans, which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing mortgage interest rates. No assurance can be given as to the actual payment experience on the mortgage loans.

OPTIONAL TERMINATION OF THE TRUST

    On any Distribution Date after the first date on which the aggregate outstanding principal balance of the mortgage loans is less than [ ]% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date, [WaMu Asset Acceptance Corp.] [the servicer] may repurchase the mortgage loans and all property acquired in respect of any mortgage loan remaining in the Trust, which will cause the termination of the Trust and the retirement of the certificates. The repurchase price will equal, after deductions of related advances by the servicer, the sum of (1) 100% of the aggregate outstanding principal balance of the mortgage loans (other than Liquidated Mortgage Loans), plus accrued interest thereon at the applicable Pass-Through Rates through the last day of the month of repurchase, less any Bankruptcy Losses realized with respect to the mortgage loans not already allocated to the certificates and (2) the fair market value of all other property remaining in the Trust.

    The proceeds of such repurchase will be treated as a prepayment of the mortgage loans for purposes of distributions to certificateholders. Accordingly, an optional termination of the Trust will cause the outstanding principal balance of the certificates to be paid in full through the distribution of those proceeds and the allocation of the associated realized losses, if any, on each mortgaged property in the Trust the fair market value of which is less than the aggregate principal balance of the related mortgage loan as of the time that the Trust acquired the mortgaged property, and upon that payment in full, the Trust will be terminated. In no event will the Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons identified in the pooling agreement. See 'Description of the Securities -- Termination of the Trust Fund and Disposition of Trust Fund Assets' in the prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The servicer will receive a fee for its services as servicer under the pooling agreement. The servicing fee is calculated as a per annum percentage for each mortgage loan. The servicing fee will equal [ ]%. [Any prepayment penalty on a mortgage loan will be paid as additional servicing compensation to the servicer.]

    The servicer will pay all expenses incurred in connection with its responsibilities under the pooling agreement (subject to reimbursement as described in the prospectus for certain expenses such as those incurred by it in connection with the liquidation of defaulted mortgage loans and the restoration of damaged mortgaged properties), including, without limitation, the various items of expense described in the prospectus. In particular, each month or year, as applicable, the servicer will be obligated to pay from the servicing fee the fees of the trustee and certain other fees and expenses of the Trust, as prescribed by the pooling agreement.

SPECIAL SERVICING AGREEMENTS

    [The pooling agreement permits the servicer to enter into one or more special servicing agreements with unaffiliated owners of one or more classes of Subordinate Certificates or of a class of securities representing interests in one or more classes of Subordinate Certificates.] [description of those agreements, if applicable]

REPURCHASE OF DELINQUENT MORTGAGE LOANS

    [description of rights to purchase delinquent mortgage loans from the trust]

                  DELINQUENCY, LOSS AND FORECLOSURE EXPERIENCE

    The following table sets forth certain information, as reported to WaMu Asset Acceptance Corp. by the servicer, concerning recent delinquency, loss and foreclosure experience on mortgage loans serviced by the servicer or an affiliate of the servicer on the dates specified below.

    There can be no assurance that the delinquency, loss and foreclosure experience shown in the following table (which includes mortgage loans with various terms to stated maturity and a variety of payment characteristics, such as balloon loans and buydown loans) will be representative of the results that may be experienced with respect to the mortgage loans included in the Trust. Delinquencies, losses and foreclosures generally are expected to occur more frequently after the first full year of the life of a mortgage loan. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying WaMu Asset Acceptance Corp.'s mortgage pass-through certificates have been recently originated, the current level of delinquencies, losses and foreclosures may not be representative of the levels that may be experienced over the lives of those mortgage loans.

                               AT OR FOR THE YEAR ENDED    AT OR FOR THE YEAR ENDED    AT OR FOR THE YEAR ENDED
                                     DECEMBER 31,                DECEMBER 31,                DECEMBER 31,
                               -------------------------   -------------------------   -------------------------
                                             BY DOLLAR                   BY DOLLAR                   BY DOLLAR
                                             AMOUNT OF                   AMOUNT OF                   AMOUNT OF
                               BY NO. OF       LOANS       BY NO. OF       LOANS       BY NO. OF       LOANS
                                 LOANS     (IN MILLIONS)     LOANS     (IN MILLIONS)     LOANS     (IN MILLIONS)
                                 -----     -------------     -----     -------------     -----     -------------
Total Rated Mortgage Pass-
  Through Certificate
  Portfolio..................
Average Balance(1)...........
Period of Delinquency(2)
    31 to 59 days............
    60 to 89 days............
    90 days or more..........
                                ------       ---------      -------      ---------      -------      ---------
Total Delinquent Loans.......
Delinquency Rate.............
Foreclosures(3)..............
Foreclosure Ratio(4).........
Covered Losses(5)............
Applied Losses(6)............

---------

(1) Average balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.

(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have begun.

(3) Includes mortgage loans for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(4) Foreclosures as a percentage of total mortgage loans at the end of each period.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(5) Covered losses are gross losses (as defined below) realized during the period indicated that were covered by credit enhancements obtained or established for one or more pools of mortgage loans, exclusive of any insurance (such as primary mortgage insurance or ordinary hazard insurance) that was available for specific mortgage loans or mortgaged properties. 'Gross losses' are the sum for each mortgage loan liquidated during the applicable period of the difference between (a) the sum of the outstanding principal balance plus accrued interest, plus all liquidation expenses related to the mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, including insurance (such as primary mortgage insurance or ordinary hazard insurance) available solely for the mortgage loan or the related mortgaged property.

(6) Applied losses are covered losses that were applied against the outstanding principal balance of the mortgage pass-through certificates during the period indicated.

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

    The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the mortgage loans, the rate of principal payments (including prepayments) on the mortgage loans and the rate of liquidations on the mortgage loans. The yield to maturity to holders of the certificates will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of the certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay).

    [description of prepayment considerations for adjustable-rate mortgage loans, if applicable]

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

    When a mortgagor prepays a mortgage loan in full between Due Dates for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a Curtailment is made on a mortgage loan together with the scheduled Monthly Payment for a month on or after the related Due Date, the principal balance of the mortgage loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

    [To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of a Payoff on a mortgage loan between its Due Dates, the servicer will pass through Compensating Interest to the certificateholders to the limited extent and in the manner described below. The servicer is obligated to remit to the collection account on the day before each Distribution Date with respect to the mortgage loans that experience a Payoff between the 15th day and the last day of the month before the Distribution Date, an amount equal to the least of (a) any shortfall for the previous month in interest collections resulting from the timing of Payoffs made from the 15th day of the calendar month before the Distribution Date to the last day of the month, (b) the applicable monthly servicing fee payable to the servicer, any reinvestment income realized by the servicer relating to Payoffs made during the Prepayment Period, and interest payments on the Payoffs received during the period of the first day through the 14th day of the month of the Distribution Date and (c) 1/12th of 0.125% of the aggregate principal balance of the mortgage loans. Payoffs received from the first day through the 14th day of any month will be passed through to the certificateholders on the Distribution Date of the same month, rather than on the Distribution Date of the following month, together with a full month's interest with respect to the prior month. Accordingly, no Compensating Interest will be payable with respect to Payoffs received during that period. Payoffs received during the period from the 15th day through the last day of any month will be passed through on the Distribution Date in the following month, and, in order to provide for a full month's interest payment with respect to the prior month, Compensating Interest will be passed through to certificateholders with respect to that period.]

    To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a Payoff, or to the extent that there is an interest deficiency from a Curtailment, such remaining deficiency will be allocated to the certificates pro rata according to the amount of interest to which each class of certificates would otherwise be entitled in reduction thereof.

RATE OF PAYMENTS

    The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the mortgage loans, which may be in the form of scheduled payments, principal prepayments or liquidations. See 'Risk Factors' in this prospectus supplement and 'Yield and Maturity Considerations' in the prospectus. [Except for
approximately    % (by principal
balance) of the mortgage loans, which have prepayment penalties if mortgagors make any prepayments for [ ] years after origination,] mortgagors may prepay the mortgage loans at any time without penalty.

    A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the mortgage loans more quickly than expected. As a consequence, aggregate interest payments with respect to the mortgage loans would be substantially less than expected. Therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on each class of certificates purchased at a premium, and in certain circumstances investors may not fully recover their initial investments. Conversely, a lower than expected rate of principal prepayments would reduce the return to investors on any classes of certificates purchased at a discount, in that principal payments with respect to the mortgage loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received with respect to the certificates at a rate that is comparable to the applicable interest rate on such certificates. Investors should fully consider all of the associated risks.

PREPAYMENT ASSUMPTIONS

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement (the 'STANDARD PREPAYMENT ASSUMPTION' or 'SPA') represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans.

    [description of the Standard Prepayment Assumption]

    As used in the tables below, a 250% SPA assumes prepayment rates equal to
2.50 times 100% of the SPA and a 350% SPA assumes prepayment rates equal to 3.50 times 100% of the SPA, and so forth.

    The SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the certificates. Furthermore, there is no assurance that the mortgage loans will prepay at any given percentage of the SPA. The actual rate of prepayments on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the mortgage loans underlying the certificates, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the mortgage loans underlying the certificates. Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the mortgage loans underlying the certificates, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on the mortgage loans and, correspondingly, an earlier than expected retirement of the certificates.

    This prospectus supplement does not describe the specific factors that will affect the prepayment of the mortgage loans or their relative importance. Factors not identified in this prospectus supplement may significantly affect the prepayment rate of the mortgage loans. In particular, this prospectus supplement makes no representation as to either the percentage of the principal amount of the mortgage loans that will be paid as of any date or the overall rate of prepayment.

    [For purposes of the tables in Appendix A, it is assumed (collectively, the 'MODELING ASSUMPTIONS') that the mortgage loans are comprised of the groups of hypothetical mortgage loans, which have the common characteristics indicated:

                     GROUPS OF HYPOTHETICAL MORTGAGE LOANS

                     AMORTIZED
UNPAID PRINCIPAL   REMAINING TERM    CALCULATED      MORTGAGE      PASS-THROUGH
    BALANCE           (MONTHS)      AGE (MONTHS)   INTEREST RATE       RATE
    -------           --------      ------------   -------------       ----

and that:

          scheduled payments on all mortgage loans are received on the first day
          of each month beginning         1, 200[ ];

          any Payoffs on the mortgage loans are received on the last day of each
          month beginning in         200[ ] and include 30 days of interest
          thereon;

          there are no defaults or delinquencies on the mortgage loans;

          optional termination of the Trust does not occur;

          there are no partial prepayments on the mortgage loans and prepayments are computed after giving effect to scheduled payments received on the following day;

          the mortgage loans prepay at the indicated constant percentages of the SPA;

          the date of issuance for the certificates is [                 ];

          cash distributions are received by the certificateholders on the 25th day of each month when due; and

          the scheduled monthly payments for each hypothetical mortgage loan are computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term such that each hypothetical mortgage loan will fully amortize on its maturity date.]

    [Any discrepancy between the actual characteristics of the mortgage loans underlying the certificates and the characteristics of the hypothetical mortgage loans set forth above may affect the percentages of the initial Class Principal Balances set forth in the tables in Appendix A and the weighted average lives of the offered certificates. In addition, to the extent that the characteristics of the actual mortgage loans and the initial Class Principal Balances differ from those assumed in preparing the tables in Appendix A, the outstanding Class Principal Balance of any class of offered certificates may be reduced to zero earlier or later than indicated by the tables.]

    Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balances and the weighted average lives shown in the tables in Appendix A. Variations may occur even if the average prepayment experience of all the mortgage loans equals the indicated percentage of the SPA. There is no assurance, however, that prepayments of the mortgage loans will conform to any given percentage of the SPA.

    Based on the assumptions described above, the tables in Appendix A indicate the projected weighted average lives of the offered certificates and provide the percentages of the initial outstanding Class Principal Balance of each class of offered certificates that would be outstanding after each of the dates shown at various constant percentages of the SPA.

LACK OF HISTORICAL PREPAYMENT DATA

    There are no historical prepayment data available for the mortgage pool underlying the certificates, and WaMu Asset Acceptance Corp. does not believe comparable data is available because the mortgage loans underlying the certificates are not a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association ('GNMA'), Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the mortgage loans underlying the certificates may have characteristics, which differ from the mortgage loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

    WaMu Asset Acceptance Corp. makes no representation that the mortgage loans will prepay in the manner or at any of the rates assumed in the tables in
Appendix A or below in ' -- Yield Considerations with Respect to [      ].' Each
investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the offered certificates. Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the mortgage loans will significantly affect the yields to maturity on the offered certificates (and especially the yields to
maturity on the [         ] Certificates), prospective investors are urged to
consult their investment
advisors as to both the anticipated rate of future principal payments (including prepayments) on the mortgage loans and the suitability of the offered certificates to their investment objectives.

YIELD CONSIDERATIONS WITH RESPECT TO THE [         ] CERTIFICATES

    [description of yield consideration with respect to interest only, principal only, subordinate and other certificates]

    [The yields to maturity on the [         ] Certificates will be extremely
sensitive to the level of prepayments on certain of the mortgage loans.] [Prospective investors should fully consider the risks associated with an
investment in the Class [         ] Certificates, including the possibility that
if the rate of prepayments on the [         ] loans is rapid or an optional
termination of the Trust occurs, investors may not fully recover their initial investments.

    Because the principal payable to the Class [         ] Certificates is
derived from the [         ] Mortgage Loans, the yield to maturity on these
certificates will be adversely affected by slower than expected prepayments of those discount mortgage loans.

    To illustrate the significance of different rates of prepayment on the
distributions on the [         ] Certificates, the following tables indicate the
approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different percentages of the SPA indicated.

    [Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields to maturity being different from those shown in the tables. DISCREPANCIES BETWEEN ASSUMED AND ACTUAL CHARACTERISTICS AND PERFORMANCES UNDERSCORE THE HYPOTHETICAL NATURE OF THE TABLES, WHICH ARE PROVIDED ONLY TO GIVE A GENERAL SENSE OF THE SENSITIVITY OF YIELDS TO MATURITY IN VARYING PREPAYMENT SCENARIOS. In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of the SPA until maturity or that all of such mortgage loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of prepayments.]

    The sensitivity tables for the [         ] Certificates set forth below are
based on the Modeling Assumptions and assume further that the certificates are purchased at prices equal to those set forth in the tables plus accrued interest from the Cut-Off Date. There can be no assurance that the mortgage loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase prices of the certificates will be as assumed or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown in
the tables below. The actual prices to be paid on the [         ] Certificates
have not been determined and will depend on the characteristics of the mortgage pool as ultimately constituted. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered certificates.

        PRE-TAX YIELD TO MATURITY OF THE [         ] CERTIFICATES AT AN
   ASSUMED PURCHASE PRICE OF    % OF THE INITIAL [         ] NOTIONAL AMOUNT
                  PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

          PERCENTAGE OF THE SPA
------------------------------------------
  0%      100%     250%     350%     500%
  --      ----     ----     ----     ----

    On the basis of a constant prepayment rate of approximately    % of the SPA,
the assumed purchase price set forth above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity
of the [         ] Certificates would be approximately 0%. If the actual
prepayment rate were to exceed the rates assumed above, even for one month,
while equaling such rates for all other months, an investor in the [         ]
Certificates would not fully recover the initial purchase price of the certificates.

        PRE-TAX YIELD TO MATURITY OF THE [         ] CERTIFICATES AT AN
  ASSUMED PURCHASE PRICE OF     % OF THE INITIAL [         ] PRINCIPAL BALANCE

          PERCENTAGE OF THE SPA
------------------------------------------
  0%      100%     250%     350%     500%
  --      ----     ----     ----     ----

    The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative), which, when applied to the assumed streams of cash flows to be paid
on the [         ] Certificates, would cause the discounted present values of those assumed streams of cash flows to equal the assumed purchase price, plus accrued interest, where applicable. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these certificates and thus do not reflect the return on any investment in these certificates when any reinvestment rates other than the discount rates are considered.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

    The Residual Certificateholders' after-tax rate of return on their certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their certificates during the early years of the REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

    The Residual Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments received in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See 'Material Federal Income Tax Consequences' in this prospectus supplement and in the prospectus.

ADDITIONAL INFORMATION

    WaMu Asset Acceptance Corp. intends to file with the Securities and Exchange Commission additional yield tables and other computational materials with respect to one or more classes of the offered certificates on a Current Report on Form 8-K. Those tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and materials are preliminary in nature, and the information contained in the Current Report is subject to, and superseded by, the information in this prospectus supplement.

                              CREDIT ENHANCEMENTS

[SUBORDINATION]

    [Description of subordination]

[SHIFTING OF INTERESTS]

    [Description of shifting prepayments on the mortgage loans to only certain of the certificates]

[MORTGAGE POOL INSURANCE POLICY]

    [Description of policy, including any limits to the payment of claims under the policy, and the mortgage pool insurer]

[SPECIAL HAZARD [INSURANCE POLICY] [RESERVE FUND] [LETTER OF CREDIT]

    [Description of policy, reserve fund or letter of credit, including any limits to the payment of claims. Description of the issuer of that policy, reserve fund or letter of credit]

[BANKRUPTCY [INSURANCE POLICY] [RESERVE FUND] [BOND] [LETTER OF CREDIT]

    [Description of policy, reserve fund, bond or letter of credit, including any limits to the payment of claims. Description of the issuer of that policy, reserve fund, bond or letter of credit]

[Description of any other Credit Enhancement]

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    For federal income tax purposes, the servicer will cause [a REMIC election] to be made with respect to the Trust. The offered certificates, [other than the Class R] Certificates, will represent ownership of REMIC regular interests. The offered certificates will generally represent ownership of debt for federal income tax purposes. All interest and original issue discount ('OID') on the offered certificates will be includable in certificateholders' income using the accrual method of accounting regardless of the certificateholders' usual methods of accounting. [For federal income tax purposes the Class R Certificates will be the residual interest in the REMIC.]

    [In preparing federal income tax reports to certificateholders and the Internal Revenue Service, the servicer will treat the Class Certificates, and may treat the Class Certificates, as having been issued with OID. The prepayment assumption that will be used in determining the rate of accrual of
market discount and premium, if any, for federal income tax purposes is [   ]%
of the SPA, as described in this prospectus supplement under 'Yield and Prepayment Considerations.'] WaMu Asset Acceptance Corp. does not represent that the mortgage loans will prepay at any given percentage of the applicable SPA.

    [additional discussion of applicable income tax matters]

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE RESIDUAL CERTIFICATES

    [additional discussion of income tax matters applicable solely to the residual certificateholders.]

    [The servicer will be designated as the 'tax matters persons' with respect to the Trust as defined in the REMIC Regulations, and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.]

    For further information regarding the federal income tax consequences of investing in the certificates, see 'Material Federal Income Tax Consequences' in the prospectus.

                        CERTAIN LEGAL INVESTMENT ASPECTS

    For purposes of the Secondary Mortgage Market Enhancement Act of 1984, or
SMMEA, the offered certificates, [other than the [   ] Certificates, will
constitute 'mortgage related securities' when they are issued. These mortgage related securities, or SMMEA Certificates, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States, or of any state, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for such entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any type of those entities with respect to 'mortgage related securities,' the SMMEA Certificates will constitute legal investments for those types of entities only to the extent provided by the legislation. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates, constitute legal investments for them.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities prescribed by 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may adopt.

    Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on investment in the offered certificates, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the offered certificates retroactively. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase the offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

                              ERISA CONSIDERATIONS

    ERISA and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement accounts. Plans, insurance companies or other persons investing Plan Assets (see 'ERISA Considerations -- Plan Asset Regulation' in the prospectus) should carefully review with their legal counsel whether owning offered certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The Underwriter's Exemption, as described under 'ERISA Considerations -- Underwriter's and WCC Exemption' in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan Assets to be used to
purchase, the offered certificates [other than the [         ] Certificates].
However, the Underwriter's Exemption contains several conditions, including the requirement that an affected Plan must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    The Underwriter's Exemption, or any similar exemption that might be available, will not likely apply to the purchase, sale or holding of the
[         ] Certificates. Therefore, the trustee will not register transfers of those certificates to a Plan, a trustee or other person acting on behalf of any
Plan or any other person using Plan Assets to purchase [         ] Certificates
without first receiving an opinion of counsel. The opinion of counsel must:

          be satisfactory to WaMu Asset Acceptance Corp., the trustee and the servicer; and

          [other conditions of opinion]

    [As an alternative to an opinion of counsel, in connection with a purchase
of the [         ] Certificates, the trustee will accept a certificate to the effect that the purchase of those certificates by or on behalf of the Plan:

          is permissible under applicable law;

          will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

          [other representations].

    Any fiduciary or other investor of Plan Assets that proposes to own the offered certificates on behalf of or with Plan Assets of any Plan should consult with legal counsel concerning the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See 'ERISA Considerations' in the prospectus.

    [The Underwriter's Exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates or similar securities. This portion of the Underwriter's Exemption generally allows Subsequent Loans supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates, to be transferred to the Trust during the Pre-Funding Period, instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of certificates which otherwise qualify for the Underwriter's Exemption, provided that the following general conditions are met:

          The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the offered certificates must not exceed 25%.

          All Subsequent Loans transferred to the Trust after the Closing Date must meet the same terms and conditions for eligibility as the initial mortgage loans used to create the Trust, which terms and conditions have been approved by one of the rating agencies.

          The transfer of the Subsequent Loans to the Trust during the Pre-Funding Period must not result in the certificates receiving a lower credit rating from a rating agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the Trust.

          Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the mortgage loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average annual percentage interest rate for the mortgage loans that were transferred to the Trust on the Closing Date.

          Either:

             the characteristics of the Subsequent Loans must be monitored by an insurer or other credit support provider which is independent of WaMu Asset Acceptance Corp.; or

             an independent accountant retained by WaMu Asset Acceptance Corp. must provide WaMu Asset Acceptance Corp. with a letter, with copies provided to the rating agencies rating the certificates, the underwriter of the offered certificates and the trustee, stating whether or not the characteristics of the Subsequent Loans conform to the characteristics described in the prospectus supplement and the pooling agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans that were transferred to the Trust as of the Closing Date.

          The Pre-Funding Period must end no later than three months or 90 days after the Closing Date, or earlier if the Pre-Funding Account falls below the minimum level specified in, or an event of default occurs under, the pooling agreement.

          The prospectus or prospectus supplement must describe the duration of the Pre-Funding Period.

          Amounts transferred to the Pre-Funding Account and any capitalized interest account used in connection with the pre-funding may be invested only in cash or in investments that are permitted by the rating agencies rating the certificates, and the permitted investment must be described in the pooling agreement and must:

             be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that the obligations are backed by the full faith and credit of the United States; or

             have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the rating agencies.

          The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as legal owner of the Trust, must be obligated to enforce all the rights created in favor of certificateholders of the Trust, including Plans.]

                             METHOD OF DISTRIBUTION

    [WaMu Asset Acceptance Corp. has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the offered certificates other than the 0.01% percentage interest of the Residual Certificates that WaMu Asset Acceptance Corp. will retain. An underwriting agreement between WaMu Asset Acceptance Corp. and the underwriter governs the sale of the offered certificates. The aggregate proceeds (excluding accrued interest) to WaMu Asset Acceptance Corp. from the sale of the offered certificates, before deducting
expenses, will be approximately    % of the initial aggregate principal balance
of the offered certificates. [Under the underwriting agreement, the underwriter has agreed to take and pay for all of the offered certificates, if any are taken]. [The underwriter will distribute the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale]. [The difference between the purchase price for the offered certificates paid to WaMu Asset Acceptance Corp. and the proceeds from the sale of the offered certificates realized by the underwriter will constitute underwriting discounts and commissions.]

    [WaMu Asset Acceptance Corp. has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.]

                                 LEGAL MATTERS

    WaMu Asset Acceptance Corp.'s counsel, Orrick, Herrington & Sutcliffe LLP, San Francisco, California, will deliver legal opinions required by the
underwriting agreement. [         ] will pass upon certain legal matters on
behalf of the underwriter.

                              CERTIFICATE RATINGS

    It is a condition to the issuance of the offered certificates that they
receive ratings from [         ] as indicated:

                                RATING AGENCY
CLASS                           -------------
-----                           -----  ------

                                RATING AGENCY
CLASS                           -------------
-----                           -----  ------

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

    The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. [Further, the ratings on the Interest Only Certificates do not address whether investors will recover their initial investment. Additionally, the ratings on the Principal Only Certificates address only the return of the applicable Class Principal Balance, and the ratings on the Residual Certificates address only the return of the Class R Principal Balance and interest on that balance at the stated rate.]

    The ratings on the offered certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying mortgage loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See 'Risk Factors' and 'Yield and Prepayment Considerations' in this prospectus supplement.

    WaMu Asset Acceptance Corp. has not requested a rating on the offered
certificates by any rating agency other than [         ]. However, there can be
no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the offered
certificates by [         ].

                                                                   APPENDIX A'D'

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
          AT VARIOUS PERCENTAGES OF THE STANDARD PREPAYMENT ASSUMPTION

DISTRIBUTION              --------------------------------   ----------------------------------
DATE                       0%    100%   250%   350%   500%     0%     100%   250%   350%   500%
----                       --    ----   ----   ----   ----     --     ----   ----   ----   ----
Initial Percentage......   100   100    100    100    100       100   100    100    100    100
[    ], 2005............
[    ], 2006............
[    ], 2007............
[    ], 2008............
[    ], 2009............
[    ], 2010............
[    ], 2011............
[    ], 2012............
[    ], 2013............
[    ], 2014............
[    ], 2015............
[    ], 2016............
[    ], 2017............
[    ], 2018............
[    ], 2019............
[    ], 2020............
[    ], 2021............
[    ], 2022............
[    ], 2023............
[    ], 2024............
[    ], 2025............
[    ], 2026............
[    ], 2027............
[    ], 2028............
[    ], 2029............
[    ], 2030............
[    ], 2031............
[    ], 2032............
[    ], 2033............
[    ], 2034............
Weighted Average Life
 (Years)(1).............

DISTRIBUTION              ----------------------------------   ----------------------------------
DATE                        0%     100%   250%   350%   500%     0%     100%   250%   350%   500%
----                        --     ----   ----   ----   ----     --     ----   ----   ----   ----
Initial Percentage......     100   100    100    100    100       100   100    100    100    100
[    ], 2005............
[    ], 2006............
[    ], 2007............
[    ], 2008............
[    ], 2009............
[    ], 2010............
[    ], 2011............
[    ], 2012............
[    ], 2013............
[    ], 2014............
[    ], 2015............
[    ], 2016............
[    ], 2017............
[    ], 2018............
[    ], 2019............
[    ], 2020............
[    ], 2021............
[    ], 2022............
[    ], 2023............
[    ], 2024............
[    ], 2025............
[    ], 2026............
[    ], 2027............
[    ], 2028............
[    ], 2029............
[    ], 2030............
[    ], 2031............
[    ], 2032............
[    ], 2033............
[    ], 2034............
Weighted Average Life
 (Years)(1).............

---------

 'D' The following tables have been prepared based on the assumptions described herein under 'Yield and Prepayment Considerations -- General' (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

 * Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

                                                                      APPENDIX B

                       MORTGAGE INTEREST RATES
---------------------------------------------------------------------
                                        AGGREGATE      PERCENTAGE
                                        PRINCIPAL        OF THE
                                     BALANCE OF THE    AGGREGATE
                         NUMBER OF      MORTGAGE       PRINCIPAL
   MORTGAGE INTEREST     MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       RATE (%)           LOANS       CUT-OFF DATE     MORTGAGE LOANS
---------------------------------------------------------------------
6.000..................               $                             %
6.400..................
6.500..................
6.625..................
6.750..................
6.875..................
7.000..................
7.125..................
7.150..................
7.250..................
7.375..................
7.400..................
7.450..................
7.500..................
7.550..................
7.600..................
7.625..................
7.650..................
7.700..................
7.750..................
7.850..................
7.875..................
7.900..................
7.925..................
7.950..................
8.000..................
8.050..................
8.100..................
8.125..................
8.150..................
8.200..................
8.250..................
8.300..................
8.350..................
8.375..................
8.400..................
8.450..................
8.500..................
8.550..................
8.600..................
8.625..................
8.700..................
8.750..................
8.800..................
8.875..................
8.900..................
9.000..................
9.125..................
9.250..................
9.375..................
9.500..................
9.750..................
                           -----     ---------------       ------
  Total................              $                           %
                           -----     ---------------       ------
                           -----     ---------------       ------

               NUMBER OF MORTGAGE LOANS TO THE SAME MORTGAGOR
----------------------------------------------------------------------------
                                               AGGREGATE      PERCENTAGE
                         NUMBER OF             PRINCIPAL        OF THE
                        MORTGAGORS          BALANCE OF THE    AGGREGATE
      NUMBER OF          OBLIGATED             MORTGAGE       PRINCIPAL
   MORTGAGE LOANS       ON THAT NUMBER      LOANS AS OF THE   BALANCE OF ALL
    PER MORTGAGOR       OF MORTGAGE LOANS    CUT-OFF DATE     MORTGAGE LOANS
----------------------------------------------------------------------------
1....................                       $                           %
2....................
                              -----         ---------------       ------
  Total..............                       $                           %
                              -----         ---------------       ------
                              -----         ---------------       ------

    The maximum aggregate principal balance of multiple mortgage loans as to
which any single mortgagor is obligated is approximately $    as of the Cut-Off
Date.

                   YEARS OF INITIAL MONTHLY PAYMENTS
------------------------------------------------------------------------
                                           AGGREGATE      PERCENTAGE
                                           PRINCIPAL        OF THE
                                        BALANCE OF THE    AGGREGATE
                            NUMBER OF      MORTGAGE       PRINCIPAL
     YEAR OF INITIAL        MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
     MONTHLY PAYMENT         LOANS       CUT-OFF DATE     MORTGAGE LOANS
------------------------------------------------------------------------
1994......................              $                           %
1996......................
1998......................
1999......................
2000......................
                              -----     ---------------       ------
  Total...................              $                           %
                              -----     ---------------       ------
                              -----     ---------------       ------



                         PASS-THROUGH RATES
---------------------------------------------------------------------
                                AGGREGATE                 WEIGHTED
                                PRINCIPAL      WEIGHTED   AVERAGE
                             BALANCE OF THE    AVERAGE    SCHEDULED
                                MORTGAGE       MORTGAGE   REMAINING
         RANGE OF            LOANS AS OF THE   INTEREST    TERM
  PASS-THROUGH RATES (%)      CUT-OFF DATE      RATES     (IN MONTHS)
---------------------------------------------------------------------
5.501 - 5.750.............   $                        %
6.001 - 6.250.............
6.251 - 6.500.............
6.501 - 6.750.............
6.751 - 7.000.............
7.001 - 7.250.............
7.251 - 7.500.............
7.501 - 7.750.............
7.751 - 8.000.............
8.001 - 8.250.............
8.251 - 8.500.............
8.501 - 8.750.............
8.751 - 9.000.............
9.001 - 9.250.............
9.251 - 9.500.............
                             ---------------    ------        ---
  Total...................   $                        %*         *
                             ---------------
                             ---------------

---------

* Represents a weighted average of all the mortgage loans.

    As of the Cut-Off Date, the Pass-Through Rates for the mortgage loans ranged
from approximately    % per annum to    % per annum, with a weighted average of
approximately    % per annum.

                      ORIGINAL PRINCIPAL BALANCES
------------------------------------------------------------------------
                                           AGGREGATE      PERCENTAGE
                                           PRINCIPAL        OF THE
                                        BALANCE OF THE    AGGREGATE
                            NUMBER OF      MORTGAGE       PRINCIPAL
    RANGE OF ORIGINAL       MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
    PRINCIPAL BALANCES       LOANS       CUT-OFF DATE     MORTGAGE LOANS
------------------------------------------------------------------------
$ 50,000 or less..........              $                           %
$ 50,001 -  75,000........
$ 75,001 - 100,000........
$100,001 - 150,000........
$150,001 - 200,000........
$200,001 - 250,000........
$250,001 - 300,000........
$300,001 - 350,000........
$350,001 - 400,000........
$400,001 - 450,000........
$450,001 - 500,000........
Over $500,000.............
                              -----     ---------------       ------
  Total...................              $                           %
                              -----     ---------------       ------
                              -----     ---------------       ------

    As of the Cut-Off Date, the principal balances of the mortgage loans ranged
from approximately $   to $     with an average of approximately $    .

                      CURRENT LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------
                                                           PERCENTAGE
                                                            OF THE
                                            AGGREGATE      AGGREGATE
                                            PRINCIPAL      PRINCIPAL
                                         BALANCE OF THE    BALANCE OF
                             NUMBER OF      MORTGAGE          ALL
   CURRENT LOAN-TO-VALUE     MORTGAGE    LOANS AS OF THE   MORTGAGE
         RATIO (%)            LOANS       CUT-OFF DATE       LOANS
------------------------------------------------------------------------
60.00 or less..............              $                          %
60.01 -  70.00.............
70.01 -  75.00.............
75.01 -  80.00.............
80.01 -  85.00.............
85.01 -  90.00.............
90.01 -  95.00.............
95.01 - 100.00.............
                               -----     ---------------      ------
  Total....................              $                          %
                               -----     ---------------      ------
                               -----     ---------------      ------

    At origination, the weighted average loan-to-value ratio of the mortgage
loans was approximately   %. As of the Cut-Off Date, the weighted average
loan-to-value ratio of the mortgage loans was approximately   %.

    For the Additional Collateral Loans, the above loan-to-value ratios include only the mortgaged property and do not include any Additional Collateral securing the related mortgage loans.

                     TYPES OF MORTGAGED PROPERTIES
-----------------------------------------------------------------------
                                          AGGREGATE      PERCENTAGE
                                          PRINCIPAL        OF THE
                                       BALANCE OF THE    AGGREGATE
                           NUMBER OF      MORTGAGE       PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      PROPERTY TYPE         LOANS       CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
Single Family Detached...              $                           %
Duplex...................
Triplex..................
Fourplex.................
Townhouse................
Condominium..............
Planned Unit
 Development.............
Hi-Rise Condominium......
                             -----     ---------------       ------
  Total..................              $                           %
                             -----     ---------------       ------
                             -----     ---------------       ------

                   GEOGRAPHIC DISTRIBUTION BY STATE
-----------------------------------------------------------------------
                                          AGGREGATE      PERCENTAGE
                                          PRINCIPAL        OF THE
                                       BALANCE OF THE    AGGREGATE
                           NUMBER OF      MORTGAGE       PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
          STATE             LOANS       CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
Arizona..................              $                           %
Arkansas.................
California...............
Colorado.................
Connecticut..............
Delaware.................
District of Columbia.....
Florida..................
Georgia..................
Hawaii...................
Illinois.................
Indiana..................
Iowa.....................
Kansas...................
Kentucky.................
Louisiana................
Maryland.................
Massachusetts............
Michigan.................
Minnesota................
Mississippi..............
Missouri.................
Montana..................
Nebraska.................
Nevada...................
New Hampshire............
New Jersey...............
New Mexico...............
New York.................
North Carolina...........
Ohio.....................
Oklahoma.................
Oregon...................
Pennsylvania.............
Rhode Island.............
South Carolina...........
Tennessee................
Texas....................
Utah.....................
Vermont..................
Virginia.................
Washington...............
West Virginia............
Wisconsin................
Wyoming..................
                             -----     ---------------       ------
  Total..................              $                           %
                             -----     ---------------       ------
                             -----     ---------------       ------

    No more than approximately % of the mortgage loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately % of the mortgage loans will be secured by mortgaged properties in any single zip code area outside of California.

                            ORIGINAL TERMS
-----------------------------------------------------------------------
                                          AGGREGATE      PERCENTAGE
                                          PRINCIPAL        OF THE
                                       BALANCE OF THE    AGGREGATE
                           NUMBER OF      MORTGAGE       PRINCIPAL
        LOAN TERM          MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       (IN MONTHS)          LOANS      CUT - OFF DATE    MORTGAGE LOANS
-----------------------------------------------------------------------
240......................              $                           %
300......................
332......................
340......................
344......................
346......................
347......................
348......................
349......................
350......................
352......................
353......................
359......................
360......................
                             -----     ---------------       ------
  Total..................              $                           %
                             -----     ---------------       ------
                             -----     ---------------       ------



                       SCHEDULED MATURITY YEARS
-----------------------------------------------------------------------
                                          AGGREGATE      PERCENTAGE
                                          PRINCIPAL        OF THE
                                       BALANCE OF THE    AGGREGATE
                           NUMBER OF      MORTGAGE       PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
    YEAR OF MATURITY        LOANS       CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
2019.....................              $                           %
2020.....................
2023.....................
2025.....................
2026.....................
2027.....................
2028.....................
2029.....................
2030.....................
                             -----     ---------------       ------
  Total..................              $                           %
                             -----     ---------------       ------
                             -----     ---------------       ------

    The weighted average remaining term (adjusted for Curtailments) of the
mortgage loans as of the Cut-Off Date is approximately    months.

    The latest scheduled maturity of any of the mortgage loans is June   .

                      DOCUMENTATION PROGRAM TYPES
-----------------------------------------------------------------------
                                          AGGREGATE      PERCENTAGE
                                          PRINCIPAL        OF THE
                                       BALANCE OF THE    AGGREGATE
                           NUMBER OF      MORTGAGE       PRINCIPAL
   LOAN DOCUMENTATION      MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      PROGRAM TYPE          LOANS       CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
Full Documentation.......              $                           %
No Documentation.........
No Ratio.................
Reduced Documentation....
                             -----     ---------------       ------
  Total..................              $                           %
                             -----     ---------------       ------
                             -----     ---------------       ------

    As of the Cut-Off Date, the weighted average loan-to-value ratio of the mortgage loans originated under a reduced or no documentation program was
approximately   %.

    As of the Cut-Off Date, the weighted average loan-to-value ratio of the
mortgage loans originated under a no ratio program was approximately   %.

    Under a no ratio program, income information is not obtained from the related mortgagors or verified.

                                PURPOSE
-----------------------------------------------------------------------
                                          AGGREGATE      PERCENTAGE
                                          PRINCIPAL        OF THE
                                       BALANCE OF THE    AGGREGATE
                           NUMBER OF      MORTGAGE       PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
     PURPOSE OF LOAN        LOANS       CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
Purchase Loans...........              $                           %
Rate/Term Refinances.....
Cash Out Refinances......
                             -----     ---------------       ------
  Total..................              $                           %
                             -----     ---------------       ------
                             -----     ---------------       ------

                           OCCUPANCY STATUS
-----------------------------------------------------------------------
                                          AGGREGATE      PERCENTAGE
                                          PRINCIPAL        OF THE
                                       BALANCE OF THE    AGGREGATE
                           NUMBER OF      MORTGAGE       PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
    OCCUPANCY STATUS        LOANS       CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
Owner Occupied...........              $                           %
Owner Occupied - 2nd
 Home....................
Non-Owner Occupied.......
                             -----     ---------------       ------
  Total..................              $                           %
                             -----     ---------------       ------
                             -----     ---------------       ------

                       CREDIT SCORE DISTRIBUTION
-----------------------------------------------------------------------
                                          AGGREGATE      PERCENTAGE
                                          PRINCIPAL        OF THE
                                       BALANCE OF THE    AGGREGATE
                           NUMBER OF      MORTGAGE       PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      CREDIT SCORE          LOANS       CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
599 or less..............              $                           %
600-619..................
620-639..................
640-659..................
660-679..................
680-699..................
700-719..................
720-739..................
740-759..................
760-779..................
780-799..................
800 or greater...........
No Credit Score
 Available*..............
                             -----     ---------------       ------
  Total..................              $                           %
                             -----     ---------------       ------
                             -----     ---------------       ------

---------

* May include foreign nationals and borrowers with insufficient credit history.

                          WAMU ASSET ACCEPTANCE CORP.
                                   DEPOSITOR

                               [NAME OF SERVICER]
                                    SERVICER

                       MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 200[ ]-[ ]

                                $
                                 (APPROXIMATE)

                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------

                                  Underwriter
                              [UNDERWRITER'S NAME]

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

   WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

      DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE OFFERED CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE OFFERED CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS
   UNTIL [                   ].

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION
           PRELIMINARY PROSPECTUS SUPPLEMENT, DATED FEBRUARY 28, 2005

         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED            , 200[ ]

                          WAMU ASSET ACCEPTANCE CORP.
                                   DEPOSITOR

                               [NAME OF SERVICER]
                                    SERVICER

             MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 200[ ]-[  ]

                               $
                                 (APPROXIMATE)

  CONSIDER CAREFULLY THE RISK
  FACTORS BEGINNING ON
  PAGE S-9 IN THIS PROSPECTUS
  SUPPLEMENT AND PAGE 1 IN THE
  ACCOMPANYING PROSPECTUS.

  The certificates will
  represent interests only in
  the trust created for Series
  200[ ]-[ ] and will not
  represent interests in or
  obligations of WaMu Asset
  Acceptance Corp., Washington
  Mutual, Inc. or any of their
  affiliates.

  NEITHER THESE CERTIFICATES
  NOR THE UNDERLYING MORTGAGE
  LOANS ARE GUARANTEED BY ANY
  AGENCY OR INSTRUMENTALITY OF
  THE UNITED STATES.

  This prospectus supplement
  may be used to offer and
  sell the offered
  certificates only if
  accompanied by the
  prospectus.

                          THE WAMU MORTGAGE PASS-THROUGH CERTIFICATES SERIES 200[ ]-[ ] TRUST WILL ISSUE TEN CLASSES OF OFFERED CERTIFICATES AND THREE CLASSES OF PRIVATELY PLACED CERTIFICATES. EACH CLASS OF OFFERED CERTIFICATES WILL RECEIVE MONTHLY DISTRIBUTIONS OF INTEREST, PRINCIPAL OR BOTH. THE TABLE BEGINNING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT CONTAINS A LIST OF THE CLASSES OF OFFERED CERTIFICATES, INCLUDING THE PRINCIPAL BALANCE, INTEREST RATE, AND CERTAIN SPECIAL CHARACTERISTICS OF EACH CLASS.

                          OFFERED CERTIFICATES

                          Total principal amount (approximate)        $

                          First payment date                          [          ], 200[ ]

                          Interest and/or principal paid              Monthly

                          Last possible payment date                  [         ], 20[ ]

                          Credit enhancement for the offered certificates is being provided by three classes of privately offered certificates, which have an aggregate principal
                          balance of approximately $          .


The underwriter listed below will offer the offered certificates at varying prices to be determined at the time of sale. The proceeds to WaMu Asset Acceptance Corp. from the sale of the offered certificates will be approximately
    % of the principal balance of the offered certificates plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays to WaMu Asset Acceptance Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter
                             [NAME OF UNDERWRITER]

                              [          ], 200[ ]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

    IF THE TERMS OF YOUR CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

    We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

    You can find a listing of the pages where certain capitalized terms used in this prospectus supplement are defined under the caption 'Index of Terms' on page S-43 in this prospectus supplement. Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    We 'incorporate by reference' into this prospectus supplement the information we file with the Securities and Exchange Commission with respect to the offered certificates, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus supplement from the date it was filed, unless we update or supersede that information by information we file subsequently that is incorporated by reference into this prospectus supplement. We incorporate by reference into this prospectus supplement any documents filed by us with the Securities and Exchange Commission with respect to the offered certificates under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and prior to the termination of the offering of the offered certificates.

    Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

    We will provide without charge to each person to whom this prospectus supplement is delivered, upon written or oral request, copies of any or all of the documents that have been incorporated by reference into this prospectus supplement. Requests should be directed to WaMu Asset Acceptance Corp., 1201 Third Avenue, WMT 1706A, Seattle, WA 98101, Attention: Secretary, or by telephone at (206) 554-8838.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
SUMMARY INFORMATION...................    S-4
    What You Own......................    S-4
        Information About the Mortgage
          Pool........................    S-4
    The Offered Certificates..........    S-4
        Initial Principal Balance of
          the Certificates............    S-4
    Distributions on the
      Certificates....................    S-4
        Monthly Distributions.........    S-4
        Distributions of Interest.....    S-5
        Compensating Interest and
          Interest Shortfalls.........    S-5
        Distributions of Principal....    S-5
    Credit Enhancements...............    S-6
    Allocation of Losses..............    S-6
    Yield Considerations..............    S-7
    Book-Entry Registration...........    S-7
    Denominations.....................    S-7
    Legal Investment..................    S-7
    ERISA Considerations..............    S-7
    Federal Income Tax Consequences...    S-7
    Ratings...........................    S-8
RISK FACTORS..........................    S-9
THE TRUST.............................   S-12
DESCRIPTION OF THE MORTGAGE POOL......   S-12
    Additional Information............   S-13
DESCRIPTION OF THE CERTIFICATES.......   S-14
    General...........................   S-14
    Priority of Distributions.........   S-15
    Distributions of Interest.........   S-16
    Distributions of Principal........   S-17
        General.......................   S-17
        Class P Principal Distribution
          Amount......................   S-18
        Senior Principal Distribution
          Amount......................   S-18
        Subordinate Principal
          Distribution Amount.........   S-19
    Principal Prepayments.............   S-20
    Subordination and Allocation of
      Losses..........................   S-21
    The Residual Certificates.........   S-22
    Advances..........................   S-22
    Available Distribution Amount.....   S-22

                                         PAGE
                                         ----
    Last Scheduled Distribution
      Date............................   S-23
    Optional Termination of the
      Trust...........................   S-23
    Servicing Compensation and Payment
      of Expenses.....................   S-23
    Special Servicing Agreements......   S-24
    Repurchase of Delinquent Mortgage
      Loans...........................   S-24
    Reports to Certificateholders.....   S-24
DELINQUENCY, LOSS AND FORECLOSURE
  EXPERIENCE..........................   S-25
YIELD AND PREPAYMENT CONSIDERATIONS...   S-26
    General...........................   S-26
    Principal Prepayments and
      Compensating Interest...........   S-26
    Class A-4 Certificates............   S-26
    Rate of Payments..................   S-27
    Prepayment Assumptions............   S-27
    Lack of Historical Prepayment
      Data............................   S-29
    Yield Considerations with Respect
      to the Interest Only and
      Principal Only Certificates.....   S-29
    Yield Considerations with Respect
      to the Senior Subordinate
      Certificates....................   S-30
    Additional Yield Considerations
      Applicable Solely to the
      Residual Certificates...........   S-33
    Additional Information............   S-33
CREDIT ENHANCEMENTS...................   S-33
    Subordination.....................   S-33
    Shifting of Interests.............   S-33
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES........................   S-34
    Special Tax Considerations
      Applicable to the Residual
      Certificates....................   S-34
CERTAIN LEGAL INVESTMENT ASPECTS......   S-36
ERISA CONSIDERATIONS..................   S-37
METHOD OF DISTRIBUTION................   S-38
LEGAL MATTERS.........................   S-38
CERTIFICATE RATINGS...................   S-38
APPENDIX A............................   S-39
APPENDIX B............................   S-41
INDEX OF TERMS........................   S-43

                              SUMMARY INFORMATION

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING. THIS SUMMARY IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

WHAT YOU OWN

YOUR CERTIFICATES REPRESENT INTERESTS ONLY IN THE ASSETS OF THE TRUST. ALL PAYMENTS TO YOU WILL COME ONLY FROM THE AMOUNTS RECEIVED IN CONNECTION WITH THOSE ASSETS.

The Trust contains a pool of mortgage loans and certain other assets, as described under 'The Trust' in this prospectus supplement.

INFORMATION ABOUT THE MORTGAGE POOL

The mortgage pool consists of approximately
    mortgage loans with an aggregate principal balance as of             1,
200[ ] of approximately $         . All of the mortgage loans are secured by
residential properties or shares of cooperative apartments and each is set to mature within 30 years of the date it was originated.

For a further description of the mortgage loans, see 'Description of the Mortgage Pool' and Appendix B in this prospectus supplement.

THE OFFERED CERTIFICATES

WaMu Asset Acceptance Corp. will deposit the mortgage loans into the Trust. The Trust is being created for the purpose of issuing the Mortgage Pass-Through Certificates, Series 200[ ]-[ ]. The approximate initial class principal balance, annual certificate interest rate and type of each class of the offered certificates will be as follows:

                          APPROXIMATE         ANNUAL
                         INITIAL CLASS      CERTIFICATE
CLASS                  PRINCIPAL BALANCE   INTEREST RATE          TYPE
-----------------------------------------------------------------------------
A-1                      $                    7.750%             Senior
A-2                                           7.750%             Senior
A-3                                           7.750%             Senior
A-4                                           7.750%             Senior
X                                  --         7.750%(1)    Sr./Interest Only
P                                                   (2)    Sr./Principal Only
B-1                                           7.750%          Subordinate
B-2                                           7.750%          Subordinate
B-3                                           7.750%          Subordinate
R                                 100         7.750%        Senior/Residual

---------

(1) These certificates will not receive any distributions of principal, but will accrue interest on the Class X notional amount. The initial Class X notional
    amount will be approximately $      . See 'Description of the
    Certificates -- Distributions of Interest' in this prospectus supplement.

(2) These certificates will not receive any distributions of interest.

The Trust will also issue the Class B-4, Class B-5 and Class B-6 Certificates, which are not being offered by this prospectus supplement. These private certificates are subordinated to the offered certificates and provide credit enhancement for the offered certificates.

INITIAL PRINCIPAL BALANCE OF THE CERTIFICATES

The initial aggregate principal balance of the certificates issued by the Trust
is approximately $      , subject to an upward or downward variance of no more
than 5%.

The initial aggregate principal balance of the certificates have the following composition:

  the senior certificates comprise approximately    % of the principal balance
  of the mortgage loans;

  the Class B-1, Class B-2 and Class B-3 Certificates comprise approximately
     % of the principal balance of the mortgage loans; and

  the privately offered subordinate certificates comprise approximately    % of
  the principal balance of the mortgage loans.

DISTRIBUTIONS ON THE CERTIFICATES

MONTHLY DISTRIBUTIONS

Each month, the trustee, [trustee's name], will make distributions of interest and/or principal to the holders of the certificates. Distributions will be made on the 25th day of each month, or if the 25th day is not a business day, on the next
business day. The first distribution date will be [        ], 200[ ].

Source of Payments. The mortgagors pay their interest and principal during the month to the servicers. Each month, the servicer subtracts its servicing fee and sends the remainder to the trustee. On the distribution date for that month, the trustee distributes that remaining amount to the holders of the certificates in the order described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement.

Advances. For any month, if the servicer receives a payment on a mortgage loan that is less than the full scheduled payment or if no payment is received at all, the servicer will advance its own funds to cover that shortfall. However, the servicer will only make advances that it determines will be recoverable from future payments or collections on that mortgage loan. See 'Description of the Certificates -- Advances' in this prospectus supplement.

DISTRIBUTIONS OF INTEREST

Each class of offered certificates entitled to interest will accrue interest each month. On each distribution date interest will be distributed to these classes in the order described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement.

It is possible that, on any given distribution date, there will be insufficient payments from the mortgage loans. As a result, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions in the following month in the same priority as their distribution of current interest. However, there will be no extra interest paid to make up for the delay.

The amount of interest each class of certificates accrues each month will equal 1/12th of the annual interest rate for that class multiplied by the related class principal balance or class notional amount, as applicable. The principal balance or notional amount used for this calculation on the first distribution
date will be the applicable balance as of         , 200[ ], which is the closing
date. The principal balance or notional amount used for this calculation on any other distribution date will be the applicable balance immediately after the preceding distribution date. The annual interest rate for each class of offered certificates entitled to interest is described on page S-4 of this prospectus supplement. For a description of how the notional amounts are determined, see 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

The Class P Certificates will not receive any distributions of interest.

COMPENSATING INTEREST AND INTEREST SHORTFALLS

Prepayments in Full. When mortgagors make prepayments in full, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of their prepayment. To compensate certificateholders for the shortfall in interest this causes, the servicer may pay compensating interest to the certificateholders out of the servicing fee it collects, as well as from certain other sources. For a description of how compensating interest is allocated among the certificates as well as important limitations on the amount of compensating interest that will be allocated among the certificates, see 'Description of the Certificates -- Distributions of Interest -- Compensating Interest' and 'Yield and Prepayment Considerations' in this prospectus supplement.

Partial Prepayments. When mortgagors make partial prepayments, they do not pay interest on the amount of that prepayment. Certificateholders will receive no compensating interest to compensate them for the shortfall in interest this causes.

DISTRIBUTIONS OF PRINCIPAL

General. As the mortgagors pay principal on the mortgage loans, that principal is passed on to the holders of certificates. HOWEVER, NOT EVERY CLASS OF CERTIFICATES RECEIVES PRINCIPAL ON EACH DISTRIBUTION DATE.

Class P Certificates. On each distribution date, the Class P Certificates will receive a portion of the principal received or advanced on each discount mortgage loan. A discount mortgage loan is a mortgage loan with a net interest rate, after subtracting the servicing fee, of less than [7.750]%. For a description of the principal distributions to the Class P Certificates, see 'Description of the Certificates -- Distributions of Principal -- Class P Principal Distribution Amount' in this prospectus supplement.

Class A-1, Class A-2, Class A-3 and Class A-4 Certificates. On each distribution date, a portion of the principal received or advanced on all of the mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the order of priority described in 'Description of the Certificates -- Distributions of Principal -- Senior Principal Distribution Amount' in this prospectus supplement. HOWEVER, NOT ALL OF THESE CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE. SEE APPENDIX A FOR A TABLE SHOWING, FOR EACH CLASS OF CERTIFICATES, THE EXPECTED RATE OF RETURN OF PRINCIPAL AT DIFFERENT RATES OF PREPAYMENTS ON THE MORTGAGE LOANS. However, if there are no subordinate certificates outstanding, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will not receive principal in the order of priority described in 'Description of the Certificates -- Distributions of Principal -- Senior Principal Distribution Amount' in this prospectus supplement. Instead, each of these classes of certificates will generally receive principal pro rata according to its class principal balance.

Class B Certificates. On each distribution date, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be entitled to receive a portion of the principal received or advanced on all of the mortgage loans, pro rata, according to their respective class principal balances. However, under certain conditions described in this prospectus supplement under 'Description of the Certificates -- Priority of Distributions,' the amount of principal prepayments otherwise distributable to some classes of these Class B Certificates will instead be paid to other classes of these subordinate certificates with a higher priority.

Priority of Principal Distributions. Each class of certificates receives its principal entitlements in the order described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement. It is possible that, on any given distribution date, there will be insufficient payments from the mortgage loans. As a result, some certificates, most likely the subordinate certificates, may not receive the full amount of principal distributions to which they are entitled.

The Class X Certificates will not receive any distributions of principal.

For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see 'Description of the Certificates -- Distributions of Principal' in this prospectus supplement.

CREDIT ENHANCEMENTS

Subordination. The senior certificates will receive distributions of interest and principal before the subordinate certificates are entitled to receive distributions of interest or principal. This provides credit enhancement to the senior certificates. In a similar fashion, each class of subordinate certificates will provide credit enhancement to all other subordinate certificates with lower numerical class designations.

Shifting of Interests. The senior certificates in the aggregate will receive 100% of principal prepayments received on the mortgage loans until the fifth anniversary of the first distribution date. During the next four years, the senior certificates in the aggregate will generally receive a disproportionately large, but decreasing, share of principal prepayments. This will result in a quicker return of principal to the senior certificates and increases the likelihood that holders of the senior certificates will be paid the full amount of principal to which they are entitled. For a more detailed description of how principal prepayments are allocated among the senior certificates and the subordinate certificates, see 'Description of the Certificates -- Principal Prepayments' in this prospectus supplement.

ALLOCATION OF LOSSES

Realized Losses. A loss is realized on a mortgage loan when the servicer determines that it has received all amounts it expects to recover with respect to that mortgage loan and the amounts are less than the outstanding principal balance of the mortgage loan and its accrued and unpaid interest. LOSSES WILL BE ALLOCATED TO THE CERTIFICATES BY DEDUCTING THE LOSSES FROM THE PRINCIPAL BALANCE OF THE CERTIFICATES WITHOUT MAKING ANY PAYMENTS TO THE CERTIFICATEHOLDERS. In general, the amount of losses will be allocated to the most junior class of subordinate certificates then outstanding. In general, losses will be allocated to the senior certificates only after the principal balances of all of the subordinate certificates have been reduced to zero.

Losses on Discount Mortgage Loans. Losses realized on the discount mortgage loans will be treated differently from other losses. A certain portion of the loss on each discount mortgage loan will first be allocated to the Class P Certificates, and the remainder of the loss will be allocated in the usual manner. However, the portion of the loss allocated to the Class P Certificates will usually be recovered by those certificates through amounts otherwise allocable to the subordinate certificates as described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement.

For a more detailed description of the allocation of realized losses among the certificates, see 'Description of the Certificates -- Subordination and Allocation of Losses' in this prospectus supplement.

YIELD CONSIDERATIONS

The yield to maturity of each class of certificates will depend upon, among other things:

  the price at which the certificates are purchased;

  the applicable certificate interest rate, if any; and

  the rate of prepayments on the related mortgage loans.

The certificates that receive only distributions of principal or only distributions of interest will be especially sensitive to the rate of prepayments. For a discussion of special yield considerations applicable to these classes of certificates, see 'Risk Factors' and 'Yield and Prepayment Considerations -- Yield Considerations with Respect to the Interest Only and Principal Only Certificates' in this prospectus supplement.

BOOK-ENTRY REGISTRATION

In general, the senior certificates, other than the Class R Certificates, will be available only in book-entry form through the facilities of The Depository Trust Company. See 'Description of the Securities -- Form of
Securities -- Book-Entry Registration' in the prospectus.

DENOMINATIONS

The Class A-1, Class A-2, Class A-3, Class A-4, Class P, Class B-1, Class B-2 and Class B-3 Certificates are offered in minimum denominations of $25,000 each and multiples of $1 in excess of $25,000.

The Class X Certificates are offered in minimum denominations of $100,000 initial class notional amount each and multiples of $1 in excess of $100,000.

The Class R Certificates will have an initial class principal balance of $100 and will be offered in a single certificate that represents a 99.99% interest in its class.

LEGAL INVESTMENT

As of the date of their issuance, all of the offered certificates, other than the Class B-2 and Class B-3 Certificates, will be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See 'Certain Legal Investment Aspects' in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS

Subject to important considerations described under 'ERISA Considerations' in this prospectus supplement and in the accompanying prospectus, the senior certificates, other than the Class R Certificates, will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Sales of the subordinate certificates to most such plans or retirement accounts are prohibited, unless permitted under an exemption available to insurance companies using general accounts. See 'ERISA Considerations' in this prospectus supplement and in the accompanying prospectus.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the servicer will cause a REMIC election to be made with respect to the Trust. The certificates, other than the Class R Certificates, will represent ownership of regular interests and will generally be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates will represent ownership of residual interests.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see 'Material Federal Income Tax Consequences' in this prospectus supplement and in the accompanying prospectus.

RATINGS

The offered certificates are required to receive the ratings from [ ] indicated under 'Certificate Ratings' in this prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of certificates entitled to interest only to fail to recover their initial investments.

                                  RISK FACTORS

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

THERE IS NO GUARANTEE THAT YOU WILL RECEIVE       As the mortgagors make payments of interest and
PRINCIPAL PAYMENTS ON YOUR CERTIFICATES AT ANY    principal on their mortgage loans, you will receive
SPECIFIC RATE OR ON ANY SPECIFIC DATES            payments. Because the mortgagors are free to make
                                                  those payments faster than scheduled, you may
                                                  receive distributions faster than you expected.
                                                  There is no guarantee that you will receive
                                                  principal payments on your certificates at any
                                                  specific rate or on any specific dates.

THE YIELD ON YOUR CERTIFICATES IS DIRECTLY        The yield to maturity on your certificates is
RELATED TO THE PREPAYMENT RATE ON THE MORTGAGE    directly related to the rate at which the
LOANS                                             mortgagors pay principal on the mortgage loans.
                                                  Principal payments on the mortgage loans may be in
                                                  the following forms:

                                                     scheduled principal payments; and

                                                     principal prepayments, which consist of:

                                                         prepayments in full on a mortgage loan;

                                                         partial prepayments on a mortgage loan; and

                                                         liquidation principal, which is the
                                                         principal recovered after foreclosing on or
                                                         otherwise liquidating a defaulted mortgage
                                                         loan.

                                                  In general, as prevailing mortgage interest rates
                                                  decline significantly below the mortgage interest
                                                  rates on the mortgage loans in the mortgage pool,
                                                  the prepayment rate may increase. General economic
                                                  conditions and homeowner mobility will also affect
                                                  the prepayment rate. All of the mortgage loans
                                                  contain 'due-on-sale' clauses. Therefore, the sale
                                                  of any mortgaged property may cause a prepayment in
                                                  full on the related mortgage loan. See 'Yield and
                                                  Prepayment Considerations' in this prospectus
                                                  supplement and 'Maturity, Average Life and
                                                  Prepayment Assumptions' in the prospectus. The
                                                  prepayment rate will affect the yield on all of the
                                                  offered certificates. However, if you have
                                                  purchased a certificate that receives only
                                                  distributions of interest or only distributions of
                                                  principal, the prepayment rate will be especially
                                                  important to you.

                                                  From time to time, the servicer may implement
                                                  programs to solicit qualifying mortgage loans that
                                                  they service for refinance, including mortgage
                                                  loans underlying the certificates. While those
                                                  programs will not target the mortgage loans
                                                  underlying the certificates for refinance, they may
                                                  have the effect of accelerating the prepayment rate
                                                  of those mortgage loans, which would adversely
                                                  affect the yield on all classes of certificates
                                                  purchased at a

                                                  premium, particularly those certificates only
                                                  entitled to interest.

AN OPTIONAL TERMINATION OF THE TRUST WOULD        When the aggregate principal balance of the
ADVERSELY AFFECT THE OFFERED CERTIFICATES THAT    mortgage loans in the Trust has been reduced to
RECEIVE ONLY DISTRIBUTIONS OF INTEREST            less than [   ]% of that balance as of         1,
                                                  200[ ], the servicer may repurchase all of the
                                                  mortgage loans in the Trust, which will terminate
                                                  the Trust. See 'Description of the
                                                  Certificates -- Optional Termination of the Trust'
                                                  in this prospectus supplement and 'Description of
                                                  the Securities -- Termination of the Trust Fund and
                                                  Disposition of Trust Fund Assets' in the
                                                  prospectus. If this happens, the repurchase price
                                                  paid by the servicer will be passed through to the
                                                  certificateholders. This would have the same effect
                                                  as if all of the remaining mortgagors made
                                                  prepayments in full. Since the Class X Certificates
                                                  receive only distributions of interest, an optional
                                                  termination of the Trust would adversely affect
                                                  holders of those certificates.

RAPID PREPAYMENTS WILL REDUCE THE YIELD ON THE    Payments to the holders of the Class X Certificates
CLASS X CERTIFICATES                              come only from interest payments on certain of the
                                                  mortgage loans in the Trust. These mortgage loans
                                                  are called premium rate mortgage loans because in
                                                  general they have the highest mortgage interest
                                                  rates. In general, the higher the mortgage interest
                                                  rate is on a mortgage loan, the more interest the
                                                  Class X Certificates receive from that mortgage
                                                  loan. If mortgage interest rates decline, these
                                                  premium rate mortgage loans are more likely to be
                                                  refinanced, and, therefore, prepayments in full on
                                                  these mortgage loans are more likely to occur.
                                                  Since the Class X Certificates receive their
                                                  interest payments only from the premium rate
                                                  mortgage loans that are still outstanding, the
                                                  faster that these mortgage loans -- and especially
                                                  those with high mortgage interest rates -- prepay,
                                                  the less interest these certificates will receive.
                                                  When all of the premium rate mortgage loans have
                                                  been paid in full, the Class X Certificates will
                                                  receive no more distributions of interest.

                                                  You should fully consider the risks associated with
                                                  an investment in the Class X Certificates. If the
                                                  premium rate mortgage loans prepay faster than
                                                  expected or if the Trust is terminated earlier than
                                                  expected, you may not fully recover your initial
                                                  investment. See 'Yield and Prepayment
                                                  Considerations -- Yield Considerations with Respect
                                                  to the Interest Only and Principal Only
                                                  Certificates' in this prospectus supplement for a
                                                  table showing expected yields at different
                                                  prepayment rates.

SLOW PREPAYMENTS WILL REDUCE THE YIELD ON THE     Payments to the holders of the Class P Certificates
CLASS P CERTIFICATES                              come only from principal payments on discount
                                                  mortgage loans. The discount mortgage loans are, in
                                                  general, the mortgage loans with lower mortgage
                                                  interest rates. In general, the lower the mortgage
                                                  interest rate is on a loan, the more principal the
                                                  Class P Certificates receive from that loan.
                                                  Because holders of the Class P Certificates receive
                                                  only distributions of principal, they will be
                                                  adversely affected by slower than expected
                                                  prepayments. If you are investing

                                                  in the Class P Certificates, you should consider
                                                  that since the discount mortgage loans have low
                                                  mortgage interest rates, they are likely to have a
                                                  slower prepayment rate. See 'Yield and Prepayment
                                                  Considerations -- Yield Considerations with Respect
                                                  to the Interest Only and Principal Only
                                                  Certificates' in this prospectus supplement for a
                                                  table showing expected yields at different
                                                  prepayment rates.

CERTIFICATES BOUGHT AT PREMIUMS AND DISCOUNTS     If you purchase a certificate at a discount from
MAY RECEIVE A LOWER YIELD THAN EXPECTED           its original principal balance and the rate of
                                                  principal payments is slower than you expect, your
                                                  yield may be lower than you anticipate. If you
                                                  purchase a certificate at a premium over its
                                                  original principal balance and the rate of
                                                  principal payments is faster than you expect, your
                                                  yield may be lower than you anticipate.

LOSSES ON THE MORTGAGE LOANS WILL REDUCE THE      The yield to maturity on the Class B-1, Class B-2
YIELD ON THE CERTIFICATES                         and Class B-3 Certificates will be extremely
                                                  sensitive to most losses on the mortgage loans.
                                                  After the aggregate principal balance of the
                                                  Class B-4, Class B-5 and Class B-6 Certificates
                                                  has been reduced to zero, most losses on the
                                                  mortgage loans will be allocated exclusively to the
                                                  Class B-1, Class B-2 and Class B-3 Certificates.

                                                  In addition, if the aggregate principal balance of
                                                  the subordinate certificates has been reduced to
                                                  zero, all further losses on the mortgage loans will
                                                  be allocated to the senior certificates. See
                                                  'Description of the Certificates -- Subordination
                                                  and Allocation of Losses' in this prospectus
                                                  supplement.

THE LACK OF SECONDARY MARKETS MAY MAKE IT         A secondary market for the offered certificates may
DIFFICULT FOR YOU TO RESELL YOUR CERTIFICATES     not develop. If a secondary market does develop, it
                                                  might not continue or it might not be sufficiently
                                                  liquid to allow you to resell any of your
                                                  certificates. The offered certificates will not be
                                                  listed on any securities exchange.

THE LACK OF PHYSICAL CERTIFICATES FOR CERTAIN     You will not have a physical certificate if you own
CERTIFICATES MAY CAUSE DELAYS IN PAYMENT AND      a Class A, Class X or Class P Certificate. As a
CAUSE DIFFICULTIES IN PLEDGING OR SELLING YOUR    result, you will be able to transfer your
CERTIFICATES                                      certificates only through The Depository Trust
                                                  Company, participating organizations, indirect
                                                  participants and certain banks. The ability to
                                                  pledge a certificate of one of these classes to a
                                                  person that does not participate in the DTC system
                                                  may be limited because of the lack of a physical
                                                  certificate. In addition, you may experience some
                                                  delay in receiving distributions on these
                                                  certificates because the trustee will not send
                                                  distributions directly to you. Instead, the trustee
                                                  will send all distributions to The Depository Trust
                                                  Company, which will then credit those distributions
                                                  to the participating organizations. Those
                                                  organizations will in turn credit accounts you have
                                                  either directly or indirectly through indirect
                                                  participants. Also, because investors may be
                                                  unwilling to purchase certificates without delivery
                                                  of a physical certificate, these certificates may
                                                  be less liquid in any secondary market that may
                                                  develop.

                                   THE TRUST

    The issuer of the certificates, the WaMu Mortgage Pass-Through Certificates
Series 200[ ]-[   ]] Trust (the 'TRUST'), will be a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement between WaMu
Asset Acceptance Corp., as depositor, and [       ], as Delaware trustee.
Pursuant to the pooling agreement among WaMu Asset Acceptance Corp., as depositor, [servicer's name], as servicer, [trustee's name], as trustee and
[       ], as Delaware trustee, a pool of mortgage loans will be assigned to the
Trust on [       ], 200[ ] (the 'CLOSING DATE'). The mortgage pool will be the primary asset of the Trust. The Trust will own the right to receive all payments
of principal and interest on the mortgage loans due after                 1,
200[ ] (the 'CUT-OFF DATE'). In exchange for the mortgage loans and other property, the trustee will authenticate and deliver the certificates to WaMu Asset Acceptance Corp. A schedule to the pooling agreement will include information about each mortgage loan, including:

          the original principal balance and the outstanding principal balance as of the close of business on the Cut-Off Date;

          the term of the mortgage loan; and

          the mortgage interest rate.

    The Trust will also contain other property, including:

          insurance policies related to individual mortgage loans, if applicable;

          any property that WaMu Asset Acceptance Corp. acquires after the Cut-Off Date as a result of foreclosure or threatened foreclosure of a mortgage loan; and

          amounts held in the collection account (as described in the accompanying prospectus).

    The pooling agreement permits the servicer to place funds that would otherwise be held in the collection account into an investment account and invest them in eligible investments for its own benefit, before those funds are to be distributed to certificateholders.

                       DESCRIPTION OF THE MORTGAGE POOL*

    The mortgage pool will consist of     mortgage loans that will have an
aggregate principal balance as of the Cut-Off Date, after deducting payments due
on or before that date, of approximately $          . Certain of the risks of
loss on certain mortgage loans will be covered up to specified limits by primary insurance policies.

    The mortgage loans are secured by first mortgages or first deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties or shares of stock relating to cooperative apartments. These mortgaged properties, which may include detached homes, duplexes,

---------
* The description of the mortgage pool and the mortgaged properties in this section and in Appendix B is based on the mortgage loans as of the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before such date, whether or not actually received. All references in this prospectus supplement to 'principal balance' refer to the principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References to percentages of mortgage loans refer in each case to the percentage of the aggregate principal balance of the mortgage loans, based on the outstanding principal balances of the mortgage loans after giving effect to scheduled monthly payments due on or prior to the Cut-Off Date, whether or not received. References to weighted averages refer in each case to weighted averages by principal balance as of the Cut-Off Date of the related mortgage loans determined in the same way. Before the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of Payoffs, delinquencies or otherwise. If that happens, other mortgage loans may be included in the mortgage pool. WaMu Asset Acceptance Corp. believes that the information in this prospectus supplement with respect to the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted at the time the certificates are issued, although the range of mortgage interest rates and certain other characteristics of the mortgage loans in the mortgage pool may vary. See ' -- Additional Information' in this prospectus supplement.

townhouses, individual condominium units, individual units in planned unit developments and other attached dwelling units which are part of buildings consisting of more than four units (so long as the mortgaged property consists of no more than four units other than cooperative apartments), have the additional characteristics described below and in the prospectus.

    Each mortgage loan will have a first payment date during the period from
    through     , inclusive, and will have an original term to maturity of not more than 30 years. All mortgage loans will have principal and interest payable on the first day of each month (the 'DUE DATE').

    None of the mortgage loans will be a buydown loan. As of the Cut-Off Date,
approximately     % of the mortgage loans were covered by a primary insurance
policy. Approximately     % of the mortgage loans with loan-to-value ratios as
of the Cut-Off Date in excess of 80% were covered by a primary insurance policy.

    [As of the Cut-Off Date, approximately     % of the mortgage loans impose
penalties for early prepayments. The prepayment penalty is in effect for five years after origination of those mortgage loans.]

    SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE MORTGAGE LOANS.

ADDITIONAL INFORMATION

    Appendix B contains important information about the mortgage loans including:

          the mortgage interest rates, the Pass-Through Rates and the original principal balances of the mortgage loans;

          the years in which initial monthly payments on the mortgage loans are due;

          the loan-to-value ratios of the mortgage loans as of the Cut-Off Date;

          the types of mortgaged properties;

          the geographic distribution by state of the mortgaged properties;

          the scheduled maturity years of the mortgage loans and the weighted average remaining term to maturity of the mortgage loans;

          the original terms to maturity of the mortgage loans;

          the number of mortgage loans originated under reduced documentation or no documentation programs, if any;

          the stated owner occupancy status of the mortgaged properties at the time the mortgage loans were originated;

          the mortgagor's purpose of financing; and

          the credit score ranges.

    The credit score tables appearing in Appendix B show the credit scores, if any, that the originators or underwriters of the mortgage loans collected for some mortgagors. Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers. Although different credit reporting organizations use different methodologies, higher credit scores indicate greater creditworthiness. Credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

    The pooling agreement will be available to purchasers of the offered certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event that mortgage loans are removed from or added to the mortgage pool as described in the footnote on page S-12, that removal or addition will be noted in the Current Report on Form 8-K.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The certificates will be issued pursuant to the pooling agreement to be dated as of the Cut-Off Date among WaMu Asset Acceptance Corp., as depositor,
[servicer's name], as servicer, [trustee's name], as trustee and [    ], as
Delaware trustee. A form of the pooling agreement is filed as an exhibit to the registration statement of which this prospectus supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the pooling agreement and the certificates. The offered
certificates will not be issued unless they receive the ratings from [         ]
indicated under 'Certificate Ratings' in this prospectus supplement. As of the Closing Date, the offered certificates, other than the Class B-2 and Class B-3 Certificates, will qualify as 'mortgage related securities' within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

    The pooling agreement obligates the servicer to make advances when payments on the mortgage loans are delinquent and other conditions are met, as described in this prospectus supplement under ' -- Advances.'

    The Mortgage Pass-Through Certificates, Series 200[ ]-[ ] will consist of the following classes:

   Class A-1                                     Class P                                       Class B-4
   Class A-2                                     Class B-1                                     Class B-5
   Class A-3                                     Class B-2                                     Class B-6
   Class A-4                                     Class B-3                                     Class R
   Class X

    Collectively, the certificates will represent the ownership of the property in the Trust, legal title to which will be held by the trustee. The certificates will have the following designations:

Class A Certificates.........................  Class A-1, Class A-2, Class A-3 and
                                               Class A-4 Certificates.

Residual Certificates........................  Class R Certificates.

Regular Certificates.........................  All classes of certificates other than the
                                               Residual Certificates.

Senior Certificates..........................  Class A, Class X, Class P and Class R
                                               Certificates.

Senior Subordinate Certificates..............  Class B-1, Class B-2 and Class B-3
                                               Certificates.

Junior Subordinate Certificates..............  Class B-4, Class B-5 and Class B-6
                                               Certificates.

Subordinate or Class B Certificates..........  The Senior Subordinate and Junior Subordinate
                                               Certificates.

Lockout Certificates.........................  Class A-4 Certificates.

Interest Only Certificates...................  Class X Certificates.

Principal Only Certificates..................  Class P Certificates.

Physical Certificates........................  Subordinate and Residual Certificates.

Book-Entry Certificates......................  All classes of Certificates other than the
                                               Physical Certificates.

    Only the Senior and the Senior Subordinate Certificates, called the offered certificates, are offered by this prospectus supplement. The Junior Subordinate Certificates are not offered hereby.

    The 'CLASS PRINCIPAL BALANCE' for any Distribution Date and for any class of certificates will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that class and all allocations of losses required to be borne by that class before that Distribution Date.

    The 'CERTIFICATE PRINCIPAL BALANCE' for any Certificate will be the portion of the corresponding Class Principal Balance that it represents.

    The Senior Certificates will comprise approximately    %, the Senior
Subordinate Certificates will comprise approximately    % and the Junior
Subordinate Certificates will comprise approximately    % of the aggregate
principal balance of the mortgage loans as of the Cut-Off Date.

    The offered certificates, other than the Class X and Class R Certificates, are offered in minimum denominations equivalent to not less than $25,000 initial Certificate Principal Balance each and multiples of $1 in excess of that amount. The Interest Only Certificates are offered in minimum denominations equivalent to not less than $100,000 initial Class Notional Amount each and multiples of $1 in excess of that amount. The Class R Certificates will have an initial Class Principal Balance of $50 and will be offered in registered, certificated form in a single denomination of a 99.99% percentage interest. The remaining 0.01% percentage interest of the Class R Certificates will be retained by WaMu Asset Acceptance Corp. as described in this prospectus supplement under 'Material Federal Income Tax Consequences.'

PRIORITY OF DISTRIBUTIONS

    Beginning in           200[ ], on the 25th day of each month, or if the
25th day is not a business day, on the immediately succeeding business day (each, a 'DISTRIBUTION DATE'), before the Credit Support Depletion Date (as defined in this prospectus supplement), to the extent of the Available Distribution Amount (as defined in this prospectus supplement), distributions will be made in the order and priority as follows:

    (i) first, to the Class P Certificates, the Class P Fraction (as defined in this prospectus supplement) of all principal received on or in respect of each Class P Mortgage Loan (as defined in this prospectus supplement);

    (ii) second, to the Class A, Class X and Class R Certificates, pro rata, accrued and unpaid interest at their respective interest rates on their respective Class Principal Balances or Class Notional Amount, as applicable;

    (iii) third, to the Class A and Class R Certificates, as principal, the Senior Principal Distribution Amount in the order described in ' -- Distributions of Principal -- Senior Principal Distribution Amount' in this prospectus supplement;

    (iv) fourth, to the Class P Certificates, to the extent of amounts otherwise available to pay the Subordinate Principal Distribution Amount (as defined in this prospectus supplement and without regard to clause (B) of that definition) on that Distribution Date, the sum of
          (a) principal in an amount equal to the Class P Fraction of any loss on a Class P Mortgage Loan incurred in the previous calendar month and
          (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed on those prior Distribution Dates and not subsequently distributed; provided, however, that any amounts distributed in respect of losses pursuant to this clause (iv) will not cause a further reduction in the Class P Principal Balance;

    (v) fifth, to the Class B-1 Certificates, accrued and unpaid interest at the Class B Certificate Interest Rate on the Class B-1 Principal Balance;

    (vi) sixth, to the Class B-1 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

    (vii) seventh, to the Class B-2 Certificates, accrued and unpaid interest at the Class B Certificate Interest Rate on the Class B-2 Principal Balance;

    (viii) eighth, to the Class B-2 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

    (ix) ninth, to the Class B-3 Certificates, accrued and unpaid interest at the Class B Certificate Interest Rate on the Class B-3 Principal Balance;

    (x) tenth, to the Class B-3 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

    (xi) eleventh, to the Junior Subordinate Certificates, interest and principal in the same manner as for the Senior Subordinate Certificates, first to the Class B-4 Certificates, then to the Class B-5 Certificates and then to the Class B-6 Certificates;

    (xii) twelfth, to each class of the Class B Certificates in order of seniority, up to the amount of unreimbursed realized losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this clause (xii) will not cause a further reduction in the Class Principal Balances of any of the Class B Certificates; and

    (xiii) thirteenth, to the Class R Certificates.

    Notwithstanding the above, on any Distribution Date on which the Subordination Level (as defined below) for any class of Subordinate Certificates is less than the Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayments Distribution Amount (as defined in this prospectus supplement) otherwise allocable to the class or classes of the Subordinate Certificates junior to such class will be allocated to the most senior class of Subordinate Certificates for which the Subordination Level is less than the Subordination Level as of the Closing Date and to the class or classes of the Subordinate Certificates senior thereto, pro rata according to the Class Principal Balances of those classes.

    The 'SUBORDINATION LEVEL' on any specified date is, with respect to any class of Subordinate Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all classes of Subordinate Certificates that are subordinate in right of payment to that class by the sum of the Class Principal Balances of all classes of certificates as of that date before giving effect to distributions or allocations of realized losses on that date.

    The 'CREDIT SUPPORT DEPLETION DATE' is the first Distribution Date on which the aggregate Class Principal Balance of the Class B Certificates has been or will be reduced to zero.

    On each Distribution Date on or after the Credit Support Depletion Date, distributions of the Available Distribution Amount will be made as follows:

    (i) first, to the Class P Certificates, the Class P Fraction of all principal received on or in respect of each Class P Mortgage Loan;

    (ii) second, to the Class A and Class X Certificates, pro rata, accrued and unpaid interest at their respective certificate interest rates on their respective Class Principal Balances or Class Notional Amount, as applicable;

    (iii) third, to the Class A Certificates, pro rata, as principal, the Senior Principal Distribution Amount; and

    (iv) fourth, to the Class R Certificates.

DISTRIBUTIONS OF INTEREST

    With respect to each class of certificates entitled to interest, interest will be passed through monthly on each Distribution Date, beginning in
          200[ ]. For each Distribution Date, an amount of interest will accrue on each class of certificates entitled to interest, generally equal to 1/12th of the applicable annual interest rate for that class multiplied by the related Class Principal Balance or Class Notional Amount, as applicable. Interest to be distributed on the certificates on any Distribution Date will consist of accrued and unpaid interest as of previous Distribution Dates and interest accrued during the preceding calendar month.

    The interest rates for the offered certificates entitled to interest are listed in the table on page S-4 of this prospectus supplement and in the notes to that table.

    The Class P Certificates will not be entitled to receive any distributions of interest.

    The Class X Certificates will accrue interest on the Class X Notional Amount. The 'CLASS X NOTIONAL AMOUNT' with respect to any Distribution Date will equal the product of (x) the aggregate scheduled principal balance, as of the second preceding Due Date after giving effect to payments scheduled to be received as of that Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-Off Date, of the mortgage loans having Pass-Through Rates in excess of

[7.750]% per annum (the 'PREMIUM RATE MORTGAGE LOANS') and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates (as defined below) for the Premium Rate Mortgage Loans as of that Due Date and the denominator of which is [7.750]%. The Class X Notional Amount as of the Closing
Date will be approximately $         .

    The 'STRIPPED INTEREST RATE' means for each mortgage loan, the excess of the Pass-Through Rate for that mortgage loan over [7.750]% per annum.

    The 'PASS-THROUGH RATE' for each mortgage loan is equal to the per annum mortgage interest rate on that mortgage loan less the sum of the related servicing fee (as described in this prospectus supplement under ' -- Servicing and Payment of Expenses').

    Compensating Interest. The servicer is obligated to remit to the collection account on the day before each Distribution Date an amount equal to the lesser of (a) any shortfall for the previous month in interest collections resulting from the timing of Payoffs (as defined in this prospectus supplement) on the mortgage loans made from the 15th day of the calendar month preceding such Distribution Date to the last day of such month and (b) the applicable monthly servicing fee payable to the servicer, any reinvestment income realized by the servicer relating to Payoffs on the mortgage loans made during the Prepayment Period (as defined in this prospectus supplement) and interest payments on Payoffs received during the period of the first day through the 14th day of the month of such Distribution Date. Compensating Interest will be added to the Available Distribution Amount. Any remaining shortfall in interest collections resulting from Curtailments (as defined in this prospectus supplement) and the timing of Payoffs will be allocated pro rata according to the amount of interest to which each class of certificates would otherwise be entitled in reduction thereof.

    See 'Yield and Prepayment Considerations' in this prospectus supplement and 'Yield Considerations -- Effective Interest Rate' in the prospectus.

DISTRIBUTIONS OF PRINCIPAL

GENERAL

    On each Distribution Date, certificateholders will be entitled to receive principal distributions from the Available Distribution Amount to the extent and in the priority described in this prospectus supplement. See ' -- Priority of Distributions' in this prospectus supplement.

    For any Distribution Date, the 'PRINCIPAL PAYMENT AMOUNT' is the sum of
(i) scheduled principal payments on the mortgage loans due on the Due Date immediately before the Distribution Date, (ii) the principal portion of repurchase proceeds received with respect to any mortgage loan that was repurchased as permitted or required by the pooling agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal that were received on the mortgage loans during the preceding calendar month, other than Payoffs, Curtailments or Liquidation Principal (as defined below).

    'PRINCIPAL PREPAYMENTS' include prepayments in full on a mortgage loan ('PAYOFFS') and partial prepayments on a mortgage loan ('CURTAILMENTS'). For any Distribution Date, the 'PRINCIPAL PREPAYMENT AMOUNT' is the sum of all Payoffs and Curtailments that were received during the related Prepayment Period.

    With respect to each Distribution Date and each Payoff, the related 'PREPAYMENT PERIOD' will commence on the 15th day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-Off Date) and will end on the 14th day of the month in which the Distribution Date occurs. With respect to each Distribution Date and each Curtailment, the related 'PREPAYMENT PERIOD' will be the month preceding the month in which the related Distribution Date occurs.

    'LIQUIDATION PRINCIPAL' is the principal portion of Liquidation Proceeds (as defined in the pooling agreement) received with respect to each mortgage loan that became a Liquidated Mortgage Loan (as defined below) (but not in excess of the principal balance of that mortgage loan) during the calendar month preceding the month of the Distribution Date, exclusive of the portion thereof, if any, attributable to the Class P Principal Distribution Amount. A 'LIQUIDATED MORTGAGE LOAN' is a mortgage loan for which the servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from insurance proceeds, Liquidation Proceeds or otherwise.

    The Class X Certificates will not be entitled to receive any distributions of principal.

CLASS P PRINCIPAL DISTRIBUTION AMOUNT

    On each Distribution Date, the Class P Certificates will receive a portion of the Available Distribution Amount attributable to principal received on or in respect of any mortgage loan with a Pass-Through Rate of less than [7.750]% per annum (a 'CLASS P MORTGAGE LOAN'), equal to the amount of that principal multiplied by a fraction, the numerator of which is [7.750]% minus the Pass-Through Rate on that Class P Mortgage Loan and the denominator of which is [7.750]% (the 'CLASS P FRACTION'). This amount is referred to as the 'CLASS P PRINCIPAL DISTRIBUTION AMOUNT.' In addition, on each Distribution Date for so long as any of the Class B Certificates remains outstanding, the Class P Certificates will also be allocated principal to cover certain principal losses on the Class P Mortgage Loans, as described in clause (iv) of the first paragraph under ' -- Priority of Distributions' in this prospectus supplement.

SENIOR PRINCIPAL DISTRIBUTION AMOUNT

    On each Distribution Date before the Credit Support Depletion Date, an amount, up to the amount of the Senior Principal Distribution Amount (as defined below) for that Distribution Date, will be distributed as principal, sequentially, as follows:

        (i) first, to the Class A-4 Certificates, an amount, up to the amount of the Class A-4 Priority Amount (as defined below) for that Distribution Date, until the Class A-4 Principal Balance has been reduced to zero;

        (ii) second, to the Class R Certificates, until the Class R Principal Balance has been reduced to zero;

        (iii) third, to the Class A-1 Certificates, until the Class A-1 Principal Balance has been reduced to zero;

        (iv) fourth, to the Class A-2 Certificates, until the Class A-2 Principal Balance has been reduced to zero;

        (v) fifth, to the Class A-3 Certificates, until the Class A-3 Principal Balance has been reduced to zero; and

        (vi) sixth, to the Class A-4 Certificates, until the Class A-4 Principal Balance has been reduced to zero.

    The 'SENIOR PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the sum of (i) the Senior Percentage (as defined below) of the Principal Payment Amount (exclusive of the portion attributable to the Class P Principal Distribution Amount), (ii) the Senior Prepayment Percentage (as defined under ' -- Principal Prepayments' in this prospectus supplement) of the Principal Prepayment Amount (exclusive of the portion attributable to the Class P Principal Distribution Amount) and (iii) the Senior Liquidation Amount (as defined below).

    The 'SENIOR PERCENTAGE' for any Distribution Date will equal the aggregate Class Principal Balance of the Class A and Class R Certificates divided by the aggregate Class Principal Balance of the Class A, Class B and Class R Certificates, in each case immediately after any allocations of losses but before any distributions on that Distribution Date. The 'SUBORDINATE PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Senior Percentage for that date. The Senior Percentage and the Subordinate Percentage
as of the Closing Date will be approximately   % and   %, respectively.

    The 'SENIOR LIQUIDATION AMOUNT' for any Distribution Date will equal the aggregate, for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Senior Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the Class P Fraction of that balance, with respect to any Class P Mortgage Loan) and (ii) the Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan.

    The 'STATED PRINCIPAL BALANCE' of any mortgage loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that mortgage loan on or before that date of determination, and as further reduced to the extent that any realized loss on that mortgage loan has been allocated to one or more classes of certificates on or before that date of determination.

    The 'CLASS A-4 PRIORITY AMOUNT' for any Distribution Date will equal the sum of (i) the Class A-4 Adjusted Percentage (as defined below) of the Principal Payment Amount (exclusive of the portion attributable to the Class P Principal Distribution Amount), (ii) the Class A-4 Prepayment Percentage (as defined below) of the Principal Prepayment Amount (exclusive of the portion attributable to the Class P Principal Distribution Amount) and (iii) the Class A-4 Liquidation Amount (as defined below).

    The 'CLASS A-4 ADJUSTED PERCENTAGE' will equal (i) 0% for any Distribution Date occurring before 200[ ] and (ii) the Class A-4 Percentage (as defined below) for any Distribution Date occurring in or after 200[ ].

    The 'CLASS A-4 PERCENTAGE' for any Distribution Date will equal the
Class A-4 Principal Balance divided by the aggregate Class Principal Balance of the Class A, Class B and Class R Certificates, in each case immediately after any allocations of losses but before any distributions on that Distribution
Date. The Class A-4 Percentage as of the Closing Date will be approximately   %.

    The 'CLASS A-4 LIQUIDATION AMOUNT' for any Distribution Date will equal the aggregate, for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Class A-4 Percentage of the Stated Principal Balance of that mortgage loan (exclusive of the Class P Fraction of that balance, with respect to any Class P Mortgage Loan) and (ii) the Class A-4 Percentage of the Liquidation Principal with respect to that mortgage loan.

    The 'CLASS A-4 PREPAYMENT PERCENTAGE' for any Distribution Date will equal the product of (a) the Class A-4 Percentage and (b) the Step Down Percentage.

    The 'STEP DOWN PERCENTAGE' for any Distribution Date will be the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN  STEP DOWN PERCENTAGE
------------------------------  --------------------
          through                         0%
          through                        30%
          through                        40%
          through                        60%
          through                        80%
          and after                     100%

SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT

    On each Distribution Date, an amount, up to the amount of the Subordinate Principal Distribution Amount for that Distribution Date, will be distributed as principal to the Class B Certificates. On each Distribution Date, except Distribution Dates on which the Subordination Level for any class of the Class B Certificates is less than the Subordination Level as of the Closing Date, each class of the Class B Certificates will be entitled to receive its pro rata (by Class Principal Balance) share of the Subordinate Principal Distribution Amount, to the extent of the Available Distribution Amount remaining after distributions of interest and principal to the Senior Certificates, distributions of interest and principal to all of the Class B Certificates senior to that class and distributions of interest to that class. See ' -- Priority of Distributions' in this prospectus supplement. The relative seniority, from highest to lowest, of the Class B Certificates is as follows:
Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6.

    The 'SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the excess of (A) the sum of (i) the Subordinate Percentage of the Principal Payment Amount (exclusive of the portion attributable to the Class P Principal Distribution Amount), (ii) the Subordinate Principal Prepayments Distribution Amount (without regard to the proviso in its definition) and
(iii) the Subordinate Liquidation Amount (as defined below) over (B) the amounts required to be distributed to the Class P

Certificates pursuant to clause (iv) of the first paragraph under ' -- Priority of Distributions' in this prospectus supplement on that Distribution Date.

    The 'SUBORDINATE PRINCIPAL PREPAYMENTS DISTRIBUTION AMOUNT' for any Distribution Date will equal the Subordinate Prepayment Percentage of the Principal Prepayment Amount (exclusive of the portion attributable to the Class P Principal Distribution Amount); provided, however, that if the amount specified in clause (B) of the definition of 'Subordinate Principal Distribution Amount' is greater than the sum of the amounts specified in clauses (A)(i) and
(A)(iii) of such definition, then the Subordinate Principal Prepayments Distribution Amount will be reduced by the amount of such excess.

    The 'SUBORDINATE PREPAYMENT PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Senior Prepayment Percentage; provided, however, that if the aggregate Class Principal Balance of the Class A Certificates has been reduced to zero, then the Subordinate Prepayment Percentage will equal 100%.

    The 'SUBORDINATE LIQUIDATION AMOUNT' for any Distribution Date will equal the excess, if any, of the aggregate Liquidation Principal for all mortgage loans that became Liquidated Mortgage Loans during the calendar month preceding the month of that Distribution Date, over the Senior Liquidation Amount for that Distribution Date.

    The rights of the holders of the Class B Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Senior Certificates to receive all distributions of interest and principal to which they are entitled. See ' -- Subordination and Allocation of Losses' in this prospectus supplement.

PRINCIPAL PREPAYMENTS

    The 'SENIOR PREPAYMENT PERCENTAGE' for any Distribution Date before
[              ] will equal 100%. During the next four years, this percentage will be calculated as follows:

          for any Distribution Date occurring in or between [              ] and
          [              ], the Senior Percentage for that Distribution Date
          plus 70% of the excess of 100% over that percentage for that Distribution Date;

          for any Distribution Date occurring in or between [              ] and
          [              ], the Senior Percentage for that Distribution Date
          plus 60% of the excess of 100% over that percentage for that Distribution Date;

          for any Distribution Date occurring in or between [              ] and
          [              ], the Senior Percentage for that Distribution Date
          plus 40% of the excess of 100% over that percentage for that Distribution Date; and

          for any Distribution Date occurring in or between [              ] and
          [              ], the Senior Percentage for that Distribution Date
          plus 20% of the excess of 100% over that percentage for that Distribution Date.

For any Distribution Date occurring in or after [       ] 200[ ], the Senior
Prepayment Percentage will equal the Senior Percentage for that Distribution
Date.

    There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph. On any Distribution Date, if the Senior Percentage for that Distribution Date exceeds the initial Senior Percentage as of the Closing Date, then the Senior Prepayment Percentage for that Distribution Date will equal 100%. Moreover, on any Distribution Date, if the delinquencies or losses on the mortgage loans exceed certain limits specified in the pooling agreement, then the Senior Prepayment Percentage for that Distribution Date will equal 100%. Finally, if on any Distribution Date the allocation to the Senior Certificates in the percentage required would reduce the sum of the Class Principal Balances of those certificates below zero, the Senior Prepayment Percentage for that Distribution Date will be limited to the percentage necessary to reduce that sum to zero.

SUBORDINATION AND ALLOCATION OF LOSSES

    The Class B Certificates will be subordinate in right of payment to and provide credit support to the Senior Certificates to the extent described in this prospectus supplement. The support provided by the Class B Certificates is intended to enhance the likelihood of regular receipt by the Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Senior Certificates protection against certain losses. The protection afforded to the Senior Certificates by the Class B Certificates will be accomplished by the preferential right on each Distribution Date of the Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the Class B Certificates and by the allocation of losses to the Class B Certificates prior to any allocation of losses to the Senior Certificates.

    In addition, each class of Class B Certificates will be subordinate in right of payment to and provide credit support to each class of Class B Certificates with a lower numerical class designation. The protection afforded a class of Class B Certificates by the classes of Class B Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of Class B Certificates with higher numerical class designations.

    Any loss realized with respect to a mortgage loan will be allocated among the certificates as follows:

        (i) for losses allocable to principal:

           (a) first, to the Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

           (b) second, to the Class B-3 Certificates, until the Class B-3 Principal Balance has been reduced to zero;

           (c) third, to the Class B-2 Certificates, until the Class B-2 Principal Balance has been reduced to zero;

           (d) fourth, to the Class B-1 Certificates, until the Class B-1 Principal Balance has been reduced to zero; and

           (e) fifth, to the Class A Certificates, pro rata, according to, and in reduction of, their Class Principal Balances;

provided, however, that if the loss is recognized with respect to a Class P Mortgage Loan, the applicable Class P Fraction of such loss will first be allocated to the Class P Certificates, and the remainder of such loss will be allocated as described above in this clause (i); and

        (ii) for losses allocable to interest:

           (a) first, to the Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

           (b) second, to the Class B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-3 Principal Balance;

           (c) third, to the Class B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-2 Principal Balance;

           (d) fourth, to the Class B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-1 Principal Balance; and

           (e) fifth, to the Class A and Class X Certificates, pro rata according to, and in reduction of, accrued but unpaid interest on such classes, and then pro rata, according to, and in reduction of, their Class Principal Balances.

    On each Distribution Date, if the aggregate Class Principal Balance of all outstanding classes of certificates exceeds the aggregate Stated Principal Balance of the mortgage loans (after giving effect to distributions of principal and the allocation of all losses to the certificates on that Distribution Date), that excess will be deemed a principal loss and will be allocated to the most junior class of Class B Certificates then outstanding.

THE RESIDUAL CERTIFICATES

    The Class R Certificates will receive $100 principal on the first Distribution Date, as well as one month's interest on that amount. These certificates will not receive any distributions of interest or principal on any other Distribution Date. However, on each Distribution Date, the Class R Certificates will receive any amounts remaining (which are expected to be zero) in the collection account from the Available Distribution Amount after distributions of interest and principal on the regular interests issued by the Trust and payment of expenses, if any, of the Trust, together with excess liquidation proceeds (as described in paragraph (1)(g) of ' -- Available Distribution Amount' below), if any. Distributions of any remaining amounts to the Class R Certificates will be subordinate to all payments required to be made with respect to the other certificates on any Distribution Date.

ADVANCES

    For each mortgage loan, the servicer will make advances to the collection account on each Distribution Date to cover any shortfall between (i) payments scheduled to be received in respect of that mortgage loan and (ii) the amounts actually deposited in the collection account on account of those payments. However, if the servicer determines, in good faith, that an advance would not be recoverable from insurance proceeds, liquidation proceeds or other amounts received with respect to the mortgage loan, it will not make an advance. Advances are reimbursable to the servicer from cash in the collection account before payments to the certificateholders if the servicer determines that advances previously made are not recoverable from insurance proceeds, liquidation proceeds or other amounts recoverable for the applicable mortgage loan.

AVAILABLE DISTRIBUTION AMOUNT

    On each Distribution Date, the Available Distribution Amount for that Distribution Date, which will generally include scheduled principal and interest payments due on the Due Date immediately before that Distribution Date, Curtailments received in the previous calendar month (as described below), Payoffs received in the Prepayment Period to the extent described below and amounts received with respect to liquidations of mortgage loans in the previous calendar month, will be distributed by or on behalf of the trustee to the certificateholders, as specified in this prospectus supplement.

    The 'AVAILABLE DISTRIBUTION AMOUNT' for any Distribution Date, as more fully described in the pooling agreement, will equal the sum, with respect to the mortgage loans, of the following amounts:

        (1) the total amount of all cash received by or on behalf of the servicer with respect to the mortgage loans by the determination date (which will be at least ten days before that Distribution Date) and not previously distributed (including advances made by servicer, proceeds of mortgage loans that are liquidated and scheduled amounts of distributions from buydown funds respecting buydown loans, if any), except:

           (a) all scheduled payments of principal and interest collected but due on a date after that Distribution Date;

           (b) all Curtailments received after the previous calendar month;

           (c) all Payoffs received after the Prepayment Period immediately preceding that Distribution Date (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the mortgage loans for the period subsequent to the previous calendar month), and interest that was accrued and received on Payoffs received during the period from the first to the 14th day of the month of that Distribution Date, which interest will not be included in the calculation of the Available Distribution Amount for any Distribution Date;

           (d) Liquidation Proceeds and Insurance Proceeds received after the previous calendar month;

           (e) all amounts in the collection account that are due and reimbursable to the servicer under the pooling agreement;

           (f) the servicing fee for each mortgage loan; and

           (g) excess liquidation proceeds, which equals the excess, if any, of aggregate Liquidation Proceeds received during the previous calendar month over the amount that would have been received if Payoffs had been made with respect to the mortgage loans on the date those Liquidation Proceeds were received;

        (2) the total, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the servicer:

           (a) all advances made by the servicer with respect to that Distribution Date; and

           (b) any amounts payable as Compensating Interest by the servicer on that Distribution Date; and

        (3) the total amount of any cash received by the trustee or the servicer in respect of the obligation of the depositor or the servicer to repurchase any mortgage loans.

LAST SCHEDULED DISTRIBUTION DATE

    The Last Scheduled Distribution Date for the certificates is the
Distribution Date in           , 20[  ], which is the Distribution Date in the
month after the scheduled maturity date for the latest maturing mortgage loan.

    The actual rate of principal payments on the certificates will depend on the rate of principal payments (including principal prepayments) on the mortgage loans, which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing mortgage interest rates. No assurance can be given as to the actual payment experience on the mortgage loans.

OPTIONAL TERMINATION OF THE TRUST

    On any Distribution Date after the first date on which the aggregate outstanding principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date, the servicer may repurchase the mortgage loans and all property acquired in respect of any mortgage loan remaining in the Trust, which will cause the termination of the Trust and the retirement of the certificates. The repurchase price will equal, after deductions of related advances by the servicer, the sum of
(1) 100% of the aggregate outstanding principal balance of the mortgage loans (other than Liquidated Mortgage Loans), plus accrued interest thereon at the applicable Pass-Through Rates through the last day of the month of repurchase, less any Bankruptcy Losses realized with respect to the mortgage loans not already allocated to the certificates and (2) the fair market value of all other property remaining in the Trust.

    The proceeds of such repurchase will be treated as a prepayment of the mortgage loans for purposes of distributions to certificateholders. Accordingly, an optional termination of the Trust will cause the outstanding principal balance of the certificates to be paid in full through the distribution of those proceeds and the allocation of the associated realized losses, if any, on each mortgaged property in the Trust the fair market value of which is less than the aggregate principal balance of the related mortgage loan as of the time that the Trust acquired the mortgaged property, and upon that payment in full, the Trust will be terminated. In no event will the Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons identified in the pooling agreement. See 'Description of the Securities -- Termination of the Trust Fund and Disposition of Trust Fund Assets' in the prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The servicer will receive a fee for its services as servicer under the pooling agreement. The servicing fee is calculated as a per annum percentage for
each mortgage loan. The servicing fee will equal 0.   %. Any prepayment penalty
on a mortgage loan will be paid as additional servicing compensation to the servicer.

    The servicer will pay all expenses incurred in connection with its responsibilities under the pooling agreement (subject to reimbursement as described in the prospectus for certain expenses such as those incurred by it in connection with the liquidation of defaulted mortgage loans and the restoration of damaged mortgaged properties), including, without limitation, the various items of expense described in the prospectus. In particular, each month or year, as applicable, the servicer will be obligated to pay from the servicing fee the fees of the trustee and certain other fees and expenses of the Trust, as prescribed by the pooling agreement.

SPECIAL SERVICING AGREEMENTS

    The pooling agreement permits the servicer to enter into one or more special servicing agreements with unaffiliated owners of one or more classes of Subordinate Certificates or of a class of securities representing interests in one or more classes of Subordinate Certificates. Under those agreements, the owner may, with respect to delinquent mortgage loans:

        (a) instruct the servicer to commence or delay foreclosure proceedings, provided that the owner deposits a specified amount of cash with the servicer, which will be available for distribution to certificateholders if Liquidation Proceeds are less than they otherwise may have been had the servicer acted pursuant to its normal servicing procedures;

        (b) purchase those delinquent mortgage loans from the Trust immediately before the commencement of foreclosure proceedings at a price equal to the aggregate outstanding principal balance of the mortgage loans, plus accrued interest thereon at the applicable mortgage interest rates through the last day of the month in which the mortgage loans are purchased; and/or

        (c) assume all of the servicing rights and obligations with respect to the delinquent mortgage loans so long as (i) the servicer has the right to transfer the servicing rights and obligations of the mortgage loans to another servicer and (ii) the owner will service the mortgage loans according to the servicer's servicing guidelines.

REPURCHASE OF DELINQUENT MORTGAGE LOANS

    Under the pooling agreement, [            ]:

          may purchase from the trustee any delinquent mortgage loan that has been delinquent for 90 consecutive days or more; provided, however, that the aggregate purchase price of the delinquent mortgage loans so
          purchased by [            ] may not exceed 0.50% of the aggregate
          principal balance of all the mortgage loans as of the Cut-Off Date;

          may direct the trustee to sell any delinquent mortgage loan that has been delinquent for 90 consecutive days or more to a third party, on receipt by the trustee of the purchase price of the delinquent mortgage loan; or

          upon discovery of a breach of any representation or warranty made to
          WaMu Asset Acceptance Corp. by [            ],
          [                          ] has the right, but not the obligation, to
          repurchase that mortgage loan from the trustee.

    The purchase price of each delinquent mortgage loan purchased by
[            ] or a third party will equal the sum of (i) the scheduled principal balance of the mortgage loan, (ii) one month's interest on the mortgage loan at the applicable Pass-Through Rate and (iii) in the case of a purchase by a third party, the amount of any related unreimbursed advances by the servicer. The proceeds of the purchase (except for the amount of any related unreimbursed advances, which will be paid to the servicer) will be treated as a prepayment of the mortgage loans for purposes of distributions to certificateholders.

REPORTS TO CERTIFICATEHOLDERS

    The trustee may make available any reports required to be delivered by the trustee pursuant to the pooling agreement and certain other information through its corporate trust home page on the world wide web. The web page is currently
located at [         ]. Mortgage-backed securities information is currently
available by clicking the 'Bondholder Reporting' button and selecting the appropriate transaction. WaMu Asset Acceptance Corp. may make available any reports required to be delivered by WaMu Asset Acceptance Corp. pursuant to the prospectus or the pooling agreement and certain other information through its home page on the world wide web.

                  DELINQUENCY, LOSS AND FORECLOSURE EXPERIENCE

    The following table sets forth certain information, as reported to WaMu Asset Acceptance Corp. by the servicer, concerning recent delinquency, loss and foreclosure experience on mortgage loans serviced by the servicer or an affiliate of the servicer on the dates specified below.

    There can be no assurance that the delinquency, loss and foreclosure experience shown in the following table (which includes mortgage loans with various terms to stated maturity and a variety of payment characteristics, such as balloon loans and buydown loans) will be representative of the results that may be experienced with respect to the mortgage loans included in the Trust. Delinquencies, losses and foreclosures generally are expected to occur more frequently after the first full year of the life of a mortgage loan. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying WaMu Asset Acceptance Corp.'s mortgage pass-through certificates have been recently originated, the current level of delinquencies, losses and foreclosures may not be representative of the levels that may be experienced over the lives of those mortgage loans.

                                                                                             AT OR FOR THE
                               AT OR FOR THE YEAR ENDED    AT OR FOR THE YEAR ENDED           YEAR ENDED
                                     DECEMBER 31,                DECEMBER 31,                DECEMBER 31,
                               -------------------------   -------------------------   -------------------------
                                             BY DOLLAR                   BY DOLLAR                   BY DOLLAR
                                             AMOUNT OF                   AMOUNT OF                   AMOUNT OF
                               BY NO. OF       LOANS       BY NO. OF       LOANS       BY NO. OF       LOANS
                                 LOANS     (IN MILLIONS)     LOANS     (IN MILLIONS)     LOANS     (IN MILLIONS)
                                 -----     -------------     -----     -------------     -----     -------------
Total Rated Mortgage Pass-
  Through Certificate
  Portfolio..................                $                           $                           $
Average Balance(1)...........
Period of Delinquency(2)
    31 to 59 days............
    60 to 89 days............
    90 days or more..........
                                ------       ---------      -------      ---------      -------      ---------
Total Delinquent Loans.......
Delinquency Rate.............
Foreclosures(3)..............
Foreclosure Ratio(4).........
Covered Losses(5)............
Applied Losses(6)............                $                           $                           $

---------

(1) Average balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.

(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have begun.

(3) Includes mortgage loans for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(4) Foreclosures as a percentage of total mortgage loans at the end of each period.

(5) Covered losses are gross losses (as defined below) realized during the period indicated that were covered by credit enhancements obtained or established for one or more pools of mortgage loans, exclusive of any insurance (such as primary mortgage insurance or ordinary hazard insurance) that was available for specific mortgage loans or mortgaged properties. 'Gross losses' are the sum for each mortgage loan liquidated during the applicable period of the difference between (a) the sum of the outstanding principal balance plus accrued interest, plus all liquidation expenses related to the mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, including insurance (such as primary mortgage insurance or ordinary hazard insurance) available solely for the mortgage loan or the related mortgaged property.

(6) Applied losses are covered losses that were applied against the outstanding principal balance of the mortgage pass-through certificates during the period indicated.

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

    The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the applicable interest rate on the certificates, the actual characteristics of the mortgage loans, the rate of principal payments (including prepayments) on the mortgage loans and the rate of liquidations on the mortgage loans. The yield to maturity to holders of the certificates will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of the certificates because principal and interest distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay).

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

    When a mortgagor prepays a mortgage loan in full between Due Dates for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a Curtailment is made on a mortgage loan together with the scheduled Monthly Payment for a month on or after the related Due Date, the principal balance of the mortgage loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of such Curtailment.

    To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of a Payoff on a mortgage loan between its Due Dates, the servicer will pass through Compensating Interest to the certificateholders to the limited extent and in the manner described below. The servicer is obligated to remit to the collection account on the day before each Distribution Date with respect to the mortgage loans that experience a Payoff between the 15th day and the last day of the month before the Distribution Date, an amount equal to the least of (a) any shortfall for the previous month in interest collections resulting from the timing of Payoffs made from the 15th day of the calendar month before the Distribution Date to the last day of the month,
(b) the applicable monthly servicing fee payable to the servicer, any reinvestment income realized by the servicer relating to Payoffs made during the Prepayment Period, and interest payments on the Payoffs received during the period of the first day through the 14th day of the month of the Distribution Date and (c) 1/12th of 0.125% of the aggregate principal balance of the mortgage loans. Payoffs received from the first day through the 14th day of any month will be passed through to the certificateholders on the Distribution Date of the same month (except for Payoffs received from the Cut-Off Date through
            , 200[ ], which will be passed through to the certificateholders on
the             200[ ] Distribution Date), rather than on the Distribution Date of the following month, together with a full month's interest with respect to the prior month. Accordingly, no Compensating Interest will be payable with respect to Payoffs received during that period. Payoffs received during the period from the 15th day through the last day of any month will be passed through on the Distribution Date in the following month, and, in order to provide for a full month's interest payment with respect to the prior month, Compensating Interest will be passed through to certificateholders with respect to that period.

    To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a Payoff, or to the extent that there is an interest deficiency from a Curtailment, such remaining deficiency will be allocated to the certificates pro rata according to the amount of interest to which each class of certificates would otherwise be entitled in reduction thereof.

CLASS A-4 CERTIFICATES

    Investors in the Class A-4 Certificates should be aware that because these Lockout Certificates will generally not be entitled to receive any principal
distributions before the Distribution Date in [            ] (other than the
Class A-4 Liquidation Amount), the weighted average lives of the Class A-4 Certificates will be longer than would otherwise be the case, and the effect on the market value of the Class A-4 Certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for other classes of the Class A Certificates entitled to such distributions.

RATE OF PAYMENTS

    The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the mortgage loans, which may be in the form of scheduled payments, principal prepayments or liquidations. See 'Risk Factors' in this prospectus supplement and 'Yield and Maturity Considerations' in the prospectus. [Except for
approximately    % (by principal balance) of the mortgage loans, which have prepayment penalties if mortgagors make any prepayments for five years after origination,] mortgagors may prepay the mortgage loans at any time without penalty.

    A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the mortgage loans more quickly than expected. As a consequence, aggregate interest payments with respect to the mortgage loans would be substantially less than expected. Therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on each class of certificates purchased at a premium, and in certain circumstances investors may not fully recover their initial investments. Conversely, a lower than expected rate of principal prepayments would reduce the return to investors on any classes of certificates purchased at a discount, in that principal payments with respect to the mortgage loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received with respect to the certificates at a rate that is comparable to the applicable interest rate on such certificates. Investors should fully consider all of the associated risks.

PREPAYMENT ASSUMPTIONS

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement (the 'STANDARD PREPAYMENT ASSUMPTION' or 'SPA') represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans.

    A 100% Standard Prepayment Assumption assumes a per annum rate of prepayment of 0.2% of the then outstanding principal balance of a pool of mortgage loans in the first month of the life of the mortgage loans, following which the annual prepayment rate increases by 0.2% each month until the 30th month of the life of the mortgage loans and remains constant at 6% per annum in the 30th month of the life of the mortgage loans and in each month thereafter.

    As used in the tables below, a 250% SPA assumes prepayment rates equal to
2.50 times 100% of the SPA and a 350% SPA assumes prepayment rates equal to 3.50 times 100% of the SPA, and so forth.

    The SPA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the certificates. Furthermore, there is no assurance that the mortgage loans will prepay at any given percentage of the SPA. The actual rate of prepayments on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the mortgage loans underlying the certificates, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the mortgage loans underlying the certificates. Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the mortgage loans underlying the certificates, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on the mortgage loans and, correspondingly, an earlier than expected retirement of the certificates.

    This prospectus supplement does not describe the specific factors that will affect the prepayment of the mortgage loans or their relative importance. Factors not identified in this prospectus supplement may significantly affect the prepayment rate of the mortgage loans. In particular, this prospectus supplement makes no representation as to either the percentage of the principal amount of the mortgage loans that will be paid as of any date or the overall rate of prepayment.

    For purposes of the tables in Appendix A, it is assumed (collectively, the 'MODELING ASSUMPTIONS') that the mortgage loans are comprised of the groups of hypothetical mortgage loans, which have the common characteristics indicated:

                     GROUPS OF HYPOTHETICAL MORTGAGE LOANS

                     AMORTIZED
UNPAID PRINCIPAL   REMAINING TERM    CALCULATED      MORTGAGE      PASS-THROUGH
    BALANCE           (MONTHS)      AGE (MONTHS)   INTEREST RATE       RATE
    -------           --------      ------------   -------------       ----

and that:

          scheduled payments on all mortgage loans are received on the first day
          of each month beginning             1, 200[ ];

          any Payoffs on the mortgage loans are received on the last day of each
          month beginning in             200[ ] and include 30 days of interest
          thereon;

          there are no defaults or delinquencies on the mortgage loans;

          optional termination of the Trust does not occur;

          there are no partial prepayments on the mortgage loans and prepayments are computed after giving effect to scheduled payments received on the following day;

          the mortgage loans prepay at the indicated constant percentages of the SPA;

          the date of issuance for the certificates is [            ];

          cash distributions are received by the certificateholders on the 25th day of each month when due; and

          the scheduled monthly payments for each hypothetical mortgage loan are computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term such that each hypothetical mortgage loan will fully amortize on its maturity date.

    The approximate Class Principal Balances of the Junior Subordinate
Certificates as of the Closing Date will be as follows: Class B-4, $        ;
Class B-5, $        ; and Class B-6, $        .

    Any discrepancy between the actual characteristics of the mortgage loans underlying the certificates and the characteristics of the hypothetical mortgage loans set forth above may affect the percentages of the initial Class Principal Balances set forth in the tables in Appendix A and the weighted average lives of the offered certificates. In addition, to the extent that the characteristics of the actual mortgage loans and the initial Class Principal Balances differ from those assumed in preparing the tables in Appendix A, the outstanding Class Principal Balance of any class of offered certificates may be reduced to zero earlier or later than indicated by the tables.

    Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balances and the weighted average lives shown in the tables in Appendix A. Variations may occur even if the average prepayment experience of all the mortgage loans equals the indicated percentage of the SPA. There is no assurance, however, that prepayments of the mortgage loans will conform to any given percentage of the SPA.

    Based on the assumptions described above, the tables in Appendix A indicate the projected weighted average lives of the offered certificates and provide the percentages of the initial outstanding Class Principal Balance of each class of offered certificates that would be outstanding after each of the dates shown at various constant percentages of the SPA.

LACK OF HISTORICAL PREPAYMENT DATA

    There are no historical prepayment data available for the mortgage pool underlying the certificates, and WaMu Asset Acceptance Corp. does not believe comparable data is available because the mortgage loans underlying the certificates are not a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association ('GNMA'), Fannie Mae and Freddie Mac may not be comparable to prepayments expected to be experienced by the mortgage pool because the mortgage loans underlying the certificates may have characteristics, which differ from the mortgage loans underlying certificates issued by GNMA, Fannie Mae and Freddie Mac.

    WaMu Asset Acceptance Corp. makes no representation that the mortgage loans will prepay in the manner or at any of the rates assumed in the tables in Appendix A or below in ' -- Yield Considerations with Respect to the Interest Only and Principal Only Certificates' and ' -- Yield Considerations with Respect to the Senior Subordinate Certificates.' Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the offered certificates. Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the mortgage loans will significantly affect the yields to maturity on the offered certificates (and especially the yields to maturity on the Interest Only, Principal Only and Senior Subordinate Certificates), prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the mortgage loans and the suitability of the offered certificates to their investment objectives.

YIELD CONSIDERATIONS WITH RESPECT TO THE INTEREST ONLY AND PRINCIPAL ONLY CERTIFICATES

    The yields to maturity on the Class X Certificates will be extremely sensitive to the level of prepayments on certain of the mortgage loans. Because the interest payable to the Class X Certificates is based on the weighted average of the Stripped Interest Rates of the Premium Rate Mortgage Loans, the yield to maturity on those certificates will be adversely affected as a result of faster than expected prepayments on the Premium Rate Mortgage
Loans -- especially those with the highest Pass-Through Rates. Prospective investors should fully consider the risks associated with an investment in the Class X Certificates, including the possibility that if the rate of prepayments on the Premium Rate Mortgage Loans is rapid or an optional termination of the Trust occurs, investors may not fully recover their initial investments.

    Because the principal payable to the Class P Certificates is derived from the Class P Mortgage Loans, the yield to maturity on these certificates will be adversely affected by slower than expected prepayments of those discount mortgage loans.

    To illustrate the significance of different rates of prepayment on the distributions on the Interest Only and Principal Only Certificates, the following tables indicate the approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different percentages of the SPA indicated.

    Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in yields to maturity being different from those shown in the tables. DISCREPANCIES BETWEEN ASSUMED AND ACTUAL CHARACTERISTICS AND PERFORMANCES UNDERSCORE THE HYPOTHETICAL NATURE OF THE TABLES, WHICH ARE PROVIDED ONLY TO GIVE A GENERAL SENSE OF THE SENSITIVITY OF YIELDS TO MATURITY IN VARYING PREPAYMENT SCENARIOS. In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of the SPA until maturity or that all of such mortgage loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of prepayments.

    The sensitivity tables for the Interest Only and Principal Only Certificates set forth below are based on the Modeling Assumptions and assume further that the certificates are purchased at prices equal to those set forth in the tables plus accrued interest from the Cut-Off Date. There can be no assurance that the mortgage loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase prices of the certificates will be as assumed or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown in the tables below. The actual prices to be paid on the Interest Only and Principal Only Certificates have not been determined and will depend on the characteristics of the mortgage pool as ultimately constituted. In addition to any other factors an investor may deem material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered certificates.

    The two tables below assume that all of the mortgage loans will prepay at the same rate. However, the Class X and Class P Certificates each receive distributions based only on certain mortgage loans that will likely have faster or slower prepayment speeds than the mortgage loans as a whole. Therefore, investors should be aware that the pre-tax yields to maturity on these certificates are likely to differ from those shown in the following tables even if all the mortgage loans prepay at the indicated constant percentages of the SPA and the weighted average remaining terms to maturity of the mortgage loans are as assumed.

          PRE-TAX YIELD TO MATURITY OF THE CLASS X CERTIFICATES AT AN
    ASSUMED PURCHASE PRICE OF      % OF THE INITIAL CLASS X NOTIONAL AMOUNT
                  PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

          PERCENTAGE OF THE SPA
------------------------------------------
  0%      100%     250%     350%     500%
  --      ----     ----     ----     ----

    On the basis of a constant prepayment rate of approximately    % of the SPA,
the assumed purchase price set forth above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the Class X Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rates assumed above, even for one month, while equaling such rates for all other months, an investor in the Class X Certificates would not fully recover the initial purchase price of the certificates.

          PRE-TAX YIELD TO MATURITY OF THE CLASS P CERTIFICATES AT AN
   ASSUMED PURCHASE PRICE OF      % OF THE INITIAL CLASS P PRINCIPAL BALANCE

          PERCENTAGE OF THE SPA
------------------------------------------
  0%      100%     250%     350%     500%
  --      ----     ----     ----     ----

    The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative), which, when applied to the assumed streams of cash flows to be paid on the Interest Only and Principal Only Certificates, would cause the discounted present values of those assumed streams of cash flows to equal the assumed purchase price, plus accrued interest, where applicable. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these certificates and thus do not reflect the return on any investment in these certificates when any reinvestment rates other than the discount rates are considered.

YIELD CONSIDERATIONS WITH RESPECT TO THE SENIOR SUBORDINATE CERTIFICATES

    The following tables have been prepared using the Modeling Assumptions, except that it has been assumed that:

          defaults occur monthly on the last day of the month preceding the Distribution Date at rates that in the aggregate are equal to the percentages appearing in the table below of the aggregate principal balance of the mortgage loans as of the Cut-Off Date for the number of months indicated (and none thereafter);

          the scheduled monthly payments for each mortgage loan are computed based upon its unpaid principal balance after giving effect to any default;

          certain delinquency experience levels specified in the pooling agreement for the determination of the Senior Prepayment Percentage and the Subordinate Prepayment Percentages are not exceeded; and

          prepayments are calculated as assumed above but before giving effect to any assumed defaults (unless the defaults would reduce the aggregate principal balance of the mortgage loans below the aggregate amount of the assumed prepayments, in which case prepayments are limited to the outstanding principal balance of the mortgage loans after defaults).

                          PRINCIPAL BALANCE OF DEFAULTED MORTGAGE LOANS AS
NUMBER OF MONTHS         A PERCENTAGE OF THE AGGREGATE PRINCIPAL BALANCE OF
 COMMENCING IN                THE MORTGAGE LOANS AS OF THE CUT-OFF DATE
----------------         ---------------------------------------------------
      N.A.                                      0.00%
       24                                       1.50%
       24                                       3.00%

    For example, if defaulted mortgage loans were to total 1.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date as
assumed for purposes of the following tables (approximately $      , which is
1.50% of $        ), and defaults were to occur at an amount per month equal to
approximately $        (1/24th of $        ) in each month of the 24-month
period commencing in [            ], the effect on the pre-tax yield to maturity
of the Senior Subordinate Certificates from the aggregate defaults over the 24-month period would be as shown in the tables below. However, on any date, defaults on individual mortgage loans are only applied to the extent of the outstanding principal balance of the mortgage loan.

    In addition, it was assumed that:

          realized losses on liquidation of the mortgage loans occur at a rate of 20% and 40% (as indicated in the table under the column 'Loss Severity Percentage') of the outstanding principal balance of defaulted mortgage loans at the time of default in the month in which the mortgage loans first default;

          there are no Special Hazard Losses, Fraud Losses or Bankruptcy Losses;

          the Senior Subordinate Certificates are purchased at the assumed purchase prices equal to the indicated percentages of the applicable Class Principal Balance, plus accrued interest from the Cut-Off Date; and

          all scheduled payments on mortgage loans are advanced by the servicer whether or not received from the related mortgagors.

    The rate of distributions in reduction of the Class Principal Balance of any class of Senior Subordinate Certificates will be related to the actual amortization schedule of the mortgage loans; accordingly, the interest distributions and distributions in reduction of the Class Principal Balances of the Senior Subordinate Certificates may result in yields to maturity that differ from those reflected below.

    It is unlikely that the mortgage loans will prepay at any of the constant rates specified. The assumed percentages of the SPA, the principal balance of the defaulted mortgage loans and the loss severities on the mortgage loans shown in the tables below are for illustrative purposes only and this prospectus supplement does not represent that these assumptions are reasonable or that the actual rates of prepayment and liquidation and loss severity experience of the mortgage loans will in any way correspond to any of the assumptions made in this prospectus supplement. In addition, it is unlikely that liquidations will occur in the month of default, and the timing of liquidations may cause the pre-tax yield to maturity of the Senior Subordinate Certificates to differ from those shown below.

         PRE-TAX YIELD TO MATURITY OF THE CLASS B-1 CERTIFICATES AT AN
               ASSUMED PURCHASE PRICE OF      % OF THE CLASS B-1
         PRINCIPAL BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

   DEFAULTED MORTGAGE LOANS EXPRESSED AS A
PERCENTAGE OF THE AGGREGATE PRINCIPAL BALANCE
   OF THE MORTGAGE LOANS AS OF THE CUT-OFF      PERCENTAGE OF THE SPA
        DATE OVER THE 24-MONTH PERIOD           ---------------------   LOSS SEVERITY
              COMMENCING IN [ ]                 100%    250%    500%     PERCENTAGE
---------------------------------------------   -----   -----   -----    ----------
                    0.00%                                                     0%
                    1.50%                                                    20%
                    1.50%                                                    40%
                    3.00%                                                    20%
                    3.00%                                                    40%

         PRE-TAX YIELD TO MATURITY OF THE CLASS B-2 CERTIFICATES AT AN
                ASSUMED PURCHASE PRICE OF     % OF THE CLASS B-2
         PRINCIPAL BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

   DEFAULTED MORTGAGE LOANS EXPRESSED AS A
PERCENTAGE OF THE AGGREGATE PRINCIPAL BALANCE
   OF THE MORTGAGE LOANS AS OF THE CUT-OFF      PERCENTAGE OF THE SPA
        DATE OVER THE 24-MONTH PERIOD           ---------------------   LOSS SEVERITY
              COMMENCING IN [ ]                 100%    250%    500%     PERCENTAGE
---------------------------------------------   -----   -----   -----   -------------
                    0.00%                                                     0%
                    1.50%                                                    20%
                    1.50%                                                    40%
                    3.00%                                                    20%
                    3.00%                                                    40%

         PRE-TAX YIELD TO MATURITY OF THE CLASS B-3 CERTIFICATES AT AN
                ASSUMED PURCHASE PRICE OF     % OF THE CLASS B-3
         PRINCIPAL BALANCE PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

   DEFAULTED MORTGAGE LOANS EXPRESSED AS A
PERCENTAGE OF THE AGGREGATE PRINCIPAL BALANCE
   OF THE MORTGAGE LOANS AS OF THE CUT-OFF      PERCENTAGE OF THE SPA
        DATE OVER THE 24-MONTH PERIOD           ---------------------   LOSS SEVERITY
              COMMENCING IN [ ]                 100%    250%    500%     PERCENTAGE
---------------------------------------------   -----   -----   -----   -------------
                    0.00%                                                     0%
                    1.50%                                                    20%
                    1.50%                                                    40%
                    3.00%                                                    20%
                    3.00%                                                    40%

    The pre-tax yields to maturity set forth in the above tables were calculated by determining the monthly discount rates, which, when applied to the assumed streams of cash flows to be paid on each class of Senior Subordinate Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price (including accrued interest) of each class of the Senior Subordinate Certificates shown above. In all cases monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are invested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Senior Subordinate Certificates. Consequently, these yields to maturity do not purport to reflect the return on any investment in the Senior Subordinate Certificates when reinvestment rates are considered.

    The characteristics of the mortgage loans underlying the certificates will not correspond exactly to those assumed in preparing the tables above. The yield to maturity of each class of the Senior Subordinate Certificates therefore will differ even if all the mortgage loans prepay monthly at the assumed prepayment rate. In addition, it is not likely that the mortgage loans will prepay at the same percentage of the SPA, and the timing of changes in the rate of prepayments may affect significantly the yield to maturity received by a holder of a class of Senior Subordinate Certificates.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

    The Residual Certificateholders' after-tax rate of return on their certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their certificates during the early years of the REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

    The Residual Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments received in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See 'Material Federal Income Tax Consequences' in this prospectus supplement and in the prospectus.

ADDITIONAL INFORMATION

    WaMu Asset Acceptance Corp. intends to file with the Securities and Exchange Commission additional yield tables and other computational materials with respect to one or more classes of the offered certificates on a Current Report on Form 8-K. Those tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and materials are preliminary in nature, and the information contained in the Current Report is subject to, and superseded by, the information in this prospectus supplement.

                              CREDIT ENHANCEMENTS

SUBORDINATION

    The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the Subordinate Certificates. No class of Subordinate Certificates will receive distributions of interest or principal on any Distribution Date until the Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before the Distribution Date. See 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement.

    Losses on mortgage loans will be allocated, in each case, until their Class Principal Balances have been reduced to zero, first, to the Junior Subordinate Certificates in reverse numerical order; second, to the Class B-3 Certificates; third, to the Class B-2 Certificates; fourth, to the Class B-1 Certificates; and fifth, to the outstanding classes of Senior Certificates as described under 'Description of the Certificates -- Subordination and Allocation of Losses' in this prospectus supplement; provided, however, that if the loss is recognized with respect to a Class P Mortgage Loan, the applicable Class P Fraction of such loss will first be allocated to the Class P Certificates and the remainder of such loss will be allocated as described above.

SHIFTING OF INTERESTS

    The Senior Certificates entitled to principal, in the aggregate, will receive 100% of principal prepayments received with respect to the mortgage loans until the fifth anniversary of the first Distribution Date. During the next four years, the Senior Certificates, in the aggregate, will generally receive a disproportionately large, but decreasing, share of principal prepayments received with respect to the mortgage loans. This will result in an acceleration of the amortization of the Senior Certificates, in the aggregate, subject to the priorities described in 'Description of the Certificates -- Distributions of Principal' in this prospectus supplement, enhancing the likelihood that holders of those classes of certificates will be paid the full amount of principal to which they are entitled.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    For federal income tax purposes, the servicer will cause a REMIC election to be made with respect to the Trust. The offered certificates, other than the Class R Certificates, will represent ownership of REMIC regular interests. The offered certificates will generally represent ownership of debt for federal income tax purposes. All interest and original issue discount ('OID') on the offered certificates will be includable in certificateholders' income using the accrual method of accounting regardless of the certificateholders' usual methods of accounting. For federal income tax purposes the Class R Certificates will be the residual interest in the REMIC.

    In preparing federal income tax reports to certificateholders and the Internal Revenue Service, the servicer will treat the Class , Class X and
Class P Certificates, and may treat the Class and the Senior Subordinate Certificates, as having been issued with OID. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes is 250% of the SPA, as described in this prospectus supplement under 'Yield and Prepayment Considerations.' WaMu Asset Acceptance Corp. does not represent that the mortgage loans will prepay at any given percentage of the applicable SPA.

    In certain circumstances, OID regulations (as described under 'Material Federal Income Tax Consequences' in the prospectus) permit the holder of a debt instrument to recognize OID under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing OID that differs from that used by WaMu Asset Acceptance Corp. in preparing reports to the certificateholders and the Internal Revenue Service.

    If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for certain classes of offered certificates might produce a negative number for certain accrual periods. In such event, certificateholders will not be entitled to a deduction for such amount, but will be required to carry such amount forward as an offset to OID, if any, accruing in future accrual periods.

    Certain classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See 'Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' and ' -- Market Discount and Premium' in the prospectus.

    The offered certificates will generally be treated as 'qualifying real property loans' for mutual savings banks and domestic building and loan associations, 'loans secured by an interest in real property' for domestic building and loan associations, and 'real estate assets' for real estate investment trusts, or REITs, in the same proportion that the assets in the REMIC would be so treated. In addition, interest on the offered certificates will generally be treated as 'interest on obligations secured by mortgages on real property' for REITs to the extent that the offered certificates are treated as 'real estate assets.' See 'Material Federal Income Tax Consequences' in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE RESIDUAL CERTIFICATES

    The Internal Revenue Service has issued regulations under the provisions of the Internal Revenue Code related to REMICs that significantly affect holders of the Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Residual Certificates. In addition, the REMIC regulations contain restrictions that apply to the transfer of 'noneconomic' residual interests to U.S. Persons. Pursuant to the pooling agreement, the Residual Certificates may not be transferred to non-U.S. Persons.

    The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 (or thrift) institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the REMIC regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

    In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have them apply only to tax years beginning after August 20, 1996.

    The REMIC Regulations provide that a transfer to a U.S. Person of 'noneconomic' residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of 'noneconomic' residual interests will continue to remain liable for any taxes due with respect to the income on those residual interests, unless 'no significant purpose of the transfer was to impede the assessment or collection of tax.' Based on the REMIC Regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to certain restrictions under the terms of the pooling agreement that are intended to reduce the possibility of any transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. The Internal Revenue Service has issued proposed changes to the REMIC regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest. The change is proposed to be effective for transfers of residual interests occurring after February 4, 2000. See 'Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Noneconomic REMIC Residual Certificates' in the prospectus.

    The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the REMIC's term that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMIC with respect to those periods. Consequently, the Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC as a result of their ownership of Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the 'wash sale' rules of Section 1091 of the Internal Revenue Code) may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

    As discussed above, the rules for accrual of OID with respect to certain classes of certificates are subject to significant complexity and uncertainty. Because OID on the certificates will be deducted by the REMIC in determining its taxable income, any changes required by the Internal Revenue Service in the application of those rules to the certificates may significantly affect the timing of OID deductions to the REMIC and therefore the amount of the REMIC's taxable income allocable to holders of the Residual Certificates.

    Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

    For further information regarding the federal income tax consequences of investing in the Residual Certificates, see 'Certain Yield and Prepayment Considerations -- Additional Yield Considerations Applicable Solely to the Residual Certificates' in this prospectus supplement and 'Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates' in the prospectus.

    An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate, may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing that certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing that certificateholder's alternative minimum tax liability. See 'Material Federal Income Tax
Consequences -- Pass-Through of Servicing Fees' and ' -- Taxation of Owners of REMIC Residual Certificates' in the prospectus.

    WaMu Asset Acceptance Corp. will be designated as the 'tax matters persons' with respect to the Trust as defined in the REMIC Regulations, and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

    For further information regarding the federal income tax consequences of investing in the certificates, see 'Material Federal Income Tax Consequences' in the prospectus.

                        CERTAIN LEGAL INVESTMENT ASPECTS

    For purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, the offered certificates, other than the Class B-2 and Class B-3 Certificates, will constitute 'mortgage related securities' when they are issued. These mortgage related securities, or SMMEA Certificates, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States, or of any state, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for such entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any type of those entities with respect to 'mortgage related securities,' the SMMEA Certificates will constitute legal investments for those types of entities only to the extent provided by the legislation. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates, constitute legal investments for them.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities prescribed by 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may adopt.

    Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on investment in the offered certificates, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the offered certificates retroactively. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase the offered certificates or to purchase the offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

                              ERISA CONSIDERATIONS

    ERISA and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of a employee benefit plan or other plan or arrangement, such as individual retirement accounts. Plans, insurance companies or other persons investing Plan Assets (see 'ERISA Considerations -- Plan Asset Regulation' in the prospectus) should carefully review with their legal counsel whether owning offered certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The Underwriter's Exemption, as described under 'ERISA Considerations -- Underwriter's and WCC's Exemption' in the prospectus, may provide an exemption from restrictions imposed by ERISA or Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan Assets to be used to purchase, the offered certificates other than the Senior Subordinate or Residual Certificates. However, the Underwriter's Exemption contains several conditions, including the requirement that an affected Plan must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    The Underwriter's Exemption, or any similar exemption that might be available, will not likely apply to the purchase, sale or holding of the Senior Subordinate Certificates (due to their subordinate nature) or the Residual Certificates. Therefore, the trustee will not register transfers of Senior Subordinate or Residual Certificates to a Plan, a trustee or other person acting on behalf of any Plan or any other person using Plan Assets to purchase Senior Subordinate or Residual Certificates without first receiving an opinion of counsel. The opinion of counsel must:

          be satisfactory to WaMu Asset Acceptance Corp., the trustee and the servicer;

          not be at the expense of WaMu Asset Acceptance Corp., the trustee or the servicer; and

          conclude that the purchase of the certificates by or on behalf of the Plan is:

             permissible under applicable law;

             will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

             will not subject WaMu Asset Acceptance Corp., the trustee or the servicer to any obligation in addition to those undertaken in the pooling agreement.

    As an alternative to an opinion of counsel, in connection with a purchase of Senior Subordinate Certificates, the trustee will accept a certificate to the effect that the purchase of the Senior Subordinate Certificates by or on behalf of the Plan:

          is permissible under applicable law;

          will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code;

          will not subject WaMu Asset Acceptance Corp., the trustee or the servicer to any obligation in addition to those undertaken in the pooling agreement;

          is made by an insurance company and the source of funds used to purchase the Senior Subordinate Certificates is an 'insurance company general account' as defined in Prohibited Transaction Class
          Exemption 95-60; and the conditions contained in Sections I and III of Prohibited Transaction Class Exemption 95-60 have been satisfied.

    Any fiduciary or other investor of Plan Assets that proposes to own the offered certificates on behalf of or with Plan Assets of any Plan should consult with legal counsel concerning the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See 'ERISA Considerations' in the prospectus.

                             METHOD OF DISTRIBUTION

    WaMu Asset Acceptance Corp. has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the offered certificates other than the 0.01% percentage interest of the Residual Certificates that WaMu Asset Acceptance Corp. will retain. An underwriting agreement between WaMu Asset Acceptance Corp. and the underwriter governs the sale of the offered certificates. The aggregate proceeds (excluding accrued interest) to WaMu Asset Acceptance Corp. from the sale of the offered certificates, before deducting
expenses estimated to be $         , will be approximately    % of the initial
aggregate principal balance of the offered certificates. Under the underwriting agreement, the underwriter has agreed to take and pay for all of the offered certificates, if any are taken. The underwriter will distribute the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the offered certificates paid to WaMu Asset Acceptance Corp. and the proceeds from the sale of the offered certificates realized by the underwriter will constitute underwriting discounts and commissions.

    WaMu Asset Acceptance Corp. has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

                                 LEGAL MATTERS

    WaMu Asset Acceptance Corp.'s counsel, Orrick, Herrington & Sutcliffe LLP, San Francisco, California, will deliver legal opinions required by the
underwriting agreement. [            ] will pass upon certain legal matters on
behalf of the underwriter.

                              CERTIFICATE RATINGS

    It is a condition to the issuance of the offered certificates that they
receive ratings from [       ] as indicated:

                                RATING AGENCY
CLASS                           -------------
-----                           -----  ------
A-1...........................
A-2...........................
A-3...........................
A-4...........................
X.............................

                                RATING AGENCY
CLASS                           -------------
-----                           -----  ------
P.............................
B-1...........................
B-2...........................
B-3...........................
R.............................

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

    The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on the Interest Only Certificates do not address whether investors will recover their initial investment. Additionally, the ratings on the Principal Only Certificates address only the return of the applicable Class Principal Balance, and the ratings on the Residual Certificates address only the return of the Class R Principal Balance and interest on that balance at the stated rate.

    The ratings on the offered certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying mortgage loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See 'Risk Factors' and 'Yield and Prepayment Considerations' in this prospectus supplement.

    WaMu Asset Acceptance Corp. has not requested a rating on the offered certificates by any rating agency other than [ ]. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the offered certificates by [ ].

                                                                   APPENDIX A'D'

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
          AT VARIOUS PERCENTAGES OF THE STANDARD PREPAYMENT ASSUMPTION

                                     CLASS A-1                           CLASS A-2
DISTRIBUTION              --------------------------------   ----------------------------------
DATE                       0%    100%   250%   350%   500%     0%     100%   250%   350%   500%
----                       --    ----   ----   ----   ----     --     ----   ----   ----   ----
Initial Percentage......   100   100    100    100    100       100   100    100    100    100
[    ], 2005............
[    ], 2006............
[    ], 2007............
[    ], 2008............
[    ], 2009............
[    ], 2010............
[    ], 2011............
[    ], 2012............
[    ], 2013............
[    ], 2014............
[    ], 2015............
[    ], 2016............
[    ], 2017............
[    ], 2018............
[    ], 2019............
[    ], 2020............
[    ], 2021............
[    ], 2022............
[    ], 2023............
[    ], 2024............
[    ], 2025............
[    ], 2026............
[    ], 2027............
[    ], 2028............
[    ], 2029............
[    ], 2030............
[    ], 2031............
[    ], 2032............
[    ], 2033............
[    ], 2034............
Weighted Average Life
 (Years)(1).............

                                      CLASS A-3                            CLASS A-4
DISTRIBUTION              ----------------------------------   ----------------------------------
DATE                        0%     100%   250%   350%   500%     0%     100%   250%   350%   500%
----                        --     ----   ----   ----   ----     --     ----   ----   ----   ----
Initial Percentage......     100   100    100    100    100       100   100    100    100    100
[    ], 2005............
[    ], 2006............
[    ], 2007............
[    ], 2008............
[    ], 2009............
[    ], 2010............
[    ], 2011............
[    ], 2012............
[    ], 2013............
[    ], 2014............
[    ], 2015............
[    ], 2016............
[    ], 2017............
[    ], 2018............
[    ], 2019............
[    ], 2020............
[    ], 2021............
[    ], 2022............
[    ], 2023............
[    ], 2024............
[    ], 2025............
[    ], 2026............
[    ], 2027............
[    ], 2028............
[    ], 2029............
[    ], 2030............
[    ], 2031............
[    ], 2032............
[    ], 2033............
[    ], 2034............
Weighted Average Life
 (Years)(1).............


---------

 'D' The following tables have been prepared based on the assumptions described herein under 'Yield and Prepayment Considerations -- General' (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

 * Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
          AT VARIOUS PERCENTAGES OF THE STANDARD PREPAYMENT ASSUMPTION

                                      CLASS P                 CLASS B-1, CLASS B-2 AND CLASS B-3
DISTRIBUTION              --------------------------------   -------------------------------------
DATE                       0%    100%   250%   350%   500%    0%     100%    250%    350%    500%
----                       --    ----   ----   ----   ----    --     ----    ----    ----    ----
Initial Percentage......   100   100    100    100    100     100     100     100     100     100
[    ], 2005............
[    ], 2006............
[    ], 2007............
[    ], 2008............
[    ], 2009............
[    ], 2010............
[    ], 2011............
[    ], 2012............
[    ], 2013............
[    ], 2014............
[    ], 2015............
[    ], 2016............
[    ], 2017............
[    ], 2018............
[    ], 2019............
[    ], 2020............
[    ], 2021............
[    ], 2022............
[    ], 2023............
[    ], 2024............
[    ], 2025............
[    ], 2026............
[    ], 2027............
[    ], 2028............
[    ], 2029............
[    ], 2030............
[    ], 2031............
[    ], 2032............
[    ], 2033............
[    ], 2034............
Weighted Average Life
 (Years)(1).............

                                        CLASS R
DISTRIBUTION              -----------------------------------
DATE                        0%     100%   250%    350%   500%
----                        --     ----   ----    ----   ----
Initial Percentage......     100   100     100    100    100
[    ], 2005............
[    ], 2006............
[    ], 2007............
[    ], 2008............
[    ], 2009............
[    ], 2010............
[    ], 2011............
[    ], 2012............
[    ], 2013............
[    ], 2014............
[    ], 2015............
[    ], 2016............
[    ], 2017............
[    ], 2018............
[    ], 2019............
[    ], 2020............
[    ], 2021............
[    ], 2022............
[    ], 2023............
[    ], 2024............
[    ], 2025............
[    ], 2026............
[    ], 2027............
[    ], 2028............
[    ], 2029............
[    ], 2030............
[    ], 2031............
[    ], 2032............
[    ], 2033............
[    ], 2034............
Weighted Average Life
 (Years)(1).............

---------

 * Indicates an amount above zero and less than 0.5% of the original principal balance outstanding.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

                                                                      APPENDIX B

                       MORTGAGE INTEREST RATES
---------------------------------------------------------------------
                                        AGGREGATE        PERCENTAGE
                                        PRINCIPAL          OF THE
                                     BALANCE OF THE      AGGREGATE
                         NUMBER OF      MORTGAGE         PRINCIPAL
   MORTGAGE INTEREST     MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       RATE (%)            LOANS      CUT-OFF DATE     MORTGAGE LOANS
---------------------------------------------------------------------
6.000..................              $                           %
6.400..................
6.500..................
6.625..................
6.750..................
6.875..................
7.000..................
7.125..................
7.150..................
7.250..................
7.375..................
7.400..................
7.450..................
7.500..................
7.550..................
7.600..................
7.625..................
7.650..................
7.700..................
7.750..................
7.850..................
7.875..................
7.900..................
7.925..................
7.950..................
8.000..................
8.050..................
8.100..................
8.125..................
8.150..................
8.200..................
8.250..................
8.300..................
8.350..................
8.375..................
8.400..................
8.450..................
8.500..................
8.550..................
8.600..................
8.625..................
8.700..................
8.750..................
8.800..................
8.875..................
8.900..................
9.000..................
9.125..................
9.250..................
9.375..................
9.500..................
9.750..................
                           -----     ---------------       ------
  Total................              $                           %
                           -----     ---------------       ------
                           -----     ---------------       ------

               NUMBER OF MORTGAGE LOANS TO THE SAME MORTGAGOR
-----------------------------------------------------------------------------
                                               AGGREGATE        PERCENTAGE
                            NUMBER OF          PRINCIPAL          OF THE
                           MORTGAGORS       BALANCE OF THE       AGGREGATE
      NUMBER OF             OBLIGATED          MORTGAGE          PRINCIPAL
   MORTGAGE LOANS        ON THAT NUMBER     LOANS AS OF THE   BALANCE OF ALL
    PER MORTGAGOR       OF MORTGAGE LOANS    CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------------
1....................                       $                           %
2....................
                              -----         ---------------       ------
  Total..............                       $                           %
                              -----         ---------------       ------
                              -----         ---------------       ------

    The maximum aggregate principal balance of multiple mortgage loans as to
which any single mortgagor is obligated is approximately $    as of the Cut-Off
Date.

                   YEARS OF INITIAL MONTHLY PAYMENTS
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
     YEAR OF INITIAL        MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
     MONTHLY PAYMENT          LOANS      CUT-OFF DATE     MORTGAGE LOANS
------------------------------------------------------------------------
1994......................              $                           %
1996......................
1998......................
1999......................
2000......................
                              -----     ---------------       ------
  Total...................              $                           %
                              -----     ---------------       ------
                              -----     ---------------       ------



                         PASS-THROUGH RATES
---------------------------------------------------------------------
                                AGGREGATE                  WEIGHTED
                                PRINCIPAL      WEIGHTED     AVERAGE
                             BALANCE OF THE    AVERAGE     SCHEDULED
                                MORTGAGE       MORTGAGE    REMAINING
         RANGE OF            LOANS AS OF THE   INTEREST      TERM
  PASS-THROUGH RATES (%)      CUT-OFF DATE      RATES     (IN MONTHS)
---------------------------------------------------------------------
5.501 - 5.750.............   $                        %
6.001 - 6.250.............
6.251 - 6.500.............
6.501 - 6.750.............
6.751 - 7.000.............
7.001 - 7.250.............
7.251 - 7.500.............
7.501 - 7.750.............
7.751 - 8.000.............
8.001 - 8.250.............
8.251 - 8.500.............
8.501 - 8.750.............
8.751 - 9.000.............
9.001 - 9.250.............
9.251 - 9.500.............
                             ---------------    ------        ---
  Total...................   $                        %*         *
                             ---------------
                             ---------------

---------

* Represents a weighted average of all the mortgage loans.

    As of the Cut-Off Date, the Pass-Through Rates for the mortgage loans ranged
from approximately    % per annum to    % per annum, with a weighted average of
approximately    % per annum.

                      ORIGINAL PRINCIPAL BALANCES
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
    RANGE OF ORIGINAL       MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
    PRINCIPAL BALANCES        LOANS      CUT-OFF DATE     MORTGAGE LOANS
------------------------------------------------------------------------
$ 50,000 or less..........              $                           %
$ 50,001 -  75,000........
$ 75,001 - 100,000........
$100,001 - 150,000........
$150,001 - 200,000........
$200,001 - 250,000........
$250,001 - 300,000........
$300,001 - 350,000........
$350,001 - 400,000........
$400,001 - 450,000........
$450,001 - 500,000........
Over $500,000.............
                              -----     ---------------       ------
  Total...................              $                           %
                              -----     ---------------       ------
                              -----     ---------------       ------

    As of the Cut-Off Date, the principal balances of the mortgage loans ranged
from approximately $   to $     with an average of approximately $    .

                      CURRENT LOAN-TO-VALUE RATIOS
-------------------------------------------------------------------------
                                                             PERCENTAGE
                                            AGGREGATE          OF THE
                                            PRINCIPAL        AGGREGATE
                                         BALANCE OF THE      PRINCIPAL
                             NUMBER OF      MORTGAGE       BALANCE OF ALL
   CURRENT LOAN-TO-VALUE     MORTGAGE    LOANS AS OF THE      MORTGAGE
         RATIO (%)             LOANS      CUT-OFF DATE         LOANS
-------------------------------------------------------------------------
60.00 or less..............              $                           %
60.01 -  70.00.............
70.01 -  75.00.............
75.01 -  80.00.............
80.01 -  85.00.............
85.01 -  90.00.............
90.01 -  95.00.............
95.01 - 100.00.............
                               -----     ---------------       ------
  Total....................              $                           %
                               -----     ---------------       ------
                               -----     ---------------       ------

    At origination, the weighted average loan-to-value ratio of the mortgage
loans was approximately   %. As of the Cut-Off Date, the weighted average
loan-to-value ratio of the mortgage loans was approximately   %.

    For the Additional Collateral Loans, the above loan-to-value ratios include only the mortgaged property and do not include any Additional Collateral securing the related mortgage loans.

                     TYPES OF MORTGAGED PROPERTIES
-----------------------------------------------------------------------
                                          AGGREGATE        PERCENTAGE
                                          PRINCIPAL          OF THE
                                       BALANCE OF THE      AGGREGATE
                           NUMBER OF      MORTGAGE         PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      PROPERTY TYPE          LOANS      CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
Single Family Detached...              $                           %
Duplex...................
Triplex..................
Fourplex.................
Townhouse................
Condominium..............
Planned Unit
 Development.............
Hi-Rise Condominium......
                             -----     ---------------       ------
  Total..................              $                           %
                             -----     ---------------       ------
                             -----     ---------------       ------

                   GEOGRAPHIC DISTRIBUTION BY STATE
-----------------------------------------------------------------------
                                          AGGREGATE        PERCENTAGE
                                          PRINCIPAL          OF THE
                                       BALANCE OF THE      AGGREGATE
                           NUMBER OF      MORTGAGE         PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
          STATE              LOANS      CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
Arizona..................              $                           %
Arkansas.................
California...............
Colorado.................
Connecticut..............
Delaware.................
District of Columbia.....
Florida..................
Georgia..................
Hawaii...................
Illinois.................
Indiana..................
Iowa.....................
Kansas...................
Kentucky.................
Louisiana................
Maryland.................
Massachusetts............
Michigan.................
Minnesota................
Mississippi..............
Missouri.................
Montana..................
Nebraska.................
Nevada...................
New Hampshire............
New Jersey...............
New Mexico...............
New York.................
North Carolina...........
Ohio.....................
Oklahoma.................
Oregon...................
Pennsylvania.............
Rhode Island.............
South Carolina...........
Tennessee................
Texas....................
Utah.....................
Vermont..................
Virginia.................
Washington...............
West Virginia............
Wisconsin................
Wyoming..................
                             -----     ---------------       ------
  Total..................              $                           %
                             -----     ---------------       ------
                             -----     ---------------       ------

    No more than approximately % of the mortgage loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately % of the mortgage loans will be secured by mortgaged properties in any single zip code area outside of California.

                            ORIGINAL TERMS
-----------------------------------------------------------------------
                                          AGGREGATE        PERCENTAGE
                                          PRINCIPAL          OF THE
                                       BALANCE OF THE      AGGREGATE
                           NUMBER OF      MORTGAGE         PRINCIPAL
        LOAN TERM          MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       (IN MONTHS)           LOANS     CUT - OFF DATE    MORTGAGE LOANS
-----------------------------------------------------------------------
240......................              $                           %
300......................
332......................
340......................
344......................
346......................
347......................
348......................
349......................
350......................
352......................
353......................
359......................
360......................
                             -----     ---------------       ------
  Total..................              $                           %
                             -----     ---------------       ------
                             -----     ---------------       ------



                       SCHEDULED MATURITY YEARS
-----------------------------------------------------------------------
                                          AGGREGATE        PERCENTAGE
                                          PRINCIPAL          OF THE
                                       BALANCE OF THE      AGGREGATE
                           NUMBER OF      MORTGAGE         PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
    YEAR OF MATURITY         LOANS      CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
2019.....................              $                           %
2020.....................
2023.....................
2025.....................
2026.....................
2027.....................
2028.....................
2029.....................
2030.....................
                             -----     ---------------       ------
  Total..................              $                           %
                             -----     ---------------       ------
                             -----     ---------------       ------

    The weighted average remaining term (adjusted for Curtailments) of the
mortgage loans as of the Cut-Off Date is approximately    months.

    The latest scheduled maturity of any of the mortgage loans is June   .

                      DOCUMENTATION PROGRAM TYPES
-----------------------------------------------------------------------
                                          AGGREGATE        PERCENTAGE
                                          PRINCIPAL          OF THE
                                       BALANCE OF THE      AGGREGATE
                           NUMBER OF      MORTGAGE         PRINCIPAL
   LOAN DOCUMENTATION      MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      PROGRAM TYPE           LOANS      CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
Full Documentation.......              $                           %
No Documentation.........
No Ratio.................
Reduced Documentation....
                             -----     ---------------       ------
  Total..................              $                           %
                             -----     ---------------       ------
                             -----     ---------------       ------

    As of the Cut-Off Date, the weighted average loan-to-value ratio of the mortgage loans originated under a reduced or no documentation program was
approximately   %.

    As of the Cut-Off Date, the weighted average loan-to-value ratio of the
mortgage loans originated under a no ratio program was approximately   %.

    Under a no ratio program, income information is not obtained from the related mortgagors or verified.

                                PURPOSE
-----------------------------------------------------------------------
                                          AGGREGATE        PERCENTAGE
                                          PRINCIPAL          OF THE
                                       BALANCE OF THE      AGGREGATE
                           NUMBER OF      MORTGAGE         PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
     PURPOSE OF LOAN         LOANS      CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
Purchase Loans...........              $                           %
Rate/Term Refinances.....
Cash Out Refinances......
                             -----     ---------------       ------
  Total..................              $                           %
                             -----     ---------------       ------
                             -----     ---------------       ------

                           OCCUPANCY STATUS
-----------------------------------------------------------------------
                                          AGGREGATE        PERCENTAGE
                                          PRINCIPAL          OF THE
                                       BALANCE OF THE      AGGREGATE
                           NUMBER OF      MORTGAGE         PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
    OCCUPANCY STATUS         LOANS      CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
Owner Occupied...........              $                           %
Owner Occupied - 2nd
 Home....................
Non-Owner Occupied.......
                             -----     ---------------       ------
  Total..................              $                           %
                             -----     ---------------       ------
                             -----     ---------------       ------

                       CREDIT SCORE DISTRIBUTION
-----------------------------------------------------------------------
                                          AGGREGATE        PERCENTAGE
                                          PRINCIPAL          OF THE
                                       BALANCE OF THE      AGGREGATE
                           NUMBER OF      MORTGAGE         PRINCIPAL
                           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      CREDIT SCORE           LOANS      CUT-OFF DATE     MORTGAGE LOANS
-----------------------------------------------------------------------
599 or less..............              $                           %
600 - 619................
620 - 639................
640 - 659................
660 - 679................
680 - 699................
700 - 719................
720 - 739................
740 - 759................
760 - 779................
780 - 799................
800 or greater...........
No Credit Score
 Available*..............
                             -----     ---------------       ------
  Total..................              $                           %
                             -----     ---------------       ------
                             -----     ---------------       ------

---------

* May include foreign nationals and borrowers with insufficient credit history.

                                 INDEX OF TERMS

    Below is a list of selected significant terms used in this prospectus supplement and the pages on which their definitions can be found.

                                        PAGE
                                        ----
Available Distribution Amount.........  S-27
Bankruptcy Coverage...................  S-26
Certificate Principal Balance.........  S-16
Class A-4 Liquidation Amount..........  S-23
Class P Fraction......................  S-22
Class P Mortgage Loan.................  S-22
Class P Principal Distribution
  Amount..............................  S-22
Class Principal Balance...............  S-16
Closing Date..........................  S-16
Credit Support Depletion Date.........  S-20
Curtailments..........................  S-21
Cut-Off Date..........................  S-13
Distribution Date.....................  S-19
Due Date..............................  S-14
Fraud Coverage........................  S-26
Interest Only Certificates............  S-16
Liquidated Mortgage Loan..............  S-21
Liquidation Principal.................  S-21
Modeling Assumptions..................  S-32
Pass-Through Rate.....................  S-21
Payoffs...............................  S-22
Prepayment Period.....................  S-22
Principal Only Certificates...........  S-16
Principal Payment Amount..............  S-22
Principal Prepayment Amount...........  S-22
Senior Percentage.....................  S-22
Senior Prepayment Percentage..........  S-24
Senior Principal Distribution
  Amount..............................  S-22
SPA...................................  S-32
Special Hazard Coverage...............  S-26
Stated Principal Balance..............  S-23
Stripped Interest Rate................  S-21
Subordinate Principal Distribution
  Amount..............................  S-23
Subordinate Principal Prepayments
  Distribution Amount.................  S-24
Subordination Level...................  S-20
Trust.................................  S-13

                          WAMU ASSET ACCEPTANCE CORP.
                                   DEPOSITOR

                               [NAME OF SERVICER]
                                    SERVICER

                       MORTGAGE PASS-THROUGH CERTIFICATES

                               SERIES 200[ ]-[ ]

                                 $
                                 (APPROXIMATE)

                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------

                                  Underwriter
                              [UNDERWRITER'S NAME]

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

      WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

      DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE OFFERED CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE OFFERED CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS
   UNTIL [       ].

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION
           PRELIMINARY PROSPECTUS SUPPLEMENT, DATED FEBRUARY 28, 2005

         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED            , 200[ ]

                          WAMU ASSET ACCEPTANCE CORP.
                                   DEPOSITOR

                               [NAME OF SERVICER]
                                    SERVICER

              ASSET BACKED FLOATING RATE NOTES, SERIES 200[ ]-[  ]

                               $
                                 (APPROXIMATE)

  CONSIDER CAREFULLY THE RISK
  FACTORS BEGINNING ON PAGE S-7 IN
  THIS PROSPECTUS SUPPLEMENT AND
  PAGE 1 IN THE ACCOMPANYING
  PROSPECTUS.

  The notes will represent interests
  only in the trust created for
  Series 200[ ]-[ ] and will not
  represent interests in or
  obligations of WaMu Asset
  Acceptance Corp., Washington
  Mutual, Inc. or any of their
  affiliates.

  NEITHER THESE NOTES NOR THE
  UNDERLYING MORTGAGE LOANS ARE
  GUARANTEED BY ANY AGENCY OR
  INSTRUMENTALITY OF THE UNITED
  STATES.

  This prospectus supplement may be
  used to offer and sell the offered
  notes only if accompanied by the
  prospectus.

                             THE WAMU ASSET BACKED NOTES SERIES 200[ ]-[ ] TRUST
                             WILL ISSUE [      ] CLASSES OF OFFERED NOTES [AND
                             [      ] CLASSES OF PRIVATELY PLACED NOTES]. THE
                             TABLE BEGINNING ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT CONTAINS A LIST OF THE CLASSES OF OFFERED NOTES, INCLUDING THE NOTE BALANCE, INTEREST RATE, AND CERTAIN SPECIAL CHARACTERISTICS OF EACH CLASS.

                             OFFERED NOTES

                             Total principal amount (approximate)     $

                             First payment date                       [           ], 200[ ]

                             Interest and/or principal paid           Monthly

                             Last possible payment date               [           ], 20[ ]

                             [Credit enhancement for the offered notes is being
                             provided by [        ] classes of privately offered
                             notes, which have an aggregate principal balance of
                             approximately $        .]

The underwriter listed below will offer the offered notes at varying prices to be determined at the time of sale. The proceeds to WaMu Asset Acceptance Corp.
from the sale of the offered notes will be approximately    % of the principal
balance of the offered notes plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays to WaMu Asset Acceptance Corp. for the offered notes and the amount it receives from the sale of the offered notes to the public.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter
                             [NAME OF UNDERWRITER]

                              [          ], 200[ ]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    We provide information to you about the offered notes in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.

    IF THE TERMS OF YOUR NOTES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

    We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

    Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    We 'incorporate by reference' into this prospectus supplement the information we file with the Securities and Exchange Commission with respect to the offered securities, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus supplement from the date it was filed, unless we update or supersede that information by information we file subsequently that is incorporated by reference into this prospectus supplement. We incorporate by reference into this prospectus supplement any documents filed by us with the Securities and Exchange Commission with respect to the offered securities under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and prior to the termination of the offering of the offered securities.

    Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

    We will provide without charge to each person to whom this prospectus supplement is delivered, upon written or oral request, copies of any or all of the documents that have been incorporated by reference into this prospectus supplement. Requests should be directed to WaMu Asset Acceptance Corp., 1201 Third Avenue, WMT 1706A, Seattle, WA 98101, Attention: Secretary, or by telephone at (206) 554-8838.

                              [TABLE OF CONTENTS]

                              SUMMARY INFORMATION

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED NOTES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING. THIS SUMMARY IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

THE ISSUER

The notes will be issued by the issuer, WaMu Asset Backed Notes Series
200[ ]-[ ] Trust, a Delaware statutory trust established under a trust agreement
between the depositor and the owner trustee. The issuer will issue     classes
of notes representing non-recourse debt obligations of the issuer secured by the trust estate. See 'Description of the Notes' in this prospectus supplement.

Distributions of interest and principal on the offered notes will be made only from payments received in connection with the mortgage loans described in this summary under the heading 'The Mortgage Pool.'

THE MORTGAGE POOL

The trust will contain approximately     [conventional] [sub-prime]
[nonconforming], one-to four-family, fixed-rate and adjustable-rate mortgage loans secured by first or second liens on residential real properties. The
mortgage loans have an aggregate principal balance of approximately $        as
of              . The mortgage loans have original terms to maturity of not greater than [30] years.

For a further description of the mortgage loans, see 'Description of the Mortgage Pool' and Appendix B in this prospectus supplement.

THE OFFERED NOTES

WaMu Asset Acceptance Corp. will deposit the mortgage loans into the Trust. The Trust is being created for the purpose of issuing the Asset Backed Notes, Series 200[ ]-[ ]. The approximate initial note balance, annual interest rate and type of each class of the offered notes will be as follows:

                       APPROXIMATE
                       INITIAL NOTE   ANNUAL NOTE
        CLASS            BALANCE     INTEREST RATE      TYPE
-----------------------------------------------------------------


[The Trust will also issue the [      ] notes, which are not being offered by
this prospectus supplement. These private notes are subordinated to the offered notes and provide credit enhancement for the offered notes.]

The offered notes will have the characteristics shown in the table appearing on pages S- in this prospectus supplement. The interest rates on each class of offered notes are variable and are calculated for each distribution date as described in this prospectus supplement under 'Description of the Notes -- Note Interest Rates.'

The offered notes will be sold by the depositor to the underwriter on the closing date.

The offered notes will initially be represented by one or more global notes registered in the name of CEDE & Co., as nominee of DTC in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations. See 'Description of the Notes -- Registration' in this prospectus supplement.

EQUITY CERTIFICATES

[    ] Trust Certificates, Series     -  , will be issued under the owner trust
agreement and will represent the beneficial ownership interest in the issuer. The equity certificates are not offered by this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered notes consists of subordination as described in this prospectus supplement under 'Description of the Notes -- Allocation of Losses; Subordination' in this prospectus supplement.

Subordination. The rights of the holders of the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes. The Class M-1 Notes, the Class M-2 Notes and the
Class M-3 Notes are referred to in the prospectus supplement as subordinate notes.

In addition, the rights of the holders of subordinate notes with higher numerical class designations will be subordinated to the rights of holders of subordinate notes with lower numerical class designations, to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior notes in respect of interest and principal and to afford the more senior notes protection against realized losses on the mortgage loans as described in the next section.

ALLOCATION OF LOSSES

If the subordinate notes remain outstanding, losses on the mortgage loans will be allocated first to the class of subordinate notes with the lowest payment priority, and the other classes of notes will not bear any portion of these losses. If none of the subordinate notes remain outstanding, losses on mortgage loans will be allocated to the Class A Notes.

ADVANCES

The servicer is required to advance delinquent payments of principal and interest on the mortgage loans, subject to the limitations described under 'P&I Advances' in this prospectus supplement. These advances shall be referred to in this prospectus supplement as P&I Advances. Each servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. See 'Description of the Notes -- P&I Advances' in this prospectus supplement and 'Description of the Securities -- Advances by Servicer in Respect of Delinquencies on the Trust Fund Assets' in the prospectus.

OPTIONAL REDEMPTION

At its option, the majority holder of the equity certificates may redeem the notes and thereby effect termination and early retirement of the notes, after the aggregate note balance has been reduced to less than [20%] of the aggregate initial note balance. See 'The Indenture and Owner Trust Agreement -- Optional Redemption' in this prospectus supplement and 'Description of the Securities -- Termination of the Trust Fund and Disposition of Trust Fund Assets' in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the notes, [Orrick, Herrington & Sutcliffe LLP], counsel to the depositor, will deliver its opinion to the effect that the notes will be characterized as indebtedness and the issuer will not be classified as an association taxable as a corporation or a publicly traded partnership. For further information regarding the federal income tax consequences of investing in the offered notes, see 'Federal Income Tax Consequences' in this prospectus supplement and 'Material Federal Income Tax Consequences' in the prospectus.

RATINGS

The offered notes are required to receive the ratings from [      ] and [      ]
indicated under 'Ratings' in this prospectus supplement. The ratings on the offered notes address the likelihood of the receipt by holders of the offered notes of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered notes. See 'Yield on the Notes' and 'Ratings' in this prospectus supplement and 'Yield and Maturity Considerations' in the prospectus.

LEGAL INVESTMENT

The offered notes, other than the Class   and Class   Notes, will constitute
mortgage related securities for purposes of the Secondary Mortgage

Market Enhancement Act of 1984, or SMMEA, for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and therefore will be legal investments for entities to the extent provided in SMMEA and applicable state
laws. The Class   Notes and the Class   Notes will not constitute mortgage
related securities for purposes of SMMEA. See 'Legal Investment' in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

Subject to important considerations discussed in this prospectus supplement, the notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing. See 'ERISA Considerations' in this prospectus supplement and in the prospectus.

                                  RISK FACTORS

THE OFFERED NOTES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED NOTES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

THE OFFERED NOTES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

[APPROPRIATE RISK FACTORS AS NECESSARY]

[THE MORTGAGE LOANS WERE UNDERWRITTEN TO          The originator provides loans to borrowers who do
STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS   not qualify for loans conforming to Fannie Mae and
OF FANNIE MAE OR FREDDIE MAC WHICH MAY RESULT IN  Freddie Mac guidelines. The originator also
LOSSES ON THE MORTGAGE LOANS ALLOCATED TO YOUR    considers, among other things, a mortgagor's credit
NOTES.                                            history, repayment ability, loan to value ratio and
                                                  debt service-to-income ratio, as well as the type
                                                  and use of the mortgaged property. The originator's
                                                  underwriting standards do not prohibit a mortgagor
                                                  from obtaining secondary financing at the time of
                                                  origination of the originator's first lien, which
                                                  secondary financing would reduce the equity the
                                                  mortgagor would otherwise have in the related
                                                  mortgaged property as indicated in the originator's
                                                  loan-to-value ratio determination.

                                                  As a result of the underwriting standards described
                                                  in the immediately preceding paragraph, the
                                                  mortgage loans in the mortgage pool are likely to
                                                  experience rates of delinquency, foreclosure and
                                                  bankruptcy that are higher, and that may be
                                                  substantially higher, than those to borrowers who
                                                  qualify under more stringent standards.

                                                  Furthermore, changes in the values of mortgaged
                                                  properties may have a greater effect on the
                                                  delinquency, foreclosure, bankruptcy and loss
                                                  experience of the mortgage loans in the mortgage
                                                  pool than on mortgage loans to borrowers who
                                                  qualify under more stringent standards. No
                                                  assurance can be given that the values of the
                                                  related mortgaged properties in the event of
                                                  foreclosure will be sufficient to avoid realized
                                                  loss. See 'The Mortgage Pool' in this prospectus
                                                  supplement].

[CERTAIN OF THE MORTGAGE LOANS ARE BALLOON        Approximately    % of the mortgage loans, by
LOANS, WHICH MAY PRESENT A GREATER RISK OF LOSS   aggregate principal balance as of the Cut-Off Date,
WITH RESPECT TO SUCH MORTGAGE LOANS               are mortgage loans with balloon payments. Because
                                                  borrowers of mortgage loans with balloon payments
                                                  are required to make substantial higher final
                                                  payments upon maturity, it is possible that the
                                                  default risk associated with such mortgage loans is
                                                  greater than that associated with fully-amortizing
                                                  mortgage loans.]

[THE PAYMENT PERFORMANCE OF YOUR NOTES WILL BE    The notes represent an interest in mortgage loans.
RELATED TO THE PAYMENT PERFORMANCE OF THE         In the event that the mortgaged properties fail to
MORTGAGE LOANS IN THE TRUST FUND; THE MORTGAGE    provide adequate security for the mortgage loans
LOANS IN THE TRUST FUND WHICH ARE DISCUSSED IN    included in the trust fund, any resulting losses,
THIS SECTION MAY EXPOSE YOUR NOTES TO GREATER     to the extent not covered by the credit
LOSSES.                                           enhancement, will be allocated to the notes as
                                                  described in this prospectus supplement, and
                                                  consequently may adversely affect the yield to
                                                  maturity on

                                                  your notes. The depositor cannot assure you that
                                                  the values of the mortgaged properties have
                                                  remained or will remain at the appraised values on
                                                  the dates of origination of the mortgage loans.
                                                  Furthermore, particular mortgage loans, including
                                                  negative amortization mortgage loans, buydown
                                                  mortgage loans and mortgage loans requiring the
                                                  mortgagor to make a balloon payment, may have a
                                                  greater likelihood of delinquency and foreclosure,
                                                  and a greater likelihood of loss in the event of
                                                  delinquency or foreclosure. You should consider the
                                                  following risks associated with the mortgage loans
                                                  included in the trust fund.]

[APPROXIMATELY    % OF THE MORTGAGE LOANS IN THE  Approximately    % of the mortgage loans by
MORTGAGE POOL HAVE LIMITED RECOURSE TO THE        aggregate principal balance as of             are
RELATED BORROWER, WHICH MAY RESULT IN LOSSES      nonrecourse loans or loans for which recourse may
WITH RESPECT TO THESE MORTGAGE LOANS ALLOCATED    be restricted or unenforceable. As to those
TO YOUR NOTES.                                    mortgage loans, recourse in the event of mortgagor
                                                  default will be limited to the specific real
                                                  property and other assets, if any, that were
                                                  pledged to secure the mortgage loan. If the value
                                                  of the mortgaged property and other security has
                                                  declined, the trust fund could suffer losses on
                                                  these mortgage loans that, to the extent not
                                                  covered by [the credit enhancement] may be
                                                  allocated to your notes. However, even with respect
                                                  to those mortgage loans that provide for recourse
                                                  against the mortgagor and its assets, there can be
                                                  no assurance that enforcement of the recourse
                                                  provisions will be practicable, or that the other
                                                  assets of the mortgagor will be sufficient to
                                                  permit a recovery in respect of a defaulted
                                                  mortgage loan in excess of the liquidation value of
                                                  the related mortgaged property.]

[THE INABILITY OF A MORTGAGOR TO MAKE VARYING     Approximately    % of the mortgage loans by
MONTHLY PAYMENTS UNDER A HOME EQUITY LINE OF      aggregate principal balance as of             are
CREDIT LOAN MAY RESULT IN LOSSES ON YOUR NOTES.   mortgage loans that provide the borrower with a
                                                  line of credit under which amounts may be advanced
                                                  to the borrower by the lender from time to time.
                                                  Collection on these types of mortgage loans may
                                                  vary because, among other things:

                                                     borrowers may make payments during any month as
                                                     low as the minimum monthly payment for that month,
                                                     or just the interest and fees for that month
                                                     during any interest-only period, or

                                                     borrowers may make payments as high as the
                                                     entire outstanding charges on the mortgage loan.

                                                  It is possible that borrowers may fail to make the
                                                  required periodic payment and, to the extent not
                                                  covered by the credit enhancement, these losses may
                                                  adversely affect the yield to maturity on your
                                                  notes.]

[APPROXIMATELY    % OF THE MORTGAGE LOANS IN THE  Approximately    % of the mortgage loans by
MORTGAGE POOL ARE SECURED BY JUNIOR LIENS, WHICH  aggregate principal balance as of             are
MAY EXPOSE THE OFFERED NOTES TO LOSSES IF THE     mortgage loans secured by junior liens and with
TRUST FUND DOES NOT RECEIVE ADEQUATE FUNDS IN     respect to approximately    % of these junior
CONNECTION WITH A FORECLOSURE OF THE RELATED      liens, the related senior liens are not included in
SENIOR LIEN TO SATISFY BOTH THE SENIOR AND        the trust fund. The primary risk to holders of
JUNIOR LIEN.                                      mortgage loans secured by junior liens is the
                                                  possibility that adequate funds will not be
                                                  received in connection with a foreclosure of the
                                                  related senior liens to satisfy fully both the
                                                  senior liens and the junior lien mortgage loan. The
                                                  claims of the holders of the senior liens will be
                                                  satisfied in full out of proceeds of the
                                                  liquidation of the mortgage loan, if these proceeds
                                                  are sufficient, before the trust fund as holder of
                                                  the junior lien receives any payments in respect of
                                                  the mortgage loan. If the servicer were to
                                                  foreclose on any junior lien mortgage loan, it
                                                  would do so subject to any related senior liens. In
                                                  order for the debt related to the mortgage loan to
                                                  be paid in full at this type of sale, a bidder at
                                                  the foreclosure sale of a junior lien mortgage loan
                                                  would have to bid an amount sufficient to pay off
                                                  all sums due under the junior lien mortgage loan
                                                  and the senior liens or purchase the mortgaged
                                                  property subject to the senior liens. Liquidation
                                                  expenses with respect to defaulted junior mortgage
                                                  loans do not vary directly with the outstanding
                                                  principal balance of the loan at the time of
                                                  default. A decline in the value of the mortgaged
                                                  properties securing the mortgage loans with junior
                                                  liens may increase the likelihood that, in the
                                                  event of a default by the related mortgagor,
                                                  liquidation or other proceeds will be insufficient
                                                  to satisfy the junior lien mortgage loan after
                                                  satisfaction of any senior liens and the payment of
                                                  any liquidation expenses. In the event that the
                                                  proceeds from a foreclosure or similar sale of the
                                                  related mortgaged property are insufficient to
                                                  satisfy all senior liens and the mortgage loan in
                                                  the aggregate, the trust fund, as the holder of the
                                                  junior lien, and, accordingly, holders of the notes
                                                  bear:

                                                     the risk of delay in distributions while a
                                                     deficiency judgment against the borrower is
                                                     obtained,

                                                     the risk of loss if the deficiency judgment is
                                                     not realized upon and

                                                     the risk that deficiency judgments may not be
                                                     available in all jurisdictions.

                                                  Other factors may affect the prepayment rate of
                                                  junior lien mortgage loans, such as the amounts of,
                                                  and interest on, the related senior mortgage loans
                                                  and the use of senior lien mortgage loans as
                                                  long-term financing for home purchases and junior
                                                  lien mortgage loans as shorter-term financing for a
                                                  variety of purposes, such as home improvement,
                                                  educational expenses and purchases of consumer
                                                  durable such as automobiles. Accordingly, junior
                                                  lien mortgage loans may experience a higher rate of
                                                  prepayments than traditional senior lien mortgage
                                                  loans. In addition, any future limitations on the
                                                  rights of borrowers

                                                  to deduct interest payments on junior lien mortgage
                                                  loans for federal income tax purposes may further
                                                  increase the rate of prepayments on junior lien
                                                  mortgage loans.]

[APPROXIMATELY    % OF THE MORTGAGE LOANS IN THE  Approximately    % of the mortgage loans, by
MORTGAGE POOL HAVE HIGH LOAN-TO-VALUE RATIOS, SO  aggregate principal balance as of          ,   ,
THAT THE RELATED BORROWER HAS LITTLE OR NO        had a loan-to-value ratio or a combined
EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH   loan-to-value ratio, in the case of any second lien
MAY RESULT IN LOSSES WITH RESPECT TO THESE        mortgage loan, at origination in excess of 80%. No
MORTGAGE LOANS ALLOCATED TO YOUR NOTES.           mortgage loan in the mortgage pool with a
                                                  loan-to-value ratio or a combined loan-to-value
                                                  ratio, in the case of any second lien mortgage
                                                  loan, at origination in excess of 80% will be
                                                  covered by a primary mortgage insurance policy. No
                                                  first lien mortgage loan will have a loan-to-value
                                                  ratio exceeding    % at origination and no second
                                                  lien mortgage loan will have a combined
                                                  loan-to-value ratio exceeding    % at origination.
                                                  Mortgage loans with higher loan-to-value ratios may
                                                  present a greater risk of loss in that an overall
                                                  decline in the residential real estate market, a
                                                  rise in interest rates over a period of time and
                                                  the condition of a mortgaged property, as well as
                                                  other factors, may have the effect of reducing the
                                                  value of the mortgaged property from the appraised
                                                  value at the time the mortgage loan was originated.
                                                  If there is a reduction in value of the mortgaged
                                                  property, the loan-to-value ratio may increase over
                                                  what it was at the time the mortgage loan was
                                                  originated. This increase may reduce the likelihood
                                                  of liquidation or other proceeds being insufficient
                                                  to satisfy the mortgage loan and any losses, to the
                                                  extent not covered by the credit enhancement, may
                                                  affect the yield to maturity or your notes.
                                                  Furthermore, investors should note that the value
                                                  of the mortgaged property may be insufficient to
                                                  cover the outstanding balance of the notes. There
                                                  can be no assurance that the loan-to-value ratio of
                                                  any mortgage loan determined at any time after
                                                  origination is less than or equal to its original
                                                  loan-to-value ratio.]

[APPROXIMATELY    % OF THE MORTGAGE LOANS IN THE  Approximately    % of the mortgage loans are in the
MORTGAGE POOL ARE CONCENTRATED IN THE STATE OF    state of [Name of State.] Investors should note
[NAME OF STATE], WHICH MAY RESULT IN LOSSES WITH  that some geographic regions of the United States
RESPECT TO THESE MORTGAGE LOANS.                  from time to time will experience weaker regional
                                                  economic conditions and housing markets causing a
                                                  decline in property values in those areas, and
                                                  consequently, will experience higher rates of loss
                                                  and delinquency than will be experienced on
                                                  mortgage loans located in other geographic regions.
                                                  A region's economic condition and housing market
                                                  may be directly, or indirectly, adversely affected
                                                  by a number of factors including natural disasters
                                                  or civil disturbances such as earthquakes,
                                                  hurricanes, floods, eruptions or riots. The
                                                  economic impact of any of these types of events may
                                                  also be felt in areas beyond the region immediately
                                                  affected by the disaster or disturbance. A
                                                  concentration of mortgage loans in the trust fund
                                                  in a region experiencing a deterioration in
                                                  economic conditions or a decline in real estate
                                                  values may expose your notes to losses in addition
                                                  to those present for similar mortgage-backed
                                                  securities

                                                  without this concentration. The depositor cannot
                                                  assure you that the values of the mortgaged
                                                  properties have remained or will remain at the
                                                  appraised values on the dates of origination of the
                                                  mortgage loans. Any deterioration of economic
                                                  conditions in [name of state] which adversely
                                                  affects the ability of borrowers to make payments
                                                  on the mortgage loans may increase the likelihood
                                                  of delinquency and foreclosure of the mortgage
                                                  loans that may result in losses that, to the extent
                                                  not covered by the [credit enhancement] will be
                                                  allocated to your notes.]

[THE CLASS M-1 NOTES, THE CLASS M-2 NOTES AND     The weighted average lives of, and the yields to
THE CLASS M-3 NOTES WILL BE PARTICULARLY          maturity on, the Class M-1 Notes, the Class M-2
SENSITIVE TO LOSSES ON THE MORTGAGE LOANS.        Notes and the Class M-3 Notes will be progressively
                                                  more sensitive, in increasing order of their
                                                  numerical class designations, to the rate and
                                                  timing of mortgagor defaults and the severity of
                                                  ensuing losses on the mortgage loans. If the actual
                                                  rate and severity of losses on the mortgage loans
                                                  is higher than those assumed by an investor in one
                                                  of the Class M-1 Notes, the Class M-2 Notes or the
                                                  Class M-3 Notes, the actual yield to maturity of
                                                  that note may be lower than the yield anticipated
                                                  by the holder based on that assumption. The timing
                                                  of losses on the mortgage loans will also affect an
                                                  investor's actual yield to maturity, even if the
                                                  rate of defaults and severity of losses over the
                                                  life of the mortgage pool are consistent with an
                                                  investor's expectations. In most cases, the earlier
                                                  a loss occurs, the greater the effect on an
                                                  investor's yield to maturity. Losses on the
                                                  mortgage loans in any due period, to the extent
                                                  they exceed the overcollateralized amount following
                                                  payments of principal on the related payment date,
                                                  will reduce the note balance of the class of notes
                                                  then outstanding with the highest numerical class
                                                  designation. As a result of these reductions, less
                                                  interest will accrue on the class of subordinate
                                                  notes than would otherwise be the case].

[THE CLASS M-1 NOTES, THE CLASS M-2 NOTES AND     Unless the note balance of the Class A Notes has
THE CLASS M-3 NOTES WILL NOT BE ENTITLED TO       been reduced to zero, the Class M-1 Notes, the
RECEIVE PRINCIPAL PAYMENTS UNTIL ALL PRINCIPAL    Class M-2 Notes and the Class M-3 Notes will not
PAYMENTS HAVE BEEN MADE ON THE CLASS A NOTES      be entitled to any principal payments until
WHICH MAY LEAD TO LOSSES WITH RESPECT TO THESE                or a later period as described in this
NOTES                                             prospectus supplement. As a result, the weighted
                                                  average lives of these notes will be longer than
                                                  would otherwise be the case if payments of
                                                  principal were allocated among all of the notes at
                                                  the same time. As a result of the longer weighted
                                                  average lives of these notes, the holders of these
                                                  notes have a greater risk of suffering a loss on
                                                  their investments. Further, because these notes
                                                  might not receive any principal if certain
                                                  delinquency levels occur, it is possible for these
                                                  notes to receive no principal payments even if no
                                                  losses have occurred on the mortgage pool].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS   The rate and timing of distributions allocable to
ON YOUR NOTES WILL BE AFFECTED BY THE RATE OF     principal on the offered notes will depend, in most
PREPAYMENTS ON THE MORTGAGE LOANS.                cases, on the rate and timing of principal
                                                  payments, including prepayments and collections
                                                  upon defaults, liquidations and repurchases, on the
                                                  mortgage loans and the allocation of these payments
                                                  to pay principal on the offered notes. As is the
                                                  case with mortgage-backed securities, the offered
                                                  notes are subject to substantial inherent cash-flow
                                                  uncertainties because the mortgage loans may be
                                                  prepaid at any time. However, with respect to
                                                  approximately    % of the mortgage loans, by
                                                  aggregate principal balance as of          ,   , a
                                                  full and voluntary prepayment may subject the
                                                  related mortgagor to a prepayment charge. A
                                                  prepayment charge may or may not act as a deterrent
                                                  to prepayment of these mortgage loans. See 'The
                                                  Mortgage Pool' in this prospectus supplement.]

[THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS    In most cases, when prevailing interest rates are
WILL VARY DEPENDING ON FUTURE MARKET CONDITIONS   increasing, prepayment rates on mortgage loans tend
WHICH COULD IMPACT THE RATE AND TIMING OF         to decrease. This decrease in the prepayment rates
PRINCIPAL DISTRIBUTIONS ON YOUR NOTES.            on the mortgage loans will result in a reduced rate
                                                  of return of principal to investors in the offered
                                                  notes at a time when reinvestment at higher
                                                  prevailing rates would be desirable. Conversely,
                                                  when prevailing interest rates are declining,
                                                  prepayment rates on mortgage loans tend to
                                                  increase. This increase in the prepayment rates on
                                                  the mortgage loans will result in a greater rate of
                                                  return of principal to investors in the offered
                                                  notes at a time when reinvestment at comparable
                                                  yields may not be possible.

                                                  Distributions of principal will be made to the
                                                  subordinate notes according to the priorities
                                                  described in this prospectus supplement. The timing
                                                  of commencement of principal distributions and the
                                                  weighted average life of each class of notes will
                                                  be affected by the rates of prepayment on the
                                                  mortgage loans experienced both before and after
                                                  the commencement of principal distributions on each
                                                  class. For further information regarding the effect
                                                  of principal prepayments on the weighted average
                                                  lives of the offered notes, see 'Yield on the
                                                  Notes' in this prospectus supplement and the table
                                                  entitled 'Percent of initial note balance
                                                  outstanding at the following percentages of the
                                                  prepayment assumption' in that section].

[THE YIELD ON YOUR NOTES WILL VARY DEPENDING ON   The yield to maturity on the offered notes will
THE RATE OF PREPAYMENTS.                          depend on:

                                                     the applicable note interest rate and note
                                                     accrual rate on that interest rate from time to
                                                     time;

                                                     the applicable purchase price; and

                                                     the rate and timing of principal payments,
                                                     including prepayments and collections upon
                                                     defaults, liquidations and repurchases, on the
                                                     mortgage loans and the allocation of these
                                                     payments to reduce the note balance of the
                                                     notes, as well as other factors.

                                                  The yield to investors on any class of offered
                                                  notes will be adversely affected by any allocation
                                                  to the class of interest shortfalls on the mortgage
                                                  loans.

                                                  In most cases, if the offered notes are purchased
                                                  at a premium and principal distributions on the
                                                  offered notes occur at a rate faster than
                                                  anticipated at the time of purchase, the investor's
                                                  actual yield to maturity will be lower than that
                                                  assumed at the time of purchase. Conversely, if the
                                                  offered notes are purchased at a discount and
                                                  principal distributions on the offered notes occur
                                                  at a rate slower than that anticipated at the time
                                                  of purchase, the investor's actual yield to
                                                  maturity will be lower than that originally
                                                  assumed.

                                                  The proceeds to the depositor from the sale of the
                                                  offered notes were determined based on a number of
                                                  assumptions, including a prepayment assumption of
                                                     % CPR and weighted average lives corresponding
                                                  to that prepayment assumption. No representation is
                                                  made that the mortgage loans will prepay at that
                                                  rate or at any other rate. The yield assumptions
                                                  for the offered notes will vary as determined at
                                                  the time of sale].

[VIOLATION OF CONSUMER PROTECTION LAWS MAY        Applicable state laws regulate interest rates and
RESULT IN LOSSES ON THE MORTGAGE LOANS AND YOUR   other charges, require disclosure, and require
NOTES.                                            licensing of the originators. In addition, other
                                                  state laws, public policy and principles of equity
                                                  relating to the protection of consumers, unfair and
                                                  deceptive practices and debt collection practices
                                                  may apply to the origination, servicing and
                                                  collection of the mortgage loans.

                                                  The mortgage loans are also subject to federal
                                                  laws, including:

                                                     the Federal Truth-in-Lending Act and Regulation
                                                     Z promulgated thereunder, which require disclosures
                                                     to the borrowers regarding the terms of the
                                                     mortgage loans;

                                                     the Home Ownership and Equity Protection Act,
                                                     which requires disclosures to the borrowers
                                                     regarding the terms of home equity and refinance
                                                     loans;

                                                     the Equal Credit Opportunity Act and Regulation
                                                     B promulgated thereunder, which prohibit
                                                     discrimination on the basis of age, race, color,
                                                     sex, religion, marital status, national origin,
                                                     receipt of public assistance or the exercise of
                                                     any right under the Consumer Credit Protection
                                                     Act, in the extension of credit; and

                                                     the Fair Credit Reporting Act, which regulates
                                                     the use and reporting of information related to the
                                                     borrower's credit experience.

                                                  Depending on the provisions of the applicable law
                                                  and the specific facts and circumstances involved,
                                                  violations of these federal or state laws, policies
                                                  and principles may limit the ability of the trust
                                                  to collect all or part of the principal of or
                                                  interest on the mortgage loans, may entitle

                                                  the borrower to a refund of amounts previously paid
                                                  and, in addition, could subject the originators to
                                                  damages and administrative enforcement.

                                                  The seller will represent that as of the closing
                                                  date, each mortgage loan is in compliance with
                                                  applicable federal and state laws and regulations.
                                                  In the event of a breach of this representation,
                                                  the seller will be obligated to cure the breach or
                                                  repurchase or replace the affected mortgage loan in
                                                  the manner described in the prospectus].

                               THE MORTGAGE POOL

GENERAL DESCRIPTION OF THE MORTGAGE LOANS

    The mortgage pool will consist of approximately       conventional, one- to
four-family, fixed-rate mortgage loans and approximately       conventional,
one-to four-family, adjustable-rate mortgage loans. In each case, the mortgage loans will be secured by [first] [second] liens on residential real properties
and have an aggregate principal balance as of           ,     , which date will
also be referred to in this prospectus supplement as the cut-off date, of
approximately $     after application of scheduled payments due on or before the cut-off date whether or not received, subject to a permitted variance of plus or minus 5%. The mortgage loans have original terms to maturity of not greater than [30] years. References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date. The mortgage loans are secured by [first] [second] mortgages or deeds of trust or other similar security instruments creating [first] [second] liens on residential properties consisting of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments.

    The mortgage loans to be included in the mortgage pool will be acquired by
the depositor on the closing date from the seller.                  , an
affiliate of the depositor who will have originated or acquired the mortgage loans directly or indirectly from the originators. See ' -- Underwriting
Standards of            and Representations Concerning the Mortgage Loans',
'[The SPE]' and 'The Seller' in this prospectus supplement.

    Each adjustable rate mortgage loan provides for [semi-annual] adjustment to its mortgage rate and for corresponding adjustments to the monthly payment amount due on the mortgage loan, in each case on each adjustment date applicable
to the mortgage loan. However, in the case of approximately     % and
approximately     % of the adjustable rate mortgage loans by aggregate principal balance as of the cut-off date which are referred to in this prospectus supplement as delayed first adjustment mortgage loans, the first adjustment date
will occur after an initial period of approximately   years and approximately
  years, respectively from the date of origination of those mortgage loans. The
weighted average month of origination of the       year delayed first adjustment
mortgage loans is          , and the weighted average month of origination of
the     year delayed first adjustment mortgage loans is               .

    On each adjustment date, the mortgage rate on each adjustable rate mortgage loan will be adjusted to equal the sum, rounded as provided in the related mortgage note, of the index applicable to the adjustable rate mortgage loans and a fixed percentage amount, or gross margin. However, the mortgage rate on each adjustable rate mortgage loan, including each delayed first adjustment mortgage loan, will usually not increase or decrease by more than a specified periodic adjustment limitation, or periodic rate cap, on any related adjustment date. Furthermore, the mortgage rate on each adjustable rate mortgage loan will not exceed a specified maximum mortgage rate over the life of the mortgage loan, or be less than a specified minimum mortgage rate over the life of the mortgage loan. For adjustment dates other than the first adjustment date after origination, the periodic rate cap for the majority of the adjustable rate mortgage loans is [1.00%] per annum. With respect to substantially all of the adjustable rate mortgage loans, for adjustment dates other than the first
adjustment date after origination, the periodic rate cap will not exceed     %
per annum.

    Effective with the first monthly payment due on each adjustable rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related adjustable rate mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index applicable to the adjustable rate mortgage loans and gross margin, calculated as described under ' -- The Index Applicable to the Adjustable Rate Mortgage Loans' in this prospectus supplement. None of the adjustable rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate on the adjustable rate mortgage loan to a fixed mortgage rate.

    In most cases, the mortgage loans have scheduled monthly payments due on the first day of the month. Each mortgage loan will contain a customary due-on-sale clause or will be assumable by a creditworthy purchaser of the related mortgaged property.

    Approximately     % of the mortgage loans provide for payment by the
mortgagor of a prepayment charge in limited circumstances on voluntary prepayments in full made within one to five years from the date of origination of these mortgage loans. The amount of the prepayment charge is as provided in the related mortgage note. In most cases, prepayment charge obligations expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with prepayment
charges is           . The servicer or the holders of the equity certificates
will be entitled to all prepayment charges received on the mortgage loans, and this amount will not be available for distribution on the notes. Under certain instances, as described in the related servicing agreement, the related servicer may waive the payment of any otherwise applicable prepayment charge, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

    [None] of the mortgage loans are buydown mortgage loans.

    Approximately     % of the mortgage loans are balloon loans. Each balloon
loan is a fixed rate mortgage loan that amortizes over    months, but the final
payment, or balloon payment, on each balloon loan is due and payable on the th month. The amount of the balloon payment on each balloon loan is substantially in excess of the amount of the scheduled monthly payment on the balloon loan for the period prior to the due date of the balloon payment.

    The average principal balance of the mortgage loans at origination was
approximately $     . No mortgage loan had a principal balance at origination
greater than approximately $     or less than approximately $     . The average
principal balance of the mortgage loans as of the cut-off date was approximately
$     .

    The mortgage loans had mortgage rates as of the cut-off date ranging from
approximately     % per annum to approximately     % per annum, and the weighted
average mortgage interest rate was approximately     % per annum. The weighted
average loan-to-value ratio of the mortgage loans at origination was
approximately     %. At origination, no mortgage loan will have a loan-to-value
ratio greater than approximately     % or less than approximately     %.

    The weighted average remaining term to maturity of the mortgage loans will
be approximately    years and    months as of the cut-off date. None of the
mortgage loans will have a first due date prior to              or after
             , or will have a remaining term to maturity of less than    years
or greater than    years as of the cut-off date. The latest maturity date of any
mortgage loan is              .

    As of the cut-off date, the adjustable rate mortgage loans had gross margins
ranging from approximately     % to approximately     %, minimum mortgage rates
ranging from approximately     % per annum to approximately     % per annum and
maximum mortgage rates ranging from approximately     % per annum to
approximately     % per annum. As of the cut-off date, the weighted average
gross margin was approximately     %, the weighted average minimum mortgage rate
was approximately     % per annum and the weighted average maximum mortgage rate
was approximately     % per annum. The latest first adjustment date following
the cut-off date on any adjustable rate mortgage loan occurs in              and
the weighted average next adjustment date for all of the mortgage loans
following the cut-off date is              .

    The mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

            PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION

                                        % OF AGGREGATE
                                           ORIGINAL         NUMBER    AGGREGATE ORIGINAL
RANGE ($)                             PRINCIPAL BALANCE    OF LOANS   PRINCIPAL BALANCE
---------                             ------------------   --------   -----------------

        PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                       % OF AGGREGATE
                                         PRINCIPAL
                                          BALANCE                  AGGREGATE PRINCIPAL
                                         AS OF THE       NUMBER     BALANCE AS OF THE
RANGE ($)                               CUT-OFF DATE    OF LOANS      CUT-OFF DATE
---------                               ------------    --------      ------------

          MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                      % OF AGGREGATE
                                     PRINCIPAL BALANCE              AGGREGATE PRINCIPAL
                                      OUTSTANDING AS                BALANCE OUTSTANDING
                                          OF THE          NUMBER         AS OF THE
MORTGAGE RATE (%)                      CUT-OFF DATE      OF LOANS      CUT-OFF DATE
-----------------                      ------------      --------      ------------

          MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                     % OF AGGREGATE                      AGGREGATE
                                    MAXIMUM PRINCIPAL                MAXIMUM PRINCIPAL
                                   BALANCE OUTSTANDING              BALANCE OUTSTANDING
                                        AS OF THE         NUMBER         AS OF THE
MORTGAGE RATE (%)                     CUT-OFF DATE       OF LOANS      CUT-OFF DATE
-----------------                     ------------       --------      ------------

          MINIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                     % OF AGGREGATE
                                    MINIMUM PRINCIPAL                AGGREGATE MINIMUM
                                   BALANCE OUTSTANDING               PRINCIPAL BALANCE
                                        AS OF THE         NUMBER     OUTSTANDING AS OF
MORTGAGE RATE (%)                     CUT-OFF DATE       OF LOANS    THE CUT-OFF DATE
-----------------                     ------------       --------    ----------------

              GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                      % OF AGGREGATE
                                   PRINCIPAL BALANCE AS              AGGREGATE PRINCIPAL
                                     OF GROSS MARGIN                 BALANCE AS OF GROSS
                                      (%) AS OF THE        NUMBER     MARGIN (%) AS OF
MORTGAGE RATE (%)                      CUT-OFF DATE       OF LOANS    THE CUT-OFF DATE
-----------------                      ------------       --------    ----------------

              ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                     % OF AGGREGATE                 AGGREGATE PRINCIPAL
                                    PRINCIPAL BALANCE               BALANCE OUTSTANDING
                                    OUTSTANDING AS OF     NUMBER         AS OF THE
LOAN-TO-VALUE RATIO (%)             THE CUT-OFF DATE     OF LOANS      CUT-OFF DATE
-----------------------             ----------------     --------      ------------

              GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                     % OF AGGREGATE                 AGGREGATE PRINCIPAL
                                    PRINCIPAL BALANCE               BALANCE OUTSTANDING
                                    OUTSTANDING AS OF     NUMBER         AS OF THE
LOCATION                            THE CUT-OFF DATE     OF LOANS      CUT-OFF DATE
--------                            ----------------     --------      ------------

                 MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

                                     % OF AGGREGATE                 AGGREGATE PRINCIPAL
                                    PRINCIPAL BALANCE               BALANCE OUTSTANDING
                                    OUTSTANDING AS OF     NUMBER         AS OF THE
PROPERTY TYPE                       THE CUT-OFF DATE     OF LOANS      CUT-OFF DATE
-------------                       ----------------     --------      ------------

           MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS

                                     % OF AGGREGATE                 AGGREGATE PRINCIPAL
                                    PRINCIPAL BALANCE               BALANCE OUTSTANDING
                                    OUTSTANDING AS OF     NUMBER         AS OF THE
OCCUPANCY STATUS                    THE CUT-OFF DATE     OF LOANS      CUT-OFF DATE
----------------                    ----------------     --------      ------------

    The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                       LOAN PURPOSE OF THE MORTGAGE LOANS

                                     % OF AGGREGATE                 AGGREGATE PRINCIPAL
                                    PRINCIPAL BALANCE               BALANCE OUTSTANDING
                                    OUTSTANDING AS OF     NUMBER         AS OF THE
LOAN PURPOSE                        THE CUT-OFF DATE     OF LOANS      CUT-OFF DATE
------------                        ----------------     --------      ------------

                      LOAN PROGRAMS OF THE MORTGAGE LOANS

                                     % OF AGGREGATE                 AGGREGATE PRINCIPAL
                                    PRINCIPAL BALANCE               BALANCE OUTSTANDING
                                    OUTSTANDING AS OF     NUMBER         AS OF THE
LOAN PROGRAM                        THE CUT-OFF DATE     OF LOANS      CUT-OFF DATE
------------                        ----------------     --------      ------------

                RISK CATEGORIES OF THE FIXED RATE MORTGAGE LOANS

                                     % OF AGGREGATE                 AGGREGATE PRINCIPAL
                                    PRINCIPAL BALANCE               BALANCE OUTSTANDING
                                    OUTSTANDING AS OF     NUMBER         AS OF THE
RISK CATEGORIES                     THE CUT-OFF DATE     OF LOANS      CUT-OFF DATE
---------------                     ----------------     --------      ------------

             RISK CATEGORIES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                     % OF AGGREGATE                 AGGREGATE PRINCIPAL
                                    PRINCIPAL BALANCE               BALANCE OUTSTANDING
                                    OUTSTANDING AS OF     NUMBER         AS OF THE
RISK CATEGORIES                     THE CUT-OFF DATE     OF LOANS      CUT-OFF DATE
---------------                     ----------------     --------      ------------

          NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS

                                     % OF AGGREGATE                 AGGREGATE PRINCIPAL
                                    PRINCIPAL BALANCE               BALANCE OUTSTANDING
MONTH OF NEXT                       OUTSTANDING AS OF     NUMBER         AS OF THE
ADJUSTMENT DATE                     THE CUT-OFF DATE     OF LOANS      CUT-OFF DATE
---------------                     ----------------     --------      ------------

           THE INDEX APPLICABLE TO THE ADJUSTABLE RATE MORTGAGE LOANS

    As of any adjustment date, the index applicable to the determination of the mortgage rate on each adjustable rate mortgage loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as of a date as specified in the related mortgage note. In the event that this index becomes unavailable or otherwise unpublished, each servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

    The table immediately following this paragraph sets forth historical average rates of six-month LIBOR for the months indicated as made available from Fannie Mae, which rates may differ from the rates of the index applicable to the determination of the mortgage rate on each adjustable rate mortgage loan, which is six-month LIBOR as published in The Wall Street Journal as described in the preceding paragraph. The table does not purport to be representative of the subsequent rates of the index which will be used to determine the Mortgage Rate on each adjustable rate mortgage loan.

                MONTH                                  YEAR
                -----                                  ----

UNDERWRITING STANDARDS OF                AND REPRESENTATIONS CONCERNING THE
MORTGAGE LOANS

    The mortgage loans will be acquired by the depositor from the mortgage loan seller. All of the mortgage loans were originated or acquired by the mortgage loan seller generally in accordance with the respective underwriting criteria described below.

    The information set forth below with regard to the mortgage loan seller's underwriting standards has been provided to the depositor or compiled from information provided to the depositor by the mortgage loan seller. None of the depositor, the trustee, the underwriter or any of their respective affiliates other than the mortgage loan seller, if applicable, has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

    The mortgage loans were originated generally in accordance with guidelines (the 'originator's underwriting guidelines') established by the mortgage loan seller under the 'Full Documentation,' 'Fast Trac' or 'Stated Income' residential loan programs (the 'originator underwriting programs'). The originator underwriting guidelines evaluate the value and adequacy of the mortgaged property as collateral and consider the mortgagor's credit standing and repayment ability. On a case-by-case basis and only with the approval of senior lending officers, the mortgage loan seller may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the mortgage loans to be included in the mortgage pool will represent such underwriting exceptions.

    Under the originator underwriting programs, during the underwriting process, the mortgage loan seller or the originator for the mortgage loan seller reviews and verifies the loan applicant's sources of income (except under the Stated Income and Fast Trac residential loan programs), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant and calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the originator underwriting guidelines. The originator underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which generally conforms to Freddie Mac and Fannie Mae standards and (ii) a review of such appraisal, which review may be conducted by a representative of the mortgage loan seller or a staff appraiser and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The originator underwriting guidelines permit loans with loan-to-value ratios at origination of up to 90%. The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the mortgagor and the overall risks associated with the loan decision. Under the residential loan programs, the maximum combined loan-to-value ratio, including any second deeds of trust subordinate to the mortgage loan seller's first deed of trust, is generally 100% for owner occupied mortgaged properties and 90% for non-owner occupied mortgaged properties.

    All of the mortgage loans originated in the originator underwriting programs are based on loan application packages submitted through mortgage brokerage companies or the mortgage loan seller's retail branches, or are purchased from approved originators pursuant to the originator underwriting guidelines described herein. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to the mortgage loan seller for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made. No single mortgage brokerage company accounts for more than 5%, measured by outstanding principal balance, of the single-family mortgage loans originated by the mortgage loan seller.

    Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. The mortgage loan seller obtains a credit report on each applicant from a credit reporting company. The applicant must generally provide to the mortgage loan seller or the originator for the mortgage loan seller a letter explaining all late payments on mortgage debt and, generally, consumer (i.e., non-mortgage) debt. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Under the Full Documentation residential loan program, self-employed individuals are generally required to submit their most recent federal income tax return. As part of its quality control system, the mortgage loan seller reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. In the course of its pre-funding audit, the mortgage loan seller reverifies the income of each mortgagor or, for a self-employed individual, reviews the income documentation obtained pursuant to the originator underwriting guidelines (except under the Stated Income residential loan program). The mortgage loan seller generally verifies the source of funds for the down payment.

    Mortgaged properties that are to secure mortgage loans underwritten under the originator underwriting programs are appraised by qualified independent appraisers who are approved by the mortgage loan seller's internal valuation managers. In most cases, below-average properties (including properties requiring major deferred maintenance) are not acceptable as security for mortgage loans in the originator underwriting programs. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed by a representative of the mortgage loan seller or a staff appraiser before the loan is funded.

    The originator underwriting guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the originator underwriting programs generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The originator underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

    Under the Fast Trac and Stated Income residential loan programs, the mortgagor's employment and income sources must be stated on the mortgagor's application. The mortgagor's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the mortgagor's income as stated on the application is not independently verified. Verification of employment is required for salaried mortgagors only. Maximum loan-to-value ratios are generally lower under the Fast Trac and Stated Income residential loan programs than those permitted under the Full Documentation residential loan program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral property underwriting guidelines that apply to the Full

Documentation residential loan program apply to the Fast Trac and Stated Income residential loan programs.

    The mortgage loan seller requires that all mortgage loans in the originator underwriting programs have title insurance and be secured by liens on real property. The mortgage loan seller also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the mortgage loan or the replacement cost of the property, whichever is less. The mortgage loan seller does not require that mortgage loans in the originator underwriting programs be covered by a primary mortgage insurance policy.

RISK CATEGORIES

    Under the originator underwriting programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the originator underwriting programs establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

    The originator underwriting guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

    Credit Grade 'A.' Under the 'A' risk categories, the applicant generally must have repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. Any and all payments 60 days or more late within the past 12 months may not represent more than 25% of the credit reported during that period. Minor derogatory items are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is good. No bankruptcy filings may have occurred during the preceding two years and no discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 80% is permitted on an owner occupied mortgaged property consisting of two- to four-units or second homes. A maximum loan-to-value ratio of 80% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units. Generally, the debt service-to-income ratio maximum may be 47%, but this may be allowed to be increased to 55% based on the mortgagor's net disposable income and if the loan-to-value ratio is less than or equal to 85%.

    Credit Grade 'A1.' Under the 'A1' risk sub-category, in addition to the characteristics described under the 'A' risk category above, no late payments are permitted during the previous twelve months on an existing mortgage loan, either on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as borrower. In addition, the applicant must have a credit score of 620 or higher and a debt service-to-income ratio of 45% or less.

    Credit Grade 'A2.' Under the 'A2' risk sub-category, in addition to the characteristics described under the 'A' risk category above, no late payments are permitted during the previous twelve months on an existing mortgage loan, either on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as borrower.

    Credit Grade 'A3.' Under the 'A3' risk sub-category, in addition to the characteristics described under the 'A' risk category above, no late payments are permitted during the previous twelve months on an existing mortgage loan on the property which is being made subject to the mortgage loan seller's lien.

    Credit Grade 'A4.' Under the 'A4' risk sub-category, in addition to the characteristics described under the 'A' risk category above, a maximum of one 30-day late payment and no 60-day late payments during the previous twelve months are permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

    Credit Grade 'B.' Under the 'B' risk category, the applicant must have generally repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. Up to four minor derogatory items that are late 90 days or more are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is deemed good. Any and all payments 60 days or more late within the past 12 months may not represent more than 35% of the credit reported during that period. No bankruptcy filings may have occurred during the preceding two years and no discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 80% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on a non-owner occupied mortgaged property consisting of two- to four-units or second homes. Generally, the debt service-to-income ratio must be 50% or less but this may be increased to 55% based on the mortgagor's net disposable income and/or loan-to-value ratio.

    Credit Grade 'B1.' Under the 'B1' risk sub-category, in addition to the characteristics described under the 'B' risk category described above, no late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

    Credit Grade 'B2.' Under the 'B2' risk sub-category, in addition to the characteristics described under the 'B' risk category described above, a maximum of one 30-day late payment and no 60-day late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

    Credit Grade 'B3.' Under the 'B3' risk sub-category, in addition to the characteristics described under the 'B' risk category described above, a maximum of two 30-day late payments and no 60-day late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

    Credit Grade 'B4.' Under the 'B4' risk sub-category, in addition to the characteristics described under the 'B' risk category described above, a maximum of three 30-day late payments and generally no 60-day late payments during the previous twelve months are permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

    Credit Grade 'B - .' Under the 'B - ' risk category, the applicant must have generally repaid installment or revolving debt according to its terms and have demonstrated steady employment over the last two years. No payment delinquent more than 30 days at the time of application is permitted on an existing mortgage loan. Certain non-consumer credit, collections or judgments may be disregarded on a case-by-case basis. Payments 60 days or more late within the last 12 months may not represent more than 50% of the credit items reported during that period. No bankruptcy filings may have occurred during the preceding eighteen months and no discharge or notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 80% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 75% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 75% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 65% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%.

    Credit Grade 'B-1.' Under the 'B-1' risk sub-category, in addition to the characteristics described under the 'B - ' risk category described above, no late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

    Credit Grade 'B-2.' Under the 'B-2' risk sub-category, in addition to the characteristics described under the 'B - ' risk category described above, a maximum of one 30-day late payment and no 60-day late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

    Credit Grade 'B-3.' Under the 'B-3' risk sub-category, in addition to the characteristics described under the 'B - ' risk category described above, a maximum of two 30-day late payments and no 60-day late payments are permitted during the previous twelve months on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

    Credit Grade 'B-4.' Under the 'B-4' risk sub-category, in addition to the characteristics described under the 'B - ' risk category described above, a maximum of three 30-day late payments and generally no 60-day late payments during the previous twelve months ate permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

    Credit Grade 'B-5.' Under the 'B-5' risk sub-category, in addition to the characteristics described under the 'B - ' risk category described above, a maximum of one 60-day late payment during the previous twelve months are permitted on an existing mortgage loan, on the property which is being made subject to the mortgage loan seller's lien or any mortgage on any other property for which the applicant is listed as mortgagor.

    Credit Grade 'C.' Under the 'C' risk category, the applicant may have experienced significant credit problems in the past. A maximum of two 60-day late payments and one 90-day late payment, or three 60-day late payments and no 90-day late payments, within the last 12 months is permitted on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Consumer credit derogatory items will be considered on a case-by-case basis. No bankruptcy, discharge or notice of default filings may have occurred during the preceding twelve months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 75% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 70% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 60% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%; however, a debt service-to-income ratio of 55% to 60% will be considered on a case-by-case basis.

    Credit Grade 'D.' Under the 'D' risk category, the applicant may have experienced significant credit problems in the past. The applicant may be in bankruptcy or have received a notice of default or foreclosure, and in any such case must provide a reasonable explanation as to why the problem no longer exists. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 65% is permitted for owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 60% is permitted on an owner occupied mortgaged property consisting of two-to-four units or second homes. A maximum loan-to-value ratio of 65% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single family and condominium properties, and a maximum loan-to-value ratio of 50% is permitted on a non-owner occupied mortgaged property consisting of two-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%; however, a debt service-to-income ratio of 55% to 60% will be considered on a case-by-case basis.

    The mortgage loan seller will make representations and warranties as of the closing date with respect to the mortgage loans, and will be obligated to replace, cure or repurchase any such mortgage loan in respect of which a material breach of the representations and warranties it has made has occurred (other than those breaches which have been cured). For a discussion of the representations and warranties made and the repurchase obligation, see 'The Depositor's Mortgage Loan Purchase Program -- Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation' in the prospectus.

ADDITIONAL INFORMATION CONCERNING THE MORTGAGE LOANS

    The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted as of the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before that date. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including these mortgage loans would materially alter the characteristics of the mortgage pool. The depositor believes that the information set forth throughout this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary.

                               YIELD ON THE NOTES

GENERAL PREPAYMENT CONSIDERATIONS

    The rate of principal payments on the notes, the aggregate amount of payments on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans, including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the seller or the majority holder of the equity certificates. The mortgage loans may be prepaid by the mortgagors at any time; however, as described under 'The Mortgage Pool' in this prospectus supplement, with respect
to approximately    % of the mortgage loans, by aggregate principal balance as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge. In most cases, prepayment charge obligations expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with prepayment
charges is            .

    Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the class or classes of notes then entitled to receive these payments that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of notes may vary from the anticipated yield will depend upon the degree to which the notes are purchased at a discount or premium and the degree to which the timing of payments on the notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In the case of any note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In most cases, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of the notes would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments. See 'Yield and Maturity Considerations' in the prospectus.

    It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, in the case of the adjustable rate mortgage loans in the mortgage pool, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may affect the likelihood of prepayments. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the notes. See 'Yield and Maturity Considerations' in the prospectus.

    Because principal payments are paid to senior classes of notes before other classes, holders of classes of notes having a later priority of payment bear a greater risk of losses, because these notes will represent an increasing percentage of the trust estate during the period prior to the commencement of payments of principal on these notes, than holders of classes having earlier priorities for payment of principal. As described in this prospectus supplement under 'Description of the Notes -- Principal Payments on the Notes,' prior to the Stepdown Date, all principal payments on the mortgage loans will be allocated to the

Class A Notes. After that date, subject to delinquency triggers described in this prospectus supplement, all principal payments on the mortgage loans will be allocated among all classes of the notes then outstanding as described under 'Description of the Notes -- Principal Payments on the Notes' in this prospectus supplement.

    Defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for
repayment. See 'The Mortgage Pool -- Underwriting Standards of             and
Representations Concerning the Mortgage Loans' in this prospectus supplement.

SPECIAL YIELD CONSIDERATIONS

    The note interest rate for each class of notes adjusts monthly based on one-month LIBOR as described under 'Description of the Notes -- Calculation of One-Month LIBOR' in this prospectus supplement, subject to the maximum Note Interest Rate and the Available Interest Rate. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index. The mortgage rates on the adjustable rate mortgage loans adjust semi-annually, after an initial fixed rate period in the case of delayed first adjustment mortgage loans, based on the index applicable to the adjustable rate mortgage loans, which may not move in tandem with one-month LIBOR, subject to periodic and
lifetime limitations. Investors should note that approximately   % of the
mortgage loans are   year delayed first adjustment mortgage loans, approximately
  % of the mortgage loans are   year delayed first adjustment loans and
approximately   % of the mortgage loans are fixed rate mortgage loans, in each case by aggregate principal balance as of the cut-off date. The weighted average
month of origination of the   year delayed first adjustment mortgage loans is
           , and the weighted average month of originati on of the   year
delayed first adjustment mortgage loans is            .

    Because of the application of the maximum Note Interest Rate and the Available Interest Rate, increases in the Note Interest Rate on the notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans during any due period may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable spread on the notes during the related Interest Accrual Period. In addition, the index applicable to the adjustable rate mortgage loans and one-month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both one- month LIBOR and the index applicable to the adjustable rate mortgage loans rise during the same period, one-month LIBOR may rise more rapidly than the index applicable to the adjustable rate mortgage loans or may rise higher than the index applicable to the adjustable rate mortgage loans. This could potentially result in Interest Carry Forward Amounts with respect to one or more classes of notes. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in one-month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans could:

          cause the Current Interest Payment Amount generated by the mortgage pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the notes, leading one or more classes of notes to incur Interest Carry Forward Amounts, or could cause the maximum Note Interest Rate to apply to one or more classes of notes.

    Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index applicable to the adjustable rate mortgage loans and the related gross margin, the mortgage rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments.

    As described under 'Description of the Notes -- Allocation of Losses; Subordination,' amounts otherwise distributable to holders of the subordinate notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to mortgagor delinquencies, to the extent not covered by P&I Advances. These delinquencies may affect the yield to investors on classes of subordinate notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of classes of subordinate notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of subordinate notes. See 'Description of the Notes -- Principal Payments on the Notes' in this prospectus supplement.

WEIGHTED AVERAGE LIVES

    Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of notes will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a
prepayment rate for the mortgage loans of   % CPR. CPR assumes that the
outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is
converted to an equivalent constant monthly rate. To assume   % CPR or any other
CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No
representation is made that the mortgage loans will prepay at   % CPR or any
other rate.

    The tables following the next paragraph indicate the percentage of the initial Note Balance of the notes that would be outstanding after each of the dates shown at various percentages of the prepayment assumption and the corresponding weighted average lives of the notes. The tables are based on the following assumptions:

          the mortgage pool consists of    mortgage loans with the
          characteristics set forth in the table in this prospectus supplement entitled 'Assumed Mortgage Loan Characteristics,'

          payments on the notes are received, in cash, on the 25th day of each
          month, commencing in            ,

          the mortgage loans prepay at the percentages of the prepayment assumption indicated,

          no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

          none of the majority holder of the equity certificates, the seller, the servicer or any other person purchases from the trust estate any mortgage loan or redeems the notes under any obligation or option under the indenture, the servicing agreements or any other agreement except as otherwise indicated in the second sentence following the table entitled 'Percent of initial Note Balance outstanding at the specified percentages of the prepayment assumption,' and no partial early redemption of the notes occurs with respect to the mortgage loans, scheduled monthly payments on the mortgage loans are received on the
          first day of each month commencing in            , and are computed
          prior to giving effect to any prepayments received in the prior month,

          prepayments representing payment in full of individual mortgage loans
          are received on the last day of each month commencing in            ,
          and include 30 days' interest on the mortgage loan,

          the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to stated maturity,

          the notes are purchased on          ,     ,

          the index applicable to the adjustable rate mortgage loans remains
          constant at   % per annum and the mortgage rate on each adjustable
          rate mortgage loan is adjusted on the next adjustment date, and on subsequent adjustment dates, if necessary, to equal the index applicable to the adjustable rate mortgage loans plus the applicable gross margin, subject to the applicable periodic rate cap,

          one-month LIBOR remains constant at   % per annum,

          the monthly payment on each adjustable rate mortgage loan is adjusted on the due date immediately following the next adjustment date, and on subsequent adjustment dates, if necessary, to equal a fully amortizing monthly payment and

          the servicing fee rate is equal to   % per annum and the servicing
          fees are payable monthly, and the indenture trustee fee rate is equal
          to   % per annum and the indenture trustee fee is paid monthly.

ASSUMED MORTGAGE LOAN CHARACTERISTICS

    MINIMUM                                                        NEXT
  BALANCE AS    PERIODIC    BALANCE     TERM TO         TO        GROSS                 RATE    SERVICING     PREPAY
  OF THE CUT-   MORTGAGE    MATURITY    MATURITY    ADJUSTMENT    MARGIN    MORTGAGE    CAP     FEE RATE     PENALTY
   OFF DATE     RATE (%)    (MONTHS)    (MONTHS)       DATE        (%)      RATE (%)    (%)        (%)       (YES/NO)
   --------     --------    --------    --------       ----        ---      --------    ---        ---       --------

    There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables in this prospectus supplement. Any discrepancy of this kind may have an effect upon the percentages of the initial Note Balance outstanding and the weighted average lives of the notes set forth in the tables in this prospectus supplement. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables set forth immediately following the next paragraph and since it is not likely the level of the index applicable to the adjustable rate mortgage loans or one-month LIBOR will remain constant as assumed, the notes may mature earlier or later than indicated by the tables. In addition, as described under 'Description of the Notes -- Principal Payments on the Notes' in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the notes, affecting the weighted average lives of the notes.

    Based on the foregoing assumptions, the tables following this paragraph indicate the weighted average lives of the notes and set forth the percentages of the initial Note Balance of the notes that would be outstanding after each of the payment dates shown, at various percentages of the prepayment assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Note Balances and weighted average lives shown in the following tables. These variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of the prepayment assumption.

          PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE SPECIFIED
                    PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       CLASS A NOTES
                                        PAYMENT DATE                     CLASS M-1 NOTES
                              --------------------------------   --------------------------------
                               0%    15%    28%    35%    45%     0%    15%    28%    35%    45%
                               --    ---    ---    ---    ---     --    ---    ---    ---    ---
Weighted Average Life in
  Years.....................
Weighted Average Life in
  Years.....................

                                      CLASS M-2 NOTES
                                        PAYMENT DATE                     CLASS M-3 NOTES
                              --------------------------------   --------------------------------
                               0%    15%    28%    35%    45%     0%    15%    28%    35%    45%
                               --    ---    ---    ---    ---     --    ---    ---    ---    ---
Weighted Average Life in
  Years.....................
Weighted Average Life in
  Years.....................

    The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and
(c) dividing the sum by the initial Note Balance of the notes. The weighted average lives set forth in the bottom row of the table are calculated according to the previous sentence but assumes the majority holder of the equity certificates exercises its option to redeem the notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See 'The Indenture and Owner Trust Agreement -- Redemption' in this prospectus supplement.

    There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the prepayment assumption indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the notes will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or index level assumptions.

    The characteristics of the mortgage loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate or that the level of the index applicable to the adjustable rate mortgage loans will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the index applicable to the adjustable rate mortgage loans is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE SUBORDINATE NOTES

    If on any payment date, the Overcollateralized Amount and the Note Balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses, that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-1 Notes. If on any payment date, the Overcollateralized Amount and the Note Balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-2 Notes. If on any payment date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the subordinate notes, Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the subordinate notes, after distributions to the holders of the Class A Notes and subordinate notes with lower numerical class designations, but before the equity certificates are entitled to any distributions. See 'Description of the Notes -- Overcollateralization Provisions' in this prospectus supplement.

    Investors in the subordinate notes should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the subordinate notes, see 'Yield and Maturity Considerations' in the prospectus.

                            DESCRIPTION OF THE NOTES

GENERAL DESCRIPTION OF THE NOTES

    [        ] Trust Series         -    , [  ] Asset-Backed Floating Rate
Notes, Series         -     will consist of   classes of notes, designated as:

           the Class A Notes and

          the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes which will collectively be referred to in this prospectus supplement as the subordinate notes.

    The notes will be issued by [        ] Trust Series         -    , the
issuer, under the terms of an indenture, dated as of         ,     , between the
issuer and the indenture trustee. Only the notes are offered by this prospectus
supplement. Trust certificates, Series         -    , or the equity
certificates, will be issued under the terms of an owner trust agreement, dated
as of         ,     , between the depositor and the owner trustee, and will
represent the beneficial ownership interest in the issuer. The equity certificates are not being offered by this prospectus supplement and will be
delivered on the closing date to the         , as partial consideration for the
conveyance of the mortgage loans by         to the depositor.

    Distributions on the offered notes will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business
day, beginning in         .

    The notes represent non-recourse debt obligations of the issuer secured by a trust estate, which consists primarily of a segregated pool of conventional, one- to four-family, adjustable- rate and fixed-rate first lien mortgage loans having an aggregate principal balance as of the cut- off date of approximately
$      , subject to a permitted variance as described in this prospectus supplement under 'The Mortgage Pool.' Proceeds of the trust estate will be the sole source of payments on the notes. The issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes.

    The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the
Class M-3 Notes will have an aggregate initial note balance of approximately
$      , approximately $      , approximately $      and approximately $      ,
respectively, in each case subject to a permitted variance of plus or minus [5]%. The Note Interest Rates on the notes are adjustable, subject to the maximum Note Interest Rate and the Available Interest Rate, and will be calculated for each payment date as described under ' -- Note Interest Rate' in this prospectus supplement. The final maturity date of the notes is the payment
date occurring in         ,     .

    The notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations. The notes will initially be represented by one or more global notes registered in the name of the nominee of DTC as clearing agency, except as provided under 'Form of Securities -- Definitive Securities' in the prospectus. For more information on DTC, book-entry registration of the notes or definitive notes, see 'Form of Securities' in the prospectus.

    All payments to holders of the notes, other than the final payment on any class of notes, will be made by or on behalf of the indenture trustee to the persons in whose names the notes are registered at the close of business on each record date. The record date for each payment date is:

          with respect to the notes, other than any definitive notes, the close of business on the business day immediately preceding the payment date or with respect to the definitive notes will be the close of business on the last business day of the month preceding the month in which the payment date occurs.

GLOSSARY OF TERMS

    The following terms are given the meanings shown below to help describe the cash flows on the notes:

    Allocated Realized Loss Amount: The Allocated Loss Amount with respect to any class of subordinate notes and any payment date is the sum of:

          any Realized Loss allocated to that class of subordinate notes on the payment date and any Allocated Realized Loss Amount for that class remaining unpaid from previous payment dates plus accrued interest thereon at the Note Accrual Rate for that class.

    Available Interest Rate: The Available Interest Rate for any payment date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is:

          the Current Interest Payment Amount for the payment date,

and the denominator of which is

          the aggregate Note Balance of the notes immediately prior to the payment date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

    Available Payment Amount: The Available Payment Amount for any payment date is equal to the sum, net of amounts reimbursable therefrom to the servicer, the indenture trustee or the owner trustee, of:

          the aggregate amount of scheduled monthly payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the servicing fees and the indenture trustee fee, unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and all P&I Advances with respect to the mortgage loans received for the payment date.

    Bankruptcy Loss: A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

    Class A Principal Payment Amount: The Class A Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

          the Note Balance of the Class A Notes immediately prior to the payment date OVER the lesser of:

             the product of   % and the aggregate principal balance of the
             mortgage loans as of the last day of the related due period and the aggregate principal balance of the mortgage loans as of the
             last day of the related due period minus $      .

    Class M-1 Principal Payment Amount: The Class M-1 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

           the sum of:

             the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date and the Note Balance of the Class M-1 Notes immediately prior to the payment date OVER the lesser of:

             the product of   % and the aggregate principal balance of the
             mortgage loans as of the last day of the related due period and the aggregate principal balance of the mortgage loans as of the
             last day of the related due period minus $      .

    Class M-2 Principal Payment Amount: The Class M-2 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

           the sum of:

             the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date,

             the Note Balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on the payment date and the Note Balance of the Class M-2 Notes immediately prior to the payment date OVER the lesser of:

             the product of   % and the aggregate principal balance of the
             mortgage loans as of the last day of the related due period and the aggregate principal balance of the mortgage loans as of the
             last day of the related due period minus $      .

    Class M-3 Principal Payment Amount: The Class M-3 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

           the sum of:

             the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date,

             the Note Balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on the payment date,

             the Note Balance of the Class M-2 Notes, after taking into account the payment of the Class M-2 Principal Payment Amount on the payment date and (d) the Note Balance of the Class M-3 Notes immediately prior to the payment date OVER the lesser of:

             the product of   % and the aggregate principal balance of the
             mortgage loans as of the last day of the related due period and the aggregate principal balance of the mortgage loans as of the
             last day of the related due period minus $      .

    Compensating Interest: With respect to any principal prepayments, any payments made by the servicer from its own funds to cover Prepayment Interest Shortfalls.

    Credit Enhancement Percentage: The Credit Enhancement Percentage for any payment date is the percentage obtained by dividing:

          the sum of the Overcollateralized Amount and the aggregate Note Balance of the subordinate notes by the aggregate principal balance of the mortgage loans, calculated after taking into account payments of principal on the mortgage loans and payment of the Principal Payment Amount to the notes on the payment date.

    Current Interest Payment Amount: The Current Interest Payment Amount for any payment date is an amount equal to interest collections or advances on the mortgage loans during the related due period, net of the servicing fees and the indenture trustee fee.

    Deficient Valuation: With respect to any mortgage loan, a Deficient Valuation is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

    Debt Service Reduction: A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

    Interest Accrual Period: The Interest Accrual Period for any payment date is the period commencing on the payment date of the month immediately preceding the month in which the payment date occurs, or, in the case of the first period, commencing on the closing date, and ending on the day preceding the payment date. All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

    Interest Carry Forward Amount: The Interest Carry Forward Amount with respect to any class of notes and any payment date, is any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on that class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on the class at the Available Interest Rate, together with any shortfall in payment of interest remaining unpaid from previous payment dates plus interest accrued on those classes at the related Note Accrual Rate.

    Interest Payment Amount: The Interest Payment Amount for the notes of any class on any payment date is equal to interest accrued during the related Interest Accrual Period on the Note Balance of the notes immediately prior to the payment date at the then-applicable Note Interest Rate for the class.

    Net Monthly Excess Cashflow: The Net Monthly Excess Cashflow for any payment date is equal to the sum of:

          any Overcollateralization Reduction Amount and

           the excess of:

             the Available Payment Amount for the payment date OVER

             the sum for the payment date of the aggregate of the Interest Payment Amounts payable to the holders of the notes and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Payment Amount.

    Note Accrual Rate: The Note Accrual Rate with respect to any class of notes and any payment date is the lesser of the rate described for that class in the first bullet point under the definition of Note Interest Rate and the maximum
Note Interest Rate.

    Note Balance: The Note Balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the trust estate. The Note Balance of any class of notes as of any date of determination is equal to the initial Note Balance of that class reduced by the aggregate of:

          all amounts allocable to principal previously distributed with respect to the note and any reductions in the Note Balance deemed to have occurred in connection with allocations of Realized Losses.

    Note Interest Rate:

          The Note Interest Rate on the Class A Notes will be a rate per annum equal to the lesser of:

             one-month LIBOR plus %, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than % of the aggregate initial Note Balance,
             or one-month LIBOR plus   %, in the case of any payment date
             thereafter,

             the Available Interest Rate for the payment date and

               % per annum, which is also referred to as the maximum Note
             Interest Rate.

          The Note Interest Rate on the Class M-1 Notes will be a rate per annum equal to the lesser of:

             one-month LIBOR plus %, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than % of the aggregate initial Note Balance,
             or one-month LIBOR plus   %, in the case of any payment date
             thereafter,

             the Available Interest Rate for the payment date and

             the maximum Note Interest Rate.

          The Note Interest Rate on the Class M-2 Notes will be a rate per annum equal to the lesser of:

             one-month LIBOR plus %, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than % of the aggregate initial Note Balance,
             or one-month LIBOR plus   %, in the case of any payment date
             thereafter,

             the Available Interest Rate for the payment date and

             the maximum Note Interest Rate.

          The Note Interest Rate on the Class M-3 Notes will be a rate per annum equal to the lesser of:

             one-month LIBOR plus %, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than % of the aggregate initial Note Balance,
             or one-month LIBOR plus   %, in the case of any payment date
             thereafter,

             the Available Interest Rate for the payment date and

             the maximum Note Interest Rate.

    Overcollateralized Amount: The Overcollateralized Amount with respect to any payment date is the excess, if any, of the aggregate principal balance of the mortgage loans immediately following the payment date OVER the Note Balance of the notes, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on the payment date.

    Overcollateralization Increase Amount: With respect to the notes and any payment date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of the Payment Date.

    Overcollateralization reduction Amount: The Overcollateralization Reduction Amount is the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount.

    Prepayment Interest Shortfall: With respect to any principal prepayments on the mortgage loans, any resulting shortfall.

    Principal Payment Amount: The Principal Payment Amount for any payment date, other than the final maturity date and the payment date immediately following the acceleration of the notes due to an event of default, will be the lesser of:

        (a) the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the notes; and

        (b) The Sum of:

           (i) the principal portion of all scheduled monthly payments on the mortgage loans due during the related due period, whether or not received on or prior to the related determination date;

           (ii) the principal portion of all proceeds received during the related prepayment period in respect of the repurchase of a mortgage loan, or, in the case of a substitution, amounts representing a principal adjustment, as contemplated in the servicing agreements;

           (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related prepayment period, to the extent applied as recoveries of principal on the mortgage loans;

           (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding the payment date to the extent covered by Net Monthly Excess Cashflow for the payment date; and

           (v) the amount of any Overcollateralization Increase Amount for the payment date;

        Minus

           (vi) the amount of any Overcollateralization Reduction Amount for the payment date.

    Realized Loss: A Realized Loss is any Bankruptcy Loss and any amount of loss realized with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the noteholders by deed in lieu of foreclosure or otherwise. The amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on the remaining unpaid principal balance through the last day of the month in which the mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the servicers for P&I Advances, servicing advances and other related expenses, including attorney's fees, towards interest and principal owing on the mortgage loan.

    Required Overcollateralized Amount: The Overcollateralized Amount required
to be                                                                          .

    Scheduled Principal Balance: The Scheduled Principal Balance of any mortgage loan as of any date of determination is equal to the principal balance of the mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by:

          the principal portion of all monthly payments due on or before the date of determination, whether or not received,

          all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

    Stepdown Date: The Stepdown Date for any payment date is the later to occur of:

          the payment date occurring in         and

          the first payment date on which the Credit Enhancement Percentage, calculated for this purpose only after taking into account payments of principal on the mortgage loans, but prior to any payment of the Principal Payment Amount to the notes then entitled to payments of
          principal on the payment date, is greater than or equal to   %.

    Trigger Event: With respect to any payment date, a Trigger Event is in effect if the percentage obtained by dividing:

          the principal amount of mortgage loans delinquent 60 days or more by the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month,

exceeds the lesser of:

            % of the Credit Enhancement Percentage and

            %.

INTEREST PAYMENTS ON THE NOTES

    The Note Interest Rate and the Note Accrual Rate for the notes for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by
telephoning the indenture trustee at         .

    To the extent of the Current Interest Payment Amount, in the priorities set forth immediately following this paragraph, the holders of each class of notes will be entitled to receive on each payment date interest payments in an amount equal to the Interest Payment Amount for that class. On each payment date, the Current Interest Payment Amount will be distributed in the following order of priority:

   first, to the holders of the Class A Notes, the Interest Payment Amount for the Class A Notes;

   second, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for the Class M-1 Notes;

   third, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for the Class M-2 Notes; and

   fourth, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for the Class M-3 Notes.

    With respect to any payment date, to the extent that the aggregate of the Interest Payment Amounts for the notes is limited by the Current Interest Payment Amount for the related due period, the holders of some classes of notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for those classes and the payment date. The Interest Carry Forward Amount, if any, for any class of the notes for any payment date is payable to the extent of available funds remaining after other payments on the notes on the payment date, but before any payments on the equity certificates on the payment date. See ' -- Overcollateralization Provisions' in this prospectus supplement.

CALCULATION OF ONE-MONTH LIBOR

    With respect to each Interest Accrual Period, on the second business day preceding the Interest Accrual Period, or the interest determination date, the indenture trustee will determine one-month LIBOR for the next Interest Accrual Period. One-month LIBOR means, as of any interest determination date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate page 3750 as of 11:00 a.m. London time on that date. If the rate does not appear on Telerate page 3750, the rate for that day will be determined on the basis of the offered rates of the reference banks for one-month U.S. dollar deposits, as of 11:00 a.m., London time, on the interest determination date. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If on the interest determination date two or more reference banks provide offered quotations, one-month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of the offered quotations, rounded upwards if necessary to the nearest whole multiple of 0.0625%. If on the interest determination date fewer than two reference banks provide offered quotations, one-month LIBOR for the related Interest Accrual Period shall be the higher of:

          one-month LIBOR as determined on the previous interest determination date and the reserve interest rate.

    As used in this section, business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; Telerate page 3750 means the display page currently so designated on the Dow Jones Telerate Capital Markets Report, or other page as may replace that page on that service for the purpose of displaying comparable rates or prices); reference banks means leading banks selected by the indenture trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

          with an established place of business in London,

          which have been designated by the indenture trustee and

          not controlling, controlled by, or under common control with, the depositor or the issuer; and

    Reserve interest rate shall be the rate per annum that the indenture trustee determines to be either:

          the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 0.0625%, of the one-month U.S. dollar lending rates which New York City banks selected by the indenture trustee are quoting on the relevant interest determination date to the principal London offices of leading banks in the London interbank market or, in the event that the indenture trustee can determine no arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the indenture trustee are quoting on the interest determination date to leading European banks.

    The establishment of one-month LIBOR on each interest determination date by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

PRINCIPAL PAYMENTS ON THE NOTES

    On each payment date, the Principal Payment Amount will be distributed to the holders of the notes then entitled to payments of principal.

    The Principal Payment Amount for the final maturity date or the payment date immediately following the acceleration of the notes due to an event of default will equal the amount necessary to reduce the Note Balance of any notes outstanding to zero. In no event will the Principal Payment Amount with respect to any Payment Date be:

           less than zero or

          greater than the then-outstanding aggregate Note Balance of the notes.

    The Principal Payment Amount for the first payment date will include
approximately $      collected by the servicers in respect of prepayments on the
mortgage loans during the         prepayment period.

    On each Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed:

          first, to the Class A Notes, until the Note Balance of the Class A Notes has been reduced to zero;

          second, to the Class M-1 Notes, until the Note Balance of the Class M-1 Notes has been reduced to zero;

          third, to the Class M-2 Notes, until the Note Balance of the Class M-2 Notes has been reduced to zero; and

          fourth, to the Class M-3 Notes, until the Note Balance of the Class M-3 Notes has been reduced to zero.

    On each payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, the holders of the Class A Notes and the subordinate notes shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

           First, the lesser of:

             the Principal Payment Amount and

             the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until the Note Balance of the Class A Notes has been reduced to zero;

          Second, the lesser of the excess of

             the Principal Payment Amount over

             the amount distributed to the holders of the Class A Notes under clause first above and the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until the Note Balance of the Class M-1 Notes has been reduced to zero;

          Third, the lesser of the excess of
             the Principal Payment Amount over

             the sum of the amounts distributed to the holders of the Class A Notes under clause first above and to the holders of the Class M-1 Notes under clause second above and the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until the Note Balance Class M-2 Notes has been reduced to zero; and

          Fourth, the lesser of the excess of

             the Principal Payment Amount over

             the sum of the amounts distributed to the holders of the Class A Notes under clause first above, to the holders of the Class M-1 Notes under clause second above and to the holders of the Class M-2 Notes under clause third above and the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the Note Balance of the Class M-3 Notes has been reduced to zero.

    On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default principal will be payable on each class of notes in an amount equal to the Note Balance of that class on the payment date. On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of notes in the priorities set forth in the indenture. There can be no assurance, however, that sufficient funds will be available on any date to retire the Note Balances and pay any other amounts.

    The allocation of payments in respect of principal to the Class A Notes on each payment date prior to the Stepdown Date or on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the subordinate notes and the Overcollateralized Amount. Increasing the respective percentage interest in the trust estate of the subordinate notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the subordinate notes and the Overcollateralized Amount.

    The holders of the equity certificates will be entitled to all prepayment charges received on the mortgage loans and these amounts will not be available for distribution on the notes.

CREDIT ENHANCEMENT

    The credit enhancement provided for the benefit of the holders of the notes consists of subordination in this section, and overcollateralization, as described under ' -- Overcollateralization Provisions' in the next section.

    The rights of the holders of the subordinate notes and the equity certificates to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford these holders protection against Realized Losses.

    The protection afforded to the holders of the Class A Notes by means of the subordination of the subordinate notes and the equity certificates will be accomplished by:

          the preferential right of the holders of the Class A Notes to receive on any payment date, prior to payment on the subordinate notes and the equity certificates, payments in respect of interest and principal, subject to available funds, and if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the subordinate notes and the equity certificates.

    In addition, the rights of the holders of subordinate notes with lower numerical class designations will be senior to the rights of holders of subordinate notes with higher numerical class designations, and the rights of the holders of all of the subordinate notes to receive payments in respect of the mortgage loans will be senior to the rights of the holders of the equity certificates, in each case to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the holders of subordinate notes with lower numerical class designations relative to the holders of subordinate notes with higher numerical class designations, and by the holders of all of the subordinate notes relative to the holders of the equity certificates, of the full amount of interest and principal to which they are entitled and to afford these holders protection against Realized Losses, as described under ' -- Allocation of Realized Losses' in this prospectus supplement.

OVERCOLLATERALIZATION PROVISIONS

    The weighted average mortgage interest rate for the mortgage loans, adjusted to reflect the servicing fees and the indenture trustee fee payable from interest received or advanced on the mortgage loans, is expected to be higher than the weighted average of the Note Interest Rates on the notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the notes. The indenture requires that, on each payment date, the Net Monthly Excess Cashflow, if any, be applied on each payment date as an accelerated payment of principal on class or classes of notes then entitled to receive payments in respect of principal, but only to the limited extent hereafter described.

    With respect to any payment date, any Net Monthly Excess Cashflow, or, in the case of clause first below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount, shall be paid as follows:

   First, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

   Second, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

   Third, to the holders of the Class A Notes, in an amount equal to the Interest Carry Forward Amount for the Class A Notes;

   Fourth, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-1 Notes;

   Fifth, to the holders of the Class M-1 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-1 Notes;

   Sixth, to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-2 Notes;

   Seventh, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-2 Notes;

   Eighth, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-3 Notes;

   Ninth, to the holders of the Class M-3 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-3 Notes; and

   Tenth, to the holders of the equity certificates as provided in the indenture.

    As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate Note Balance of the notes
by an amount equal to approximately $      . This amount represents
approximately   % of the aggregate principal balance of the mortgage loans as of the cut-off date, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the indenture. Under the indenture, the Overcollateralized Amount is required to be maintained at the Required Overcollateralized Amount. In the event that Realized Losses are incurred on the mortgage loans, these Realized Losses may result in an overcollateralization deficiency since these Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Note Balance of the notes. In the event of an occurrence of this kind, the indenture requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to any overcollateralization deficiency, which shall constitute a principal payment on the notes in reduction of the Note Balances of those notes. This has the effect of accelerating the amortization of the notes relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

    On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease, or
step down, below the initial $      level to a level equal to approximately   %
of the then current aggregate outstanding principal balance of the mortgage loans, after giving effect to principal payments to be distributed on the
payment date, subject to a floor of $      . In the event that the Required
Overcollateralized Amount is permitted to step down on any payment date, the indenture provides that a portion of the principal which would otherwise be distributed to the holders of the notes on the payment date shall be distributed to the holders of the equity certificates, subject to the priorities set forth in this section. With respect to each of these payment dates, the Principal Payment Amount will be reduced by the Overcollateralization Reduction Amount after taking into account all other payments to be made on the payment date, which amount shall be distributed as Net Monthly Excess Cashflow according to the priorities set forth in this section. This has the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any payment date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on the payment date.

ALLOCATION OF LOSSES; SUBORDINATION

    Any Realized Loss on the mortgage loans will be allocated on any payment date:

           first, to Net Monthly Excess Cashflow,

           second, to the Overcollateralized Amount,

           third, to the Class M-3 Notes,

           fourth, to the Class M-2 Notes, and

           fifth, to the Class M-1 Notes.

    The indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to the these notes, under certain loss scenarios there will not be enough principal and interest collected on the mortgage loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

    Once Realized Losses have been allocated to the subordinate notes, these Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of these classes of notes, after distributions to the holders of the Class A Notes and subordinate notes with lower numerical class designations, but before the equity certificates are entitled to any distributions.

    Any allocation of a Realized Loss to a note will be made by reducing the Note Balance of that note by the amount so allocated on the payment date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Note Balance of any note be reduced more than once in respect of any particular amount both:

          allocable to the notes in respect of Realized Losses and

          payable as principal to the holder of the notes from Net Monthly Excess Cashflow.

P&I ADVANCES

    Subject to the limitations described in the following paragraph, the servicer will be obligated to advance or cause to be advanced on or before each payment date its own funds, or funds in the note account that are not included in the Available Payment Amount for the payment date. The amount of the servicer's advance will be equal to the aggregate of all payments of principal and interest, net of the servicing fee, that were due during the related due period on the mortgage loans and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure.

    P&I Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses. The servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

    All P&I Advances will be reimbursable to the servicer from late collections, insurance proceeds and liquidation proceeds. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicer out of any funds in the note account prior to the payments on the notes. In the event that the servicer fails in its obligation to make this advance, the indenture trustee will be obligated to make the advance, in each case to the extent required in the servicing agreement.

                                   THE ISSUER

    [   ] Trust Series     -  is a Statutory trust formed under the laws of the
State of [         ] under an owner trust agreement, dated as of            ,
    , between the depositor and the owner trustee for the transactions described in this prospectus supplement. The owner trust agreement constitutes the
governing instrument under the laws of the State of [         ] relating to
Statutory trusts. After its formation, the issuer will not engage in any activity other than:

          acquiring and holding the mortgage loans and the proceeds from the mortgage loans,

          issuing the notes and the equity certificates,

          making payments on the notes and the equity certificates and engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

    The issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes. The assets of the issuer will consist of the mortgage loans pledged to secure the notes. The issuer's
principal offices are in          ,          , in care of             , as owner
trustee.

                                   THE SELLER

                  , or the seller, in its capacity as mortgage loan seller, will
sell the mortgage loans to the             under a mortgage loan purchase
agreement, dated as of            ,     , between the seller and the [SPE].

                                   THE [SPE]

                  , the [SPE], a special purpose entity that is an affiliate of the issuer and the seller, will convey the mortgage loans to the depositor under
an ownership transfer agreement, dated as of            ,     , between the
[SPE] and the depositor.

                               THE OWNER TRUSTEE

                  is the owner trustee under the owner trust agreement. The
owner trustee is a          [banking corporation] and its principal offices are
located in             .

    Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the noteholders under the owner trust agreement under any circumstances, except for the owner trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of the representations made by the owner trustee in the owner trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the owner trustee under the owner trust agreement.

    The principal compensation to be paid to the owner trustee in respect of its obligations under the owner trust agreement will have been paid by or on behalf of the issuer on or prior to the closing date.

                             THE INDENTURE TRUSTEE

                  , a             [banking association], will act as indenture
trustee for the notes under the indenture. The indenture trustee's offices for
notices under the indenture are located at                    and its telephone
number is             .

    The principal compensation to be paid to the indenture trustee in respect of its obligations under the indenture, or the indenture trustee fee, will be equal to:

          accrued interest at    % per annum, or the indenture trustee fee rate,
          on the Scheduled Principal Balance of each mortgage loan, payable monthly, and any interest or other income earned on funds held in the note account, to the extent not payable as compensation to the related servicer, as provided in the indenture.

    The indenture will provide that the indenture trustee may withdraw funds from the note account:

          to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and to reimburse the owner trustee for all reasonable out-of pocket expenses incurred or made by the owner trustee for all services rendered by the owner trustee it in the owner trustee's execution of the trust created under the owner trust agreement and in the exercise and performance of any of the owner trustee's powers and duties under the owner trust agreement.

    Under the indenture, the issuer, from the assets of the trust estate, shall indemnify the indenture trustee against any and all loss, liability or expense, including reasonable attorneys' fees, incurred by the indenture trustee in connection with the administration of the trust estate and the performance of the indenture trustee's duties hereunder. The issuer is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee's own willful misconduct, negligence or bad faith.

                            THE SERVICING AGREEMENT

    The following summary describes the basic terms of the servicing agreements,
dated as of            ,     , among the issuer, the indenture trustee and the
servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. Whenever particular sections or defined terms of the servicing agreement are referred to, these sections or defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the servicing agreements. Requests should be addressed to the Secretary, WaMu Asset Acceptance Corp., 1201 Third Avenue, WMT 1706A, Seattle, Washington 98101.

THE SERVICER

    The information set forth in the following paragraphs has been provided by the servicer. None of the depositor, the underwriter, the trustee or any of their respective affiliates [(except with respect to the depositor, the servicer)] has made or will make any representation as to the accuracy or completeness of such information.

    [Name of servicer], a             [corporation], is engaged in the business
of originating, purchasing and selling sub-prime mortgage loans secured by one- to four-family residences. [Name of servicer]'s business was begun in
            .

    Pursuant to the servicing agreement, [name of servicer] will serve as the servicer for the mortgage loans sold [indirectly] by it to the depositor. The servicer is approved as a seller/servicer for [Fannie Mae and Freddie Mac and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.]

    Lending Activities and Loan Sales. The servicer originates real estate loans through its network of offices and loan origination centers. The servicer also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases the servicer's whole loan sale agreements provide for the transfer of servicing rights.

    The servicer's primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. The servicer's single-family real estate loans are predominantly 'conventional' mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

    The following table summarizes the servicer's one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by the servicer from other loan originators.

                                                               2002      2003      2004
                                                               ----      ----      ----
                                                                (DOLLARS IN THOUSANDS)
Originations and Purchases..................................
Sales.......................................................

    Loan Servicing. The servicer services all of the mortgage loans it originates that are retained in its portfolio and continues to service at least a majority of the loans that have been sold to investors. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. The servicer's servicing activities are inspected periodically by applicable regulatory authorities. Certain financial records of the servicer relating to its loan servicing activities are reviewed annually as part of the audit of the servicer's financial statements conducted by its independent accountants.

             COLLECTION PROCEDURES; DELINQUENCY AND LOSS EXPERIENCE

    When a mortgagor fails to make a required payment on a residential mortgage loan, the servicer attempts to cause the deficiency to be cured by contacting the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to the servicer's customary procedures for residential mortgage loans serviced by it for its own account, the servicer generally mails a notice of intent to foreclose to the mortgagor after the loan is delinquent two payments and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at public or private sale and may be purchased by the servicer. In California, real estate lenders are generally unable to obtain a deficiency judgment against the mortgagor on a loan secured by single-family real estate. See 'Legal Aspects of Mortgage
Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders' in the prospectus.

                  DELINQUENCY, LOSS AND FORECLOSURE EXPERIENCE

    The following table sets forth certain information, as reported to WaMu Asset Acceptance Corp. by the servicer, concerning recent delinquency, loss and foreclosure experience on mortgage loans serviced by the servicer or an affiliate of the servicer on the dates specified below.

    There can be no assurance that the delinquency, loss and foreclosure experience shown in the following table (which includes mortgage loans with various terms to stated maturity and a variety of payment characteristics, such as balloon loans and buydown loans) will be representative of the results that may be experienced with respect to the mortgage loans included in the Trust. Delinquencies, losses and foreclosures generally are expected to occur more frequently after the first full year of the life of a mortgage loan. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying WaMu Asset Acceptance Corp.'s mortgage pass-through securities have been recently originated, the current level of delinquencies, losses and foreclosures may not be representative of the levels that may be experienced over the lives of those mortgage loans.

                              AT OR FOR THE YEAR ENDED    AT OR FOR THE YEAR ENDED    AT OR FOR THE YEAR ENDED
                                    DECEMBER 31,                DECEMBER 31,                DECEMBER 31,
                              -------------------------   -------------------------   -------------------------
                                            BY DOLLAR                   BY DOLLAR                   BY DOLLAR
                                            AMOUNT OF                   AMOUNT OF                   AMOUNT OF
                              BY NO. OF       LOANS       BY NO. OF       LOANS       BY NO. OF       LOANS
                                LOANS     (IN MILLIONS)     LOANS     (IN MILLIONS)     LOANS     (IN MILLIONS)
                                -----     -------------     -----     -------------     -----     -------------
Total Rated Mortgage Pass-
  Through Securities
  Portfolio.................
Average Balance(1)..........
Period of Delinquency(2)....
    31 to 59 days...........
    60 to 89 days...........
    90 days or more.........
                              --------      --------      --------      --------      --------      --------
Total Delinquent Loans......
Delinquency Rate............
Foreclosures(3).............
Foreclosure Ratio(4)........
Covered Losses(5)...........
Applied Losses(6)...........

---------
(1) Average balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.

(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have begun.

(3) Includes mortgage loans for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(4) Foreclosures as a percentage of total mortgage loans at the end of each period.

(5) Covered losses are gross losses (as defined below) realized during the period indicated that were covered by credit enhancements obtained or established for one or more pools of mortgage loans, exclusive of any insurance (such as primary mortgage insurance or ordinary hazard insurance) that was available for specific mortgage loans or mortgaged properties. 'Gross losses' are the sum for each mortgage loan liquidated during the applicable period of the difference between (a) the sum of the outstanding principal balance plus accrued interest, plus all liquidation expenses related to the mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, including insurance (such as primary mortgage insurance or ordinary hazard insurance) available solely for the mortgage loan or the related mortgaged property.

(6) Applied losses are covered losses that were applied against the outstanding principal balance of the mortgage pass-through securities during the period indicated.

            SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The principal compensation, or servicing fee, to be paid to the servicer in respect of its servicing activities for the notes will be equal to accrued
interest at the servicing fee rate of    % per annum with respect to each
mortgage loan serviced by it for each calendar month on the same principal balance on which interest on the mortgage loan accrues for the calendar month. As additional servicing compensation, to the servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the note account, to the extent not payable as compensation to the indenture trustee, and any escrow accounts in respect of mortgage loans serviced by it.

    When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. The servicer is obligated to pay from its own funds Compensating Interest for any Prepayment Interest Shortfall, but only to the extent of its aggregate servicing fee for the related due period. The servicer is obligated to pay insurance premiums and other ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the servicer in connection with its responsibilities under the servicing agreement and is entitled to reimbursement therefor as provided in the servicing agreement. See 'Description of the Securities -- Retained Interest; Servicing Compensation and Payment of Expenses' in the prospectus for information regarding expenses payable by the servicer.

THE INDENTURE AND OWNER TRUST AGREEMENT

    The following summary describes basic terms of the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the owner trust agreement and indenture. Whenever particular defined terms of the indenture are referred to, these defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the indenture and the owner trust agreement. Requests should be addressed to the Secretary, WaMu Asset Acceptance Corp., 1201 Third Avenue, WMT 1706A, Seattle, Washington 98101.

GENERAL DESCRIPTION OF THE INDENTURE

    The notes will be issued under the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the notes containing a copy of the indenture and the owner trust agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the notes. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust estate, the terms and conditions of the indenture and the owner trust agreement and the notes. The notes will be transferable and exchangeable at the corporate trust offices of
the indenture trustee, located in             .

ASSIGNMENT OF MORTGAGE LOANS

    On or prior to the date the notes are issued, the seller will convey each mortgage loan to the depositor who in turn will convey each mortgage loan to the issuer.

    At the time of issuance of the notes, the issuer will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on each mortgage loan after the cut-off dates, without recourse, to the indenture trustee under the indenture as collateral for the notes; provided, however, that the seller will reserve and retain all its right, title and interest in and to principal and interest due on the mortgage loan on or prior to the cut-off date, whether or not received on or prior to the cut-off date, and to prepayments received prior to the cut-off date. The indenture trustee, concurrently with this assignment, will authenticate and deliver the notes at the direction of the issuer in exchange for, among other things, the mortgage loans.

    The indenture will require the issuer to deliver to the indenture trustee or to a custodian with respect to each mortgage loan:

          the mortgage note endorsed without recourse to the indenture trustee,

          the original mortgage with evidence of recording indicated on the mortgage and an assignment of the mortgage in recordable form to the indenture trustee. These assignments of mortgage loans are required to be recorded by or on behalf of the seller, at the expense of the seller, in the appropriate offices for real property records except for mortgages held under the MERS'r' System and except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording of the assignment is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the mortgage loan seller or the originator. If the depositor uses the MERS'r' System with respect to any mortgage loan, it will deliver evidence that the mortgage is held for the trustee through the MERS'r' System instead of an assignment of the mortgage in recordable form.

EVENTS OF DEFAULT

    Notwithstanding the prospectus, an event of default under the indenture with respect to the notes is as follows:

          the failure of the issuer to pay the Interest Payment Amount, the Principal Payment Amount or any Overcollateralization Increase Amount on any payment date, in each case to the extent that funds are available on the payment date to make these payments, which continues unremedied for a period of five days;

          the failure by the issuer on the final maturity date to reduce the Note Balances of any notes then outstanding to zero;

          a default in the observance or performance of any covenant or agreement of the issuer in the indenture and the continuation of any default of this kind for a period of thirty days after notice to the issuer by the indenture trustee or by the holders of at least 25% of the voting rights of the notes;

          any representation or warranty made by the issuer in the indenture or in any certificate or other writing delivered under the indenture having been incorrect in any material respect as of the time made, and the circumstance in respect of which the representation or warranty being incorrect not having been cured within thirty days after notice is given to the issuer by the indenture trustee or by the holders of at least 25% of the voting rights of the notes; or

          events of bankruptcy, insolvency, receivership or reorganization of the issuer.

    If an event of default occurs and is continuing, the indenture trustee or the holders of a majority of the voting rights may declare the note balance of all the Notes to be due and payable immediately. This declaration may be rescinded and annulled by the holders of a majority in aggregate outstanding voting rights.

    If, following an event of default, the notes have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding this acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration of acceleration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

          the holders of 100% of the then aggregate outstanding voting rights consent to the sale,

          the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Accrual Rates, on the outstanding notes at the date of the sale or the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding voting rights.

    In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

    In the event the principal of the notes is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

    No noteholder will have any right under the indenture to institute any proceeding with respect to the indenture unless:

          the holder previously has given to the indenture trustee written notice of default and the continuance of this default,

          the holders of notes of any class evidencing not less than 25% of the aggregate outstanding Note Balance constituting that class have made written request upon the indenture trustee to institute a proceeding in its own name as indenture trustee thereunder and have offered to the indenture trustee reasonable indemnity, the indenture trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity and no direction inconsistent with the written request has been given to the indenture trustee during the 60 day period by the holders of a majority of the Note Balance of that class.

    However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the indenture, unless those holders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

VOTING RIGHTS

    At all times, 100% of all voting rights will be allocated among the holders of the Class A Notes, or, after the Class A Notes have been paid in full, the class of subordinate notes then outstanding with the lowest numerical class designation, in proportion to the then outstanding Note Balances of their respective notes.

OPTIONAL REDEMPTION

    The circumstances under which the obligations created by the indenture will terminate in respect of the notes are described in 'Description of the Securities -- Termination of the Trust Fund and Disposition of Trust Fund Assets' in the prospectus.

    At its option, the majority holder of the equity certificates may redeem the notes, in whole but not in part, on any payment date on or after the payment date on which the aggregate Note Balance is reduced to less than 20% of the aggregate initial Note Balance. Any redemption of this kind will be paid in cash at a price equal to the sum of:

          100% of the aggregate Note Balance then outstanding,

          the aggregate of any Allocated Realized Loss Amounts on the notes remaining unpaid immediately prior to the payment date,

          the aggregate of the Interest Payment Amounts on the notes for the payment date and the aggregate of any Interest Carry Forward Amounts for the payment date.

    Upon any redemption of this kind, the remaining assets in the trust estate shall be released from the lien of the indenture.

    In no event will the trust created by the indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the indenture. See 'Description of the Securities -- Termination' in the Prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

    Prior to the sale of the notes, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the owner trust agreement, for federal income tax purposes:

          the notes will be characterized as indebtedness and not as representing an ownership interest in the trust estate or an equity interest in the issuer or the depositor and the issuer will not be classified as an association taxable as a corporation for federal income tax purposes or a publicly traded partnership as defined in Treasury Regulation Section 1.7704.

    The notes will not be treated as having been issued with original issue discount, as defined in the prospectus. The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the
mortgage loans will prepay at a rate equal to    % CPR. No representation is
made that the mortgage loans will prepay at that rate or at any other rate. See 'Federal Income Tax Consequences' in the prospectus.

    Taxable mortgage pool, or TMP, rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements in which debt obligations are secured or backed by real estate mortgage loans as taxable corporations. An entity, or a portion of an entity, will be characterized as a TMP if:

          substantially all of its assets are debt obligations and more than 50% of these debt obligations consist of real estate mortgage loans or interests in real estate mortgage loans,

          the entity is the obligor under debt obligations with two or more maturities, and payments on the debt obligations referred to in clause (ii) bear a relationship to payments on the debt obligations referred to in clause
          (i).

    Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cashflow that will support one or more of the entity's issues of debt obligation.

    It is anticipated that the issuer will be characterized as a TMP for federal income tax purposes. In most cases, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation.

    The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or real estate assets under Section 856(c)(4)(A) of the Code. In addition, interest on the notes will not be treated as interest on obligations secured by mortgages on real property under Section 856(c)(3)(B) of the Code. The notes will also not be treated as qualified mortgages under Section 860G(a)(3)(C) of the Code.

    Prospective investors in the notes should see 'Material Federal Income Tax Consequences' and 'State and Other Tax Consequences' in the prospectus for a discussion of the application of federal income and state and local tax laws to the issuer and purchasers of the notes.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in the underwriting agreement,
dated            ,     , the depositor has agreed to sell, and             , as
underwriter, has agreed to purchase the notes. The underwriter is obligated to purchase all notes of the respective classes offered by this prospectus supplement if it purchases any.

    The notes will be purchased from the depositor by the underwriter and will be offered by the underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting
expenses payable by the depositor, will be approximately    % of the aggregate
initial Note Balance of the notes. In connection with the purchase and sale of the notes, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

    The offered notes are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered notes will be made through the facilities of DTC on or about the closing date.

    The underwriting agreement provides that the depositor will indemnify the underwriter against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect of these liabilities.

                                SECONDARY MARKET

    There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in the prospectus under 'Description of the Securities -- Form of Reports to Securityholders', which will include information as to the outstanding Note Balance of the notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be available on an ongoing basis. The limited nature of the information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

                                 LEGAL MATTERS

    WaMu Asset Acceptance Corp.'s counsel, Orrick, Herrington & Sutcliffe LLP, San Francisco, California, will deliver legal opinions required by the
underwriting agreement. [         ] will pass upon certain legal matters on
behalf of the underwriter.

                                    RATINGS

    It is a condition to the issuance of the offered notes that they receive
ratings from [        ] as indicated:

                                RATING AGENCY
CLASS                           -------------
-----                           -----  ------
A.............................
M-1...........................

                                RATING AGENCY
CLASS                           -------------
-----                           -----  ------
M-2...........................
M-3...........................

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the notes.

    The depositor has not requested that any rating agency rate the notes other than as stated in the first paragraph of this section. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes as stated in the first paragraph of this section.

                                LEGAL INVESTMENT

    The Class A Notes and the Class M-1 Notes will constitute mortgage related securities for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a rating agency, as defined in the prospectus, and will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in mortgage related securities, provided that the restricting legislation was enacted prior to October 3, 1991. Ten states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Notes and the Class M-3 Notes will not constitute mortgage related securities for purposes of SMMEA.

    The depositor makes no representations as to the proper characterization of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.

    See 'Legal Investment' in the prospectus.

                              ERISA CONSIDERATIONS

    ERISA and the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and certain separate and general accounts of insurance companies in which these plans or arrangements are invested, all of which are referred to as a Plan, and on persons who are fiduciaries with respect to these Plans. ERISA and the Code prohibit certain transactions involving the assets of a Plan and disqualified persons and parties in interest who have certain specified relationships to the Plan. Accordingly, prior to making an investment in the notes, investing Plans should determine whether the issuer, the depositor, the seller, the trust estate, the underwriter, any other underwriter, the owner trustee, the indenture trustee, the servicer, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a party in interest or disqualified person with respect to a Plan and, if so, whether this transaction is subject to one or more statutory or administrative exemptions. Additionally, an investment of the assets of a Plan in securities may cause the assets included in the trust estate to be deemed plan assets of the Plan, and any person with certain specified relationships to the trust estate to be deemed a party in interest or disqualified person. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101 defining the term plan assets for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. Under these regulations, when a Plan acquires an equity interest in another entity, such as the trust estate, the underlying assets of that entity may be considered to be plan assets. These regulations provide that the term equity interest means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although not entirely free from doubt, it is believed that, as of the date of this prospectus supplement, the notes will be treated as debt obligations without significant equity features for the purposes of the regulations. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the regulations, Plans or persons investing plan assets should carefully consider whether an investment of this kind might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the notes.

                          WAMU ASSET ACCEPTANCE CORP.
                                   DEPOSITOR

                               [NAME OF SERVICER]
                                    SERVICER

                        ASSET-BACKED FLOATING RATE NOTES
                               SERIES 200[ ]-[ ]

                                $
                                 (APPROXIMATE)

                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------

                                  Underwriter
                              [UNDERWRITER'S NAME]

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THE OFFERED NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

      WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

      DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE OFFERED NOTES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE OFFERED NOTES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
   [                   ].

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee............................................  $117.70
Printing and engraving......................................     *
Legal fees and expenses.....................................     *
Accounting fees and expenses................................     *
Trustee's fees and expenses.................................     *
Blue Sky Qualification Fees and Expense (including Counsel
  Fees).....................................................     *
Rating Agency Fee...........................................     *
Miscellaneous...............................................     *
                                                              -------
    Total...................................................     *
                                                              -------
                                                              -------

---------

*  To be completed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of Delaware, as amended, under which the registrant is incorporated, empowers a corporation, subject to certain limitations, to indemnify its directors and officers against the actual and reasonable expenses of defending litigation against them in their capacities as directors and officers.

    Sections 6.1 through 6.6 of the bylaws of the registrant provide as follows:

        6.1 The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this
    Section 6.1, a 'director' or 'officer' of the corporation includes any person who:

           (a) is or was a director or officer of the corporation;

           (b) is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; or

           (c) was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

        6.2 The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.

   For purposes of this Section 6.2, an 'employee' or 'agent' of the corporation (other than a director or officer) includes any person who:

           (a) is or was an employee or agent of the corporation;

           (b) is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or

           (c) was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

        6.3 Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in
    Article VI of the corporation's bylaws.

        6.4 The indemnification provided by Article VI of the corporation's bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the certificate of incorporation.

        6.5 The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

        6.6 No indemnification or advance shall be made under Article VI of the corporation's bylaws, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

           (a) that it would be inconsistent with a provision of the certificate of incorporation, the bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

           (b) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

    There is directors' and officers' liability insurance presently outstanding, which insures directors and officers of the registrant against certain claims arising out of the performance of their duties.

    The indenture or pooling and servicing agreement for each series of notes or certificates will provide that no director, officer, employee or agent of the registrant is liable to any holder of notes or certificates or to the trustee on behalf of the holders of such notes or certificates, or to any other person, except on account of such director's, officer's, employee's or agent's own willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The indenture or pooling and servicing agreement for each series of notes or certificates will further provide that, with the exceptions stated above, a director, officer, employee or agent of the registrant is entitled to be indemnified by the trust against all liability in connection with the mortgage pool evidenced by such series.

ITEM 16. EXHIBITS

  1.1   -- Form of Underwriting Agreement.*
  4.1   -- Form of Pooling and Servicing Agreement.*
  4.2   -- Form of Indenture.*
  4.3   -- From of Servicing Agreement.*
  4.4   -- Form of Trust Agreement.*
  5.1 -- Opinion of Orrick, Herrington & Sutcliffe, LLP with respect to the Securities.
  8.1 -- Opinion of Orrick, Herrington & Sutcliffe, LLP with respect to tax matters.
 23.1 -- Consent of Orrick, Herrington & Sutcliffe, LLP (included in Exhibit 5.1 hereto).
 23.2 -- Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 8.1 hereto).
 24.1   -- Powers of Attorney (included in signature page hereto).

---------

* To be filed by amendment.

ITEM 17. UNDERTAKINGS.

(A) As to Rule 415:

    The registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the 'Securities Act');

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the 'Commission') pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the 'Exchange Act') that are incorporated by reference in the Registration Statement.

        2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) As to documents subsequently filed that are incorporated by reference:

    The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) As to indemnification:

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling of the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(D) As to Rule 430A:

    The registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(E) As to qualification of trust indentures:

    The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Section 310(a) of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on the 28th day of February 2005.

                                                    WAMU ASSET ACCEPTANCE CORP.,
                                                    AS PACKAGER AND DEPOSITOR

                                                    By:   /s/ RICHARD CAREAGA
                                                       -----------------------
                                                             Richard Careaga
                                                          First Vice President

    Each person whose signature appears below does hereby make, constitute and appoint each of David H. Zielke and Richard Careaga his true and lawful attorney with power to execute, deliver and file, for and on his behalf, and in his name and in his capacity or capacities as stated below, the Registration Statement making such changes in the Registration Statement as such person deems appropriate.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              /s/ DAVID BECK                Director and President                  February 28, 2005
    ---------------------------------         (Principal Executive Officer)
               (DAVID BECK)

             /s/ DIANE NOVAK                Director                                February 28, 2005
    ---------------------------------
              (DIANE NOVAK)

             /s/ THOMAS GREEN               Chief Financial Officer                 February 28, 2005
    ---------------------------------         (Principal Financial Officer)
              (THOMAS GREEN)

             /s/ ERIC FERREN                Controller                              February 28, 2005
    ---------------------------------         (Principal Accounting Officer)
              (ERIC FERREN)

                                 EXHIBIT INDEX

EXHIBIT

 1.1   --  Form of Underwriting Agreement.*
 4.1   --  Form of Pooling and Servicing Agreement.*
 4.2   --  Form of Indenture.*
 4.3   --  From of Servicing Agreement.*
 4.4   --  Form of Trust Agreement.*
           Opinion of Orrick, Herrington & Sutcliffe, LLP with respect
 5.1   --  to the Securities.
           Opinion of Orrick, Herrington & Sutcliffe, LLP with respect
 8.1   --  to tax matters.
           Consent of Orrick, Herrington & Sutcliffe, LLP (included in
23.1   --  Exhibit 5.1 hereto).
           Consent of Orrick, Herrington & Sutcliffe LLP (included in
23.2   --  Exhibit 8.1 hereto).
24.1   --  Powers of Attorney (included in signature page hereto).

---------
* To be filed by amendment.